As filed with the U.S. Securities and Exchange Commission on August 5, 2026.

Registration No. 333-292386

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VERDE RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	2950	32-0457838
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

8112 Maryland Avenue, Suite 400

St. Louis, MO 63105

(314) 530-9071

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jack Wong

Chief Executive Officer

Verde Resources, Inc.

8112 Maryland Avenue, Suite 400

St. Louis, MO 63105

Tel: (314) 530-9071

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard I. Anslow, Esq. Lawrence A. Rosenbloom, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Phone: (212) 370-1300 Fax: (212) 370-7889	Faith L. Charles, Esq. Thompson Hine LLP 300 Madison Avenue, 27th Floor New York, New York 10017 Phone: (212) 344-5680 Fax: (212) 344-6101

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large, accelerated filer,” “accelerated filer,” and “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large, accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED AUGUST 5, 2026

[●] Shares of Common Stock

Underwriter Warrants to Purchase up to [●] Shares of Common Stock

[●] Shares of Common Stock Underlying the Underwriter Warrants

This is a firm commitment underwritten public offering of shares of common stock, par value $0.001 per share, of Verde Resources, Inc. (“we,” “us,” “our,” the “Company” or “Verde”). We are offering [●] shares of our common stock at an assumed offering price of $[●] per share, (representing the last reported price of our common stock on [●], 2026, after giving effect to our proposed Reverse Stock Split in a ratio of 1-for-[●], as described elsewhere in this prospectus).

Our common stock is quoted on the OTCQB Venture Market operated by OTC Markets Group, Inc. (the “OTCQB”), under the ticker symbol “VRDR.” On July 31, 2026, the last reported price of our common stock was $0.059 per share (or $[●] after giving effect to the Reverse Stock Split (as defined below) at a ratio of 1-for-[●]). There is a limited public trading market for our common stock. We have applied to list our common stock on The Nasdaq Capital Market (“Nasdaq”) under the symbol “VRDR”. We believe that upon completion of this offering contemplated by this prospectus, we will meet the standards for listing on Nasdaq. No assurance can be given that our application will be approved, and this offering will not proceed unless such application is approved.

The offering price of our shares of common stock in this offering will be determined between us and the underwriter of this offering at the time of pricing, considering our historical performance and capital structure, prevailing market prices and conditions (including as a result of the implementation of the Reverse Stock Split), and overall assessment of our business, and may be at a discount to the current market price. Therefore, the recent market price of our common stock and the public offering price of the common stock used throughout this prospectus for this offering may not be indicative of the actual offering price for the shares of common stock.

In order to meet Nasdaq’s minimum bid price for listing in connection with this offering, we will need to effect a reverse stock split of our common stock prior to the consummation of this offering, which we anticipate will be in the range of 1-for-[●] to 1-for-[●] (the “Reverse Stock Split”). The final ratio of the Reverse Stock Split will be determined by our board of directors in its discretion. For illustration purposes, the share and per share information in this prospectus reflects a Reverse Stock Split of the authorized and outstanding common stock at a ratio of 1-for-[●], the mid-point of the Reverse Stock Split range described above. The Reverse Stock Split may adversely effect the price of our common stock and, therefore, the valuation of our common stock sold in this offering.

We are a “smaller reporting company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and have elected to comply with certain reduced public company reporting requirements. See “Prospectus Summary — Implications of Being a Smaller Reporting Company.”

Investing in our common stock is speculative and involves significant risks. You should read the section entitled “Risk Factors” beginning on page 16 of this prospectus for a discussion of information that should be considered before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)(2)	$	$
Proceeds to us, before expenses	$	$

(1)	Represents underwriting discount and commissions equal to eight percent (8%) of the public offering price.
(2)	Does not include the reimbursement of certain expenses of the underwriters. In addition, we have agreed to issue upon the closing of this offering, compensation warrants to Maxim Group LLC, exercisable for a period of five years from the commencement date of sales in this offering entitling Maxim Group LLC to purchase up to five percent (5%) of the number of shares sold in this offering at a per share exercise price equal to 110% of the public offering price. The registration statement of which this prospectus is a part also covers such warrants and the shares issuable upon the exercise thereof. For a description of the other terms of compensation to be received by the underwriters, see “Underwriting.”

Maxim Group LLC (“Maxim”) is acting as the sole bookrunning manager of this offering. We have granted Maxim a 45-day option to purchase up to [●] additional shares of common stock on the same terms as other shares being purchased by Maxim from us, solely to cover over-allotments, if any (such shares not to exceed, in the aggregate, 15% of the shares offered hereby). If Maxim exercises the option in full, the total underwriting discounts and commissions payable by us will be $[●], and the total proceeds to us, before expenses, will be $[●].

The underwriters expect to deliver the shares on or about , 2026.

Sole Bookrunning Manager

Maxim Group LLC

The date of this prospectus is      , 2026.

Through and including , 2026 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus are “forward-looking statements” for purposes of federal and state securities laws, including statements regarding our expectations and projections regarding future developments, operations and financial conditions, and the anticipated impact of our acquisitions, business strategy, and strategic priorities. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “goal,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “aim,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the derivatives of these terms or similar expressions regarding the future, although not all forward-looking statements contain these words. The forward-looking statements in this prospectus are only predictions and are based largely on our current expectations and projections about future events and financial trends that we reasonably believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to significant known and unknown risks, uncertainties, and assumptions, some of which may be beyond our control. Although we believe the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Similarly, our anticipations about future financial condition and results of operations are subject to change and also subject to significant risks and uncertainties.

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Accordingly, you are cautioned not to place undue reliance on our forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

●	our ability to establish and implement our business plan and begin to generate revenues, including through sales of biochar and our licensing model strategy in conjunction with key commercial relationships like Ergon Asphalt & Emulsions, Inc. (“Ergon”);

●	our expectations about the anticipated benefits of our Master Commercialization and Collaboration Agreement with Ergon (the “MCCA”), including our capacity to source sufficient amounts of biochar, our licensing and distribution model strategy and our relationship with Ergon;

●	the expected benefits of our proprietary technologies, including our proprietary engineered biochar to be utilized for cold paving and other possible products pursuant to the MCCA, and the cold mix biochar asphalt emulsifying agent we have licensed to Ergon for use in its products in North America;

●	our ability to generate and monetize carbon renewal credits utilizing our technology and products;

●	our ability to effectively compete in our industry and execute on our business plan;

●	the impact of governmental laws and regulation, and our ability to comply with new regulations and compliance requirements that affect our business;

●	our ability to effectively conduct and scale our operations in North America and in other regions such as Southeast Asia, either on our own or through third-party collaborators like Ergon and others, including the challenges associated with conducting business globally;

●	our ability to adequately market our products and services, and to develop additional products and product offerings;

●	assumptions related to the size of the market for our products and solutions, including whether our carbon sequestering products will be desirable to potential customers;

●	our future capital needs and our ability to raise additional capital when needed;

●	our ability to expand our licensing and distribution model to third parties beyond Ergon;

●	our ability to expand our revenue streams beyond our licensing and distribution model;

●	difficulties with certain licensees (such as Ergon), licensors from whom we have the rights to key intellectual property, or other third parties upon which we rely;

●	our ability to attract, develop, and retain capable key personnel;

●	our ability to protect our intellectual property (including our trade secrets) or manage threats posed by breaches of security; and

●

the other risks identified in this prospectus including, without limitation, those under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” as such factors may be updated from time to time in our other filings with the SEC.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with. Forward-looking statements necessarily involve risks and uncertainties, and our actual results could differ materially from those anticipated in the forward-looking statements due to a number of factors, including those set forth above under “Risk Factors” and elsewhere in this prospectus. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus. Prior to investing in our common stock, you should read this prospectus and the documents we have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we currently expect.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in or incorporated by reference in this prospectus. Neither we nor Maxim has authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

You should not assume that the information contained in this prospectus, or any document incorporated by reference in this prospectus, is accurate as of any date other than the date on the front cover of the applicable document. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, operating results and prospects may have changed since that date. Information contained on our website, or any other website operated by us, is not part of this prospectus.

Before purchasing any securities, you should carefully read both this prospectus, together with the additional information described under the heading “Where You Can Find More Information” in this prospectus.

INDUSTRY AND MARKET DATA

This prospectus includes industry data and forecasts that we obtained from industry publications and surveys, public filings, and internal company sources. Statements as to our market estimates are based on independent industry publications, government publications, third-party forecasts and management’s good faith estimates and assumptions about our markets and our internal research. Although we believe our internal company research and estimates are reliable, such research and estimates have not been verified by any independent source. This data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings “Risk Factors” and “Cautionary Note Regarding Forward Looking Statements” in this prospectus.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus, but it does not contain all of the information that you may consider important in making your investment decision. You should read the entire prospectus carefully, including the section entitled “Risk Factors” in this prospectus, the financial statements and the notes to the financial statements included elsewhere in this prospectus.

Unless the context indicates otherwise, all share and per share numbers shown in this prospectus give effect to a planned reverse stock split which we anticipate will be in the range of 1-for-[●] to 1-for-[●] (the “Reverse Stock Split”) and which we expect to effect before the registration statement in relation to this offering is declared effective. The final ratio of the Reverse Stock Split will be determined by our board of directors in its discretion. For illustration purposes, the share and per share information in this prospectus reflects a Reverse Stock Split of the authorized and outstanding common stock at a ratio of 1-for-[●], the mid-point of the Reverse Stock Split range described above.

Overview

We are a road construction and building materials company offering proprietary, environmentally sustainable materials and seeking to redefine our industry with a clear mission: enabling the #TransitiontoZero™. Our proprietary product BioAsphalt™ incorporates a highly engineered blend of biochar, a powerful carbon sequestering material, into asphalt infrastructure with the goal of reducing emissions, improving performance, and lowering overall costs. We also offer a licensed proprietary cold mix biochar asphalt emulsifying agent, which we call “Verde V24”. Further, we expect to generate revenues from the generation by our products, and our subsequent sale, of carbon removal credits. We believe our proprietary products, know-how and business plan place us potentially at the forefront of sustainable innovation in the construction and building materials sector, an industry we believe is long overdue for transformation. We primarily operate through our wholly-owned U.S. subsidiary Verde Renewables Inc. (“Verde Renewables”), headquartered in St. Louis, Missouri.

Our strategic roadmap for helping achieve net-zero emissions—what we call our Verde Net Zero Blueprint—has achieved the following significant milestones in its evolution to date:

●	The issuance to our company in April 2025 of the world’s first carbon removal credit from asphalt production and application, certified by Puro.earth, the leading global registry for engineered carbon removal.

●	Technological validation of our BioAsphalt™ by National Center for Asphalt Technology (“NCAT”), including receipt of preliminary performance results from NCAT in July 2025 that demonstrated consistent durability, particularly under low-volume roadway conditions. In September 2025, NCAT’s latest laboratory testing evaluation of our cold recycling mix using 100% reclaimed asphalt pavement (“RAP”) demonstrated that our cold-recycled mix not only meets but exceeds industry specifications for cold-recycled asphalt. These results showed superior cohesion, high tensile strength ratio, a measure of the loads or stretching forces a material can sustain before permanently bending or breaking (“TSR”), and retained stability compared to standard cold mix benchmarks, validating its strength, durability, and moisture resistance.

Our Verde Net Zero Blueprint is comprised of our portfolio of proprietary and validated technologies that enable the production of sustainable infrastructure materials with the integrated ability to generate certified carbon removal credits. This positions carbon sequestration not just as an environmental co-benefit, but as a monetizable feature embedded in our business plan.

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We believe our asset light business model enables scalable growth while minimizing capital intensity, creating recurring revenue streams through licensing, sales, royalties, carbon monetization, and strategic relationships. In particular, as the rise of artificial intelligence accelerates data center energy consumption, which is now projected to account for a growing share of global electricity use, enterprises worldwide are facing increasing pressure to offset their carbon footprints. This is driving up demand for high-integrity, verifiable carbon credits.

Our model presents a novel combination of infrastructure performance with measurable climate impact, potentially establishing us as a first mover in scalable Net Zero solutions, which we believe positions us well to meet the demands of a rapidly decarbonizing, carbon-constrained economy.

With key third-party validations from groups such as NCAT and Puro.earth in place, we are now focused on commercializing our solutions in the United States, our most strategic market. To this end, in October 2025 we entered into an exclusive licensing agreement with Ergon, an industry leader in asphalt innovation and supply and one of the largest liquid asphalt and emulsion marketers in North America, for the production of asphalt surface course material containing our proprietary solution across North America (the “Ergon License”). Building on that relationship, in July 2026 we entered into a Master Commercialization and Collaboration Agreement with Ergon (as described further below, the “MCCA”) establishing us as Ergon’s preferred vendor of engineered biochar and engaging us as the supplier of biochar for an initial cold mix road paving product project. As our domestic operations scale through Ergon, we plan to license the Verde Net Zero Blueprint globally, targeting infrastructure and materials companies in countries aligned with the Paris Climate Agreement and pursuing Net Zero by 2050.

We plan to expand operations and generate and grow revenue in the coming years primarily through marketing and selling our proprietary biochar and other road technologies through Ergon in North America, with an initial focus on the United States. Production planning of our materials has already commenced, with distribution anticipated to occur through the Ergon’s established sales channels, reaching asphalt mixing plants across the United States, Canada and Mexico for blending and placement. Embedding our technology into Ergon’s nationwide business footprint would potentially enable immediate scalability and near-term revenue generation.

In addition, we are exploring the implementation of our Verde NetZero Blueprint in Southeast Asia, where we have had our BioFraction facility in Sabah, Borneo since 2021. This facility is set to become fully operational once production and commercialization in the region is ready to begin. BioFraction refers to the biological fractionalization of waste through pyrolysis, a thermal decomposition process in an oxygen-free environment that converts organic waste into valuable outputs including biochar, biofuel, bio-syngas, and wood vinegar. At our BioFraction facility, we plan to convert palm oil waste into biochar and other renewable byproducts. The BioFraction facility was strategically set to dormant status in recent years in order to prioritize our U.S.-based proof of concept test track through with NCAT, though we have continued regular maintenance and test production runs to preserve its operational capability. With that milestone now complete and with the Ergon License and MCCA secured, we are now focused on scaling our North American operations. Once we turn our focus to Southeast Asia, we intend to restart and increase the operation of our BioFraction facility.

Our Competitive Strengths

Despite the competitive nature of our industry and the relatively small size of our company, we believe we have certain competitive advantages, and we believe we will be able to capture a good market share through the following:

●	Scalable Licensing Model: We intend to pursue an asset-light commercialization model that combines technology licensing, strategic collaborations, and the supply of proprietary engineered biochar and related technologies. Through our collaboration with established industry participants, such as Ergon, we seek to integrate our proprietary technologies into existing manufacturing, distribution, and customer networks, accelerating adoption of carbon-sequestering infrastructure solutions without requiring significant capital investment in downstream production facilities. Under this model, our customers and licensees will leverage their existing operational capabilities, market access, and industry relationships, while we focus on technology development, engineered biochar production and supply, carbon credit generation services, and continued innovation of our product platform. This approach is designed to enable scalable deployment across multiple geographies and applications while supporting the localized production of lower-carbon construction materials and the generation of verified carbon removal credits.

●	Next-Generation Road Technologies: Our products have been tested and shown to be more durable, cost-effective, and environmentally friendly than traditional hot mix asphalt for surface courses and cement- or lime-based methods for soil stabilization.

●	Carbon Impact: Our products can help contractors and infrastructure companies reduce their Scope 1 emissions (direct GHG emissions), Scope 2 emissions (indirect GHG emissions from the generation of energy that an organization consumes), and Scope 3 emissions (indirect GHG emissions that occur throughout an organization’s value chain as a result of its activities), enabling a path toward net-zero operations. Compared to traditional hot-mix asphalt products, our cold-mix biochar asphalt produces fewer emissions, including by eliminating high-temperature processing and requiring less electricity during manufacturing, being fully recyclable, and taking advantage of local and low-carbon sourcing of raw material inputs.

●	Carbon Credit Generation: Unlike traditional materials, our solutions enable the creation of verified carbon removal credits, opening new revenue streams for our company, our commercial partners and their customers while helping them meet Environmental, Social, and Governance (known as ESG) and Net Zero goals.

●	Integrated Model: We combine proprietary building material technologies with carbon credit generation, offering both product and environmental value.

●	Verified Carbon Removal: Our use of biochar enables the generation of third-party certified carbon removal credits, backed by measurable data.

●	Asset-Light Expansion: Through licensing agreements and local commercial collaborations, we believe we can scale efficiently without heavy capital investment.

●	Policy and ESG Alignment: Our solution aligns with global Net Zero targets, Scope 1, 2, and 3 emissions reductions, and climate-resilient procurement policies.

●	First-Mover Positioning: We believe we are among the first to successfully commercialize asphalt-integrated biochar with verified carbon credits in the United States.

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Our Growth Strategies

While the market in which we operate is highly competitive, we believe in our competitive advantages. We are focusing on the following strategies to further expand our horizons and fuel further growth:

●	Commercial Relationships: Now that we have entered into two key agreements with Ergon (the MCCA and the Ergon License which covers the United States, Canada, and Mexico), we plan to foster similar strategic relationships with national and regional infrastructure companies globally to supply our engineered biochar and license our asphalt formulations and biochar technologies. As noted above, our next likely area of operations would be in Southeast Asia, where we maintain our BioFraction facility.

●	Biochar Supply Network: Expand a decentralized supply chain of biochar processors through intellectual property licensing and offtake agreements.

●	Carbon Credit Monetization: Scale the generation and sale of carbon removal credits through verified methodologies and corporate buyers.

●	Geographic and Market Expansion: Grow our presence across North America and Southeast Asia by leveraging early success and demand from infrastructure owners.

Our Services and Products

Our business model includes two core proprietary technologies that form the foundation of our carbon-integrated road system:

Engineered Biochar. Biochar is the backbone of our Net Zero Blueprint. Through our collaboration with Biochar Solutions LLC and its affiliate, Oregon Biochar Solutions, we have developed a highly engineered biochar formulation and proprietary pelletization manufacturing process specifically designed for cold paving applications, including our BioAsphalt mix design. Throughout our product testing and validation at NCAT, we determined that the engineered characteristics of the biochar are fundamental to the performance of BioAsphalt. These characteristics directly influence the mixture’s performance, durability, and overall effectiveness, reinforcing the importance of using a purpose-engineered biochar in our technology platform. Properties such as density, moisture content, carbon content, pH, particle structure, durability, and other physical and chemical characteristics directly influence the performance of the finished asphalt product. To control these variables, we have developed proprietary biochar production systems, process controls, temperature profiles, feedstock management and other operating parameters that directly influence the physical and chemical properties of the biochar. Once the biochar with the desired characteristics has been produced, we process the biochar through a proprietary pelletization process for deployment in infrastructure applications. The formulation of the individual pellets is just as important to the end-usability of the product as the characteristics controlled for in the biochar production. The combination of our biochar formulation with selected additives and other materials enable the desired bonding mechanisms and pellet formulation that has been optimized for asphalt applications, and which can be further refined to adjust for other possible project-specific applications.

Cold Mix Biochar Asphalt. We currently maintain proprietary rights to Verde V24, the emulsifying agent used in our current commercial cold mix BioAsphalt formulation. We hold the exclusive North American license for Verde V24 from C-Twelve Pty Ltd, a corporation incorporated in Western Australia (“C-Twelve”), through a Joint Development Agreement with C-Twelve (as amended, the “C-Twelve Agreement”). Our cold mix BioAsphalt is a surface course engineered with our proprietary biochar formulation and optimized emulsification technology to create a specialized emulsion that promotes a strong bond between the biochar, asphalt binder, and aggregate.

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During product development and validation at NCAT, multiple emulsifying agents, asphalt binders, and mix designs were evaluated to identify the optimal commercial formulation. These evaluations demonstrated that the engineered characteristics of our biochar, together with the selected emulsification system, are critical to achieving the desired performance. Unlike traditional hot mix asphalt, which requires high production temperatures and generates significant greenhouse gas emissions during manufacturing and placement, our BioAsphalt is produced and applied at ambient temperature and activated with water, eliminating the need for heat or solvents. The result is a durable, cost-effective paving solution suitable for year-round use, including in cold-weather climates.

The material has been independently validated through extensive laboratory testing, and is currently undergoing strenuous field testing trials conducted at NCAT to confirm its performance under real-world conditions. During the development program, NCAT evaluated multiple emulsification systems, asphalt binders, and mix designs to optimize the overall formulation. These evaluations demonstrated that our proprietary engineered biochar is the fundamental and most important component of the mix, providing the core characteristics that drive its performance and carbon-sequestration value. While Verde V24 is an important part of the current commercial formulation, it functions in combination with our engineered biochar. As such, our biochar remains central to any formulation developed using Verde V24 or other emulsification systems now or in the future.

In July 2025, NCAT reported encouraging preliminary field testing performance results following approximately 50,000 equivalent single-axle loads of heavy truck traffic. The asphalt surface remained flexible and demonstrated consistent durability, particularly under low-volume roadway conditions. These preliminary results speak to our engineered biochar’s capacity to be successfully incorporated into a high-performing asphalt surface course while maintaining competitive strength and flexibility for road applications. The technology is also the first carbon-sequestering asphalt surface course to enable the issuance of verified carbon removal credits, positioning it as a potential breakthrough in sustainable infrastructure and climate mitigation.

In September 2025, NCAT’s latest evaluation of our cold recycling mix using 100% RAP further validated the prior laboratory testing results of our proprietary formulation. Laboratory testing conducted in accordance with ASTM D6927 (Marshall Stability and Flow), ASTM D6931 (Indirect Tensile Strength), and AASHTO T283 (Moisture Susceptibility) demonstrated that our cold-recycled mix with its engineered biochar not only meets but exceeds industry specifications for cold-recycled asphalt. Results showed superior cohesion, high TSR, and retained stability compared to standard cold mix benchmarks, showcasing its strength, durability, and moisture resistance.

Since January 2026, approximately 80,000 liters of Verde V24 have been produced. We continue to work closely with Ergon on supplier onboarding, product integration, and ongoing technical validation of Verde V24 across Ergon’s asphalt emulsion portfolio. As part of this process, Verde V24 is being evaluated alongside Ergon’s existing commercial asphalt emulsions to optimize performance, ensure compatibility with current production practices, and support broad market adoption. Our goal is to deliver a cold paving solution that integrates seamlessly into existing infrastructure while establishing a new benchmark for cold mix asphalt performance. We expect this work to continue through commercial launch of Ergon’s products incorporating Verde V24. Additionally, we have entered into a formal supply agreement with Biochar Solutions LLC, the parent company of Oregon Biochar Solutions, for the production and supply of our proprietary engineered biochar blend, securing a key component of our BioAsphalt technology platform.

Services

Carbon Credit Services. In addition to supplying engineered biochar, we provide carbon credit management services to Ergon and intend to do the same with other future commercial partners to support the generation, verification, issuance, and commercialization of carbon removal credits associated with the permanent sequestration of biochar in asphalt and other infrastructure applications. These services include project design and eligibility assessments, carbon accounting and lifecycle analysis, feedstock and production traceability, chain-of-custody documentation, monitoring and reporting, coordination with independent verification bodies and carbon registries, and the issuance, management, transfer, and retirement of verified carbon removal credits. We also maintain the documentation and quality assurance processes necessary to support ongoing compliance with applicable registry standards and third-party verification requirements.

Under our commercial arrangements with Ergon, we will administer these carbon credit services for qualifying projects, enabling the parties to quantify, verify, and monetize the carbon benefits associated with the use of our engineered biochar. Carbon removal credits generated from qualifying projects will be shared between us and Ergon in accordance with the terms of the applicable commercial agreements.

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Recent Developments

Biochar Solutions Supply Agreement and Amendment

On March 14, 2026, our subsidiary Verde Renewables entered into a Supply Agreement (the “BSL Supply Agreement”) with Biochar Solutions LLC (“BSL”), pursuant to which BSL will manufacture, supply, distribute, and white label engineered biochar for incorporation into Verde Renewables’ and its customers’ (including Ergon’s) products, with both parties intending for this BSL Supply Agreement to serve as the foundation of a subsequent commercial agreement governing long term biochar supply, carbon credit revenue sharing, joint technology development, and related commercialization activities. After an initial 18-month term (the “Initial Period”), Verde Renewables and BSL will evaluate their commercial arrangement and make updates or modifications to the BSL Supply Agreement based on their collective experience under the BSL Supply Agreement (the “Subsequent Agreement”). If entered into, the Subsequent Agreement shall have a 5-year term commencing on the date of execution thereof, renewable for an additional 5 years upon mutual written consent no later than 120 days before expiry. The Subsequent Agreement shall also contain customary additional terms for the abilities of the parties to terminate the Subsequent Agreement. If no Subsequent Agreement is entered into, the Supply Agreement shall nonetheless remain binding on the parties on a month-to-month basis.

For the term of the BSL Supply Agreement, BSL shall serve as Verde Renewables’ exclusive supplier of engineered biochar for asphalt and road construction applications in the United States unless otherwise released in a mutual writing by BLS and Verde Renewables, and BSL will forward leads for companies seeking biochar-based asphalt, or low emissions asphalt, to Verde Renewables exclusively.

Under the terms of the BSL Supply Agreement, BSL will initially supply up to 38,500 U.S. tons of biochar annually (the “Initial Supply”) to support our engineered product portfolio and carbon credit strategy, for which BSL warrants and will ensure that at least 50% of such Initial Supply will qualify for carbon removal credit generation. In compensation for the provision of the Initial Supply, Verde Renewables will pay BSL on a per-ton basis based upon the type of biochar that is supplied, with per-ton pricing to be mutually established and reviewed annually. Additionally, under the BSL Supply Agreement, Verde Renewables and BSL agree to share the carbon removal credits generated from the incorporation of BSL Biochar into Verde Renewables’ asphalt and other products, and any revenues derived from the sale, transfer, or monetization of such carbon removal credits to third parties shall likewise be shared.

Separately, our company and BSL intend to file a joint patent in the United States for the engineered biochar blend formulation developed by both parties under the Supply Agreement, with such patent to be owned on a joint basis and each party free to use the intellectual property in its respective operations. Commercial licensing to third parties shall require the prior written consent of each of Verde Renewables and BSL and equitable revenue sharing, with specific terms to be set forth in the Subsequent Agreement (as defined below).

Either party may terminate the Supply Agreement for any reason on 60 days prior written notice, during which time the parties shall collaborate in good faith in winding down their business relationship, including BSL’s good-faith continued fulfilment of biochar shipments to Verde Renewables during such period. Either party may also terminate the Supply Agreement with written notice upon material breach of the terms hereof by the other party, provided that the breaching party shall be provided a 15 day period to cure such breach.

On June 30, 2026, Verde Renewables and BSL entered into a First Amendment to the BSL Supply Agreement (the “First BSL Amendment”). Verde Renewables entered into the First BSL Amendment in part to facilitate Verde Renewables’ provision of engineered biochar to Ergon under the MCCA. Pursuant to the terms of the First BSL Amendment, Verde Renewables and BSL agreed that:

1.	The Initial Supply of up to 38,500 U.S. tons of biochar to be provided by BSL to Verde Renewables shall subject to increase upon Verde Renewables’ request (subject to good faith discussions and mutual agreement of the parties) based on, among other factors, the requirements of our customers or commercial collaborators (including, without limitation, Ergon).

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2.	All biochar supplied to Verde Renewables or its customers or commercial collaborators shall be supplied by BSL on a “white label” basis, meaning utilizing only Verde Renewables’ trademarks, trade names, logos, labels, and other proprietary branding elements.

3.	Verde Renewables and BSL will jointly file for U.S. and/or international patent protection for the Designer-Blend Char formulation developed by the parties to optimize the performance of our BioAsphalt™, with all patent rights to be owned jointly by the parties on an undivided equal partial interest basis

Ergon Master Commercialization and Collaboration Agreement

On July 1, 2026, Verde Renewables entered into a MCCA with Ergon, whereby Verde Renewables shall act as a supplier of biochar to Ergon on a preferred vendor basis and provide carbon credit monetization and related services to Ergon, and Ergon shall endeavour to use its good faith efforts to develop, manufacture, and market products containing our engineered biochar (the “Ergon-Verde Products”), with the initial Ergon-Verde Product being a cold mix road paving product (the “Initial Product”).

During the term of the MCCA, if Ergon or any of its affiliates desire to utilize biochar in any of Ergon’s products, Ergon shall afford Verde Renewables the first opportunity to supply any such biochar required (in the form of Verde Renewables’ engineered biochar), and the parties will negotiate to establish agreed-upon applicable commercial terms related to such projects or applications to be memorialized in an addendum to the MCCA, or in a direct agreement between Verde Renewables and a customer introduced by Ergon. Commencing in 2027 and for each year during the term of the MCCA thereafter, the parties shall also in good faith discuss whether to establish mutually agreed-upon purchase commitments of Verde Renewables’ biochar product.

Under the MCCA, Verde Renewables shall, at Ergon’s request and in coordination with Ergon, use its commercially reasonable efforts to perform the services described in the MCCA to assist Ergon, which includes the distribution of Verde Renewables’ engineered biochar to Ergon or its customers or otherwise for use in Ergon’s products which utilize biochar, to ensure continuity of biochar supply to support commercialization of Ergon-Verde Products, as well as to provide technical and field support services to facilitate market adoption of Ergon-Verde Products. Verde Renewables is also responsible under the MCCA for the management of carbon removal credits generated by Ergon-Verde Products, including registration, methodology management, verification, registry management, and carbon credit sales. It is anticipated that carbon removal credits shall be generated from: (i) bulk mixing, and (ii) packaged mix of Ergon-Verde Products. Verde Renewables shall provide to Ergon a percentage of the net proceeds of Verde Renewables’ share of the biochar carbon removal credits generated.

Concurrently with the execution of the MCCA, the parties also entered into an addendum to the MCCA to provide for the terms of the first project under the MCCA (“Project #1”), which involves providing engineered biochar for use in the Initial Product. Such addendum sets out non-binding annual target supply volumes of Ergon’s emulsion products for which Verde Renewables will aim to supply its biochar. Verde Renewables and Ergon shall share in the net revenue of any such sales of Verde Renewables’ biochar to Ergon’s customers, or any customers introduced by Ergon, in connection with Project #1. Additionally, Ergon will pay Verde Renewables a cash royalty per gallon of Ergon’s emulsion product sold in connection with Project #1. For any products beyond the Initial Product for which Ergon utilizes Verde Renewables’ biochar, the parties will negotiate in good faith to establish mutually agreed-upon commercial terms related to such additional applications to be memorialized in an addendum or amendment to the MCCA. The Company expects Project #1 to commence immediately and continue over the next several years as the Initial Product is manufactured, tested in pilot programs and commercialized.

The initial term of the MCCA shall be for a period of ten years (the “Initial Term”), and shall automatically renew for a period of five years unless at least six months prior to the expiration of the Initial Term, either party provides notice to the other party that it wishes to terminate this MCCA at expiration of the Initial Term. Either party may also terminate the MCCA at any time upon written notice upon the occurrence of customary events such as breach of the MCCA and upon bankruptcy of a party (subject to notice and cure periods as provided for in the MCCA). Additionally, in the case of termination (except for cause) of either Mr. Jack Wong, the Chief Executive Officer of the Company, or Eric Bava, the Chief Operating Officer of the Company, Ergon shall have the right to terminate the MCCA upon sixty days’ written notice.

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Listing on Nasdaq

Our common stock is currently quoted on the OTCQB under the symbol “VRDR.” In connection with this offering, we have applied to list our common stock on Nasdaq under the symbol “VRDR.” If our listing application is approved, we expect to list our common stock on Nasdaq upon consummation of this offering, at which point our common stock will cease to be traded on the OTCQB. No assurance can be given that our listing application will be approved. The listing requirements of Nasdaq include, among other things, a minimum stock price threshold of $4.00 per share. As a result, prior to effectiveness, we will need to take the necessary steps to meet the listing requirements of Nasdaq, including effecting the Reverse Stock Split. Such Reverse Stock Split may also adversely affect the price of our common stock and, therefore, the valuation of our common stock sold in this offering. There can be no assurance that our common stock will be listed on Nasdaq, and this offering is contingent on such listing being approved by Nasdaq.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. We will remain a smaller reporting company until the end of the fiscal year in which (1) we have a public common equity float of more than $250 million, or (2) we have annual revenues for the most recently completed fiscal year of more than $100 million or a public float of more than $700 million as of the most recently completed second fiscal quarter. We also would not be eligible for status as a smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our shareholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

Corporate Information

We were incorporated under the laws of the State of Nevada on April 22, 2010. Our current principal executive office is located at 8112 Maryland Avenue, Suite 400, St. Louis, Missouri, 63105, and our telephone number is (314) 530-9071. We have entered into a new lease agreement for our future corporate headquarters located at 7800 Forsyth Ave., Suite 850, St. Louis, Missouri 63105, with an anticipated move-in date of October 1, 2026. Upon completion of the relocation, the new facility will replace our existing headquarters at 8112 Maryland Ave.

Our website is www.verderesources.com. Information contained on, or available through, our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus, and investors should not rely on such information in deciding whether to purchase shares of our common stock.

Summary of Risk Factors

Investing in our common stock is speculative and involves significant risks. We urge you to read “Risk Factors” and this prospectus in full. Our principal risks include, but are not limited to, the following:

Risks Related to Our Business and Industry

●	Our current business has a limited operating history, and we continue to refine our business model, which makes it difficult to evaluate and compare our past performance with future prospects. Therefore, it is difficult to assess our ability to generate future revenue and earnings, making an investment in our company speculative.

●	We have a history of operating losses and may never achieve positive cash flow or profitable results of operations.

●	We are highly dependent on our relationship with Ergon, and our failure to successfully commercialize our products through Ergon could materially adversely affect our business.

●

We are substantially dependent upon BSL for our supply of engineered biochar in the United States. Any loss of such supply, or breach by us of the agreements governing the supply to us of engineered biochar, could have a material adverse effect on our business.

●	We are dependent on third-parties for the production of end-products containing our technologies and the inability to perform by, or loss of, these third-parties would have a material adverse effect on our business, financial condition and results of operations.

●	We have an exclusive license and single supplier for our Verde V24 technology. Any loss of that license or supply, or breach by us of the agreements governing the license and supply, could have a material adverse effect on our business.

●	We will depend upon a select number of customers for a significant portion of our revenue for the foreseeable future. Any failure or delay in payments by these customers would have a material adverse effect on our revenues and financial condition.

●	Our future operating results are difficult to predict and may vary significantly from quarter to quarter, which may adversely affect the price of our common stock.

●	We and our licensees may be unable to respond in a timely and cost-effective manner to changes in consumer preferences.

●	We are dependent on certain key personnel and loss of these key personnel could have a material adverse effect on our business, financial condition and results of operations.

●	We may not be able to protect our proprietary technology and may become subject to intellectual property claims or litigation.

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●	The inability to obtain raw materials from suppliers in a timely manner would adversely affect our and our licensees’ ability to offer our products.

●	We will need to raise capital to satisfy our capital needs and grow our company. Future capital needs will require us to sell additional equity or debt securities that will dilute or subordinate the rights of our common stockholders, and our inability to raise capital when needed could cause our business to fail.

●	We contract with third parties for the manufacture of our technologies and expect to continue to do so for additional years. This reliance on third parties increases the risk that we will not have sufficient quality and quantities of products or such quantities at an acceptable cost, which could delay, prevent or impair our business development.

●	A number of our projects/contracts are complex, spanning multiple parties, years and/or products, and our future financial results may be adversely affected if we incorrectly forecast project budgets, deliver projects that do not meet contracted standards, or fail to deliver on time.

●	We may be exposed to risks relating to management’s conclusion that our disclosure controls and procedures and internal controls over financial reporting are ineffective.
●	We have identified material weaknesses in our internal control over financial reporting. If we are unable to remediate these weaknesses, or otherwise fail to establish and maintain proper and effective internal controls, our ability to produce timely and accurate financial statements could be impaired, which could adversely affect our operating results, our ability to operate our business, our stock price and access to the capital markets.

●	If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

Risks Related to Our Securities and This Offering

●	We have considerable discretion as to the use of the net proceeds from this offering and we may use these proceeds in ways with which you may not agree.

●	We may be unable to list our common stock on Nasdaq.

●	Our failure to meet the continued listing requirements of Nasdaq could result in a de-listing of our common stock.

●	If our shares are delisted from Nasdaq and become subject to the penny stock rules, it would become more difficult to trade our shares.

●	The market price for our common stock may be volatile and will fluctuate, an active market for our common stock may never develop, and we are under no obligation to seek out a more active market for our common stock.

●	Our amended and restated articles of incorporation will allow our Board to create a new series of preferred stock without approval by our shareholders, which could adversely affect the rights of the holders of our common stock.

●	Future sales of our common stock may adversely affect the market price of our securities and our ability to raise funds in new offerings.

●	Our future results may vary significantly which may adversely affect the price of our common stock.

●	You will likely experience additional, perhaps significant, dilution as a result of future equity offerings.

●	The proposed Reverse Stock Split could cause our stock price to decline relative to its value before the split and decrease the liquidity of shares of our common stock.

●	Following the proposed reverse stock split, we cannot assure you that we will be able to continue to comply with listing standards of the Nasdaq Capital Market.

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SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial and other data for the periods ended and at the dates indicated below. The following summary selected financial data as of and for the periods ended March 31, 2025 and 2024, have been derived from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. The following summary selected financial data as of and for the years ended June 30, 2025 and 2024, which has been derived from our audited financial statements included in this prospectus. The financial data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and notes thereto included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results that may be expected in the future.

Balance Sheet Data:	As of March 31,	As of June 30,
	2026	2025	2024
	(unaudited)
Current assets	$3,121,083	$3,292,215	$3,429,686
Non-current assets	35,818,879	35,803,177	36,731,641
Total Assets	38,939,962	39,095,392	40,161,327
Current liabilities	875,419	1,634,982	2,753,890
Non-current liabilities	60,658	91,639	91,167
Total liabilities	936,077	1,726,621	2,845,057
Total Shareholders’ Equity	$38,003,885	$37,368,771	$37,316,270

Income Statement Data:	Nine months ended March 31,		Year ended June 30,
	2026	2025	2025	2024
	(unaudited)	(unaudited)
Revenue, net	$466,953	$128,690	$133,202	$96,584
Cost of revenue	298,314	59,303	51,789	62,978
Gross profit	168,639	69,387	81,413	33,606
Operating expenses	3,002,445	4,521,506	6,103,434	3,119,423
LOSS FROM OPERATIONS	(2,833,806)	(4,452,119)	(6,022,021)	(3,085,817)
Total other income (expenses), net	467,106	966,125	1,239,008	(101,845
LOSS BEFORE INCOME TAXES	(2,366,700)	(3,485,994)	(4,783,013)	(3,187,662)
Income tax expense	-	-	-	(112)
NET LOSS	(2,366,700)	(3,485,994)	(4,783,013)	(3,187,774)
Foreign currency adjustment (loss) income	(61,560)	(48,739)	(88,903)	7,286
COMPREHENSIVE LOSS	$(2,428,260)	$(3,534,733)	$(4,871,916)	$(3,180,488)
Basic and diluted net loss per share	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Weighted average common shares outstanding, basic and diluted	1,283,714,014	1,238,271,472	1,242,092,192	1,187,606,780

Statements of Cash Flow Data:	Nine months ended March 31,
	2026	2025	2025	2024
	(unaudited)	(unaudited)
Cash flows used in operating activities	$(2,603,025)	$(2,591,258)	$(3,410,771)	$(2,087,990)
Cash flows provided by (used in) investing activities	1,276,484	2,681,175	3,182,138	(2,016,646)
Cash flows provided by financing activities	2,448,000	330,420	979,420	4,127,646
Foreign currency translation adjustment	(12,995)	(10,111)	(8,812)	55,718
Net change in cash and cash equivalents	1,108,464	410,226	741,975	78,728
At beginning of period/year	1,021,112	279,137	279,137	200,409
At end of period/year	$2,129,576	$689,363	$1,021,112	$279,137

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THE OFFERING

Common stock offered by us:	[●] shares of common stock.
Shares of common stock outstanding prior to this offering	[●] shares of common stock.
Shares of common stock to be outstanding after this offering	[●] shares of common stock (or [●] shares if Maxim exercises its over-allotment option to purchase additional shares in full).
Reverse Stock Split

We are planning to effect the Reverse Stock Split at a ratio of between 1 for [●] and 1 for [●] to meet the initial listing requirements of Nasdaq prior to the effectiveness of the registration statement of which this prospectus forms a part. The ratio for the Reverse Stock Split will be determined by our board of directors. The Reverse Stock Split may adversely effect the price of our common stock and, therefore, the valuation of our common stock sold in this offering.

Use of proceeds

We estimate that the net proceeds from our issuance and sale of [●] shares of our common stock in this offering will be approximately $[●], assuming an initial offering price of $[●] per share (the midpoint of the price range set forth on the cover page), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. If Maxim exercises its over-allotment option to purchase additional shares in full to cover over-allotments, if any, we estimate that our net proceeds will be approximately $[●].

We currently anticipate using the net proceeds from this offering, together with our existing resources, for (i) $1 million for the exclusive licensing fees for the expanded territories of Canada and Mexico to C-Twelve, (ii) $2 million funding of the C-Twelve Loan (iii) scaling production and distribution of our BioAsphalt™ technology in North America with our commercial partner, Ergon; and (iv) expanding our licensing model to establish commercial partnerships in new markets and in other regions around the world; (v) engaging in research and development to deliver technologies and products that address critical environmental challenges, including continued advancement of BioAsphalt™ to enable potential national security and defense-related applications; and (vi) working capital and general corporate purposes. See the section titled “Use of Proceeds” for additional information.

Underwriter’s warrants

We have agreed to issue common stock purchase warrants to Maxim or its permitted assignees (“Underwriter Warrants”) to purchase five percent (5%) of total number of the shares of common stock (including the shares sold pursuant to the underwriter’s over-allotment option) sold in this offering. The Underwriter Warrants will have an exercise price equal to 110% of the offering price of the common stock sold in this offering. The Underwriter Warrants are exercisable commencing six (6) months from the effective date of the registration statement of which this prospectus forms a part and will terminate five (5) years after the commencement of sales in this offering.

Underwriter over-allotment option

We have also granted to Maxim an option, exercisable for 45 days from the closing of this offering, to purchase up to an aggregate of [●] additional shares of common stock at the public offering price.

Lock-up agreements	We, our directors, officers and any other holders of five percent (5%) or more of the outstanding shares of our common stock as of the effective date of this registration statement (and all holders of securities exercisable for or convertible into shares of common stock) have agreed with Maxim not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities for a period of six months after the closing of this offering. See “Underwriting” for more information.

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Dividend policy	We have never paid dividends on the common stock and do not anticipate that we will pay dividends in the foreseeable future. We intend to use any future earnings for the expansion of our business. Any future determination of applicable dividends will be made at the discretion of the Board and will depend on the results of operations, financial condition, capital requirements and other factors deemed relevant. See “Dividend Policy.”

Risk factors	Investing in our common stock is speculative and involves a high degree of risk. For a discussion of factors you should consider in making an investment, see “Risk Factors” beginning on page 16.

Proposed Nasdaq listing	Our common stock is currently quoted on the OTCQB under the symbol “VRDR”. We have applied to have our common stock listed on the Nasdaq Capital Market under the symbol “VRDR”. There is no assurance that such application will be approved, and this offering is contingent upon the concurrent listing of our common stock on Nasdaq.

The number of shares of our common stock to be outstanding upon completion of this offering are based on 1,304,292,407 shares of our common stock outstanding as of the date of this prospectus, before giving effect to the Reverse Stock Split which we expect to effect before the registration statement in relation to this offering is declared effective, and excludes:

●	129,422,477 shares of common stock authorized for issuance under our 2026 Equity Incentive Plan (the “2026 Plan”); and

●	24,943,876 shares of common stock issuable pursuant to the Ergon Warrant, which has an exercise price per share of $0.0818.

Unless otherwise indicated, this prospectus reflects and assumes the following:

●	No exercise by Maxim of its over-allotment option; and

●	No exercise of the Underwriter Warrants.

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RISK FACTORS

An investment in our common stock is speculative and involves a high degree of risk. Before making an investment decision, you should carefully consider the following risk factors, which address the material risks concerning our business and an investment in our common stock, together with the other information contained in this prospectus. If any of the risks discussed in this prospectus occur, our business, prospects, liquidity, financial condition and results of operations could be materially and adversely affected, in which case the trading price of our common stock could decline significantly, and you could lose all or part of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Business and Industry

Our current business has a limited operating history, and we continue to refine our business model, which makes it difficult to evaluate and compare our past performance with future prospects. Therefore, it is difficult to assess our ability to generate future revenue and earnings, making an investment in our company speculative.

Our company has engaged in several different and varied businesses since its formation in 2010, including businesses very different from our current business. We have only been engaged in our current business model since 2023. Therefore, our current business model is relatively new and unproven, and there is limited historical financial or operational data on which to evaluate our company. Furthermore, we continue to refine our strategies. Therefore, there is very limited and evolving or differing historical operating data on which to evaluate the results of and prospects for our current business model.

Moreover, given that our current business model is at its early stages, and particularly since under both the MCCA and Ergon License, Ergon is not currently required to purchase any minimum amounts of biochar or Verde 24 from us, it is impossible to know with any certainty whether our current business model will generate revenues or ultimately lead to positive cash flows or profitability. This makes evaluating an investment in our company speculative.

We have a history of operating losses and may never achieve positive cash flow or profitable results of operations.

We have never been profitable and have incurred significant losses and cash flow deficits. For the fiscal years ending June 30, 2025 and 2024, we reported net losses of approximately $4.78 million and $3.19 million respectively. At June 30, 2025, we had an accumulated deficit of approximately $18.26 million. For the nine month periods ended March 31, 2026 and 2025, we reported net losses of $2.37 million and net losses of $3.49 million, respectively. At March 31, 2026, we had an accumulated deficit of approximately $20.63 million. If we cannot generate sufficient revenues, we would expect to continue to report losses until we can substantially increase our revenues, which we may be unable to do. There is therefore a risk that we will be unable to operate our business in a manner that generate positive cash flow or profit, and our failure to increase our revenues, generate positive cash flow and operate our business profitably would damage our reputation and stock price.

We are highly dependent on our relationship with Ergon, and our failure to successfully commercialize our products through Ergon could materially adversely affect our business.

On October 10, 2025, we entered into a license agreement with Ergon, which is currently our primary, and at present only, commercial partner for the manufacturing, marketing, distribution and sale of products incorporating our proprietary technology, Verde V24, in North America. Additionally, on July 1, 2026, we entered into the MCCA with Ergon, whereby we shall act as a supplier of biochar to Ergon on a preferred vendor basis and provide carbon credit monetization and related services to Ergon, and Ergon shall endeavor to use its good faith efforts to develop, manufacture, and market products containing Verde’s engineered biochar, and for which Ergon is currently our only commercial partner in North America responsible for the manufacturing, marketing, distribution, and sale of products incorporating our proprietary biochar technology through its network of customers. As a result, we expect that a significant portion, and potentially substantially all, of our near-term revenues will depend on Ergon’s ability and willingness to utilize our biochar in Ergon’s products, and to successfully commercialize products that incorporate our biochar and Verde V24.

The Ergon License provides for an initial go-to-market period during which there are no minimum purchase commitments, and the MCCA sets out non-binding annual target supply volumes of Ergon’s emulsion products for which Verde Renewables will aim to supply its biochar for use in cold mix road paving applications. Accordingly, there can be no assurance that Ergon will purchase any minimum quantities of our products or generate meaningful revenues for us during this period, or at all. Even after such period, any minimum purchase requirements are subject to future negotiation and may not be established on favorable terms, or at all.

In addition, we have limited control over the commercialization of our products under both the Ergon License and the MCCA. Ergon is responsible for manufacturing, marketing, distribution, and customer adoption of asphalt products containing our technologies, and our ability to generate revenue is therefore dependent on Ergon’s operational execution, customer relationships, and market acceptance of products incorporating our technology.

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Our economic participation in certain revenue streams is also subject to the terms of the Ergon License and MCCA, including arrangements pursuant to which a portion of carbon removal credits generated from the use of our products may be allocated to Ergon. These arrangements may reduce the revenues and margins we would otherwise realize from such activities.

Furthermore, our ability to supply Ergon is dependent on our access to key inputs, including Verde V24, which we obtain pursuant to the C-Twelve Agreement, and our biochar which we obtain pursuant to the BSL Supply Agreement with BSL. Any disruption in our ability to obtain such inputs, including as a result of a breach or termination of the C-Twelve Agreement or BSL Supply Agreement, could impair our ability to perform under the Ergon License and MCCA, respectively, and materially adversely affect our business, financial condition and results of operations.

Moreover, should either of the Ergon License or MCCA be terminated or we otherwise lose the business relationship with Ergon, it could result in a material decline in our revenue, profitability, and cash flow, leading to increased business risk and potential financial instability. We may also be unable to replace Ergon with a similar relationship in a timely manner or at all, which would have a material adverse effect on our viability as a company as well as our results of operations and stock price.

We are substantially dependent upon BSL for our supply of engineered biochar in the United States. Any loss of such supply, or breach by us of the agreements governing the supply to us of engineered biochar, could have a material adverse effect on our business.

Through our the BSL Supply Agreement, BSL has agreed to manufacture, supply, distribute and white label engineered biochar for incorporation into our and our customer’s products. In return, we have agreed that BSL shall serve as our exclusive supplier of engineered biochar for asphalt and road construction applications in the United States. We are substantially dependent upon BSL to fulfill our supply obligations to Ergon under the MCCA. If BSL is unable to fulfill its obligations under the BSL Supply Agreement, or is otherwise unable to meet our demands for engineered biochar in the United States, we could fail to meet our obligations under the MCCA and our business, financial condition, and results of operations would be materially adversely affected. Similarly, if we breach the terms of the BSL Supply Agreement with BSL or otherwise lose access to the engineered biochar supplied by BSL, our business, prospects, financial condition and results of operations would be materially adversely affected.

We are dependent on third-parties for the production of end-products containing our technologies and the inability to perform by, or loss of, these third-parties would have a material adverse effect on our business, financial condition and results of operations.

We are reliant on a still developing business model where our licensees and customers are responsible for producing high-quality road material products based on or incorporating our proprietary technologies. As such, our success depends heavily on our ability to effectively manage and maintain these relationships, as well as the operational technologies provided to our licensees and customers. At the moment, we only have one such relationship, Ergon; however, we intend to pursue the same licensing and sales strategy globally with strategic, in-country relationships. Any failure to properly manage or oversee the use of our products sold or technologies licensed by these third-parties could negatively impact the quality and consistency of the end-products, and in turn, our reputation and ability to operate effectively.

We intend to invest significantly in information and operational technologies to support our licensees and customers, as well as to maintain operational efficiency. Some of these investments will involve complex, multi-year technology deployments that require specialized customization and project management to ensure they deliver the expected value. Our new technology infrastructure will be a mix of on-premises, hybrid, and cloud technologies, supported by both third-party outsourced service providers and internal resources. Any failure to properly manage the customization or deployment of these technologies within this complex operating environment could lead to additional costs, delays, or an erosion of the benefits realized from these investments.

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Given the specific nature of the technologies we license and sell, we will be reliant on third-party specialists for implementation. Failure to secure appropriately skilled and experienced third-party specialists may increase the risk of unsuccessful implementations, delays, and higher costs. If we fail to ensure that our licensees and customers have the necessary support and technology investments at the right time, we risk losing our competitive advantage, reducing the quality of the end-products containing our technologies, or failing to comply with evolving laws and regulations.

In addition, our revenue and income potential for our business model is unproven and our business is continually evolving. Our success depends upon the sufficient acceptance and adoption by end users of products. Currently, our products have not been introduced into the commercial market at scale. We cannot predict how quickly, if at all, the potential end users will accept our products or our customers’ products that contain our technologies, or, if accepted, the extent of the purchase of our products or our customers’ products containing our technologies.

We therefore can give no assurance that we will be able to successfully implement our business model, our strategies or develop new products. Accordingly, the our business model could expose us to significant risks, beyond those associated with operating our existing business, including difficulties with our licensees or customers and our incurrence of unanticipated liabilities and expenses, and may materially adversely affect our business, prospects, liquidity, financial condition and results of operations.

We have an exclusive license and single supplier for our Verde V24 technology. Any loss of that license or supply, or breach by us of the agreements governing the license and supply, could have a material adverse effect on our business.

Through our C-Twelve Agreement, we hold an exclusive, ten-year license in the United States, Canada and Mexico to produce and sell end-product asphalt surface course materials containing Verde V24 and have the option to sub-license use of Verde V24 to produce end-product asphalt surface course materials. We are substantially dependent upon C-Twelve to fulfill our supply obligations to Ergon under the Ergon License. If C-Twelve is unable to fulfill its obligations under the C-Twelve Agreement, which could include failure to deliver a commercially viable product or being otherwise unable to meet our demands for Verde V24, we could fail to meet our obligations under the Ergon License and our business, financial condition, and results of operations would be materially adversely affected.

Further, pursuant to the C-Twelve Agreement, we are required to pay C-Twelve a $1 million exclusive licensing fee and concurrently provide C-Twelve with the $2 million C-Twelve Loan. We are required to fund the C-Twelve Loan and the $1 million licensing fee to C-Twelve (the proceeds of which are expected to be used by C-Twelve in part to enhance its Verde V24 manufacturing capability) within thirty (30) days of closing of a transaction in which our common stock becomes listed on a U.S. national exchange, provided that if such funding is not achieved by July 31, 2026, C-Twelve shall have the right, on ten (10) business days’ notice, to hold us in breach of the C-Twelve Agreement. As of the date of this prospectus, such funding has not been achieved and we have not provided C-Twelve with the C-Twelve Loan or the $1 million licensing fee. If C-Twelve holds us in breach of the C-Twelve Agreement, we could be forced to renegotiate the C-Twelve Agreement on less favorable terms. If we are unable to renegotiate the C-Twelve Agreement or otherwise enter into a new agreement with C-Twelve regarding Verde V24, we would lose access to our exclusive license in the United States, Canada and Mexico for the Verde V24 technology, could lose access to future supplies of Verde V24 and could incur costs associated with any potential litigation or arbitration. Further, if we lose access to the Verde V24 technology, we may be unable to perform under the terms of the Ergon License and be held in breach of the Ergon License as well. Any loss of our access to or supply of the Verde V24 technology, including through the breach or termination of the C-Twelve Agreement, could materially adversely affect our business, prospects, liquidity, financial condition and results of operations.

We will depend upon a select number of customers for a significant portion of our revenue for the foreseeable future. Any failure or delay in payments by these customers would have a material adverse effect on our revenues and financial condition.

Under each of our biochar distribution model and our licensing model, we currently have a single customer, Ergon. For the foreseeable future, Ergon and selected customers of Ergon are expected to account for the majority of our revenue. As we work to expand each of our biochar distribution and licensing model in the U.S and globally, there will be a period of time in which our revenue is significantly dependent upon one or a small number of key customers. This customer concentration exposes us to a material adverse effect if any of these significant customers were to significantly reduce purchases for any reason or favor competitors or new market participants, and we can provide no assurance that any of these customers or any of our other customers will continue to utilize our products or our services at historic levels. Our customer concentration may also subject us to perceived or actual bargaining leverage that our key customers may have, given their importance to us. If our key customers seek to negotiate or renegotiate their agreements on terms less favorable to us and we accept such unfavorable terms, such unfavorable terms may have a material adverse effect on our business, results of operations and financial condition. Furthermore, industry consolidation and company failures could decrease the number of potential significant customers for our products and services. The decrease in the number of potential significant customers will increase our reliance on key customers and, due to the relative importance to us, may negatively impact our bargaining position and thus our profit margins. If we were to lose one of our key customers or have a key customer cancel a key program or otherwise significantly reduce its volume of business with us or fail to pay us in full for the goods or services purchased from us, our sales and profitability would be materially reduced and our business and financial condition would be seriously harmed.

We have recently entered into each of the Ergon License and MCCA, from which two agreements we anticipate predominantly all of our revenue will be derived in the immediate future. The loss of either of the Ergon License or MCCA, whether through our fault, such as by the failure of Verde V24 or our biochar, and the products in which either are incorporated to perform as desired, or for reasons outside of our control, such as material adverse changes to Ergon’s financial condition, could cause a material adverse impact on our business, operating results and financial condition. Additionally, any non-payment or delay in payment of the receivables under the Ergon License, MCCA, or similar agreements we may enter into in the future or any inability to collect receivables under the Ergon License, MCCA, or similar agreements, or enforce other contractual obligations, would have a significant material adverse effect on our revenues and financial condition.

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Our future operating results are difficult to predict and may vary significantly from quarter to quarter, which may adversely affect the price of our common stock.

Our limited history in our current business model, together with our history of losses, make prediction of future operating results difficult. You should not rely on any growth we may experience in the future as any indication of future growth rates or operating results. Our valuation and the price of our common stock will likely fall in the event our operating results (notably our revenue growth, with the goal of achieving cash flow positive and profitable operations) do not meet the expectations of analysts and investors. Comparisons of our quarterly operating results may be an unreliable indication of our future performance because they are likely to vary significantly based on many factors, including:

●	Ergon’s usage of our biochar and Verde V24 in its products, and our ability to attract additional customers for our biochar and Verde V24;

●	Our, our licensees’ or our customers’ inability to attract demand for and obtain acceptance of our products or end-products containing our technologies;

●	the success of alternative road construction materials, including our cold mix BioAsphalt formulation, and the possible future introduction of new road construction materials;

●	our customers’ and licensees’ ability to design, implement and, as necessary, modifying product pricing programs;

●	the expansion and rate of success of our and our licensees’ marketing and advertising efforts;

●	failure of parties like C-Twelve or BSL to deliver Verde V24 or engineered biochar, respectively, or provide services to us or our customers or our licensees in a cost effective and timely manner;

●	our failure to develop, find or market new products;

●	the successful completion of current and future testing and validation of our products;

●	actions relating to ongoing regulatory compliance;

●	the size and timing of orders from end users of our products; and

●	general economic conditions, as well as those specific to our customers, licensees, end users and markets.

Therefore, you should expect that our results of operations will be difficult to predict, which will make an investment in our company uncertain.

We may not enter into an exclusive license agreement with Nature Plus Inc for the TerraZyme technology.

On August 14, 2024, we entered into a memorandum of understanding (the “NPI MOU”) with Nature Plus Inc. (“NPI”) to formalize the collaboration on the NCAT test track project discussed in the section entitled “Business” above and explore subsequent business opportunities arising from the successful completion of the NCAT testing. The NCAT testing involved the application of TerraZyme technology for the stability of subgrade and base layers, with the overarching goal of advancing road construction methodologies. We agreed to jointly develop mixed designs and materials incorporating biochar with NPI, aiming to enhance performance and promote carbon sequestration. Under the terms of the NPI MOU, we intend to continue collaboration on future initiatives with NPI upon the successful completion of the NCAT testing, including soil stabilization and material development, carbon removal credits, certification and compliance, and possible exclusive rights to distribute TerraZyme. The NPI MOU is effective until December 31, 2026, or until replaced by an earlier definitive agreement. We are currently in negotiations with NPI for an exclusive worldwide license for TerraZyme.

If such a definitive license agreement for TerraZyme is not entered into, we would continue to utilize TerraZyme under the terms of the NPI MOU until its termination. Our other proprietary technologies, including Verde V24 and our engineered biochar, operate independently and are not reliant upon TerraZyme for their production or performance. The TerraZyme enzyme is considered a complimentary additive that may enhance material performance and potentially generate additional revenue opportunities. We view TerraZyme as an enhancement that could further diversify and strengthen our product portfolio within the sustainable road construction sector in North America.

It is important that we continue negotiations with NPI to either extend the MOU or enter into a definitive agreement or other arrangement that would allow the continued use of the TerraZyme enzyme. If such negotiations are unsuccessful, we may need to identify or develop a suitable substitute for TerraZyme. This process could require substantial time and resources and could delay our planned operational expansion in North America, which could have a material adverse effect on our business, operating results, and financial condition. Additionally, the inability to continue using TerraZyme could materially and adversely affect our potential product offerings and our overall operations, business performance, and financial condition as a result.

Our business depends on activity within the construction industry, which can be cyclical.

Economic and political uncertainty can impede growth in the markets in which we operate. Demand for our products could decline if companies and consumers are unable to obtain financing for construction projects or if an economic slowdown causes delays or cancellations of capital projects. State and federal budget issues sometimes undermine the funding available for infrastructure spending. The lack of available credit may limit the ability of states to issue bonds to finance construction projects, which could affect our business in general.

While our business operations cover a wide geographic area, our earnings depend on the strength of the local economies in which we operate due to the high cost of transporting our low-carbon asphalt products relative to their selling price. If economic conditions and construction spending decline significantly in one or more areas, our profitability will decrease.

Demand for our products, particularly in the infrastructure construction market, is also impacted by federal, state, and local budget and deficit issues, as well as demand from the private sector. Remote working trends or other factors that reduce vehicle miles driven can negatively impact revenue streams that fund roadway projects. Further, delays or cancellations of projects in the construction markets may occur if companies and consumers are unable to obtain financing for construction projects or if consumer confidence continues to be eroded by economic uncertainty.

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We operate in a competitive industry where many companies are larger and better capitalized than we are.

Our industry is a highly fractured industry comprised of a wide range of companies, including large publicly traded companies and smaller privately held companies. Many of these companies operate on a global basis, have more experience in the industry than we do, and are larger and better capitalized than we are. While we are not presently aware of any direct competitors, which we define as companies that develop or commercialize road materials or applications that incorporate carbon-based or carbon-sequestering components into their mix designs, several of the companies within our industry have begun to prioritize research and development of sustainable alternatives to their traditional products, and it is possible that they may develop alternatives competitive with the solutions we offer. Further, we cannot eliminate the risk that, in the future, one or more third parties may attempt to, and may potentially succeed in, reverse-engineering or otherwise replicating or improving upon our proprietary technology.

Adverse public policy, economic, social and political situations in any country in which we operate could lead to a number of risks including health and safety risks for our people, a fall in demand for our products, business interruption and/or restrictions on repatriation of earnings.

We primarily operate across North America, with additional operations anticipated in Southeast Asia. The economies of these regions in which we operate are broadly stable. However, they are at varying stages of development, which presents multiple risks and uncertainties that could adversely affect our operations and financial results. These risks and uncertainties include:

●	Changes in political, social or economic conditions;

●	New or strengthened trade protection measures, currency controls or import or export licensing requirements;

●	Political unrest and currency shocks;

●	Social activism and civil disturbance, terrorist events or outbreak of armed conflict, among other potential causes;

●	Labor and procurement practices which contravene ethical considerations and regulatory requirements;

●	Unexpected changes in regulatory and tax requirements; and

●	Lockdowns or other restrictions due to public health emergencies, such as pandemics.

We and our licensees or customers may be unable to respond in a timely and cost-effective manner to changes in consumer preferences.

The road and construction materials industry is subject to changing customer preferences. Even if we and licensees like Ergon are able to establish some measure of market penetration for our products, of which no assurances can be given, a shift in customer preferences away from what we offer would result in significantly reduced revenue. Our future success depends in part on our, our licensees’ and our customers’ ability to anticipate and respond to changes in customer preferences. Failure to anticipate and respond to changing customer preferences in the products we market could lead to, among other things, lower sales of products, significant markdowns or write-offs of inventory, increased product returns and lower margins. If we or our licensees are unable to anticipate and respond to changes in customer preferences, our results of operations in future periods will be materially adversely impacted.

We are dependent on certain key personnel and loss of these key personnel could have a material adverse effect on our business, financial condition and results of operations.

Mr. Jack Wong, our chairman and chief executive officer, has extensive contacts and experience in the green climate-tech industry in the United States and other countries. We are heavily dependent on his abilities and services to develop and market our business. He is responsible for overseeing the day-to-day operations of our operating company. However, we may not be able to retain his services for any specified period of time, and the loss of his leadership could have a material adverse effect on our business operations, financial condition, and results of operations. Additionally, under the terms of each of the Ergon License and MCCA, if Mr. Wong or Mr. Eric Bava, our director and chief operating officer, were to be removed from their respective positions with us for any reason other than for termination cause or voluntary resignation, Ergon would have the right to terminate each of the Ergon License and MCCA with little to no potential penalties. As we will be substantially reliant on each of the Ergon License and MCCA to generate the majority of our revenue for the foreseeable future, we are heavily dependent upon Mr. Wong and Mr. Bava’s continued service.

In addition to Mr. Wong and Mr. Bava, we must attract, recruit, and retain a qualified workforce of technically skilled employees in the United States to run our operations. Our ability to effectively implement our business strategies and expand operations depends on the successful recruitment and retention of highly skilled and experienced management and key personnel. If we are unable to maintain a strong management team, our business could face significant challenges, and you could lose any investment you make in our shares.

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We may not be able to protect our proprietary technology and may become subject to intellectual property claims or litigation.

Our success depends, in part, on our ability to obtain and maintain intellectual property protection for our products and technologies and the confidentiality of proprietary trade secrets. Our success further depends on our ability to obtain and maintain trademark protection for our name and mark; to preserve our trade secrets and know-how; and to operate without infringing the intellectual property rights of others.

We face the risk that we may be unable to innovate and file new patent applications, or that if filed patent applications will result in granted patents. We cannot assure you that any of our patents pending will result in issued patents, that any current or future patents will not be challenged, invalidated or circumvented, that the scope of any of our patents will exclude competitors or that the patent rights granted to us will provide us any competitive advantage or protect our products. The intellectual property position of companies like ours is generally uncertain and involves complex legal and factual considerations and, therefore, validity and enforceability of intellectual property cannot be predicted with certainty. Patents may be challenged, deemed unenforceable, invalidated or circumvented. We will be able to protect our proprietary rights from unauthorized use by third parties only to the extent that our proprietary technologies are covered by valid and enforceable patents or are effectively maintained as trade secrets.

In addition, we face the risk our technology will be subject to claims, or be found in the future to infringe upon the rights of others or be infringed upon by others. Moreover, patent applications are in some cases maintained in secrecy until patents are issued. The publication of discoveries in the scientific or patent literature frequently occurs substantially later than the date on which the underlying discoveries were made and patent applications were filed. Because patents can take many years to issue, there may be currently pending applications of which we are unaware that may later result in issued patents that our products or product candidates infringe. For example, pending applications may exist that provide support or can be amended to provide support for a claim that results in an issued patent that our product infringes. In such a case, others may assert infringement claims against us, and should we be found to infringe upon their patents, or otherwise impermissibly utilize their intellectual property, we might be forced to pay damages, potentially including treble damages, if we are found to have willfully infringed on such parties’ patent rights. In addition to any damages we might have to pay, we may be required to obtain licenses from the holders of this intellectual property. We may fail to obtain any of these licenses or intellectual property rights on commercially reasonable terms. Even if we are able to obtain a license, it may be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. In that event, we may be required to expend significant time and resources to develop or license replacement technology. If we are unable to do so, we may be unable to develop or commercialize the affected products, which could materially harm our business and the third parties owning such intellectual property rights could seek either an injunction prohibiting our sales, or, with respect to our sales, an obligation on our part to pay royalties and/or other forms of compensation. Conversely, we may not always be able to successfully pursue our claims against others that infringe upon our technology. Thus, the proprietary nature of our technology or technology licensed by us may not provide adequate protection against competitors.

In addition to patents, we rely on trademarks to protect the recognition of our company and product in the marketplace. We also rely on trade secrets, know-how, and proprietary knowledge that we seek to protect, in part, through confidentiality agreements with employees, consultants and others. We cannot assure you that our proprietary information will not be shared, our confidentiality agreements will not be breached, that we will have adequate remedies for any breach, or that our trade secrets will not otherwise become known to or independently developed by competitors.

Any adverse event or events related to our intellectual property could have a material adverse effect on our company and results of operations.

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We face the risk of product liability claims that could be expensive, divert management’s attention and harm our reputation and business.

Our business exposes us to the risk of product liability claims that are inherent in the manufacturing and marketing of road and construction materials. Any side effects, manufacturing defects, misuse or abuse associated with use of our products could result in injury or death. The construction materials industry has historically been subject to litigation over product liability claims, and we face the risk that we may become party to product liability suits. We may be subject to product liability claims if the use of our products may cause, or merely appeared to have caused, injury or death. In addition, an injury that is caused by the activities of our licensees and suppliers, such as those who provide us with components and raw materials, may be the basis for a claim against us. Product liability claims may be brought against us by customers or any party selling or otherwise coming into contact with our products, among others. If we cannot successfully defend ourselves against product liability claims, we will incur substantial liabilities and reputational harm.

Our products may become subject to recall.

Any recall or market withdrawal of our products may delay the supply of those products to our customers and may impact our reputation. We can provide no assurance that we or our licensees will be successful in initiating appropriate market recall or market withdrawal efforts that may be required in the future or that these efforts will have the intended effect of preventing product malfunctions and the accompanying product liability that may result. Such recalls and withdrawals may also be used by our competitors to harm our reputation, which could have a material adverse effect on our business, financial condition and results of operations.

Legal requirements and governmental policies concerning the environment, health and safety and other areas of the law, as well as litigation relating to these matters, could affect our businesses and expose us to the risk of material environmental liabilities.

Many federal, state and local laws and regulations relating to, among other matters, air emissions (including carbon dioxide and other greenhouse gases) and other environmental, health and safety matters will impact our business. Some of our, or our licensees’ and customers’ operations require permits, which may impose additional operating standards and are subject to modification, renewal and revocation. Our, our licensees’ and our customers’ operations may from time to time involve the use of substances that are classified as toxic or hazardous within the meaning of these laws and regulations. Despite efforts to remain in compliance at all times with all applicable laws and regulations, the risk of liabilities, particularly environmental liabilities, is inherent in the operation of our business. These potential liabilities could result in material costs, including fines or personal injury or damages claims, which could have an adverse impact on our results of operations.

Moreover, future events, including changes in existing laws or regulations or enforcement policies, or further investigation or evaluation of the potential health hazards of our products or business activities may result in additional or unanticipated compliance and other costs. We, our licensees or our customers could be required to invest in preventive or remedial action, like pollution control, which could be substantial or which could result in restrictions on our operations or delays in obtaining required permits or other approvals.

Our, our customers’ and our licensees’ operations are subject to manufacturing, operating and handling risks associated with our products and the products our licensees manufacture using our products, including the related storage and transportation of hazardous substances and wastes. We may be exposed to hazards, including storage tank leaks, explosions, and discharges or releases of hazardous substances. These risks can subject us to potentially significant liabilities relating to personal injury, death or property damage, and may result in significant civil or criminal penalties, which could damage our business and harm our results of operations.

Future integrations of acquisitions of or combinations with other businesses may not be as successful as previous acquisitions and combinations.

We have a successful history of business combinations and integration of these businesses into our heritage operations. However, in connection with the integration of any other business that we acquire, there is a risk that we will not be able to achieve such integration in a successful manner or on the time schedule we have projected or in a way that will achieve the level of synergies, cost savings or operating efficiencies we forecast from the acquisition.

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Any significant business acquisition or combination we might choose to undertake may require that we devote significant management attention and resources to preparing for and then integrating our business practices and operations. Based on our history, we believe we would be successful in this integration process. Nevertheless, we may fail to realize some of the anticipated benefits of any potential acquisition or other business combination that we pursue in the future if the integration process takes longer or is more costly than expected. Potential difficulties we may encounter in the integration process include the following:

●	inability to successfully combine operations in a manner that permits us to achieve the synergies anticipated to result from the proposed acquisition or business combination, which would result in the anticipated benefits of the acquisition or business combination not being realized partly or wholly in the time frame currently anticipated or at all;

●	complexities associated with managing the combined operations;

●	integration of personnel;

●	creation of uniform standards, internal controls, procedures, policies and information systems;

●	discovery of previously unknown liabilities and unforeseen increased expenses, delays or regulatory issues associated with integrating the remaining operations; and

●	performance shortfalls in our operations resulting from the diversion of management attention required for completing the remaining integration of the operations.

The inability to obtain raw materials from suppliers in a timely manner would adversely affect our and our licensees’ ability to offer our products.

Our, our customers’ and our licensees’ ability to offer our products depends on the ability to obtain an adequate supply of engineered biochar from our suppliers, who will also be the indirect suppliers of our customers and licensees. Transportation delays may adversely impact our supply chain. Additionally, failure by our suppliers to provide us with products that meet our required quality standards on commercially reasonable terms, potential cybersecurity attacks on our suppliers, and failure to comply with legal requirements for business practices, could have a material adverse effect on our business, financial condition, or results of operations. Furthermore, we rely heavily or, in certain cases such as in the United States, exclusively, on one supplier for biochar supply. If this supplier decides to discontinue its relationship with us and we are unable to replace such supplier with another qualified supplier, our business, operating results and financial condition could be materially and adversely impacted.

Asphalt is sensitive to supply and price volatility.

Asphalt competition is often based primarily on price due to potentially volatile input costs and lower barriers to entry, which is highly sensitive to changes in supply and demand. Prices fluctuate significantly in response to relatively minor changes in supply and demand, general economic conditions and other market conditions, which we cannot control. When asphalt producers increase production capacity or more asphalt is imported into the market, an oversupply of asphalt in the market may occur if supply exceeds demand. In that case, asphalt prices generally decline, making traditional asphalt products cheaper and more competitive with our carbon sequestering solutions, which could have a material adverse effect on our business, results of operation, and financial condition. Further, we cannot be assured that prices for our carbon sequestering technologies, including asphalt products containing our engineered biochar sold by our customers and licensees, will not decline in the future or that such decline will not have a material adverse effect on our road construction product line.

We are subject to the many risks of doing business internationally, including but not limited to the difficulty of enforcing liabilities in foreign jurisdictions.

We are a Nevada corporation and, as such, are subject to the jurisdiction of the State of Nevada and the courts of the United States for purposes of any lawsuit, action or proceeding by investors. An investor would have the ability to effect service of process in any action against us within the United States. In addition, through Verde Malaysia, we are registered as a foreign corporation doing business in Malaysia, and as such, are subject to the local laws of Malaysia governing an investors’ ability to bring actions in foreign courts and enforce liabilities against a U.S. issuer, or any person, based on U.S. federal securities laws.

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We will need to raise capital to satisfy our capital needs and grow our company, particularly in light of the relatively small size of this offering. Future capital needs will require us to sell additional equity or debt securities that will dilute or subordinate the rights of our common stockholders, and our inability to raise capital when needed could cause our business to fail.

To develop our business as currently planned, we will need to raise additional capital, particularly in light of the relatively small size of this offering. We expect that we will need to make investments to scale our operations before we can generate meaningful revenues. Moreover, our costs and expenses may be even greater than currently anticipated, and there may be investments or expenses that are presently unforeseen. In any case, we may be unable to raise sufficient capital to fund these costs and achieve significant revenue generation. Moreover, our future capital requirements are also difficult to predict with precision, and our actual capital requirements may differ substantially from those we currently anticipate.

As a result, we will need to seek equity or debt financing to finance a large portion of our future capital requirements. Such financing might not be available to us when needed or on terms that are acceptable, or at all. We will likely issue additional equity securities and may issue debt securities or otherwise incur debt in the future to fund our business plan. If we issue equity or convertible debt securities to raise additional funds, our existing stockholders will experience dilution, and the new equity (including preferred equity) or debt securities or other indebtedness may have rights, preferences, and privileges senior to those of our existing stockholders. If we incur additional debt, it may increase our leverage relative to our earnings or to our equity capitalization, requiring us to pay additional interest expenses.

Our ability to obtain the necessary capital in the form of equity or debt to carry out our business plan is subject to several risks, including general economic and market conditions, as well as investor sentiment regarding our business. These factors may make the timing, amount, terms and conditions of any such financing unattractive or unavailable to us. The prevailing macroeconomic environment may increase our cost of financing or make it more difficult to raise additional capital on favorable terms, if at all. If we are unable to raise sufficient capital, we may have to significantly reduce our spending and/or delay or cancel our planned activities.

We may also seek to raise additional funds through collaborations and licensing arrangements. These arrangements, even if we are able to secure them, may require us to relinquish some rights to our technologies, or to grant licenses on terms that are not favorable to us.

As a result of the foregoing, we might not be able to obtain any financing, and we might not have sufficient capital to conduct our business as projected, both of which could mean that we would be forced to curtail or discontinue our operations. If we cannot raise additional capital when we need or want to, our stock price, operations and prospects could be negatively affected, and our business could fail.

Failure to comply with the U.S. Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

We are subject to the U.S. Foreign Corrupt Practices Act, which generally prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. In addition, we are required to maintain records that accurately and fairly represent our transactions and have an adequate system of internal accounting controls. Foreign companies, including some that may compete with us, are not subject to these prohibitions, and therefore may have a competitive advantage over us. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

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Changes in U.S. climate policy may adversely affect the demand for our solutions and our business prospects.

Climate change and decarbonization continue to influence government policy, regulatory frameworks, and commercial investment decisions in the United States and internationally. Changes in governmental priorities, legislation, regulations, executive actions, or incentive programs related to climate change, greenhouse gas emissions, renewable energy, carbon markets, or other environmental initiatives may affect demand for our products and technologies. Since 2025, the U.S. federal government has shifted federal policy to reflect a reduced emphasis on climate change and clean energy, including changes to environmental regulations, permitting, funding priorities, and implementation of certain climate-related programs. Additional legislative, regulatory, or administrative changes could further modify or eliminate incentives or other policies that support the adoption of low-carbon technologies.

Our products are designed to provide lower-carbon or carbon-negative alternatives to conventional materials. The commercial adoption of our products depends, in part, on customer demand for sustainable construction materials, the availability of governmental or private-sector incentives, carbon markets, and evolving environmental regulations. A reduction in support for climate-related initiatives or changes in customer preferences resulting from evolving policy, regulatory, or market conditions could reduce demand for our products, delay commercialization efforts, or adversely affect the willingness of our customers and end users to adopt our technologies. If such changes occur, they could have a material adverse effect on our business, prospects, financial condition, and results of operations.

If we fail to continue developing and improving upon our sustainable products, we may fall behind our competitors and our financial performance may be adversely impacted.

We operate in a competitive industry where the participants continuously develop innovative new products and solutions that enable their customers to work more efficiently, reduce their environmental footprint and realize greater cost savings. This is especially so in relation to changing customer preferences and demands for high-performance sustainability solutions with enhanced emissions and/or circularity profiles, including those with greater recycled content and/or innovations to existing products, that help them to deliver on their own climate or emissions-related commitments. Failure to continue leveraging innovation and other sustainability initiatives may allow other industry participants to develop their own technologies as alternatives to our solutions, potentially resulting in early obsolescence of our solutions, or our customers or licensees, including Ergon, choosing to purchase such alternatives instead of our solutions, which would have a material adverse effect on our business, financial condition and results of operations.

We contract with third parties for the manufacture of our technologies and expect to continue to do so for additional years. This reliance on third parties increases the risk that we will not have sufficient quality and quantities of products or such quantities at an acceptable cost, which could delay, prevent or impair our business development.

We rely, and expect to continue to rely, on third-party manufacturers for the production of our technologies. All of our technologies and products containing our technologies are manufactured by third parties, therefore our ability to increase production going forward will depend upon the experience, certification levels, and large-scale production capabilities of those third parties’ manufacturers. This reliance on third parties increases the risk that we will not have sufficient quality and quantities of products or such quantities at an acceptable cost, which could delay, prevent or impair our business development.

A number of our projects/contracts are complex, spanning multiple parties, years and/or products, and our future financial results may be adversely affected if we incorrectly forecast project budgets, deliver projects that do not meet contracted standards, or fail to deliver on time.

Across our business lines, we will enter into contracts for complex, multi-year projects that comprise multiple product lines and as such we will be exposed to inherent risks related to forecasting and budgeting, project management and delivery, and quality control. If we fail to manage these risks effectively, we could suffer severe consequences that may have a material adverse effect on our business, financial condition and results of operations. In addition, any failure to manage these risks may also impact our customers’ or licensees’ ability to bid for and/or win future projects or contracts, which could reduce our profitability and damage our reputation among our customers and licensees, or potential customers and licensees.

Changes in interest rates could negatively impact our results of operations, stockholders’ equity (deficit) and fair value of net assets.

Interest rates can fluctuate for a number of reasons, including changes in the fiscal and monetary policies of the federal government and its agencies, such as the Federal Reserve. Federal Reserve policies directly and indirectly influence the yield on our interest-earning assets and the cost of our interest-bearing liabilities. The availability of derivative financial instruments (such as options and interest rate and foreign currency swaps) from acceptable counterparties of the types and in the quantities needed could also affect our ability to effectively manage the risks related to our investment funding. Our strategies and efforts to manage our exposures to these risks may not be effective in the future, which could negatively impact our results of operations and the price of our common stock.

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We may be exposed to risks relating to management’s conclusion that our disclosure controls and procedures and internal controls over financial reporting are ineffective.

Until the effective date of the registration statement of which this prospectus forms a part, we will not have an independent audit committee and our Board of Directors may be unable to fulfill the functions of such a committee, which may compromise the management of our business. Our Board of Directors currently functions as our audit committee and is comprised of four directors, only one of whom is considered to be “independent” in accordance with the requirements of Rule 10A-3 under the Securities Exchange Act of 1934 or the Nasdaq Rules. An independent audit committee plays a crucial role in the corporate governance process, assessment of our processes relating to its risks and control environment, oversight of financial reporting, and evaluation of internal and independent audit processes. The lack of an independent audit committee may prevent the Board of Directors from being independent in its judgments and decisions and its ability to pursue the committee’s responsibilities, which could compromise the management of our business.

We have identified material weaknesses in our internal control over financial reporting. If we are unable to remediate these weaknesses, or otherwise fail to establish and maintain proper and effective internal controls, our ability to produce timely and accurate financial statements could be impaired, which could adversely affect our operating results, our ability to operate our business, our stock price and access to the capital markets.

As a public company, we are required to maintain internal control over financial reporting and to report any material weaknesses in such internal controls. In addition we are required to furnish a report by management on the effectiveness of our internal control over financial reporting, pursuant to the rules and regulations of the SEC regarding compliance with Section 404 of the Sarbanes-Oxley Act. The process of designing, implementing and testing the internal control over financial reporting required to comply with this obligation is time consuming, costly and complicated. We have identified material weaknesses in our internal control over financial reporting relating to segregation of duties, formalized processes and documentation, regulatory reporting, the lack of an internal audit function, and the lack of an established audit committee. These material weaknesses have led to a conclusion that our internal control over financial reporting and disclosure controls and procedures were not effective as of June 30, 2025. Our inability to remediate these material weaknesses, our discovery of additional control deficiencies or material weaknesses in internal control, and our inability to achieve and maintain effective disclosure controls and procedures and internal control over financial reporting, could adversely affect our results of operations, our stock price and investor confidence in our Company.

Our management intends to take action to begin remediating these material weaknesses we have identified in our internal control over financial reporting; however, certain remedial actions have not started or have only recently been undertaken. We cannot be certain as to when remediation may be fully completed. In addition, we could in the future identify additional internal control deficiencies that could rise to the level of a material weakness or uncover other errors in financial reporting. During the course of our evaluation, we may identify areas requiring improvement and may be required to design additional enhanced processes and controls to address issues identified through this review. In addition, there can be no assurance that such remediation efforts will be successful, that our internal control over financial reporting will be effective as a result of these efforts or that any such future deficiencies identified may not be material weaknesses that would be required to be reported in future periods.

If we fail to remediate these material weaknesses and maintain effective disclosure controls and procedures or internal control over financial reporting, we may not be able to rely on the integrity of our financial results, which could result in inaccurate or late reporting of our financial results, as well as delays or the inability to meet our future reporting obligations or to comply with SEC rules and regulations. As a result, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could decline. We could also become subject to investigations by the stock exchange on which our common stock is listed, the SEC or other regulatory authorities, which could require additional financial and management resources. Failure to remedy any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict our future access to the capital markets.

To remediate the identified material weaknesses, management has begun implementing a number of measures, including enhancing segregation of duties through the addition of accounting and finance personnel, formalizing internal control policies and procedures, improving documentation and review processes related to regulatory reporting, and taking steps to establish an independent audit committee and internal audit function. We may also engage third-party consultants to assist in the design and implementation of effective internal controls. While we believe these actions will improve our internal control environment, these remediation efforts will require time and resources, and there can be no assurance that they will be fully effective or completed in a timely manner.

Failure to have effective internal control over financial reporting and disclosure controls and procedures can impair our ability to produce accurate financial statements on a timely basis and could lead to a restatement of our financial statements. If, as a result of the ineffectiveness of our internal control over financial reporting and disclosure controls and procedures, we cannot provide reliable financial statements, our business decision processes may be adversely affected, our business and results of operations could be harmed, investors could lose confidence in our reported financial information and our ability to obtain additional financing, or additional financing on favorable terms, could be adversely affected.

We do not carry business interruption insurance so we could incur unrecoverable losses if our business is interrupted.

We are subject to risk inherent to our business, including equipment failure, theft, natural disasters, industrial accidents, labor disturbances, business interruptions, property damage, product liability, personal injury and death. We do not carry any business interruption insurance or third-party liability insurance or other insurance to cover risks associated with our business. As a result, if we suffer losses, damages or liabilities, including those caused by natural disasters or other events beyond our control and we are unable to make a claim against a third party, we will be required to bear all such losses from our own funds, which could have a material adverse effect on our business, financial condition and results of operations.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

We rely on trade secrets, including unpatented know-how, technology and other proprietary information, to maintain our competitive position. Currently, this relates most notably to the composition of and manufacturing process for our engineered biochar. However, trade secrets are difficult to protect. We limit disclosure of such trade secrets where possible but we also seek to protect these trade secrets, in part, by entering into non-disclosure and confidentiality agreements with parties who do have access to them, such as our employees, contract manufacturers, consultants, advisors and other third parties. Despite these efforts, any of these parties may breach the agreements and may unintentionally or willfully disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets. Moreover, if any of our trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent them, or those to whom they communicate it, from using that technology or information to compete with us. If any of our trade secrets were to be disclosed to or independently developed by a competitor, our competitive position would be harmed.

Our trade secret protection, in particular for our biochar, is further complicated by the fact that we collaborate with BSL on biochar matters and have agreed that we will share intellectual property rights jointly in certain instances set forth in the BSL Supply Agreement.

Delays or interruptions in shipping products of our businesses could affect our operations.

We rely on third-parties to manage the distribution and transportation logistics of our products. Transportation logistics play an important role in allowing us to supply products to our customers. Any significant delays, disruptions or the non-availability of our transportation support system could negatively affect our operations. Transportation operations are subject to capacity constraints, high fuel costs and various hazards, including extreme weather conditions and slowdowns due to labor strikes and other work stoppages. If there are material changes in the availability or cost of transportation or distribution services, we may not be able to arrange alternative and timely means to transport our products at a reasonable cost, which could lead to interruptions or slowdowns in our businesses or increases in our costs.

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Risks Related to Our Securities and This Offering

We have considerable discretion as to the use of the net proceeds from this offering and we may use these proceeds in ways with which you may not agree.

In addition to the payments owed to C-Twelve, we intend to use the net proceeds from this offering for innovation in technology, research and development, and general working capital and other corporate purposes. However, we have considerable discretion in the application of these proceeds. Because of the number and variability of factors that will determine our use of our net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. The net proceeds may be used for corporate or other purposes with which you do not agree or that do not improve our profitability or increase our share price. The net proceeds from this offering may also be placed in investments that do not produce income or that lose value. Please see “Use of Proceeds” below for more information.

We may be unable to list our common stock on Nasdaq.

Prior to this offering, there was a limited public market for our common stock. We have applied to list our common stock on Nasdaq concurrently with the closing of this offering. However, we will need to take certain actions, such as the Reverse Stock Split, to meet the initial listing criteria of Nasdaq. Such a Reverse Stock Split could adversely affect the price of our common stock and, therefore, the valuation of our common stock sold in this offering.

We may not meet or maintain certain qualifying requirements for listing on a Nasdaq, including the initial listing criteria, and, even if we do meet the initial criteria for listing on Nasdaq, Nasdaq could decide to exercise discretionary authority under Nasdaq Rule 5101 to deny our listing application. The consummation of this offering is contingent upon our successful listing on Nasdaq. If we are unable to meet these requirements, we will not proceed with this offering.

The Reverse Stock Split may have an adverse effect on the market price of our common stock.

While we intend for the Reverse Stock Split to be sufficient to obtain our planned listing on Nasdaq, it is possible that the ratio at which the Reverse Stock Split occurs may be inadequate to meet the minimum bid price requirements and we may not be able to achieve our planned listing on Nasdaq.

In addition, there are several risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in a sustained increase in the per share price of our common stock. There is no assurance that:

●	the market price per share of our common stock after the Reverse Stock Split will rise in proportion the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split;

●	the Reverse Stock Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks;

●	the Reverse Stock Split will result in a per share price that will increase our ability to attract and retain employees and other service providers; and

●	the Reverse Stock Split will result in a sustained per share price that meets the initial listing requirements of Nasdaq.

The effect of the Reverse Stock Split, if any, upon the market price for our common stock cannot be accurately predicted. In particular, no assurances can be made that prices for shares of our common stock after the Reverse Stock Split will be commensurate with the ratio at which the Reverse Stock Split occurs. Furthermore, even if the market price of our common stock does rise following the Reverse Stock Split, no assurances can be made that the market price of our common stock immediately after the proposed Reverse Stock Split will be maintained for any period of time. Even if an increased per-share price can be maintained, the Reverse Stock Split may not achieve the desired results of listing our common stock on Nasdaq. Moreover, because some investors may view the Reverse Stock Split negatively, no assurances can be made that the Reverse Stock Split will not have an adverse impact on the market price of our common stock.

The market price of our common stock will also be based upon our performance and other factors, some of which are unrelated to the Reverse Stock Split or the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. The total market capitalization of our common stock after implementation of the Reverse Stock Split when and if implemented may also be lower than the total market capitalization before the Reverse Stock Split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

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While we intend for the Reverse Stock Split to be sufficient to obtain our listing on Nasdaq, it is possible that, even if the Reverse Stock Split results in a bid price for our common stock that exceeds the required price per share, another reverse split may be necessary in the future and we may not be able to continue to satisfy the other criteria for continued listing of our common stock on Nasdaq.

In addition, the Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Our failure to meet the continued listing requirements of Nasdaq could result in a de-listing of our common stock.

If we successfully complete our listing on Nasdaq and we subsequently fail to satisfy the continued listing requirements of Nasdaq, such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq may take steps to de-list our common stock. Such a de-listing would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a de-listing, we would take actions to restore our compliance with Nasdaq’s listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

If our shares are delisted from Nasdaq and become subject to the penny stock rules, it would become more difficult to trade our shares.

The Securities and Exchange Commission (“SEC”) has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not obtain or retain a listing on Nasdaq and if the price of our common stock is less than $5.00, our common stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

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An active market for our common stock may never develop, and we are under no obligation to seek out a more active market for our common stock.

If there is a thin trading market or “float” for our common stock, the market price for our common stock may fluctuate significantly more than the stock market as a whole. Without a large float, our common stock would be less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our common stock may be more volatile. In addition, in the absence of an active public trading market, investors may be unable to liquidate their investment in us. Furthermore, the stock market is subject to significant price and volume fluctuations, and the price of our common stock could fluctuate widely in response to several factors, including, but not limited to:

●	our quarterly or annual operating results;

●	changes in our earnings estimates or the failure to accurately forecast and appropriately plan our expenses;

●	failure to achieve our growth expectations;

●	failure to attract customers and retain them;

●	the effect of increased or variable competition on our business;

●	additions or departures of key or qualified personnel;

●	failure to adequately protect our intellectual property;

●	costs associated with defending claims, including intellectual property infringement claims and related judgments or settlements;

●	changes in governmental or other regulations affecting our business;

●	our compliance with governmental or other regulations affecting our business; and

●	changes in global or regional industry, general market, or economic conditions.

The stock market has experienced extreme price and volume fluctuations in recent years that have significantly affected the quoted prices of the securities of many companies, including companies in our industry. The changes may not be possible to predict and often appear to occur without regard to specific operating performance. The price of our common stock could fluctuate based upon factors that have little or nothing to do with our Company and these fluctuations could materially reduce our stock price.

The market price for our common stock may be volatile and will fluctuate.

The market price for shares of our common stock may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond our control, including the following: (i) a decrease in the demand for market analysis or market insight products and services; (ii) the liquidity of our common stock or lack thereof; (iii) significant acquisitions or business combinations, strategic partnerships, joint ventures, or capital commitments by or involving us or our competitors; (iv) news reports relating to trends, concerns, technological or competitive developments, regulatory changes, and other related issues in our industry or target markets; (v) revenue and earnings performance can significantly impact investor confidence and influence share price movements; (vi) leadership transitions or high-profile personnel changes may create uncertainty among investors and impact share price stability; and (vii) rapid advancements or disruptions in technology within our industry could affect market perceptions of our company’s ability to innovate and compete, leading to share price volatility. Financial markets often experience significant price and volume fluctuations that affect the market prices of equity securities of public entities and that are, in many cases, unrelated to the operating performance, underlying asset values or prospects of such entities. Accordingly, the market price of our shares of common stock may decline even if our operating results, underlying asset values or prospects have not changed.

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To date, we have not paid any cash dividends, and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future, and we may not have sufficient funds legally available to pay dividends. Even if the funds are legally available for distribution, we may nevertheless decide not to pay any dividends. We currently intend to retain all earnings for our operations.

Our amended and restated articles of incorporation will allow our Board to create a new series of preferred stock without approval by our shareholders, which could adversely affect the rights of the holders of our common stock.

Our amended and restated articles of incorporation that we anticipate will be in effect as of the consummation of this offering will provide our Board with the authority to fix and determine the relative rights and preferences of preferred stock. Our Board will also have the authority to issue preferred stock without shareholder approval. As a result, our Board could authorize the issuance of a series of preferred stock granting holders a preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock, and the right to redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our Board could authorize the issuance of an additional series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing shareholders.

Future sales of our common stock may adversely affect the market price of our securities and our ability to raise funds in new offerings.

Sales of a substantial number of shares of our common stock or securities convertible into our common stock in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our common stock and could materially impair our ability to raise capital through equity offerings in the future.

The common stock sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and shares held by our existing stockholders may also be sold in the public market in the future subject to the restrictions in Rule 144 under the Securities Act and applicable lock-up agreements. Following the consummation of this offering, there will be [●] shares of common stock outstanding assuming full exercise of the underwriters’ over-allotment option, and [●] shares of common stock assuming no exercise of the underwriters’ over-allotment option. In connection with this offering, we and each of our directors and officers named in the section “Management,” and our existing stockholders holding five percent (5%) or more of our common stock prior to this offering have agreed not to sell shares of common stock for a period of six (6) months from the date of the closing of this offering without the prior written consent of Maxim, subject to customary exceptions. Maxim may release these securities from lock-up restrictions at any time, subject to applicable regulations of the Financial Industry Regulatory Authority, Inc., or FINRA. We cannot predict what effect, if any, market sales of securities held by our significant stockholders or any other stockholders or the availability of these securities for future sale will have on the market price of our common stock. See “Underwriting” and “Shares Eligible for Future Sale” for a more detailed description of the restrictions on selling our securities after this offering.

Our future results may vary significantly, which may adversely affect the price of our common stock.

It is possible that our quarterly revenues and operating results may vary significantly in the future and that period-to-period comparisons of our revenues and operating results are not necessarily meaningful indicators of the future. You should not rely on the results of one quarter as an indication of our future performance. It is also possible that in some future quarters, our revenues and operating results will fall below our expectations or the expectations of market analysts and investors. If we do not meet these expectations, the price of our common stock may decline significantly.

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We will incur increased costs as a result of operating as a public company listed on Nasdaq, and our management will be required to devote substantial time to compliance requirements of the SEC and Nasdaq.

As a company listed on Nasdaq, and particularly if we are no longer a smaller reporting company, we will incur significant legal, accounting and other expenses that we did not incur as an OTC listed company. In addition, the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and rules subsequently implemented by the SEC and Nasdaq impose various requirements on listed companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to comply with these requirements. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

We are a “smaller reporting company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our common stock less attractive to investors.

We are a “smaller reporting company” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “smaller reporting companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may continue to be a smaller reporting company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our common stock held by non-affiliates is equal to or less than $250 million as of the last business day of the most recently completed second fiscal quarter, and (ii) our annual revenues is equal to or less than $100 million during the most recently completed fiscal year and the market value of our common stock held by non-affiliates is equal to or less than $700 million as of the last business day of the most recently completed second fiscal quarter.

We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. In addition, taking advantage of reduced disclosure obligations may make comparison of our financial statements with other public companies difficult or impossible. If investors are unable to compare our business with other companies in our industry, we may not be able to raise additional capital as and when we need it, which may materially and adversely affect our financial condition and results of operations.

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our common stock, the price of our common stock and trading volume could decline.

Any trading market for our common stock may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our common stock would likely decline. If one or more of these analysts cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our common stock and the trading volume to decline.

You will likely experience additional, perhaps significant, dilution as a result of future equity offerings.

In order to raise additional capital, we have issued equity securities in the past and may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per unit in this offering. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions, may be lower than the price per share paid by investors in this offering.

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Our existing shareholders will be able to sell their shares after the completion of this offering subject to restrictions under Rule 144 under the Securities Act, which could impact the trading price of our common stock.

Our directors, officers and holder(s) of five percent (5%) or more of the outstanding shares of our common stock (the “Lock-up Parties”) will agree not to sell, transfer or dispose of any shares or similar securities for a period of six months from date of completion of this offering. See “Underwriting — Lock-Up Agreements” on page 101. Our existing shareholders other than the Lock-up Parties may be able to sell their common stock under Rule 144 prior to and following the expiration of that lock-up period. Additionally, the Lock-up Parties may be able to sell their shares of common stock under Rule 144 following the expiration of the lock-up period. Because these existing shareholders may have paid a lower price per share of common stock than participants in this offering, if they are able to sell their shares under Rule 144, they may be more willing to accept a lower sales price than the public offering price, which could impact the trading price of our common stock following the completion of this offering, to the detriment of participants in this offering. Under Rule 144, before our existing shareholders can sell their shares, in addition to meeting other requirements, they must meet the required holding period.

An investment in our company may involve tax implications, and you are encouraged to consult your own advisors as neither we nor any related party is offering any tax assurances or guidance regarding our company or your investment.

An investment in our company generally involves complex federal, state and local income tax considerations. Neither the Internal Revenue Service nor any State or local taxing authority has reviewed the transactions described herein and may take different positions than the ones contemplated by management. You are strongly urged to consult your own tax and other advisors prior to investing, as neither we nor any of our officers, directors or related parties is offering you tax or similar advice, nor are any such persons making any representations and warrants regarding such matters.

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

We will be subject to income taxes in the United States, and our domestic tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

●	changes in the valuation of our deferred tax assets and liabilities;

●	expected timing and amount of the release of any tax valuation allowances;

●	tax effects of stock-based compensation;

●	costs related to intercompany restructurings; or

●	changes in tax laws, regulations or interpretations thereof.

In addition, we may be subject to audits of our income, sales and other transaction taxes by federal, state and local authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.

Anti-takeover provisions in Nevada law could discourage, delay or prevent a change in control of our company and may affect the trading price of our common stock.

Some of the provisions of Nevada law may have the effect of delaying, deferring or discouraging another person from acquiring control of our company or removing our incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection against an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals.

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Our amended and restated bylaws that we anticipate adopting prior to the consummation of this offering designate certain courts as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.

Our amended and restated bylaws that we anticipate adopting prior to the consummation of this offering provide that, unless we consent in writing to the selection of an alternative forum, a state or federal court located in the State of Nevada shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any actions asserting a claim arising pursuant to any provision of the NRS, the Articles of Incorporation or the bylaws of the Company, in each case as amended, or (iv) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to such court having personal jurisdiction over the indispensable parties named as defendants therein (the “Nevada Forum Provision”). This, however, shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act, or the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction. Our bylaws further provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act (the “Federal Forum Provision”). In addition, our bylaws provide that any person or entity purchasing or otherwise acquiring any interest in shares of our common stock is deemed to have notice of and consented to the Nevada Forum Provision and the Federal Forum Provision.

Section 27 of the Securities Exchange Act of 1934, as amended, creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the Nevada Forum Provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

We recognize that the Nevada Forum Provision and the Federal Forum Provision in our bylaws may impose additional litigation costs on stockholders in pursuing any such claims, particularly if the stockholders do not reside in or near the State of Nevada. Additionally, the Nevada Forum Provision and the Federal Forum Provision may limit our stockholders’ ability to bring a claim in a forum that they find favorable for disputes with us or our directors, officers or employees, which may discourage such lawsuits against us and our directors, officers and employees even though an action, if successful, might benefit our stockholders. If the Federal Forum Provision is found to be unenforceable, we may incur additional costs associated with resolving such matters. The Federal Forum Provision may also impose additional litigation costs on stockholders who assert that the provision is not enforceable or invalid. The competent courts of the State of Nevada and the United States District Court may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our stockholders.

The proposed Reverse Stock Split could cause our stock price to decline relative to its value before the split and decrease the liquidity of shares of our common stock.

We plan to effect a Reverse Stock Split of our issued and outstanding common stock prior to the closing of this offering. The liquidity of the shares of our common stock may be affected adversely by the Reverse Stock Split given the reduced number of shares that will be outstanding following the Reverse Stock Split, especially if the market price of our common stock does not increase as a result of the Reverse Stock Split. In addition, the Reverse Stock Split may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

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Following the proposed Reverse Stock Split, we cannot assure you that we will be able to continue to comply with listing standards of the Nasdaq Capital Market.

We have applied to list our common stock on the Nasdaq Capital Market in connection with this offering. Following the proposed Reverse Stock Split, we expect that our common stock will be eligible to be quoted on the Nasdaq Capital Market. For our common stock to be so listed, we must meet the current listing standards of the Nasdaq Capital Market, including the minimum bid price requirement. There can be no assurance that the market price of our common stock following the Reverse Stock Split will remain at the level required for continuing compliance with the minimum bid price requirement of the Nasdaq Capital Market. It is not uncommon for the market price of a company’s common stock to decline in the period following a Reverse Stock Split. If the market price of our common stock declines following the effectuation of the Reverse Stock Split, the percentage decline may be greater than would occur in the absence of a Reverse Stock Split. In addition, other factors unrelated to the number of shares of our common stock outstanding, such as negative financial or operational results, could adversely affect the market price of our common stock and jeopardize our ability to meet or maintain the minimum bid price requirement of the Nasdaq Capital Market. If we fail to comply with the minimum bid price requirement, our securities could be delisted.

In addition to the minimum bid price requirement for continuing compliance with the Nasdaq Capital Market continued listing standards, we cannot assure you that we will be able to comply with the other standards that we are required to meet in order to maintain a listing of our common stock on the Nasdaq Capital Market. For example, we may lose an independent director on our Audit Committee which we intend to form, who cannot readily be replaced. Our failure to meet these requirements may result in our common stock sold in this offering being delisted from the Nasdaq Capital Market, irrespective of our compliance with the minimum bid price requirement.

If our common stock were to be delisted from the Nasdaq Capital Market, our common stock could revert to trading on the OTCQB or another over-the-counter platform following any delisting from Nasdaq Capital Market. Any such delisting of our common stock could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock, not only in terms of the number of shares that can be bought and sold at a given price, but also through delays in the timing of transactions and less coverage of us by securities analysts, if any. Also, as we are seeking additional equity capital, it could have an adverse effect on our ability to raise capital in the public or private equity markets.

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USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of [●] shares of our common stock in this offering will be approximately $[●], based on an assumed initial offering price of $[●] per share of common stock (the midpoint of the price range set forth on the cover of this prospectus), after giving effect to the Reverse Stock Split and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. If Maxim exercises its option to purchase additional shares in full to cover over-allotments, if any, we estimate that our net proceeds will be approximately $[●] after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

Each $1.00 increase or decrease in the assumed initial offering price of $[●] per share would increase or decrease, as applicable, the net proceeds to us from the sale of shares of our common stock in this offering by approximately $[●] million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same (assuming no exercise of the underwriter’s over-allotment option) and after deducting estimated underwriting discounts and commissions and estimated offering payable by us. Similarly, each increase or decrease of [●] shares in the number of shares offered by us would increase or decrease the net proceeds to us from the sale of our common stock in this offering by approximately $[●] million, assuming no change in the assumed offering price of $[●] per share and after deducting estimated underwriting discounts and commissions and estimated expenses payable by us.

We intend to use the net proceeds from this offering for (i) $1 million for the exclusive licensing fee for the expanded territories of Canada and Mexico to C-Twelve, (ii) $2 million funding of the C-Twelve Loan (iii) scaling production and distribution of our BioAsphalt™ technology in North America with our commercial partner, Ergon; and (iv) expanding our licensing model to establish commercial partnerships in new markets and in other regions around the world; (v) engaging in research and development to deliver technologies and products that address critical environmental challenges, including continued advancement of BioAsphalt™ to enable potential national security and defense-related applications; and (vi) working capital and general corporate purposes. We intend to allocate the net proceeds from this offering as follows:

Use of Net Proceeds	$		%
Scaling North American Production and Distribution with Ergon	$	[●]	20
Establishing Commercial Partnerships Outside of North America	$	[●]	10
Research and Development	$	[●]	10
C-Twelve Loan and License Fee	$	[●]	40
Working Capital	$	[●]	20
Total		[●]	100

The expected use of net proceeds from this offering represents our intentions based upon our present plans and business conditions. However, investors are cautioned that the nature, amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management has and will retain broad and full discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes not described above.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments, and U.S. government securities.

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MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

Our common stock is quoted on the OTCQB under the symbol “VRDR.” There has been limited trading in our shares of common stock. We cannot assure you that there will be an active market in the future for our common stock, even following this offering and our uplisting to Nasdaq.

The following table sets forth, for the periods indicated, the high and low bid prices of our common stock. These prices reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions. These prices do not reflect the effect of the Reverse Stock Split.

	Bid Prices(1)
	High	Low
FISCAL YEAR ENDING JUNE 30, 2025:
First Quarter	$0.37	0.1241
Second Quarter	$0.2249	0.1214
Third Quarter	$0.205	0.111
Fourth Quarter	$0.17	0.0844

FISCAL YEAR ENDING JUNE 30, 2026:
First Quarter	$0.1001	0.049
Second Quarter	$0.099	0.0411
Third Quarter	$0.054	0.0264
Fourth Quarter	$0.077	0.0305

(1)	The above tables set forth the range of high and low bid prices per share of our common stock as reported by www.otcmarkets.com for the periods indicated. Any over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Holders

As of the date of this prospectus, we had approximately 233 shareholders of record. Because certain shares of our common stock are held by brokers and other institutions on behalf of shareholders, we are unable to estimate the total number of beneficial shareholders.

Securities Authorized for Issuance under Equity Compensation Plans

At our 2026 Annual Meeting, our shareholders approved the Verde Resource, Inc. 2026 Equity Incentive Plan, which is referred to herein as the “2026 Plan”. As of its effective date, a total of 129,422,477 shares were initially available for future awards under the 2026 Plan, which amount will increase annually pursuant to the 2026 Plan’s “evergreen” provision. For more information on the 2026 Plan, see Executive Compensation – Equity Incentive Plans herein.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
2026 Plan	-	-	129,422,477

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock, and we do not anticipate paying any cash dividends in the foreseeable future. The payment of dividends, if any, in the future is within the discretion of our board of directors and will depend on our earnings, capital requirements and financial condition and other relevant facts. We currently intend to retain all future earnings, if any, to finance the development and growth of our business.

CAPITALIZATION

The following table sets forth our cash and capitalization as of March 31, 2026:

●	on an actual basis; and

●	on an as adjusted basis to give further effect to our issuance and sale of [●] shares of our common stock in this offering at an assumed initial offering price of $[●] per share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The as adjusted information below is illustrative only and does not give effect to the planned Reverse Stock Split. Our capitalization following the completion of this offering is subject to adjustment based on the initial offering price of the common stock and other terms of this offering determined at pricing. You should read the following table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information contained in this prospectus, including the financial statements and related notes appearing elsewhere in this prospectus.

	March 31, 2026	March 31, 2026
	Actual	As Adjusted(1)
		Assuming no exercise of the over-allotment option		Assuming full exercise of the over-allotment option
Cash	$2,129,576	$	[●]	[●]

Shareholders’ Equity
Preferred stock, $0.001 par value, 50,000,000 shares authorized, zero and [●] shares issued and outstanding actual and as adjusted, respectively	-		[●]	[●]
Common stock, $0.001 par value, 10,000,000,000 shares authorized, 1,302,942,407 and [●] shares issued and outstanding actual and as adjusted, respectively	1,302,942		[●]	[●]
Additional paid-in capital	57,553,229		[●]	[●]
Accumulated deficit	(20,627,172)		[●]	[●]
Accumulated other comprehensive loss	(222,369)		[●]	[●]
Non-controlling interest	(2,745)		[●]	[●]
Total shareholders’ equity	38,003,885		[●]	[●]
Total capitalization	$38,939,962	$	[●]	[●]

(1)	The as adjusted balance sheet data in the table above reflects the sale and issuance by us of shares of our common stock in this offering, based upon the assumed offering price of $[●] per share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

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The number of shares of our common stock to be outstanding upon completion of this offering is based on 1,304,292,407 shares of our common stock outstanding as of the date of this prospectus, before giving effect to the planned Reverse Stock Split, and excludes:

●	129,422,477 shares of common stock authorized for issuance under our 2026 Equity Incentive Plan (the “2026 Plan”); and

●	24,943,876 shares of common stock issuable pursuant to the Ergon Warrant, which has an exercise price per share of $0.0818.

Each $1.00 increase (decrease) in the assumed initial offering price of $[●] per share (the midpoint of the estimated price range set forth on the cover page of this prospectus) would increase (decrease) the amount of cash, additional paid-in capital, total shareholders’ equity (deficit) and total capitalization on an as adjusted basis by approximately $[●] million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of [●] shares in the number of shares of common stock offered by us would increase (decrease) cash, total shareholders’ equity (deficit) and total capitalization on an as adjusted basis by approximately $[●] million, assuming the assumed initial offering price of $[●] per share (the midpoint of the estimated price range set forth on the cover page of this prospectus) remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. The as adjusted information discussed above is illustrative only and will be adjusted based on the actual offering price and other terms of this offering determined at pricing.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the initial offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock immediately after this offering.

Our historical net tangible book value as of March 31, 2026 was $4,338,274 or $0.0033 per share of common stock. Historical net tangible book deficit per share represents historical net tangible book deficit divided by the number of shares of our common stock outstanding at March 31, 2026, before giving effect to the Reverse Stock Split.

After giving further effect to our issuance and sale of [●] shares of common stock in this offering at the initial offering price of $[●] per share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting underwriting discounts and commissions, estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2026 would have been approximately $[●] million, or approximately $[●] per share. This represents an immediate increase in as adjusted net tangible book value per share of [●] to our existing shareholders and an immediate dilution in as adjusted net tangible book value per share of approximately $[●] to new investors purchasing common stock in this offering. Dilution per share to new investors purchasing common stock in this offering is determined by subtracting as adjusted net tangible book value per share after this offering from the assumed initial offering price per share paid by new investors.

The following table illustrates this dilution on a per share basis to new investors in this offering:

	Assuming no exercise of the over-allotment option		Assuming full exercise of the over-allotment option
Assumed Offering price per share	$	[●]	$	[●]
Historical net tangible book value per share as of March 31, 2026		$0.0033	$	[●]
Increase in net tangible book value per share attributable to this offering		[●]		[●]
As adjusted net tangible book deficit per share as of March 31, 2026		[●]		[●]
Dilution per share to new investors participating in this offering	$	[●]	$	[●]

The as adjusted information discussed above is illustrative only and will change based on the actual initial offering price, the final reverse split ratio determined when effecting the Reverse Stock Split, the number of shares and other terms of this offering determined at pricing.

Each $1.00 increase (decrease) in the assumed initial offering price of $[●] per share would increase (decrease) the as adjusted net tangible book value per share after this offering by $[●] per share and the dilution to new investors purchasing common stock in this offering by $[●] per share, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. An increase of [●] shares in the number of shares offered by us would increase the as adjusted net tangible book value per share after this offering by $[●] per share and the dilution to new investors purchasing common stock in this offering by $[●] per share, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. A decrease of [●] shares in the number of shares offered by us would increase the as adjusted net tangible book value per share after this offering by $[●] per share and the dilution to new investors purchasing common stock in this offering by $[●] per share, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

If Maxim exercises its option to purchase [●] additional shares of common stock in this offering in full at the assumed initial offering price of $[●] per share, and assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, the as adjusted net tangible book value per share after this offering would be $[●] per share, and the dilution in as adjusted net tangible book value per share to new investors purchasing common stock in this offering would be $[●] per share.

The number of shares of common stock that will be outstanding after this offering is based on 1,304,292,407 shares of common stock outstanding as of the date of this prospectus, and excludes:

●	129,422,477 shares of common stock authorized for issuance under our 2026 Equity Incentive Plan (the “2026 Plan”); and

●	24,943,876 shares of common stock issuable pursuant to the Ergon Warrant, which has an exercise price per share of $0.0818.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATION

The following discussion and analysis is based on, and should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this prospectus. Management’s Discussion and Analysis of Financial Condition and Results of Operations contains statements that are forward-looking. These statements are based on current expectations and assumptions that are subject to risk, uncertainties and other factors. These statements are often identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” or “continue,” and similar expressions or variations. Actual results could differ materially because of the factors discussed in “Risk Factors” elsewhere in this prospectus, and other factors that we may not know.

Overview

We are a road construction and building materials company offering proprietary, environmentally sustainable materials and seeking to redefine our industry with a clear mission: enabling the #TransitiontoZero™. Our proprietary product BioAsphalt™ incorporates a highly engineered blend of biochar, a powerful carbon sequestering material, into asphalt infrastructure with the goal of reducing emissions, improving performance, and lowering overall costs. We also offer a licensed proprietary cold mix biochar asphalt emulsifying agent, which we call “Verde V24”. Further, we expect to generate revenues from the generation by our products, and our subsequent sale, of carbon removal credits. We believe our proprietary products, know-how and business plan place us potentially at the forefront of sustainable innovation in the construction and building materials sector, an industry we believe is long overdue for transformation. We primarily operate through our wholly-owned U.S. subsidiary Verde Renewables, headquartered in St. Louis, Missouri.

Our strategic roadmap for helping achieve net-zero emissions—what we call our Verde Net Zero Blueprint—has achieved the following significant milestones in its evolution to date:

●	The issuance to our company in April 2025 of the world’s first carbon removal credit from asphalt production and application, certified by Puro.earth, the leading global registry for engineered carbon removal.

●	Technological validation of our BioAsphalt™ by NCAT, including receipt of preliminary field testing performance results from NCAT in July 2025 that demonstrated consistent durability, particularly under low-volume roadway conditions. In September 2025, NCAT’s latest laboratory testing evaluation of our cold recycling mix using 100% RAP demonstrated that our cold-recycled mix not only meets but exceeds industry specifications for cold-recycled asphalt. These results showed superior cohesion, high TSR, and retained stability compared to standard cold mix benchmarks, showcasing its strength, durability, and moisture resistance.

Our Verde Net Zero Blueprint is comprised of our portfolio of proprietary and validated technologies that enable the production of sustainable infrastructure materials with the integrated ability to generate certified carbon removal credits. This positions carbon sequestration not just as an environmental co-benefit, but as a monetizable feature embedded in our business plan.

We believe our asset light business model enables scalable growth while minimizing capital intensity, creating recurring revenue streams through licensing, sales, royalties, carbon monetization, and strategic relationships. In particular, as the rise of artificial intelligence accelerates data center energy consumption, which is now projected to account for a growing share of global electricity use, enterprises worldwide are facing increasing pressure to offset their carbon footprints. This is driving up demand for high-integrity, verifiable carbon credits.

Our model presents a novel combination of infrastructure performance with measurable climate impact, potentially establishing us as a first mover in scalable Net Zero solutions, which we believe positions us well to meet the demands of a rapidly decarbonizing, carbon-constrained economy.

With key third-party milestones from groups such as NCAT and Puro.earth in place, we are now focused on commercializing our solutions in the United States, our most strategic market. To this end, in October 2025 we entered into an exclusive licensing agreement with Ergon, an industry leader in asphalt innovation and supply and one of the largest liquid asphalt and emulsion marketers in North America, for the production of asphalt surface course material containing our proprietary solution across North America. Building on that relationship, we recently entered into a MCCA with Ergon establishing us as Ergon’s preferred vendor of engineered biochar and engaging us as the supplier of biochar for an initial cold mix road paving product project. As our domestic operations scale through Ergon, we plan to license the Verde Net Zero Blueprint globally, targeting infrastructure and materials companies in countries aligned with the Paris Climate Agreement and pursuing Net Zero by 2050.

We plan to expand operations and generate and grow revenue in the coming years primarily through marketing and selling our proprietary biochar and other road technologies through Ergon in North America, with an initial focus on the United States. Production planning of our materials has already commenced, with distribution anticipated to occur through the Ergon’s established sales channels, reaching asphalt mixing plants across the United States, Canada and Mexico for blending and placement. Embedding our technology into Ergon’s nationwide business footprint would potentially enable immediate scalability and near-term revenue generation.

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In addition, we are exploring the implementation of our Verde NetZero Blueprint in Southeast Asia, where we have had our BioFraction facility in Sabah, Borneo since 2021. This facility is set to become fully operational once production and commercialization in the region is ready to begin. BioFraction refers to the biological fractionalization of waste through pyrolysis, a thermal decomposition process in an oxygen-free environment that converts organic waste into valuable outputs including biochar, biofuel, bio-syngas, and wood vinegar. At our BioFraction facility, we plan to convert palm oil waste into biochar and other renewable byproducts. The BioFraction facility was strategically set to dormant status in recent years in order to prioritize our U.S.-based proof of concept test track through with NCAT, though we have continued regular maintenance and test production runs to preserve its operational capability. With that milestone now complete and with the Ergon License and MCCA secured, we are now focused on scaling our North American operations. Once we turn our focus to Southeast Asia, we intend to restart and increase the operation of our BioFraction facility.

Recent Developments

Ergon Master Commercialization and Collaboration Agreement

On July 1, 2026, Verde Renewables entered into the MCCA with Ergon, whereby Verde Renewables shall act as a supplier of biochar to Ergon on a preferred vendor basis and provide carbon credit monetization and related services to Ergon, and Ergon shall endeavor to use its good faith efforts to develop, manufacture, and market products containing our engineered biochar, with the initial Ergon-Verde Product being a cold mix road paving product.

During the term of the MCCA, if Ergon or any of its affiliates desire to utilize biochar in any of Ergon’s products, Ergon shall afford Verde Renewables the first opportunity to supply any such biochar required (in the form of Verde Renewables’ engineered biochar), and the parties will negotiate to establish agreed-upon applicable commercial terms related to such projects or applications to be memorialized in an addendum to the MCCA, or in a direct agreement between Verde Renewables and a customer introduced by Ergon. Commencing in 2027 and for each year during the term of the MCCA thereafter, the parties shall also in good faith discuss whether to establish mutually agreed-upon purchase commitments of Verde Renewables’ biochar product.

Under the MCCA, Verde Renewables shall, at Ergon’s request and in coordination with Ergon, use its commercially reasonable efforts to perform the services described in the MCCA to assist Ergon, which includes the distribution of Verde Renewables’ engineered biochar to Ergon or its customers or otherwise for use in Ergon’s products which utilize biochar, to ensure continuity of biochar supply to support commercialization of Ergon-Verde Products, as well as to provide technical and field support services to facilitate market adoption of Ergon-Verde Products. Verde Renewables is also responsible under the MCCA for the management of carbon removal credits generated by Ergon-Verde Products, including registration, methodology management, verification, registry management, and carbon credit sales. It is anticipated that carbon removal credits shall be generated from: (i) bulk mixing, and (ii) packaged mix of Ergon-Verde Products. Verde Renewables shall provide to Ergon a percentage of the net proceeds of Verde Renewables’ share of the biochar carbon removal credits generated.

Concurrently with the execution of the MCCA, the parties also entered into an addendum to the MCCA to provide for the terms of the first project under the MCCA, which involves providing engineered biochar for use in the Initial Product. Such addendum sets out non-binding annual target supply volumes of Ergon’s emulsion products for which Verde Renewables will aim to supply its biochar. Verde Renewables and Ergon shall share in the net revenue of any such sales of Verde Renewables’ biochar to Ergon’s customers, or any customers introduced by Ergon, in connection with Project #1. Additionally, Ergon will pay Verde Renewables a cash royalty per gallon of Ergon’s emulsion product sold in connection with Project #1. For any products beyond the Initial Product for which Ergon utilizes Verde Renewables’ biochar, the parties will negotiate in good faith to establish mutually agreed-upon commercial terms related to such additional applications to be memorialized in an addendum or amendment to the MCCA. The Company expects Project #1 to commence immediately and continue over the next several years as the Initial Product is manufactured, tested in pilot programs and commercialized.

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Key Factors that Affect Our Results of Operations

We believe the following key factors may affect our financial condition and results of operations:

●	MCCA and Ergon License: Our deepening commercial relationship with Ergon is expected to drive long-term revenue growth through product sales of biochar and related proprietary materials.

●	Adoption of Biochar-Asphalt Technology: Market acceptance of the Verde Net Zero Blueprint technologies by contractors, state Departments of Transportation, and private sector customers will influence royalty streams and future expansion opportunities.

●	Carbon Credit Monetization: The issuance, pricing, and sales of certified carbon removal credits tied to our biochar-based asphalt applications will be a key driver of financial performance.

●	Operational and Integration Costs: Expenses related to technology transfer, compliance monitoring, and integration into licensee production systems will impact near-term margins.

●	Regulatory and Environmental Policies: Federal and state infrastructure spending, emissions reduction mandates, and climate policies may accelerate the adoption of our technology and corresponding revenue growth.

●	Continuous Improvement and Innovation: We are committed to continuous improvement and innovation on our core technologies to enhance performance, durability, and environmental benefits.

●	Maintaining the Quality of our Products: We seek to maintain robust quality assurance and measurement systems to confirm that all licensed products consistently meet our technical specifications and industry standards.

Results of Operations

For the three months ended March 31, 2026 and 2025:

The following table sets forth selected financial information from our statements of comprehensive loss for the three months ended March 31, 2026 and 2025:

	March 31, 2026	March 31, 2025	Change
	Amount	Amount	%
	(Unaudited)	(Unaudited)
Revenue	$460,005	$697	65,898%
Cost of revenue	296,093	155	190,928%
Gross profit	$163,912	$542	30,142%
Selling, general and administrative expenses	814,904	1,170,355	(30)%
Other operating expenses	59,000	46,457	27%
Loss from operations	$(709,992)	$(1,216,270)	(42)%
Interest expense	-	(1,343	(100)%
Other income	196,923	71,233	176%
NET LOSS	$(513,069)	(1,146,380)	(55)%

The average rate of MYR : USD for three months ended March 31, 2026 and March 31, 2025 was 0.2528 and 0.2247, respectively.

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Revenue

●	Revenue for the three months ended March 31, 2026 was $460,005, an increase of $459,308, or 65,898%, compared to $697 for the prior year period.

Revenue for the three months ended March 31, 2026 was primarily derived from the first two purchase orders from Ergon for the proprietary, licensed cold mix biochar asphalt emulsifying agent, Verde V24. In contrast, revenue for the three months ended March 31, 2025 was primarily derived from sales of biochar and natural palm enzymes.

The increase in revenue for the three months ended March 31, 2026, compared to the same period in 2025, was primarily attributable to an initial order of $460,000 from Ergon for Verde V24 in preparation for the execution of its commercialization strategy for its proprietary BioAsphalt™ product.

Cost of revenue

●	Cost of revenue for the three months ended March 31, 2026 was $296,093, an increase of $295,938, or 190,928%, compared to $155 for the prior year period. The increase was primarily attributable to higher sales volume associated with our Verde V24 product in the current period.

Gross Profit

●	Gross profit for the three months ended March 31, 2026 was $163,912, an increase of $163,370, or 30,142%, compared to $542 for the prior year period.

The increase mainly is driven by the initial order from Ergon for Verde V24 during the period.

Selling, General and Administrative Expenses

●	Selling, general and administrative expenses for the three months ended March 31, 2026 was $814,904, a decrease of $355,451, or 30%, compared to $1,170,355 for the prior year period.

Selling, general and administrative expenses were comprised mainly of salaries, office costs, legal and professional fees, consultancy fee, research and development cost and travelling expenses. Selling, general and administrative expenses decreased by 30%, or $355,451, primarily due to reduction in share-based compensation expense recognized for the three months ended March 31, 2026 as the related service periods for certain consultants were completed in a prior period as per their respective service agreements.

Other Operating Expenses

●	Other operating expenses for the three months ended March 31, 2026 was $59,000, an increase of $12,543, or 24%, compared to $46,457 for the prior year period.

Other operating expenses were comprised of expenditures related to the maintenance of our BioFraction plant in Sabah, Borneo, arising from our strategic decision to temporarily cease its operation in June 2023 to focus on our North American operations. The variance is attributable to foreign currency translation effects. The weakening of the U.S. dollar resulted in higher reported amounts upon translation into the reporting currency.

Interest expense

●	Interest expense for the three months ended March 31, 2026 and 2025 was $0 and $1,343, respectively.

The absence of interest expense during the current period was primarily attributable to the settlement of lease liabilities in our prior fiscal year in connection with the disposal of assets held for sale and certain property, plant, and equipment that were under financing arrangements

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Other income (expense), net

●	Other income (expense), net for the three months ended March 31, 2026 and 2025 was income of $196,923 and $71,233, respectively, representing a favorable change of $125,690 or 176%.

●	Other income, net for the three months ended March 31, 2026 primarily consisted of

◌	Unrealized foreign exchange gains of $24,617;
◌	Gain recognized from the reversal of certain historical related party balances of $30,598 and other payable balances of $131,668 determined to no longer be payable;
◌	Interest income from short-term investments of $9,666; and
◌	Sundry income of $374.

●	Other income, net for the three months ended March 31, 2025 primarily consisted of:

◌	Unrealized foreign exchange gains of $43,808;
◌	Gain on disposal property, plant and equipment of $2,488;
◌	Rental income of $4,100;
◌	Interest income from short-term investments of $21,533; and
◌	Sundry expense of $696.

●	Interest income from short-term investments decreased to $9,666 in the three months ended March 31, 2026, compared to $21,533 in the prior year period, reflecting reduced investment placements.

Net loss

●	Net loss for the three months ended March 31, 2026 was $513,069, a decrease of $633,311, or 55.2%, compared to $1,146,380 for the prior year period.

The decrease in net loss was primarily attributable to the factors discussed above, including improved gross profit, lower selling, general and administrative expenses, and favorable changes in other income (expense), net.

For the nine months ended March 31, 2026 and 2025:

The following table sets forth selected financial information from our statements of comprehensive loss for the nine months ended March 31, 2026 and 2025:

	March 31, 2026	March 31, 2025	Change
	Amount	Amount	%
	(Unaudited)	(Unaudited)
Revenue	$466,953	$128,690	263%
Cost of revenue	298,314	59,303	403%
Gross profit	$168,639	$69,387	143%
Selling, general and administrative expenses	2,830,308	4,369,233	(35)%
Other operating expenses	172,137	152,273	12%
Loss from operations	$(2,833,806)	$(3,235,849)	(36)%
Interest expense	-	(102,703	(100)%
Other income	467,106	1,068,828	(56)%
NET LOSS	$(2,366,700)	(3,485,994)	(32)%

The average rate of MYR : USD for nine months ended March 31, 2026 and March 31, 2025 was 0.2439 and 0.2270, respectively.

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Revenue

●	Revenue for the nine months ended March 31, 2026 was $466,953, an increase of $338,263, or 263%, compared to $128,690 for the prior year period.

Revenue for the nine months ended March 31, 2026 was primarily derived from the first two purchase orders from Ergon for the proprietary, licensed cold mix asphalt emulsifying agent, Verde V24. During the period, we procured Verde V24 from our supplier and completed large-volume sales to Ergon. These transactions represent our initial commercial-scale sales activity for Verde V24, following prior limited pilot sales. Revenue for the nine months ended Mar 31, 2025 was derived from sale of Biochar Asphalt Premix.

Cost of revenue

●	Cost of revenue for the nine months ended March 31, 2026 was $298,314, an increase of $239,011, or 403%, compared to $59,303 for the prior year period.

The increase was primarily attributable to higher sales volume in the current period, driven by initial purchase orders for our Verde V24 product. The increase also reflects the impact of product mix, as well as higher associated procurement costs and fulfilling early-stage commercial orders during our transition to our upgraded BioAsphalt™ formulation. Cost of revenue for the nine months ended March 31, 2025 were comprised of the cost of Biochar Asphalt products sold.

Gross Profit

●	Gross profit for the nine months ended March 31, 2026 was $168,639, an increase of $99,252, or 143%, compared to $69,387 for the prior year period.

The increase in gross profit was primarily attributable to higher sales volumes during the current period, including initial commercial sales of Verde V24. Gross margin as a percentage of revenue decreased compared to the prior year period due to changes in product mix. Revenue during the current period included a greater proportion of Verde V24 sales, which has a different pricing and cost structure compared to the Company’s finished BioAsphalt™ products sold in the prior year period.

Selling, General and Administrative Expenses

●	Selling, general and administrative expenses for the nine months ended March 31, 2026 was $2,830,308, a decrease of $1,538,925, or 35%, compared to $4,369,233 for the prior year period.

Selling, general and administrative expenses comprised mainly of salaries, office costs, legal and professional fees, consultancy fee, research and development cost and travelling expenses. The $1,538,925, or 35% decrease was primarily due to the absence of the special bonus of $1.25 million to CEO Jack Wong in recognition of his leadership, strategic vision and outstanding contributions in transforming our company into a pioneer in the Net Zero building materials and carbon removal industry recorded in the prior period and reduction in share-based compensation expense recognized for the nine months ended March 31, 2026 as the related service periods for certain consultants were completed in prior period as per their respective service agreements, partially offset by an increase in legal and professional fees related to the Ergon License of $150,000 and research and development costs of $187,500 in current period as we continued our work to the upgraded formulation of our BioAsphalt™ product.

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Other Operating Expenses

Other operating expenses for the nine months ended March 31, 2026 was $172,137, an increase of $19,864, or 13%, compared to $152,273 for the prior year period.

Other operating expenses consisted of maintenance-related expenditures for our BioFraction plant in Sabah, Borneo following the temporary cessation of operation in June 2023, as we shifted our focus toward our North American operations. The variance is attributable to foreign currency translation effects, as the weakening of the U.S. dollar resulted in higher reported amounts upon translation into the reporting currency.

Interest expense (expense), net

●	Interest expense for the nine months ended March 31, 2026 and 2025 was $0 and $102,703, respectively.

The absence of interest expense during the current period was primarily attributable to the settlement of lease liabilities in our prior fiscal year in connection with the disposal of asset held for sale and certain property, plant, and equipment that were under financing arrangements, and the early conversion of promissory notes with an aggregate principal amount of $675,888 on August 16, 2024 in the prior period.

Other income

●	Other income for the nine months ended March 31, 2026 and 2025 was income of $467,106 and $1,068,828, respectively, representing an unfavorable change of $601,722 or 56%.

●	Other income for the nine months ended March 31, 2026 primarily consisted of:

◌	Unrealized foreign exchange gains of $276,351,
◌	Gain on forgiveness of debt from the reversal of certain historical related party balances of $30,598 and other payable balances of $131,668 determined to no longer be payable;
◌	Interest income from short-term investments of $21,489, and
◌	Sundry income of $7,000.

●	Other income for the nine months ended March 31, 2025 primarily consisted of:

◌	Unrealized foreign exchange gains of $320,488,
◌	Gain on disposal property, plant and equipment of $163,644,
◌	Gain on insurance claim of $481,513,
◌	Rental income of $38,200,
◌	Interest income from short-term investments of $60,342, and
◌	Sundry income of $4,641.

●	Interest income from short-term investments decreased to $21,489 in the nine months ended March 31, 2026, compared to $60,342 in the prior year period, reflecting reduced investment placements.

Net loss

●	Net loss for the nine months ended March 31, 2026 and 2025 was $2,366,700, a decrease of $1,119,294, or 32%, compared to $3,485,994 for the prior year period.

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The decrease in net loss was primarily attributable to the factors discussed above, and lower selling and general and administrative expenses.

For the fiscal years ended June 30, 2025 and 2024

The following table provides selected financial data about our company for the years ended June 30, 2025, and June 30, 2024.

Statement of Operation	June 30,
	2025	2024	Change
	USD	USD	USD	%
Revenue	$133,202	$96,584	36,618	$38%
Cost of revenue	51,789	62,978	11,189	18%
Gross profit	81,413	33,606	47,807	142%
Selling, general and administrative expenses	5,889,024	2,882,376	3,006,648	104%
Other operating expenses	214,410	237,047	22,637	10%
Loss from operation	(6,022,021)	(3,085,817)	(2,936,204)	95%
Interest expense	(102,703)	(176,483	73,780	(42)%
Other income	1,341,711	74,638	1,267,073	1,698%
Net loss before income tax	(4,783,013)	(3,187,662)	(1,595,351)	50%
Provision of income tax	-	(112)	112	(100)%
NET LOSS	$(4,783,013)	$(3,187,774)	(1,595,239)	50%

Revenue

We have generated $133,202 in revenue for the year ended June 30, 2025, representing an increase of $36,618, or 38%, compared to revenue of $96,584 in the prior year. The increase was primarily attributable to a shift in product mix, with greater sales of our higher-margin Biochar Asphalt Premix, which became the predominant revenue driver in 2025. In contrast, revenue in 2024 also included sales of raw biochar, which carries lower margins and contributed a larger share of revenue in that year.

Cost of revenue

Cost of revenue in 2025 comprised the cost of Biochar Asphalt products sold whereas the cost for the year ended June 30, 2024 also included cost of biochar produced. Consequently, cost of revenue decreased by $11,189 or 18%, from $62,978 in the year ended June 30, 2024, to $51,789 during the year ended June 30, 2025. The decrease was primarily due to a change in the composition of products sold. During fiscal 2024, the cost of revenue included the production costs associated with raw biochar, which carried higher relative production and handling costs.

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Gross Profit (Loss)

Gross profit for the year ended June 30, 2025 was $81,413, an increase of $47,807, or 142%, compared to gross profit of $33,606 in 2024. The improvement in gross profit was driven not only by increased revenues but also by a favorable product mix, as the Biochar Asphalt Premix that was our primary product sold in 2025 has significantly higher gross margins than raw biochar, which was a primary driver in 2024.

Selling, General and Administrative Expenses

Selling, general and administrative expenses comprised mainly of salaries, office costs, legal and professional fees, consultancy fee, research and development cost and travelling expenses. We have incurred $5,889,024 and $2,882,376 in selling, general and administrative expenses through the years ended June 30, 2025 and 2024, respectively. Selling, general and administrative expenses increased year over year by 104%, or $3,006,648, primarily due to a special bonus of $1.25 million to Jack Wong, our Chief Executive Officer, in recognition of his contributions in transforming us into a pioneer in the Net Zero building materials and carbon removal industry, increase of consultancy fees (share-based compensation to nonemployees of $1,341,373) as the new agreements were entered into in the last 2 months of the previous financial year, share based compensation to an employee and a director of $432,246 and $5,534 respectively, accrued professional fees of $110,000 in relation to the planned uplisting to Nasdaq, and research and development cost of $300,000 payable to C-Twelve pursuant to the C-Twelve Agreement.

Other Operating Expenses

Total other operating expenses for the year ended June 30, 2025 was $214,410, a decrease of $22,637, or 10%, compared to $237,047 for the year ended June 30, 2024. Other operating expenses comprised of expenditure related to the maintenance of the plant for the production and distribution of renewable commodities which was operating at reduced capacity due to our strategic decisions. The decrease was mainly attributable to the reduction in the direct labor cost related to the plant from $31,526 to $7,408 for the years ended June 30, 2024 and 2025, respectively.

Interest expense

Total interest expense for the year ended June 30, 2025 was $102,703, a decrease of $73,780, or 42%, compared to $176,483 for the year ended June 30, 2024. We recorded interest expense of $86,456 and $116,916 for the years ended June 30, 2025, and 2024, respectively, on certain promissory notes issued to a related party as discussed in more detail in “Note 13 – Promissory Note to Related Party” to our audited financial statements. Lease interest expenses amounted to $5,368 and $45,926 for the years ended June 30, 2025, and 2024, respectively. Bank loan interest amounted to $10,879 and $13,640 for the years ended June 30, 2025, and 2024, respectively. The decrease in interest expenses is mainly due to settlement of lease liabilities associated with the disposal of an asset held for sale and certain property, plant and equipment which were under financing arrangements, and the early conversion of promissory notes with a principal amount of $675,888 on August 16, 2024.

Other income

We have other income of $1,341,711 for the year ended June 30, 2025, an increase of $1,267,073, or 1,698%, compared to $74,638 for the year ended June 30, 2024. The significant increase in other income was primarily driven by gain on insurance claim of $481,513, gain from disposal of property, plant and equipment of $164,624, interest income from placement of deposit with bank of $70,650 and unrealized foreign exchange gain of $582,034. The remaining balance of other income mainly represented rental income earned.

Net loss

As a result of the above factors, we incurred a net loss of $4,783,013 for the year ended June 30, 2025, representing an increase in net loss of $1,595,239, or 50%, compared to a net loss of $3,187,774 for the years ended June 30, 2025, and 2024, respectively.

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Liquidity and Capital Resources

For the nine months ended March 31, 2026 and 2025

The following summarizes the key component of our cash flows for the six months ended March 31, 2026 and 2025.

Cash Flow Date	March 31, 2026	March 31, 2025
Net Cash Used in operating activities	$(2,603,025)	$(2,591,258)
Net Cash Provided by investing activities	276,484	2,681,175
Net Cash Provided by financing activities	2,448,000	330,420
Effect of exchange rate fluctuation on cash and cash equivalents	(12,995)	(10,111)
Net increase in cash and cash equivalents	$1,108,464	$410,226
Cash and cash equivalents, beginning of period	1,021,112	279,137
Cash and cash equivalents, ending of period	$2,129,576	$689,363

Net Cash Used in Operating Activities

●	Net cash used in operating activities for the nine months ended March 31, 2026 and 2025 was $2,603,025, an increase of $11,767, or 1%, compared to $2,591,258 for the prior year period.

●	The increase in cash used in operating activities was primarily attributable to:

◌	Operating loss of $2,366,700;
◌	Partially offset by non-cash adjustments of $713,582; and
◌	A net decrease in working capital of $949,907.

●	Non-cash adjustments primarily consisted of:

◌	Depreciation of $170,611;
◌	Amortization of right-of-use assets of $77,143;
◌	Share-based compensation of $708,367 to nonemployees;
◌	Share-based compensation of $128,913 to employees;
◌	Share-based compensation of $24,855 to a director;
◌	Operating lease expense of $42,310, and
◌	Partially offset by an unrealized foreign exchange gain of $276,351 and gain on forgiveness of debts from related parties of $30,598 and other payable of $131,668.

Cash used in operating activities primarily reflects our net loss, adjusted for non-cash items and changes in working capital.

Net Cash Provided by Investing Activities

●	Net cash provided by investing activities for the nine months ended March 31, 2026 was $1,276,484, a decrease of $1,404,691, or 52%, compared to $2,681,175 for the prior year period.

●	Net cash provided by investing activities for the nine months ended March 31, 2026 was primarily attributable to:

◌	Withdrawal of $500,000 from a matured certificate of deposit to support general working capital and operating activities;
◌	Renewal of deposits of $1,000,000 that had an original maturity period of 90 days at a 60-day maturity period and, as a result, is now classified as a cash equivalent under ASC 230 Statement of Cash Flows; and
◌	Partially offset by a deposit of $223,516 into a certificate of deposit with a bank.

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●	Net cash provided by investing activities for the nine months ended March 31, 2025 was primarily attributable to:

◌	Proceeds from disposal of assets held for sale of $943,300;
◌	Proceeds from disposal of property, plant and equipment of $947,015;
◌	Proceeds from insurance recoveries of $541,221;
◌	Withdrawal of $250,000 from a matured certificate of deposit to support general working capital and operating activities; and
◌	Partially offset by purchases of property, plant and equipment of $361.

Net cash provided by investing activities primarily reflects activity related to certificates of deposit in the current period, compared to proceeds from asset dispositions and insurance recoveries in the prior year period.

Net Cash Provided by Financing Activities

●	Net cash provided by financing activities for the nine months ended March 31, 2026 and 2025 was $2,448,000, an increase of $2,117,580, or 640.9%, compared to $330,420 for the prior year period.

●	Net cash provided by financing activities for the nine months ended March 31, 2026 was primarily attributable to:

◌	Proceeds from the issuance of common stock, including $2,000,000 from Ergon; and
◌	Proceeds from issuance of common stock through private placements of $448,000.

●	Net cash provided by financing activities for the nine months ended March 31, 2025 was primarily attributable to:

◌	Proceeds from issuance of common stock and common stock to be issued through private placements of $1,319,000;
◌	Partially offset by repayments of lease liabilities of $712,140;
◌	Refunds from the cancellation of common stock of $65,000; and
◌	Repayments of bank loan of $211,440.

Net cash provided by financing activities primarily reflects proceeds from equity financing in both periods, with a significant increase in the current period driven by the Ergon investment.

Overall, we generated modest net cash inflows in both periods, reflecting increased financing activity partially offset by operating cash outflows.

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For the fiscal years ended June 30, 2025 and 2024

Our primary sources of liquidity are cash generated from private placements of our common stock. Cash generated from operations is highly dependent on the sale of our products. Cash and cash equivalents totaled $1 million as of June 30, 2025, and $0.3 million as of June 30, 2024.

The following table provides selected cash flow data about our Company for the years ended June 30, 2025, and 2024.

Cash Flow Date	June 30, 2025	June 30, 2024
Net cash used in operating activities	$(3,410,771)	$(2,087,990)
Net cash provided by (used in) investing activities	3,182,138	(2,016,646)
Net cash provided by financing activities	979,420	4,127,646
Effect of exchange rate changes on cash and cash equivalents	(8,812)	55,718
Net increase in cash and cash equivalents	$741,975	$78,728
Cash and cash equivalents at beginning of year	279,137	200,409
Cash and cash equivalents at end of year	$1,021,112	$279,137

Net Cash Used in Operating Activities.

Cash used in operating activities reflects net loss adjusted for certain non-cash items, including depreciation expense, amortization of right of use assets and stock-based compensation, and the effects of changes in operating assets and liabilities. Our net cash used in operating activities increased $1,322,781, or 63%, from $2,087,990 for the fiscal year ended June 30, 2024, to $3,410,771 for the fiscal year ended June 30, 2025. The increase in cash used in operating activities for the year ended June 30, 2025, as compared to 2024 was primarily due to operational loss of $4,783,013 offset by non-cash movements of $1,176,720 and net decrease in working capital of $195,522. The noncash expenses comprised $248,940 in depreciation, $102,857 in amortization, $1,341,373 in share based compensation to nonemployee, $432,246 in share-based compensation to employees, $5,534 in share-based compensation to a director, $84,718 in interest expenses on promissory notes, loss on disposal of assets held for sale of $2,877, impairment of property, plant and equipment of $137,632, impairment of asset held for sale of $5,866, operating lease expense of $42,848 and offset by unrealized foreign exchange gain of $582,034, gain from insurance claim of $481,513 and gain on disposal of property, plant and equipment of $164,624. The net decrease in working capital was generated from amount due to director, receivables from sale of inventories, other receivables, deposits and prepayments, and accrued liabilities and other payables, offset against decrease of working capital from inventories, accounts payable, related parties and repayments on leases.

Net Cash Provided by (Used in) Investing Activities.

The net cash provided by investing activities for the year ended June 30, 2025 was $3,182,138, representing an increase of $5,198,784, or 258%, compared to net cash used by investing activities of $2,016,646 for the year ended June 30, 2024. The significant increase was due to proceeds from disposal of assets held for sale of $943,300, proceeds from disposal of property, plant and equipment of $947,995, proceeds from insurance recoveries of $541,221 and withdrawal of deposit in bank of $750,000, offset with purchase of property, plant and equipment of $378 for the year ended June 30, 2025. Meanwhile, during year ended June 30, 2024, the net cash used by investing activities of $2,016,646 resulted from purchase of property, plant and equipment of $16,646 and placement of deposit in bank of $2,000,000, representing a strategic allocation of surplus cash from private placements completed during the year, and is intended to support future operational or investment initiatives.

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Net Cash Provided by Financing Activities.

The net cash provided by financing activities was $979,420, representing a decrease of $3,148,226, or 76%, compared to net cash provided by financing activities of $4,127,646. The decrease due to a reduction of proceeds from shares issued and to be issued of $1,983,000 in 2025 compared to $4,108,379 in 2024, set off partially by repayment of bank loan of $211,440, refund from cancellation of common stock of $80,000 and repayments to lease liabilities of $712,140 for the year ended June 30, 2025. Meanwhile, for the year ended June 30, 2024, the net cash provided by financing activities of $4,127,646 resulted from proceeds from shares issued and shares to be issued of $4,108,379, proceeds from bank loan of $50,000 and advance from other payables of $136,983 set off partially by repayment of bank loan of $29,560 and repayments to lease liabilities of $138,156.

We generated a net cash inflow of $741,975 for the year ended June 30, 2025.

Critical Accounting Estimates

For the nine months ended March 31, 2026 and 2025

The preparation of financial statements and related disclosures in conformity with U.S. GAAP requires management to make judgments, assumptions, and estimates that affect the amounts reported in the unaudited condensed consolidated financial statements and accompanying notes thereto. Note 2, entitled “Summary of Significant Accounting Policies,” to the unaudited condensed consolidated financial statements describes the significant accounting policies and methods used in the preparation of the unaudited condensed consolidated financial statements. The accounting policies described below are significantly affected by critical accounting estimates. Such accounting policies require significant judgments, assumptions, and estimates used in the preparation of the unaudited condensed consolidated financial statements, and actual results could differ materially from the amounts reported based on these policies.

1. Useful Lives and Depreciation of Property, Plant and Equipment

Our property, plant and equipment are stated at cost, net of accumulated depreciation and impairment losses, if any. We depreciate our property, plant and equipment on a straight-line basis over their estimated useful lives, which range from 5 to 10 years for plant and machinery, and 3 to 10 years for other asset categories, including office equipment, computers, motor vehicles, furniture and fittings, and renovations. The depreciation method and estimated useful lives reflect management’s judgment based on historical experience, the nature of the assets, their anticipated use, and technological and economic factors.

The estimation of useful lives is a critical accounting estimate because it requires significant management judgment and has a material impact on our consolidated financial statements. Changes in the estimated useful lives of our assets could significantly affect the timing of depreciation expense recognized in future periods. For the nine months ended March 31, 2026 and 2025, depreciation expense totaled $170,611 and $194,347, respectively.

We periodically review the estimated useful lives of our assets and revise them when events or changes in circumstances indicate that the current estimates are no longer appropriate. We also review our assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

2. Impairment of Long-Lived Assets and Intangible Assets

We evaluate long-lived assets, including property, plant and equipment, and indefinite-lived intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable, and at least annually for indefinite-lived intangible assets.

During the nine months ended March 31, 2026, we performed our interim assessment of potential impairment indicators, consistent with our established impairment evaluation process. In performing this assessment, management considered qualitative factors such as macroeconomic conditions, industry and market trends, developments in carbon credit pricing and demand, commercialization progress associated with key customer contracts, and our operating performance relative to expectations.

Based on this assessment, we concluded that no triggering events were identified and that would require a quantitative impairment analysis. Accordingly, no impairment charges were recorded for indefinite-lived intangible assets during the period. Management also considered whether any adverse changes had occurred relative to the assumptions used in our most recent annual assessment and determined that no such changes were indicative of potential impairment.

Our evaluation of impairment requires the use of significant estimates and assumptions, including projected revenues, commercialization timelines, operating margins, and market conditions, all of which are inherently uncertain. Changes in these assumptions, such as delays in commercialization, reductions in expected growth rates, or adverse changes in carbon credit pricing or demand, could negatively impact the estimated fair value of our indefinite-lived intangible assets in future periods.

We will continue to monitor these factors, including developments in carbon removal markets and regulatory environments, as part of our ongoing evaluation of potential impairment indicators.

Impairment and Write-Offs of Plant and Machinery

●	Impairment losses: For the nine months ended March 31, 2026 and 2025, $0 and $137,632, respectively.
●	Write-offs: None, for the nine months ended March 31, 2026 and 2025.

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3. Allowance for Expected Credit Losses

We maintain an allowance for expected credit losses on accounts receivable and other financial instruments based on a current expected credit loss (CECL) model under ASC 326. The allowance is estimated using a combination of quantitative and qualitative factors, including historical loss experience, current economic conditions, customer-specific credit risk, and reasonable and supportable forecasts of future conditions.

Significant judgment is involved in identifying relevant risk factors, evaluating the impact of macroeconomic variables (e.g., inflation, interest rates, geopolitical instability), and determining the appropriate loss rates. A change in these factors could materially affect the timing and amount of credit loss provisions.

No allowance for expected credit losses on accounts receivable during the nine months ended March 31, 2026 and 2025 respectively.

4. Revenue Recognition and Principal vs. Agent Determination

We recognize revenue in accordance with ASC 606 by identifying performance obligations in contracts, determining the transaction price, and allocating the price to each performance obligation. Significant estimates and judgments are involved in determining the point in time when control of a product transfers to the customer and whether we act as principal or agent in arrangements involving third-party contributions to the delivery of goods.

These judgments affect the timing and amount of revenue recognized. Factors considered include our role in the transaction, control of inventory before transfer, and pricing discretion. Incorrect judgments could materially impact reported revenue and profitability.

5. Stock-Based Compensation

We account for stock-based compensation in accordance with Accounting Standards Codification (“ASC”) Topic 718-10, Compensation—Stock Compensation, which requires all share-based payment arrangements with employees, directors, and nonemployees to be measured and recognized in the financial statements based on the fair value of the equity instruments granted

We consider the accounting for stock-based compensation to be a critical accounting estimate due to the significant judgment and assumptions involved in determining the grant date, estimating the fair value of the awards, and the timing and recognition of related expenses. These estimates have a material impact on our results of operations.

For both employee and nonemployee awards, the grant date is determined based on the date of final Board approval of the award, in accordance with ASC 718. The fair value of stock awards is generally determined based on the market price of our common stock on the grant date. For awards where the grant date has not yet been established but the service inception date has commenced, we accrue compensation expense based on the estimated fair value of our common stock at the end of each reporting period, which may introduce variability in the reported compensation expense.

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As of March 31, 2026 and June 30, 2025, we recorded accrued compensation costs related to these arrangements of $83,021 and $89,165, respectively.

In certain instances, we issue share-based awards to nonemployees that are fully vested and nonforfeitable upon issuance, including awards issued in advance of receiving goods or services. In such cases, we recognize prepaid share-based compensation in accordance with ASC 718-10-45-3, which is recorded as an asset upon issuance and expensed as the related goods or services are received. The fair value of such awards is determined at the grant date based on the market price of our common stock.

These awards are legally issued, fully vested and nonforfeitable upon issuance, and the recipients obtain the same ownership rights as all other holders of the Company’s Common Stock. Accordingly, the shares are recorded within stockholders’ equity upon issuance, while the related prepaid share-based compensation is recognized as an asset and amortized over the applicable service period, in accordance with ASC 718, as the related services are received.

If the related services are not completed, we will evaluate the remaining unamortized prepaid share-based compensation and will reverse amounts associated with unperformed services through additional paid in capital (APIC). In such circumstances, we shall seek to negotiate the voluntary cancellation of shares previously issued; however, such shares are not subject to contractual forfeiture, repurchase, or automatic cancellation provisions. If a cancellation agreement is executed, the related common stock and APIC associated with the cancelled shares are reversed.

During the nine months ended March 31, 2026 and 2025, we recognized total share-based compensation expense as follows:

	March 31, 2026	March 31, 2025
Nonemployees	$708,367	$997,468
Employee	128,913	294,012
Director	24,855	-
Total	$862,135	$1,291,480

The fair value of our common stock, particularly in periods of volatility, is a key source of estimation uncertainty. Changes in assumptions or market conditions could significantly impact the fair value of awards and the related compensation expense.

6. Deferred Taxes and Valuation Allowance

We assess the realizability of deferred tax assets by evaluating both positive and negative evidence, including future taxable income, tax planning strategies, and recent financial performance. If it is more likely than not that some or all of the deferred tax assets will not be realized, a valuation allowance is recorded.

Judgment is required to estimate future taxable income and assess the impact of economic trends or changes in tax law. Adjustments to valuation allowances could materially impact our income tax expense or benefit.

We believe the estimates and assumptions used in preparing our consolidated financial statements are reasonable and appropriate. However, actual results could differ materially from those estimates, which could have a significant impact on our financial condition, results of operations, and cash flows.

For the fiscal years ended June 30, 2025 and 2024

The preparation of financial statements and related disclosures in conformity with U.S. GAAP requires management to make judgments, assumptions, and estimates that affect the amounts reported in the consolidated financial statements and accompanying notes. Note 2, “Summary of Significant Accounting Policies,” to the consolidated financial statements describes the significant accounting policies and methods used in the preparation of the consolidated financial statements. The accounting policies described below are significantly affected by critical accounting estimates. Such accounting policies require significant judgments, assumptions, and estimates used in the preparation of the consolidated financial statements, and actual results could differ materially from the amounts reported based on these policies.

1. Useful Lives and Depreciation of Property, Plant and Equipment

Our property, plant and equipment are stated at cost, net of accumulated depreciation and impairment losses, if any. We depreciate our property, plant and equipment on a straight-line basis over their estimated useful lives, which range from 3 to 27.5 years for land and buildings, 5 to 10 years for plant and machinery, and 3 to 10 years for other asset categories, including office equipment, computers, motor vehicles, furniture and fittings, and renovations. The depreciation method and estimated useful lives reflect management’s judgment based on historical experience, the nature of the assets, their anticipated use, and technological and economic factors.

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The estimation of useful lives is a critical accounting estimate because it requires significant management judgment and has a material impact on our consolidated financial statements. Changes in the estimated useful lives of our assets could significantly affect the timing of depreciation expense recognized in future periods. For the fiscal years ended June 30, 2025 and 2024, depreciation expense totaled $248,940 and $417,517, respectively.

We periodically review the estimated useful lives of our assets and revise them when events or changes in circumstances indicate that the current estimates are no longer appropriate. We also review our assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

2. Impairment of Long-Lived Assets and Intangible Assets

We assess long-lived assets, including property, plant and equipment, and indefinite-lived intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable and, for indefinite-lived intangible assets, at least annually. Recoverability of long-lived assets is measured by comparing the carrying value to the estimated undiscounted future cash flows expected from the asset or asset group.

If the carrying value exceeds the expected undiscounted cash flows, an impairment loss is measured as the excess of the carrying amount over fair value. Fair value is generally determined using valuation techniques that incorporate significant estimates and assumptions, including projected future revenues, operating margins, and discount rates.

Our indefinite-lived intangible assets primarily consist of technology-related intellectual property associated with our carbon-negative technology platform, which we expect to generate economic benefits over an indefinite period.

Assessment Methodology

We perform our annual impairment assessment for indefinite-lived intangible assets in the fourth quarter of each fiscal year in accordance with ASC 350-30-35. We may first perform a qualitative assessment to determine whether it is more likely than not that the fair value of an indefinite-lived intangible asset is less than its carrying amount. If the qualitative assessment indicates potential impairment, or if we elect to bypass it, we perform a quantitative impairment test.

For the fiscal year ended June 30, 2025, management performed a qualitative assessment. This assessment considered a range of factors, including macroeconomic conditions, industry and market trends, cost factors, regulatory and legal developments, overall financial performance, and internal reporting relative to management’s plans.

In connection with this assessment, management developed projections of expected future performance, including anticipated commercialization and scale-up activities associated with a key customer contract executed prior to the issuance of the financial statements. These projections incorporated management’s expectations regarding pricing, production capabilities, and the Company’s ability to fulfill contractual obligations.

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Key Assumptions and Estimates

Although a quantitative impairment test was not required for the fiscal year ended June 30, 2025, the qualitative assessment required the use of significant estimates and assumptions that are consistent with those that would be used in a quantitative analysis. The key assumptions that drive the estimated fair value of our indefinite-lived intangible assets include:

●	projected pricing and demand for carbon removal credits;

●	expected commercialization timelines associated with key customer agreements;

●	projected revenue growth rates associated with scaling our carbon-negative technology platform;

●	anticipated operating margins and cost structure as commercialization progresses; and

●	regulatory developments and market conditions affecting the carbon removal industry.

These assumptions are inherently uncertain and are based on management’s judgment regarding future business performance and market conditions.

Changes in Assumptions Year Over Year

During the fiscal year ended June 30, 2025, management updated its assumptions and projections to reflect current contractual developments, including the execution of a new customer agreement, as well as changes in expected commercialization timing and near-term growth expectations. These updates resulted in a revised outlook for projected future cash flows compared to prior periods.

For context, in the fiscal year ended June 30, 2024, we performed a quantitative impairment assessment that included key valuation inputs such as a discount rate of approximately 9% and long-term inflation assumptions of approximately 2%, along with production capacity and expansion assumptions tied to anticipated plant development. These assumptions were based on management’s expectations at that time regarding market adoption, pricing, and operating performance.

Sensitivity of Key Assumptions

Although a quantitative impairment test was not required for the fiscal year ended June 30, 2025, management considered the sensitivity of key assumptions underlying its qualitative assessment. Changes in key inputs, such as decreases in projected revenue growth rates, delays in commercialization timelines, or adverse changes in carbon credit pricing, could reduce the estimated fair value of the indefinite-lived intangible assets. Similarly, increases in discount rates, if a quantitative analysis were performed, would be expected to reduce estimated fair value.

While management did not perform a quantitative sensitivity analysis for the 2025 assessment, it evaluated whether reasonably possible changes in key assumptions would indicate that it is more likely than not that the fair value of the assets is less than their carrying amount. Based on this evaluation, management concluded that it was not more likely than not that the fair value of the indefinite-lived intangible assets was less than their carrying amount.

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Events That Could Impact Future Valuations

Future events that could result in a quantitative impairment test or an impairment charge include, among others:

●	significant adverse changes in expected commercialization timelines under key customer contracts;

●	substantial declines in expected pricing or demand for carbon removal credits;

●	material increases in costs that negatively affect projected profitability;

●	inability to fund contractual or operational commitments; and

●	adverse regulatory or market developments affecting our carbon-negative technologies.

Conclusion

Based on the qualitative assessment performed for the fiscal year ended June 30, 2025, management concluded that it was not more likely than not that the fair value of its indefinite-lived intangible assets was less than their carrying amount. Accordingly, no quantitative impairment test was required and no impairment was recognized for these assets during the period.

Impairment and Write-Offs of Plant and Machinery

●	Impairment losses: For the fiscal years ended June 30, 2025 and 2024, $137,632 and $134,042, respectively
●	Write-offs: For the fiscal years ended June 30, 2025 and 2024, $0 and $3,979, respectively

3. Allowance for Expected Credit Losses

We maintain an allowance for expected credit losses on accounts receivable and other financial instruments based on a current expected credit loss (CECL) model under ASC 326. The allowance is estimated using a combination of quantitative and qualitative factors, including historical loss experience, current economic conditions, customer-specific credit risk, and reasonable and supportable forecasts of future conditions.

Significant judgment is involved in identifying relevant risk factors, evaluating the impact of macroeconomic variables (e.g., inflation, interest rates, geopolitical instability), and determining the appropriate loss rates. A change in these factors could materially affect the timing and amount of credit loss provisions.

As of June 30, 2025, and 2024, the allowance for expected credit losses on accounts receivable was $0 and $27,481, respectively.

4. Revenue Recognition and Principal vs. Agent Determination

We recognize revenue in accordance with ASC 606 by identifying performance obligations in contracts, determining the transaction price, and allocating the price to each performance obligation. Significant estimates and judgments are involved in determining the point in time when control of a product transfers to the customer and whether we act as principal or agent in arrangements involving third-party contributions to the delivery of goods.

These judgments affect the timing and amount of revenue recognized. Factors considered include our role in the transaction, control of inventory before transfer, and pricing discretion. Incorrect judgments could materially impact reported revenue and profitability.

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5. Stock-Based Compensation

We account for stock-based compensation in accordance with Accounting Standards Codification (“ASC”) Topic 718-10, Compensation—Stock Compensation, which requires all share-based payment arrangements with employees, directors, and nonemployees to be measured and recognized in the financial statements based on the fair value of the equity instruments granted.

We consider the accounting for stock-based compensation to be a critical accounting estimate due to the significant judgment and assumptions involved in determining the grant date, estimating the fair value of the awards, and the timing and recognition of related expenses. These estimates have a material impact on our results of operations.

For both employee and nonemployee awards, the grant date is determined based on the date of final Board approval of the award, in accordance with ASC 718. The fair value of stock awards is generally determined based on the market price of our common stock on the grant date. For awards where the grant date has not yet been established but the service inception date has commenced, we accrue compensation expense based on the estimated fair value of our common stock at the end of each reporting period, which may introduce variability in the reported compensation expense.

As of the years ended June 30, 2025 and 2024, we recorded accrued compensation costs related to these arrangements of $89,165 and $274,870, respectively.

In certain instances, we issue share-based awards to nonemployees that are fully vested and nonforfeitable upon issuance, including awards issued in advance of receiving goods or services. In such cases, we recognize prepaid share-based compensation in accordance with ASC 718-10-45-3, which is recorded as an asset upon issuance and expensed as the related goods or services are received. The fair value of such awards is determined at the grant date based on the market price of our common stock.

These awards are legally issued, fully vested and nonforfeitable upon issuance, and the recipients obtain the same ownership rights as all other holders of the Company’s common stock. Accordingly, the shares are recorded within stockholders’ equity upon issuance, while the related prepaid share-based compensation is recognized as an asset and amortized over the applicable service period, in accordance with ASC 718, as the related services are received.

If the related services are not completed, we will evaluate the remaining unamortized prepaid share-based compensation and will reverse amounts associated with unperformed services through additional paid in capital (APIC). In such circumstances, we shall seek to negotiate the voluntary cancellation of shares previously issued; however, such shares are not subject to contractual forfeiture, repurchase, or automatic cancellation provisions. If a cancellation agreement is executed, the related common stock and APIC associated with the cancelled shares are reversed.

During the fiscal years ended June 30, 2025 and 2024, we recognized total share-based compensation expense as follows:

	For the year ended June 30,
	2025	2024
Nonemployees	$1,341,373	$252,369
Employees	432,246	135,679
Director	5,534	-
Total	$1,779,153	$388,048

The fair value of our common stock, particularly in periods of volatility, is a key source of estimation uncertainty. Changes in assumptions or market conditions could significantly impact the fair value of awards and the related compensation expense.

6. Deferred Taxes and Valuation Allowances

We assess the realizability of deferred tax assets by evaluating both positive and negative evidence, including future taxable income, tax planning strategies, and recent financial performance. If it is more likely than not that some or all of the deferred tax assets will not be realized, a valuation allowance is recorded.

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Judgment is required to estimate future taxable income and assess the impact of economic trends or changes in tax law. Adjustments to valuation allowances could materially impact our income tax expense or benefit.

We believe the estimates and assumptions used in preparing our consolidated financial statements are reasonable and appropriate. However, actual results could differ materially from those estimates, which could have a significant impact on our financial condition, results of operations, and cash flows.

Working Capital

Liquidity and Accumulated Deficit

As of June 30, 2025 compared to June 30, 2024:

●	Cash and cash equivalents: $1,021,112 and $279,137, respectively (increase of $741,975, or 266%)
●	Deposits with banks: $1,276,484 and $2,000,000, respectively (decrease of $723,516, or 36%)
●	Accumulated operating losses: $18,263,181 and $13,480,204, respectively (increase of $4,782,977, or approximately 35%)

As of March 31, 2026 compared to June 30, 2025:

●	Cash and cash equivalents: $2,129,576 and $1,021,112, respectively (increase of $1,108,464, or 109%)
●	Deposits with banks: $1,000,000 and $1,276,484, respectively (decrease of $276,484, or 22%)
●	Accumulated operating losses: $20,627,172 and $18,263,181, respectively (increase of $2,363,991, or approximately 13%)

As of March 31, 2026, the Company held $1,000,000 in a certificate of deposit account scheduled to mature in May 2026.

In October 2025, the Company raised gross proceeds of $2,000,000 through a private placement with Ergon. In addition, during the nine months ended March 31, 2026, we completed other private placements for gross proceeds of $448,000. We believe these financings improved liquidity and strengthened our financial position in the near term.

We expect to seek funding for our operations over the next twelve months through additional public and private offerings of our securities, including the potential listing of our common stock on a national exchange and concurrent public offering as contemplated herein.

Our primary source of cash is currently generated from the sale of our securities. We will need to raise additional funds beyond our current working capital balance in order to finance future development of our products and services until such time as future revenues are achieved. We anticipate generating revenue in the future from the Ergon License and MCCA; however, there can be no assurances that sufficient revenue will be generated or that revenues, if any are achieved, will be sufficient to fund our operations on a profitable basis, particularly given our negotiated 15 month “go to market” period with Ergon.

As we continue to make progress commercially, we believe we will have potential opportunities to strengthen our balance sheet as needed including, but not limited to, debt and/or equity financing, as well as through additional potential licensing arrangements. All of these financing options should provide our company with flexibility as we continue to drive shareholder value. However, we may not be able to obtain financing on favorable terms when needed, or at all. Our ability to obtain additional financing will be subject to a number of factors, including market conditions, fluctuations in interest rates, our operating performance and investor sentiment. If we are unable to raise additional capital when required or on acceptable terms, we may have to significantly delay or scale back our operations or obtain funds by entering into agreements on unfavorable terms. Failure to obtain additional capital on acceptable terms, or at all, would result in a material and adverse impact on our operations.

Related Party Transactions

On March 13, 2023, we and our former indirect wholly-owned subsidiary Champmark Sdn Bhd (“CSB”) entered into a Settlement of Debts Agreement (the “SDA Agreement”) for the settlement in full of CSB’s account payable to a related party, Borneo Oil Corporation Sdn Bhd (“BOC”) by way of the issuance of a two year term Promissory Note with the face value (principal) amount of $675,888 and bearing 2% coupon interest. The Note was repayable by May 12, 2025, either in cash or by the issuance of our common stock priced at $0.07 per share at the discretion of the holder of the Promissory Note. A total of 9,655,542 shares of our common stock were issued on August 16, 2024, to Borneo Oil Berhad, the appointed nominee of the Creditor, to settle in full the total of $675,888 of CSB’s account payable to the Creditor.

This transaction allowed us to eliminate the outstanding debt without the use of cash and resulted in a corresponding increase in stockholders’ equity. The reacquisition price of the debt was at the fair value of the Company’s common stock represented by the closing quoted market price of $0.29 per share on its issuance date, August 16, 2024. The Company accounted for this transaction as a capital transaction which represented a distribution to an equity holder and therefore was not charged to earnings. Accordingly, no gain or loss was recognized in the consolidated statements of operations. We believe this transaction strengthens our balance sheet and improves our liquidity position by reducing liabilities through equity-based financing.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to investors.

Trend Information

Other than as disclosed elsewhere in this prospectus, we are not aware of any trends, uncertainties, demands, commitments, or events that are reasonably likely to have a material effect on our net revenues, income from operations, profitability, liquidity or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition.

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BUSINESS

Overview

We are a road construction and building materials company offering proprietary, environmentally sustainable materials and seeking to redefine our industry with a clear mission: enabling the #TransitiontoZero™. Our proprietary product BioAsphalt™ incorporates a highly engineered blend of biochar, a powerful carbon sequestering material, into asphalt infrastructure with the goal of reducing emissions, improving performance, and lowering overall costs. We also offer a licensed proprietary cold mix biochar asphalt emulsifying agent, which we call “Verde V24”. Further, we expect to generate revenues from the generation by our products, and our subsequent sale, of carbon removal credits. We believe our proprietary products, know-how and business plan place us potentially at the forefront of sustainable innovation in the construction and building materials sector, an industry we believe is long overdue for transformation. We primarily operate through our wholly-owned U.S. subsidiary Verde Renewables, headquartered in St. Louis, Missouri.

Our strategic roadmap for helping achieve net-zero emissions—what we call our Verde Net Zero Blueprint—has achieved the following significant milestones in its evolution to date:

●	The issuance to our company in April 2025 of the world’s first carbon removal credit from asphalt production and application, certified by Puro.earth, the leading global registry for engineered carbon removal.

●	Technological validation of our BioAsphalt™ by NCAT, including receipt of preliminary performance results from NCAT in July 2025 that demonstrated consistent durability, particularly under low-volume roadway conditions. In September 2025, NCAT’s latest laboratory testing evaluation of our cold recycling mix using 100% RAP demonstrated that our cold-recycled mix not only meets but exceeds industry specifications for cold-recycled asphalt. These results showed superior cohesion, high TSR, and retained stability compared to standard cold mix benchmarks, validating its strength, durability, and moisture resistance.

Our Verde Net Zero Blueprint is comprised of our portfolio of proprietary and validated technologies that enable the production of sustainable infrastructure materials with the integrated ability to generate certified carbon removal credits. This positions carbon sequestration not just as an environmental co-benefit, but as a monetizable feature embedded in our business plan.

We believe our asset light business model enables scalable growth while minimizing capital intensity, creating recurring revenue streams through licensing, sales, royalties, carbon monetization, and strategic relationships. In particular, as the rise of artificial intelligence accelerates data center energy consumption, which is now projected to account for a growing share of global electricity use, enterprises worldwide are facing increasing pressure to offset their carbon footprints. This is driving up demand for high-integrity, verifiable carbon credits.

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Our model presents a novel combination of infrastructure performance with measurable climate impact, potentially establishing us as a first mover in scalable Net Zero solutions, which we believe positions us well to meet the demands of a rapidly decarbonizing, carbon-constrained economy.

With key third-party validations from groups such as NCAT and Puro.earth in place, we are now focused on commercializing our solutions in the United States, our most strategic market. To this end, in October 2025 we entered into an exclusive licensing agreement with Ergon, an industry leader in asphalt innovation and supply and one of the largest liquid asphalt and emulsion marketers in North America, for the production of asphalt surface course material containing our proprietary solution across North America. Building on that relationship, we recently entered into a MCCA with Ergon establishing us as Ergon’s preferred vendor of engineered biochar and engaging us as the supplier of biochar for an initial cold mix road paving product project. As our domestic operations scale through Ergon, we plan to license the Verde Net Zero Blueprint globally, targeting infrastructure and materials companies in countries aligned with the Paris Climate Agreement and pursuing Net Zero by 2050.

We plan to expand operations and generate and grow revenue in the coming years primarily through marketing and selling our proprietary biochar and other road technologies through Ergon in North America, with an initial focus on the United States. Production planning of our materials has already commenced, with distribution anticipated to occur through the Ergon’s established sales channels, reaching asphalt mixing plants across the United States, Canada and Mexico for blending and placement. Embedding our technology into Ergon’s nationwide business footprint would potentially enable immediate scalability and near-term revenue generation.

In addition, we are exploring the implementation of our Verde NetZero Blueprint in Southeast Asia, where we have had our BioFraction facility in Sabah, Borneo since 2021. This facility is set to become fully operational once production and commercialization in the region is ready to begin. BioFraction refers to the biological fractionalization of waste through pyrolysis, a thermal decomposition process in an oxygen-free environment that converts organic waste into valuable outputs including biochar, biofuel, bio-syngas, and wood vinegar. At our BioFraction facility, we plan to convert palm oil waste into biochar and other renewable byproducts. The BioFraction facility was strategically set to dormant status in recent years in order to prioritize our U.S.-based proof of concept test track through with NCAT, though we have continued regular maintenance and test production runs to preserve its operational capability. With that milestone now complete and with the Ergon License and MCCA secured, we are now focused on scaling our North American operations. Once we turn our focus to Southeast Asia, we intend to restart and increase the operation of our BioFraction facility.

Our Services and Products

Core Products

Our business model includes two core proprietary technologies that form the foundation of our carbon-integrated road system:

Engineered Biochar. Biochar is the backbone of our Net Zero Blueprint. Through our collaboration with Biochar Solutions LLC and its affiliate, Oregon Biochar Solutions, we have developed a highly engineered biochar formulation and proprietary pelletization manufacturing process specifically designed for cold paving applications, including our BioAsphalt mix design. Throughout our product testing and validation at NCAT, we determined that the engineered characteristics of the biochar are fundamental to the performance of BioAsphalt. These characteristics directly influence the mixture’s performance, durability, and overall effectiveness, reinforcing the importance of using a prupose-engineered biochar in our technology platform. Properties such as density, moisture content, carbon content, pH, particle structure, durability, and other physical and chemical characteristics directly influence the performance of the finished asphalt product. To control these variables, we have developed proprietary biochar production systems, process controls, temperature profiles, feedstock management and other operating parameters that directly influence the physical and chemical properties of the biochar. Once the biochar with the desired characteristics has been produced, we process the biochar through a proprietary pelletization process for deployment in infrastructure applications. The formulation of the individual pellets is just as important to the end-usability of the product as the characteristics controlled for in the biochar production. The combination of our biochar formulation with selected additives and other materials enable the desired bonding mechanisms and pellet formulation that has been optimized for asphalt applications, and which can be further refined to adjust for other possible project-specific applications.

Cold Mix Biochar Asphalt. We currently maintain proprietary rights to Verde V24, the emulsifying agent used in our current commercial cold mix BioAsphalt formulation. We hold the exclusive North American license for Verde V24 from C-Twelve”), through a Joint Development Agreement with C-Twelve (as amended, the “C-Twelve Agreement”). Our cold mix BioAsphalt is a surface course engineered with our proprietary biochar formulation and optimized emulsification technology to create a specialized emulsion that promotes a strong bond between the biochar, asphalt binder, and aggregate.

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During product development and validation at NCAT, multiple emulsifying agents, asphalt binders, and mix designs were evaluated to identify the optimal commercial formulation. These evaluations demonstrated that the engineered characteristics of our biochar, together with the selected emulsification system, are critical to achieving the desired performance. Unlike traditional hot mix asphalt, which requires high production temperatures and generates significant greenhouse gas emissions during manufacturing and placement, our BioAsphalt is produced and applied at ambient temperature and activated with water, eliminating the need for heat or solvents. The result is a durable, cost-effective paving solution suitable for year-round use, including in cold-weather climates.

The material has been independently validated through extensive laboratory testing, and is currently undergoing strenuous field testing trials conducted at NCAT to confirm its performance under real-world conditions. During the development program, NCAT evaluated multiple emulsification systems, asphalt binders, and mix designs to optimize the overall formulation. These evaluations demonstrated that our proprietary engineered biochar is the fundamental and most important component of the mix, providing the core characteristics that drive its performance and carbon-sequestration value. While Verde V24 is an important part of the current commercial formulation, it functions in combination with our engineered biochar. As such, our biochar remains central to any formulation developed using Verde V24 or other emulsification systems now or in the future.

In July 2025, NCAT reported encouraging preliminary field testing performance results following approximately 50,000 equivalent single-axle loads of heavy truck traffic. The asphalt surface remained flexible and demonstrated consistent durability, particularly under low-volume roadway conditions. These preliminary results speak to our engineered biochar’s capacity to be successfully incorporated into a high-performing asphalt surface course while maintaining competitive strength and flexibility for road applications. The technology is also the first carbon-sequestering asphalt surface course to enable the issuance of verified carbon removal credits, positioning it as a potential breakthrough in sustainable infrastructure and climate mitigation.

In September 2025, NCAT’s latest evaluation of our cold recycling mix using 100% RAP further validated the prior laboratory testing results of our proprietary formulation. Laboratory testing conducted in accordance with ASTM D6927 (Marshall Stability and Flow), ASTM D6931 (Indirect Tensile Strength), and AASHTO T283 (Moisture Susceptibility) demonstrated that our cold-recycled mix with its engineered biochar not only meets but exceeds industry specifications for cold-recycled asphalt. Results showed superior cohesion, high TSR, and retained stability compared to standard cold mix benchmarks, showcasing its strength, durability, and moisture resistance.

Since January 2026, approximately 80,000 liters of Verde V24 have been produced. We continue to work closely with Ergon on supplier onboarding, product integration, and ongoing technical validation of Verde V24 across Ergon’s asphalt emulsion portfolio. As part of this process, Verde V24 is being evaluated alongside Ergon’s existing commercial asphalt emulsions to optimize performance, ensure compatibility with current production practices, and support broad market adoption. Our goal is to deliver a cold paving solution that integrates seamlessly into existing infrastructure while establishing a new benchmark for cold mix asphalt performance. We expect this work to continue through commercial launch of Ergon’s products incorporating Verde V24. Additionally, we have entered into a formal supply agreement with Biochar Solutions LLC, the parent company of Oregon Biochar Solutions, for the production and supply of our proprietary engineered biochar blend, securing a key component of our BioAsphalt technology platform.

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Services

Carbon Credit Services. In addition to supplying engineered biochar, we provide carbon credit management services to Ergon and intend to do the same with other future commercial partners to support the generation, verification, issuance, and commercialization of carbon removal credits associated with the permanent sequestration of biochar in asphalt and other infrastructure applications. These services include project design and eligibility assessments, carbon accounting and lifecycle analysis, feedstock and production traceability, chain-of-custody documentation, monitoring and reporting, coordination with independent verification bodies and carbon registries, and the issuance, management, transfer, and retirement of verified carbon removal credits. We also maintain the documentation and quality assurance processes necessary to support ongoing compliance with applicable registry standards and third-party verification requirements.

Under our commercial arrangements with Ergon, we will administer these carbon credit services for qualifying projects, enabling the parties to quantify, verify, and monetize the carbon benefits associated with the use of our engineered biochar. Carbon removal credits generated from qualifying projects will be shared between us and Ergon in accordance with the terms of the applicable commercial agreements.

Additional Products in Testing

TerraZyme Enzyme-Based Soil Stabilization. TerraZyme is a proprietary enzyme-based catalyst engineered to improve the strength, durability, and moisture resistance of native soils, serving as a sustainable alternative for road base preparation, subgrade stabilization, and erosion control. The enzyme works by catalyzing a natural reaction in clay-bearing soils, breaking down organic material and rearranging soil particles into a more tightly bonded structure. This reaction reduces permeability, minimizes swelling, and significantly enhances load-bearing capacity without the need for imported aggregates or traditional binders.

Conventional stabilization methods typically rely on cement, lime, or other chemical additives, which are not only costly and labor-intensive but also carbon-intensive in both production and application. By contrast, TerraZyme is a low-emission, cost-effective, and rapidly deployable solution that requires less equipment and labor while delivering superior long-term performance and carbon reduction. Its liquid form allows for on-site mixing with water and application using standard equipment, followed by compaction.

To further validate the technology under varying field conditions, in June 2026 we constructed five pilot and control test sections outside of the NCAT Test Track. These sections are evaluating TerraZyme independently and in combination with our engineered biochar, as well as comparing performance with and without the use of Portland cement. The objective of this testing program is to optimize the formulation and quantify the engineering, environmental, and economic benefits of each approach.

TerraZyme continues to undergo performance evaluation at the NCAT Test Track, where testing to date has produced encouraging preliminary performance data. The ongoing program is designed to evaluate TerraZyme’s effectiveness as a soil stabilization additive under real-world pavement conditions. TerraZyme looks to be well-suited for rural or remote areas, resource-constrained regions, or developing markets where access to aggregates is limited or prohibitively expensive. Our long-term goal is to develop an advanced soil stabilization solution that combines TerraZyme with our engineered biochar to reduce or replace the use of traditional cement-based stabilizers, while improving pavement performance and reducing the carbon footprint of road construction.

We currently have access to the TerraZyme enzyme through the NPI MOU which is effective until December 2026. We are currently in negotiations with NPI for a definitive agreement that would contain an exclusive worldwide license for TerraZyme.

Recent Milestones, Anticipated Plans and Expenditures

●	February 2026 — First commercial purchase order received from Ergon, marking the launch of commercialization efforts, including large-scale projects with Ergon’s extensive client base.

●	October 2025 – March 2026: Following the October 2025 execution of our definitive licensing agreement with Ergon for North America, we are moving forward with initial marketing, technology transfer, and initial production ramp-up.

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●	April 2026 – September 2026: As described further below, our initial “go to market” period with Ergon lasts until the end of 2026. During this time, we will look to establish nationwide distribution and deployment across multiple asphalt plants, with early sales-based revenues expected.

●	July 2026 – We entered into the MCCA with Ergon to develop and commercialize road construction and building material applications incorporating our proprietary engineered biochar with Ergon’s liquid asphalt products. The collaboration will initially focus on the U.S. market, with opportunities for future global expansion.

●	October 2026 – December 2026: Initiation of discussions regarding minimum quantities with Ergon for 2027.

●

Expenditures: Minimal business-related capital outlays are anticipated for our company over the next twelve months, as Ergon’s existing infrastructure will support production and distribution. Costs will primarily involve purchases of Verde V24 from our Verde V24 licensor, C-Twelve, biochar procurement, technology integration, compliance, and monitoring. However, we also were required to fund $3 million to C-Twelve by the end of July 2026 as a loan ($2 million) and as a license fee ($1 million) under the C-Twelve Agreement, as described under “Intellectual Property” below. As of the date of this prospectus, we have not provided C-Twelve with the $2 million loan or $1 million license fee. See “Risk Factors - We have an exclusive license and single supplier for our Verde V24 technology. Any loss of that license or supply, or breach by us of the agreements governing the license and supply, could have a material adverse effect on our business.”

Biochar Solutions Supply Agreement and Amendment

On March 14, 2026, our subsidiary, Verde Renewables, entered into the BSL Supply Agreement with BSL, pursuant to which BSL will manufacture, supply, distribute, and white label engineered biochar for incorporation into Verde Renewables’ and its customers’ (including Ergon’s) products, with both parties intending for this BSL Supply Agreement to serve as the foundation of a binding commercial agreement governing long term biochar supply, carbon credit revenue sharing, joint technology development, and related commercialization activities. After the Initial Period, Verde Renewables and BSL will evaluate their commercial arrangement and make updates or modifications to the BSL Supply Agreement based on their collective experience under the BSL Supply Agreement in the Subsequent Agreement. If entered into, the Subsequent Agreement shall have a 5-year term commencing on the date of execution thereof, renewable for an additional 5 years upon mutual written consent no later than 120 days before expiry. The Subsequent Agreement shall also contain customary additional terms for the abilities of the parties to terminate the Subsequent Agreement. If no Subsequent Agreement is entered into, the BSL Supply Agreement shall nonetheless remain binding on the parties on a month-to-month basis.

For the term of the BSL Supply Agreement, BSL shall serve as Verde Renewables’ exclusive supplier of engineered biochar for asphalt and road construction applications in the United States unless otherwise released in a mutual writing by BLS and Verde Renewables, and BSL will forward leads for companies seeking biochar-based asphalt, or low emissions asphalt, to Verde Renewables exclusively.

Under the terms of the BSL Supply Agreement, BSL will initially supply up to 38,500 U.S. tons of biochar annually (the “Initial Supply”) to support our engineered product portfolio and carbon credit strategy, for which BSL warrants and will ensure that at least 50% of such Initial Supply will qualify for carbon removal credit generation. In compensation for the provision of the Initial Supply, Verde Renewables will pay BSL on a per-ton basis based upon the type of biochar that is supplied, with per-ton pricing to be mutually established and reviewed annually. Additionally, under the BSL Supply Agreement, Verde Renewables and BSL agree to share the carbon removal credits generated from the incorporation of BSL Biochar into Verde Renewables’ asphalt and other products, and any revenues derived from the sale, transfer, or monetization of such carbon removal credits to third parties shall likewise be shared.

Separately, our company and BSL intend to file a joint patent in the United States for the engineered biochar blend formulation developed by both parties under the BSL Supply Agreement, with such patent to be owned on a joint basis and each party free to use the intellectual property in its respective operations. Commercial licensing to third parties shall require the prior written consent of each of Verde Renewables and BSL and equitable revenue sharing, with specific terms to be set forth in the Subsequent Agreement (as defined below).

Either party may terminate the BSL Supply Agreement for any reason on 60 days prior written notice, during which time the parties shall collaborate in good faith in winding down their business relationship, including BSL’s good-faith continued fulfillment of biochar shipments to Verde Renewables during such period. Either party may also terminate the BSL Supply Agreement with written notice upon material breach of the terms hereof by the other party, provided that the breaching party shall be provided a 15 day period to cure such breach.

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On June 30, 2026, Verde Renewables and BSL entered into a First Amendment to the BSL Supply Agreement (the “First BSL Amendment”). Verde Renewables entered into the First BSL Amendment in part to facilitate Verde Renewables’ provision of engineered biochar to Ergon under the MCCA.

Pursuant to the terms of the First BSL Amendment, Verde Renewables and BSL have agreed that:

1. The Initial Supply of up to 38,500 U.S. tons of biochar to be provided by BSL to Verde Renewables shall subject to increase upon Verde Renewables’ request (subject to good faith discussions and mutual agreement of the parties) based on, among other factors, the requirements of our customers or commercial collaborators (including, without limitation, Ergon).

2. All biochar supplied to Verde Renewables or its customers or commercial collaborators shall be supplied by BSL on a “white label” basis, meaning utilizing only Verde Renewables’ trademarks, trade names, logos, labels, and other proprietary branding elements.

3. Verde Renewables and BSL will jointly file for U.S. and/or international patent protection for the Designer-Blend Char formulation developed by the parties to optimize the performance of our BioAsphalt™, with all patent rights to be owned jointly by the parties on an undivided equal partial interest basis.

Ergon Master Commercialization and Collaboration Agreement

On July 1, 2026, Verde Renewables entered into a MCCA with Ergon, whereby Verde Renewables shall act as a supplier of biochar to Ergon on a preferred vendor basis and provide carbon credit monetization and related services to Ergon, and Ergon shall endeavor to use its good faith efforts to develop, manufacture, and market products containing our engineered biochar, with the initial Ergon-Verde Product being a cold mix road paving product.

During the term of the MCCA, if Ergon or any of its affiliates desire to utilize biochar in any of Ergon’s products, Ergon shall afford Verde Renewables the first opportunity to supply any such biochar required (in the form of Verde Renewables’ engineered biochar), and the parties will negotiate to establish agreed-upon applicable commercial terms related to such projects or applications to be memorialized in an addendum to the MCCA, or in a direct agreement between Verde Renewables and a customer introduced by Ergon. Commencing in 2027 and for each year during the term of the MCCA thereafter, the parties shall also in good faith discuss whether to establish mutually agreed-upon purchase commitments of Verde Renewables’ biochar product.

Under the MCCA, Verde Renewables shall, at Ergon’s request and in coordination with Ergon, use its commercially reasonable efforts to perform the services described in the MCCA to assist Ergon, which includes the distribution of Verde Renewables’ engineered biochar to Ergon or its customers or otherwise for use in Ergon’s products which utilize biochar, to ensure continuity of biochar supply to support commercialization of Ergon-Verde Products, as well as to provide technical and field support services to facilitate market adoption of Ergon-Verde Products. Verde Renewables is also responsible under the MCCA for the management of carbon removal credits generated by Ergon-Verde Products, including registration, methodology management, verification, registry management, and carbon credit sales. It is anticipated that carbon removal credits shall be generated from: (i) bulk mixing, and (ii) packaged mix of Ergon-Verde Products. Verde Renewables shall provide to Ergon a percentage of the net proceeds of Verde Renewables’ share of the biochar carbon removal credits generated.

Concurrently with the execution of the MCCA, the parties also entered into an addendum to the MCCA to provide for the terms of the first project under the MCCA, which involves providing engineered biochar for use in the Initial Product. Such addendum sets out non-binding annual target supply volumes of Ergon’s emulsion products for which Verde Renewables will aim to supply its biochar. Verde Renewables and Ergon shall share in the net revenue of any such sales of Verde Renewables’ biochar to Ergon’s customers, or any customers introduced by Ergon, in connection with Project #1. Additionally, Ergon will pay Verde Renewables a cash royalty per gallon of Ergon’s emulsion product sold in connection with Project #1. For any products beyond the Initial Product for which Ergon utilizes Verde Renewables’ biochar, the parties will negotiate in good faith to establish mutually agreed-upon commercial terms related to such additional applications to be memorialized in an addendum or amendment to the MCCA. The Company expects Project #1 to commence immediately and continue over the next several years as the Initial Product is manufactured, tested in pilot programs and commercialized.

The initial term of the MCCA shall be for a period of ten years, and shall automatically renew for a period of five years unless at least six months prior to the expiration of the Initial Term, either party provides notice to the other party that it wishes to terminate this MCCA at expiration of the Initial Term. Either party may also terminate the MCCA at any time upon written notice upon the occurrence of customary events such as breach of the MCCA and upon bankruptcy of a party (subject to notice and cure periods as provided for in the MCCA). Additionally, in the case of termination (except for cause) of either Mr. Jack Wong, the Chief Executive Officer of the Company, or Eric Bava, the Chief Operating Officer of the Company, Ergon shall have the right to terminate the MCCA upon sixty days’ written notice.

Ergon License

On October 10, 2025, Verde Renewables entered into the Ergon License, pursuant to which we have granted Ergon an exclusive, non-transferable license to use, manufacture, commercialize, market, sell and distribute any product that contains or is manufactured or formed by Ergon using our proprietary Verde V24 cold mix biochar asphalt emulsifying agent in the United States (including its territories), Canada and Mexico, in exchange for Ergon agreeing to purchase Verde V24 from us at a fixed price (which is inclusive of all fees associated with the license, but subject to consumer price index adjustments) for use in Ergon’s asphalt road materials products.

Ergon, the largest asphalt marketer in North America, is a subsidiary of Ergon, Inc., a diversified global organization engaged in multiple industries. The privately held Ergon is an industry pioneer in asphalt innovation and supply, employing more than 4,000 people and serving customers and partners in over 90 countries worldwide.

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We have agreed with Ergon to an initial fifteen (15) month “go-to-market period”, during which there will be no minimum purchase requirements for Ergon’s purchases of Verde V24. For each calendar year beginning January 1, 2027, Ergon has agreed to negotiate with us in good faith towards the establishment of possible minimum purchase amounts based on certain customary factors. We have also agreed with Ergon that if minimum purchase amounts are agreed to for any given calendar year, we and Ergon will agree in good faith to new minimum purchase amounts for each subsequent year, subject to consideration of customary factors.

We have also agreed to provide Ergon with forty percent (40%) of our share of the carbon removal credits generated from the mixing of the final carbon sequestering BioAsphalt™ surface material, so long as (a) the carbon removal credits are generated from bulk mixing or packaged mixed product, and (b) the mixing of the final BioAsphalt™ surface material includes biochar purchased from us. The Ergon License additionally grants Ergon the right to use our trademarks and access to ongoing technical services to facilitate the monitoring, reporting, and verification process of each ton of carbon dioxide sequestered.

The term of the Ergon License is ten (10) years, with an automatic renewal for additional ten (10) year periods, subject to a minimum of six (6) months’ notice of cancellation prior to renewal. The Ergon License may be terminated in the event of non-payment of amounts due, initiation of bankruptcy proceedings, or under other customary terms. Additionally, Ergon may terminate the Ergon License upon sixty (60) days’ prior written notice in the event that our Chief Executive Officer, Jack Wong, or our Chief Operating Officer, Eric Bava, are removed from their respective positions with our Company for reasons other than termination for cause or voluntary resignation. The Ergon License additionally contains provisions regarding confidentiality, indemnification, and representations and warranties of the parties that are customary for such an agreement.

BioFraction and Expansion Plans

With the execution of our agreements with Ergon, our business model has been established and we now operate with a singular focus on sustainable infrastructure technologies. Once we scale our North American operations, we intend to turn our focus to Southeast Asia, where we have had our BioFraction facility in Sabah, Borneo since 2021. This facility is set to become fully operational once production and expansion in the region is ready to begin. BioFraction refers to the biological fractionalization of waste through pyrolysis, a thermal decomposition process in an oxygen-free environment that converts organic waste into valuable outputs including biochar, biofuel, bio-syngas, and wood vinegar. At this BioFraction facility, we plan to convert palm oil waste into biochar and other renewable byproducts. The BioFraction facility was strategically set to dormant status in recent years in order to prioritize our U.S.-based proof of concept test track through with NCAT, though we have continued regular maintenance and test production runs to preserve its operational capability. With that milestone now complete and with the Ergon License and MCCA secured, we are now focused on scaling our North American operations. Once we turn our focus to Southeast Asia, we intend to restart and increase the operation of our BioFraction facility.

We plan to target major highway operators in Southeast Asia who are interested Net Zero solutions. We intend to require any potential licensing of our solutions in the region to also require exclusive sourcing of biochar from our subsidiary, Verde Resources (Malaysia) Sdn Bhd (“Verde Malaysia”), which operates our BioFraction facility. This will help draw down existing inventory and ramp up production. We also plan to explore the licensing of our BioFraction intellectual property and know-how to qualified palm oil waste processors in Malaysia to produce designer grade biochar compatible with our biochar asphalt mixed designs, potentially generating additional revenue through carbon credit royalties, product resale margins, and licensing fees.

Our Industry and Market Opportunity

We operate at the convergence of two rapidly evolving sectors: sustainable building materials (which accounts for approximately 37% of annual global emissions according to the United Nations Environment Programme and the Global Alliance for Buildings and Construction’ report entitled “Global Status Report for Buildings and Construction 2025-2026: As Climate Risks Rise and Cities Grow, We Must Rethink How We Build to Create Better Lives for All” (Paris: United Nations Environment Programme, 2026), with a particular focus on road construction technologies, and the carbon removal industry, where our innovations enable both the reduction and removal of atmospheric carbon emissions. One of our principal missions is to bridge these sectors by delivering high-performance, low-carbon infrastructure solutions that drive both environmental impact and economic value, creating a scalable pathway for the infrastructure sector to actively contribute to global sustainability goals.

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Building Materials Industry

The global road construction and maintenance market represents a significant and growing opportunity. According to the Road Construction and Maintenance – Global Strategic Business Report published in 2026 by Research and Markets, the global market was estimated at approximately $777.7 billion in 2025 and is projected to reach approximately $979.1 billion by 2032. This growth is expected to be driven by infrastructure modernization, increased government investment, aging transportation networks requiring rehabilitation, and the growing adoption of sustainable construction materials and technologies.

North America represents a substantial portion of this market opportunity, supported by continued infrastructure investment and the need to modernize aging road networks. As governments, contractors, and infrastructure owners increasingly prioritize lower-carbon construction solutions, we believe our engineered biochar-based technologies are positioned to address the growing demand for sustainable, high-performance road construction materials.

Carbon Removal Market Opportunity

The carbon dioxide removal (“CDR”) market is emerging as a critical component of global climate mitigation strategies. The State of Carbon Dioxide Removal 2025 report, published by the University of Oxford’s Smith School of Enterprise and the Environment and the CO₂ Removal Alliance, highlights the accelerating need for durable carbon removal solutions, including biochar, to complement emissions reductions and support global climate objectives. The report emphasizes that the scale of carbon removal deployment must increase substantially over the coming decades, creating growing demand for high-quality, verifiable carbon removal credits.

An article entitled “The New Renewable Revolution: Why Carbon Dioxide Removal Will Transform the Carbon Market,” dated April 10, 2025, by Shou-Hwei Michelle You and published by the World Economic Forum, notes a fundamental shift in the carbon market toward higher-integrity solutions, with increasing focus on durable carbon dioxide removal rather than solely avoided-emission credits. This transition is expected to drive demand for technologies capable of delivering measurable, permanent carbon storage, including biochar-based carbon removal solutions.

We believe a significant opportunity exists in our ability to generate verified carbon removal credits through the production of biochar-infused asphalt, a process that has been independently validated through successful testing at the NCAT Test Track. With the United States consuming approximately between 350 million and 500 million tons of asphalt annually, according to “The Advancement of Asphalt Pavements Over the Last 50 Years” by Drs. Jon Epps, Ph.D., P.E. and Dave Johnson, P.E., published in Asphalt Magazine, the potential scale for carbon sequestration through biochar-enhanced asphalt is substantial.

Currently, available biochar supply is limited relative to the potential size of the asphalt market. Based on our discussions with domestic biochar suppliers and our assessment of current market conditions, we believe existing biochar production capacity would support only a portion of the potential demand for asphalt applications incorporating engineered biochar. Over the long term, the scalability of biochar production may be supported by the availability of domestic biomass resources. According to the U.S. Department of Energy’s 2023 Billion-Ton Report: An Assessment of U.S. Renewable Carbon Resources, the United States has significant renewable carbon resources that could support the expanded production of bio-based materials, including biochar. We believe the use of engineered biochar in infrastructure applications may provide an opportunity to contribute to lower-carbon road construction and the potential generation of carbon removal credits.

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Market Challenges

The building materials industry is highly fragmented, comprising both large publicly traded corporations and a wide range of privately held firms, and subject to significant competition. Historically, many of these companies have relied on conventional road materials and methods, such as hot mix asphalt, with limited innovation. However, there is a growing shift across the sector, as companies increasingly invest in research and development to meet the rising demand for sustainable and environmentally friendly solutions such as ours.

Despite this momentum, the adoption of new technologies remains challenging due to entrenched industry practices, complex regulatory frameworks, and performance expectations tied to long-established standards. While many competitors are significantly larger and better capitalized, we believe our products are positioned to lead in this transition. Further, our strategic collaboration with Ergon, a large and established player in the road materials industry, is expected to help us manage competitive pressures.

Our proprietary technologies, particularly in the road construction sector, enable the integration of carbon-sequestering materials like biochar directly into asphalt and other mix designs. These solutions are not only difficult to replicate but are also backed by real-world validation and the ability to generate carbon removal credits. This positions us at the intersection of two urgent global needs: decarbonizing infrastructure and delivering high-performance, cost-effective alternatives to legacy materials.

See “Competition” below for further information on competitive challenges we face.

Intellectual Property

We currently maintain rights to the key technologies we use. Our engineered biochar formulation and manufacturing processes, Verde V24, the TerraZyme enzyme, and the catalytic BioFraction process, are all held as trade secrets.

We developed our engineered biochar formulation and manufacturing processes in collaboration with BSL. Through our BSL Supply Agreement, BSL produces engineered biochar for us on a “white label” basis. We have agreed with BSL to jointly file for U.S. and/or international patent protection for the designer-blend biochar formulation, with all patent rights to be owned jointly by us and BSL on an undivided equal partial interest basis. The initial term of the BSL Supply Agreement is eighteen months, and we have agreed to negotiate a subsequent agreement with BSL on or before June 30, 2027. If the subsequent agreement is not entered into by June 30, 2027, the BSL Supply Agreement will continue month to month until terminated in accordance with its terms.

Through our C-Twelve Agreement, we hold an exclusive, ten-year license in the United States, Canada and Mexico to produce and sell end-product asphalt surface course materials containing Verde V24 and have the option to sub-license use of Verde V24 to produce end-product asphalt surface course materials. Pursuant to the C-Twelve Agreement, we are required to pay C-Twelve a $1 million exclusive licensing fee and concurrently provide C-Twelve with the $2 million C-Twelve Loan. We are required to fund the C-Twelve Loan and the $1 million licensing fee to C-Twelve (the proceeds of which are expected to be used by C-Twelve in part to enhance its Verde V24 manufacturing capability) within thirty (30) days of closing of a transaction in which our common stock becomes listed on a U.S. national exchange, provided that if such funding is not achieved by July 31, 2026, C-Twelve shall have the right, on ten (10) business days’ notice, to hold us in breach of the C-Twelve Agreement. As of the date of this prospectus, such funding has not been achieved. The C-Twelve Agreement also provides for a potential conditional fee payment to C-Twelve in 2027 based on agreed to minimum amounts of liters of Verde V24 which we may purchase from C-Twelve. See “Risk Factors - We have an exclusive license and single supplier for our Verde V24 technology. Any loss of that license or supply, or breach by us of the agreements governing the license and supply, could have a material adverse effect on our business.”

We currently have access to the TerraZyme enzyme through the NPI MOU with NPI. We entered into the MOU with NPI to formalize our collaboration on the NCAT test track project discussed above and to explore possible subsequent business opportunities arising from the successful completion of the NCAT testing, including a possible license for TerraZyme. The NPI MOU is effective until December 31, 2026, or until earlier replacement by a definitive agreement. We are currently in negotiations with NPI for a definitive agreement that would contain an exclusive worldwide license to our company for TerraZyme.

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Our subsidiary, Verde Resources Asia Pacific Limited (“VRAP”) is the proprietor of a technical process known as the “Catalytic BioFraction Process” (the “BioFraction Process”) and an exclusive license is assigned to our other subsidiary, Verde Malaysia, for the application of the BioFraction Process in our facilities in Sabah, Borneo. The BioFraction Process is a slow pyrolysis process using a proprietary catalyst to depolymerize palm biomass wastes (empty fruit bunches or palm kernel shells) in temperature range of 350 degrees Celsius to 500 degrees Celsius to yield commercially valuable bio products: bio-oil, wood vinegar (pyroligneous acid), biochar and bio-syngas. The intellectual property is a second-generation pyrolysis process where non-food feedstock like palm biomass wastes is used as feedstock.

We hold no issued patents at this time. We previously filed a provisional patent application in the United States covering our complete cold mix asphalt design and system, including Verde V24. As our collaboration with Ergon has progressed, we have strategically elected not to further pursue this provisional application. Going forward, we intend to collaborate with Ergon on the development of additional innovations that combine our engineered biochar technology with Ergon’s liquid asphalt products and expertise. Any new intellectual property arising from these collaborative developments will be addressed in accordance with the terms of our commercial agreement with Ergon, including applicable rights, ownership and commercialization arrangements.

We continue to see trade secret protections as essential to maintain the secrecy of the proprietary formulations we use and we believe trade secret protections reduce the risk of reverse engineering our technologies. However, we also believe there is significant value to be gained from seeking patent protection of our larger systems that integrate our trade secret technologies, including the ability to enforce such patents against any parties who may infringe upon them. As we grow, our plan is to invest more in registered patent protection to the extent we feel such protection is superior to trade secret protection, which has the benefit of maintaining the privacy of critical aspects of our technology.

As our proprietary rights to our key technologies are currently in the form of trade secrets, which we seek to protect by entering into non-disclosure and confidentiality agreements with parties who have access to such technologies, and not protected by patents or other more secured means, we face significant risks related to our limited ability to enforce confidentiality or enforce a claim that a party illegally disclosed or misappropriated any trade secrets, as further discussed under “Risk Factors – If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.”

Our Growth Strategies

Our growth strategy is focused on establishing strategic commercial relationships with organizations like Ergon that possess the infrastructure, market access, and operational capabilities necessary to support the adoption and deployment of our technologies at scale. For example, through our MCCA with Ergon, we intend to leverage Ergon’s established manufacturing capabilities, distribution network, and relationships with asphalt producers, contractors, and other industry participants to facilitate the commercialization of products incorporating our proprietary biochar technology throughout North America.

Rather than developing a standalone manufacturing, distribution, and sales infrastructure, we intend to leverage strategic commercial relationships to integrate our proprietary engineered biochar into road construction materials and applications through existing industry supply chains. Our business model combines our technology platform, engineered biochar supply, and carbon-related solutions with the operational capabilities, infrastructure, and customer relationships of our commercial partners. We believe this approach reduces barriers to adoption and supports the deployment of lower-carbon construction solutions.

Our initial commercialization efforts are focused on validating and scaling this model throughout the United States, Canada, and Mexico through our relationship with Ergon. We believe Ergon’s industry experience, infrastructure, and established customer relationships provide a foundation for introducing our technology to asphalt market participants. Following the successful implementation of initial North American projects, we intend to pursue additional commercialization opportunities in international markets, including Southeast Asia. As part of this expansion strategy, we intend to work alongside Ergon, where appropriate, to support the licensing and deployment of our integrated technology platform in additional markets.

To support our expansion in Southeast Asia, we have established Verde Resources Asia Pacific Pte. Ltd., which will serve as our regional corporate hub for licensing, business development, and commercialization activities. We intend to leverage our existing presence in Southeast Asia, including our BioFraction facility in Sabah, Borneo, to support future opportunities involving engineered biochar production, technology licensing, and infrastructure applications in the region.

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Sources and Availability of Raw Materials

While we do not directly produce our cold mix biochar asphalt surface course material, the key ingredients in its production are our engineered biochar, a carbon-rich by-product used in our mix designs, and Verde V24. We entered into a formal supply agreement with BSL to secure a reliable U.S.-based supply of biochar. BSL’s facilities are capable of producing designer-grade biochar tailored to our specifications for product testing and for use by future licensees of its solutions. Oregon Biochar Solutions, the subsidiary of BSL, is a related party as Karl Strahl, the Chief Operating Officer of Oregon Biochar Solutions, is also a member of our board of directors. Additionally, we purchase our supply of Verde V24 from C-Twelve under the terms of the C-Twelve Agreement.

We are in discussions with existing facilities to establish supplies of biochar in Canada and Mexico. In Southeast Asia, our BioFraction facility in Sabah, Borneo is expected to produce up to 6,000 tons of biochar annually to our required specifications, and we anticipate utilizing this facility as our primary regional supply source.

The proposed licensing structure for BioAsphalt™ in Asia will be managed through Verde Resources Asia Pacific Pte. Ltd. (“Verde Singapore”), which will serve as the primary regional hub for licensing, commercial collaborations, business development, and market expansion activities. Under this model, qualified licensees throughout Southeast Asia will obtain rights to utilize our BioAsphaltTM technologies and formulations through Verde Singapore.

Verde Malaysia, will focus primarily on manufacturing and production operations, including the sourcing and processing of palm-oil waste feedstock, production of engineered biochar, and management of biochar supply activities from its Sabah, Borneo facility. Licensees may procure engineered biochar produced by Verde Malaysia to support their licensed BioAsphaltTM applications, facilitating the utilization of existing inventory and the expansion of localized production capacity to meet regional demand.

We plan to further refine our BioFraction technology to produce designer-blend biochar specifically tailored for our proprietary asphalt formulations and to license the BioFraction technology to qualified palm-oil waste processors throughout Southeast Asia. These processors would convert palm waste into specialized biochar suitable for our applications while supporting the generation of certified carbon removal credits.

We expect to generate revenue through technology licensing fees, carbon credit royalties, and margins from biochar supplied to licensed partners. This asset-light licensing model is designed to enable scalable expansion of our biochar supply chain with limited capital expenditure while supporting the broader adoption of carbon-sequestering infrastructure solutions throughout the Asia-Pacific region.

Distribution Network and Marketing

Our commercialization strategy combines technology licensing with the direct supply of key proprietary inputs required to produce our sustainable infrastructure solutions. While we do not directly distribute finished road construction products, we leverage the established distribution channels, customer relationships, and production capabilities of strategic collaborators and licensees to efficiently commercialize our technologies.

A core component of our business model is the supply of our proprietary engineered biochar, a critical input in the production of BioAsphaltTM and other biochar-based construction materials. Our engineered biochar is designed to deliver the consistency, quality, and performance characteristics required for commercial-scale applications, including enhanced mix performance, durability, and support for carbon removal credit generation. We may also supply Verde V24 when required, which is used in the formulation of asphalt emulsions designed to improve the interaction and bonding between biochar and aggregate.

Under the MCCA with Ergon, we are the preferred supplier of engineered biochar for incorporation into Ergon’s asphalt and emulsion products, including initial cold-mix asphalt applications. Ergon will leverage its extensive production capabilities, customer relationships, and distribution network to commercialize products incorporating our technologies across the United States and potentially additional markets. In addition, Ergon serves as our exclusive licensee and distributor of Verde V24 and related emulsion technologies throughout the United States, Canada, and Mexico. We believe our collaboration with Ergon, one of the world’s leading producers and marketers of liquid asphalt and asphalt emulsions, provides a scalable commercialization pathway by combining our proprietary engineered biochar and carbon removal technologies with Ergon’s established market presence, technical expertise, and industry relationships.

Customers

Our target customer base consists of companies involved in road construction, asphalt production, infrastructure development and other applications requiring or benefiting from sustainable construction materials, as well as governmental and public infrastructure entities. Our commercialization strategy is focused on collaborating with established industry participants that possess the manufacturing capabilities, distribution networks, and customer relationships necessary to deploy our technologies at scale.

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As discussed above, we have entered into the MCCA and Ergon License, which establish a long-term strategic collaboration to develop and commercialize innovative road construction and building material applications incorporating our engineered biochar and related technologies. Under this relationship, Ergon will leverage its existing customer base, technical expertise, manufacturing capabilities, and industry relationships to lead commercialization efforts and customer engagement for products incorporating our technologies.

Our role is to supply engineered biochar and provide technical support for the development and deployment of these applications. As new road construction solutions are developed, we expect to manufacture and distribute engineered biochar tailored to the specific requirements of each application and supply such materials to Ergon and its customer network. These customers include asphalt producers, mixing plants, contractors, and other infrastructure participants that have the ability to manufacture, deploy, and utilize sustainable road construction materials in accordance with applicable industry and Department of Transportation specifications.

Through this collaborative model, we believe our partnership with Ergon provides a scalable pathway to introduce carbon-sequestering infrastructure solutions to a broad range of downstream customers and market segments, including:

State Departments of Transportation (DOTs), Local Municipalities, and U.S. Federal Agencies

DOTs are among the largest purchasers of asphalt materials, responsible for the construction and maintenance of public highways. As they implement carbon accounting frameworks and pursue emissions reduction mandates, our carbon-negative technologies offer a compelling, policy-aligned solution.

Municipalities manage local roads, subdivisions, and emergency repairs. Our cold mix asphalt, which requires no heating and minimal equipment, is ideal for off-season maintenance and budget-sensitive repairs, enabling year-round infrastructure improvements with reduced logistical complexity.

Federal agencies, including the Department of Defense and the Department of Transportation, are under increasing pressure to source sustainable and low-emission materials. Our technologies meet both environmental goals and practical needs, such as performance in cold or remote conditions and reduced emissions during installation.

Private Sector Contractors & Developers

Contractors and developers are seeking to enhance their ESG credentials and qualify for green financing or tax incentives. By integrating our solutions, they can offer carbon-negative infrastructure without disrupting existing construction workflows, meeting market demand while advancing sustainability objectives.

Competition

Competitive Landscape

The construction materials industry is dominated by large, established public and private companies that compete primarily on cost, scale, logistics, and supply chain efficiency. These incumbents often have extensive production capacity, longstanding customer relationships, and significant influence over industry standards. Many are substantially better capitalized than we are and have decades of experience in the construction space. While historically slow to innovate, many of these companies are now investing in sustainable product development to meet regulatory pressure and market demand for greener infrastructure.

In parallel, the carbon removal and offset sector represents a fast-growing and increasingly competitive space. It includes a mix of climate-tech startups, project developers, environmental consultancies, and digital platforms focused on digital measurement, reporting, verification (“dMRV”), and carbon removal credit issuance. These entities operate across various methodologies ranging from nature-based solutions like reforestation and regenerative agriculture to engineered approaches, such as direct air capture and biochar-based removal.

What we believe differentiates us is our ability to embed carbon removal directly into essential infrastructure products like roads, and generate verified carbon removal credits from every mile paved. Unlike firms focused solely on offset trading or dMRV, we deliver physical carbon drawdown through material innovation, creating a defensible position at the intersection of two massive and converging industries: construction and climate.

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At this time, we are not aware of any other company commercializing engineered biochar specifically designed for road construction applications, particularly in a pelletized form optimized for integration into asphalt mixtures. We believe this represents a unique competitive advantage within the emerging carbon-sequestering infrastructure market. Our Net Zero Blueprint for asphalt combines engineered biochar, proprietary formulations, and carbon accounting methodologies to enable the production of cold-applied, biochar-infused asphalt while supporting the generation of certified carbon removal credits. This approach has been validated through testing at the NCAT Test Track, supported by carbon removal certification and validation frameworks developed with organizations including Isometric and Puro.earth, and further advanced through commercial validation activities, including early carbon credit purchases by a major financial institution and our strategic collaboration with Ergon.

Rather than competing directly with traditional hot mix asphalt producers, our business model is designed to enable existing industry participants to adopt lower-carbon asphalt solutions through licensing, technology collaboration, and the supply of engineered biochar. By incorporating our technologies into existing production and distribution networks, asphalt producers can transition toward cold-applied, biochar-enhanced asphalt solutions without requiring significant changes to their existing infrastructure or operations. These solutions have the potential to reduce reliance on energy-intensive heating processes, lower greenhouse gas emissions, and enable year-round paving applications.

While other companies are developing sustainable construction materials and carbon removal technologies, we believe our differentiated approach lies in the integration of engineered biochar, asphalt applications, and carbon credit generation within a scalable commercialization model. We believe this combination provides a significant opportunity to support the decarbonization of infrastructure while creating additional economic value through the generation and commercialization of carbon removal credits.

Our Competitive Advantages

Despite the competitive nature of our industry and the relatively small size of our company, we believe we have certain competitive advantages, and we believe we will be able to capture a good market share through the following:

●	Scalable Licensing Model: We intend to pursue an asset-light commercialization model that combines technology licensing, strategic collaborations, and the supply of proprietary engineered biochar and related technologies. Through our collaboration with established industry participants, such as Ergon, we seek to integrate our proprietary technologies into existing manufacturing, distribution, and customer networks, accelerating adoption of carbon-sequestering infrastructure solutions without requiring significant capital investment in downstream production facilities. Under this model, our customers and licensees will leverage their existing operational capabilities, market access, and industry relationships, while we focus on technology development, engineered biochar production and supply, carbon credit generation services, and continued innovation of our product platform. This approach is designed to enable scalable deployment across multiple geographies and applications while supporting the localized production of lower-carbon construction materials and the generation of verified carbon removal credits.

●	Next-Generation Road Technologies: Our products have been tested and shown to be more durable, cost-effective, and environmentally friendly than traditional hot mix asphalt for surface courses and cement- or lime-based methods for soil stabilization.

●	Carbon Impact: Our products can help contractors and infrastructure companies reduce their Scope 1 emissions (direct GHG emissions), Scope 2 emissions (indirect GHG emissions from the generation of energy that an organization consumes), and Scope 3 emissions (indirect GHG emissions that occur throughout an organization’s value chain as a result of its activities), enabling a path toward net-zero operations. Compared to traditional hot-mix asphalt products, our cold-mix biochar asphalt produces fewer emissions, including by eliminating high-temperature processing and requiring less electricity during manufacturing, being fully recyclable, and taking advantage of local and low-carbon sourcing of raw material inputs.

●	Carbon Credit Generation: Unlike traditional materials, our solutions enable the creation of verified carbon removal credits, opening new revenue streams for our company, our commercial partners and their customers while helping them meet ESG and Net Zero goals.

●	Integrated Model: We combine proprietary building material technologies with carbon credit generation, offering both product and environmental value.

●	Verified Carbon Removal: Our use of biochar enables the generation of third-party certified carbon removal credits, backed by measurable data.

●	Asset-Light Expansion: Through licensing agreements and local commercial collaborations, we believe we can scale efficiently without heavy capital investment.

●	Policy and ESG Alignment: Our solution aligns with global Net Zero targets, Scope 1,2, and 3 emissions reductions, and climate-resilient procurement policies.

●	First-Mover Positioning: We believe we are among the first to successfully commercialize asphalt-integrated biochar with verified carbon credits in the United States.

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While this market is highly competitive, we believe in our competitive advantages. We are focusing on the following strategies to further expand our horizons and fuel further growth:

●	Commercial Relationships: Now that we have entered into two key agreements with Ergon (the MCCA and Ergon License which covers the United States, Canada, and Mexico), we plan to foster similar strategic relationships with national and regional infrastructure companies globally to supply our engineered biochar and license our asphalt formulations and biochar technologies. As noted above, our next likely area of operations would be in Southeast Asia, where we maintain our BioFraction facility.

●	Biochar Supply Network: Build a diversified and scalable biochar supply network through intellectual property licensing, strategic collaborations, offtake agreements, and the continued development of our biochar supply capabilities, including opportunities associated with our Sabah, Borneo facility.

●	Carbon Credit Monetization: Scale the generation and sale of carbon removal credits through verified methodologies and corporate buyers.

●	Geographic Expansion: Grow our presence across North America and Southeast Asia by leveraging early success and demand from infrastructure owners.

Seasonality

Our engineered biochar and cold mix asphalt can be produced year-round and is well-suited for stockpiling, allowing for placement in virtually any season, including in colder climates where traditional hot mix asphalt cannot be applied. While seasonality may influence construction activity timing, particularly in winter-prone regions, it does not impact the production, storage, or licensing of our technologies.

As a result, our business operations are not materially affected by seasonality. We maintain the ability to license, supply, and support deployment year-round, ensuring consistent commercial activity and project readiness regardless of climate.

Governmental Approvals and Regulation

Governmental Approvals

Because our business will be centered around a licensing model and we do not currently produce or manufacture any products or directly perform installation activities, we are not currently aware of any laws or governmental regulations that materially influence our business. We work closely in collaboration with our customers and licensees, including those responsible for manufacturing, distributing, and deploying products incorporating our technologies, to support compliance with applicable federal, state, and local laws and regulations.

With respect to our BioFraction facility in Sabah, Borneo, there are no material regulatory issues that would prevent the facility from resuming operations. We have established the required operational framework and obtained the necessary licenses, permits, and approvals to recommence production activities and return the facility to full operational capacity. As we expand our operations and commercial deployments, we will continue to monitor applicable regulatory requirements and work collaboratively with our licensees and customers to support compliance with applicable laws and regulations, including:

●	Construction material standards and testing protocols; and

●	Carbon credit methodologies approved by recognized certification bodies

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Environmental Laws

Under our current business model, manufacturing is carried out by our licensees and other strategic collaborators, who are responsible for complying with all applicable environmental laws and regulations in their respective jurisdictions. We work closely with them to ensure adherence to best practices and sustainability standards throughout the production process. Currently we do not experience any material effects from or incur costs related to compliance with environmental regulations.

Insurance

We maintain insurance coverage that we believe is consistent with the customary practices of companies of comparable size and stage of development and is adequate to support our ongoing operations and planned growth initiatives. In connection with our strategic agreements, including the MCCA with Ergon, we are required to maintain certain minimum levels of insurance coverage. We have obtained the required insurance coverage to support our commercial activities, including coverage related to product liability, transportation, and other operational risks associated with the supply and distribution of our engineered biochar and related technologies. We periodically evaluate the cost, availability and adequacy of our insurance policies as our business evolves. We have also evaluated the cost, availability, and practicality of obtaining business interruption insurance and determined that, given our asset-light operating model and current stage of development, such coverage is not commercially feasible at this time. As a result, we do not maintain business interruption insurance for our U.S. operations or our Sabah, Borneo BioFraction facility. Consequently, we may be exposed to unrecoverable losses in the event of a disruption to our operations, as further discussed under “Risk Factors – Risks Related to Our Business – We do not carry business interruption insurance and could incur unrecoverable losses if our business is interrupted.”

Employee and Human Capital

As of July 27, 2026, we had the following employees and consultants:

Senior Management	3
Sales and Marketing	1
Production	2
Information System Technology	5
Administration / Finance / HR	4
Independent Consultants	8
Total	23

We have a total of 23 employees and representatives, including eight independent consultants. Of these, fifteen are based in the United States, including our eight consultants. The remaining eight individuals are based in Malaysia, where they support local operations under the oversight of U.S.-based senior management.

None of our employees are members of a trade union. We believe we maintain strong relationships with our team and, to date, have not experienced any strikes, work stoppages, or material labor disputes. We intend to hire more staff to assist in the development and execution of our business operations.

Properties

Our current corporate and executive office is located at 8112 Maryland Ave, Suite 400, St. Louis, Missouri 63105, telephone number (314) 530-9071. We have entered into a new lease agreement for our future corporate headquarters located at 7800 Forsyth Ave., Suite 850, St. Louis, Missouri 63105, with an anticipated move-in date of October 1, 2026. Upon completion of the relocation, the new facility will replace our existing headquarters at 8112 Maryland Ave.

We believe that our existing facilities and planned future headquarters are adequate to support our current operations and anticipated growth initiatives. We will continue to evaluate our facility requirements as our business evolves.

We currently lease the following real properties:

Location	Rent/Own	Mortgage/Lease Terms	Use
St. Louis, Missouri (8112 Maryland Ave, Suite 400)	Rent	October 31, 2026	Current Corporate Headquarters
St. Louis, Missouri (7800 Forsyth Ave., Suite 850)	Rent	September 30, 2031	Future Corporate Headquarters
St. Louis, Missouri	Rent	June 23, 2027	Corporate Housing
Jalan Silam, Sabah, Borneo Malaysia	Rent	December 21, 2027	BioFraction Factory Site

Legal Proceedings

From time to time, we may be involved in various legal proceedings and claims arising in the ordinary course of business. Management believes that the dispositions of these matters, individually or in the aggregate, are not expected to have a material adverse effect on our financial condition. However, depending on the amount and timing of such disposition, an unfavorable resolution of some or all of these matters could materially affect the future results of operations or cash flows in a particular year. We are not involved in any material legal proceedings, nor are we aware of any legal proceedings threatened or in which any director or officer or any of their affiliates is a party adverse to our Company or has a material interest adverse to us.

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Corporate History and Structure

Verde Resources, Inc. was incorporated on April 22, 2010, in the State of Nevada. We currently have five wholly owned subsidiaries, one majority-owned subsidiary, and two wholly owned indirect subsidiaries, with Verde Renewables, Inc. acting as our primary operating company.

The following diagram illustrates our current corporate structure:

Group Structure
Verde Resources Inc.

VERDE
#TransitionToZero™

Verde Resources Inc.
(Nevada Co)
100%
Verde Resources Asia Pacific Pte. Ltd (Singapore Co)
100%
Verde Resources Asia Pacific Ltd (BVI Co)
100%
Verde Resources (Malaysia) Sdn Bhd (Malaysia Co)
100%
Verde Renewables, Inc. (Missouri Co)
55%
VerdePlus Inc. (Missouri Co)
100%
Verde Life Inc. (Oregon Co)
100%
The Wision Project Sdn Bhd (Malaysia Co)
100%
Verde Estates LLC (Missouri Org)

The following paragraphs discuss our reclassifications, mergers, consolidations, and non-ordinary course purchases and sales of significant assets throughout our corporate history.

Acquisition of Verde Resources Asia Pacific Limited

On October 25, 2013, we entered into an Assignment Agreement for the Assignment of Management Right in Merapoh Gold Mines in Malaysia (the “Assignment Agreement”) with Federal Mining Resources Limited (“FMR”), a company incorporated under the laws of the British Virgin Islands. FMR owned 85% equity interest in Champmark Sdn Bhd, a private limited liability company incorporated in Malaysia. CSB the Mining Contractor of the Mining Lease for Site IV-1 at the Merapoh Gold Mine (the “Mining Lease”) under the Contract for Work with MMC Corporation Berhad, the Permit Holder of the Mining Lease.

Under the terms of the Assignment Agreement, FMR had assigned its management rights of CSB’s mining operation in the Mining Lease to us, through FMR’s wholly-owned subsidiary Verde Resources Asia Pacific Limited in exchange for 80,000,000 shares of our common stock, which constituted 95.26% of our issued and outstanding capital stock as of and immediately after the consummation of the acquisition. VRAP was formed on February 7, 2013, by FMR to monitor the CSB operation. The acquisition of 100% of the issued and outstanding capital stock of VRAP was agreed upon on October 18, 2013, and completed on October 25, 2013. Pursuant to the Assignment Agreement, and a Supplementary Agreement dated February 17, 2014, on further clarifications to the Assignment Agreement signed by us with FMR, FMR’s 100% interest in VRAP was transferred to us at a consideration of one dollar ($1.00).

On April 1, 2014, the Board of Directors of VRAP notified FMR of the decision to exercise its option to purchase an 85% equity interest of CSB pursuant to Section 3.2.4 of the Management Agreement dated July 1, 2013, between VRAP and FMR. This acquisition was completed on April 1, 2014, with consideration of $1, and VRAP then became an 85% shareholder of CSB.

With the above transactions, VRAP became a wholly-owned subsidiary of our company and CSB, its 85% deemed indirect subsidiary.

CSB Acquisition

On October 20, 2021, VRAP completed the acquisition of the remaining 15% equity interest in CSB from Lamax Gold Limited (“LGL”) for total consideration of MYR 150,000 (approximately $36,130 as of the date of the transaction).

Verde Life, Inc. Incorporation

On July 7, 2021, through our wholly-owned subsidiary VRAP, we entered into a Product Supply Agreement (the “Product Supply Agreement”) with MRX Xtractors, LLC (“MRX”), an Oregon limited liability company. On November 15, 2021, we formed a wholly owned subsidiary, Verde Life, Inc., under the laws of the State of Oregon to facilitate the relationship with MRX. We terminated our business in the distribution of CBD products upon the expiry of the Product Supply Agreement on July 6, 2024.

Establishment of Missouri Entities

On August 10, 2021, we formed a wholly-owned subsidiary, Verde Renewables, Inc., for the purpose of conducting business in Missouri related to biochar. Another entity, Verde Estates, LLC, was also formed on August 10, 2021, to own property in Missouri. Verde Estates, LLC is a wholly owned subsidiary of Verde Renewables, Inc.

Establishment of Verde Malaysia

On January 17, 2022, we formed a wholly owned subsidiary, Verde Resources (Malaysia) Sdn Bhd, a company incorporated under the laws of Malaysia, for the purpose of conducting consultation services and distribution of renewable agricultural commodities.

On March 23, 2022, through Verde Malaysia, we entered into a Sale of Shares Agreement (“SSA”) with The Wision Project Sdn Bhd, a company incorporated under the laws of Malaysia, to acquire the one hundred percent (100%) of the issued and paid up ordinary shares in Wision. This transaction closed in May 2022. Jack Wong, our current chief executive officer and chairman, was the director and sole shareholder of Wision at the time of its acquisition. At the time of the Company’s acquisition of Wision, Mr. Wong had no affiliation with the Company.

Chesterfield Property Acquisition

On April 29, 2022, our wholly-owned subsidiary Verde Renewables, Inc. (“VRI”) closed on the purchase of residential property located in Chesterfield, Missouri (the “Chesterfield Property”). The purchase price for the Chesterfield Property was $750,000.00, paid at closing with cash on hand. The Chesterfield Property was subsequently sold to our Chief Executive Officer, Jack Wong, on December 10, 2024, at a purchase price of $857,500.

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Sale of CSB

On March 13, 2023, through VRAP, we entered into a Share Sale Agreement (the “SSA Agreement”) with Jusra Mining Merapoh Sdn Bhd (“JMM”), a company incorporated under the laws of Malaysia, to sell the entire issued and paid-up share capital of CSB, our indirect wholly-owned subsidiary engaged in mining activities. Under the terms of the SSA Agreement, the consideration for the sale of CSB would be satisfied in full by the payment of Malaysia Ringgit MYR 500,000. The transaction closed on April 20, 2023.

Also on March 13, 2023, we entered into a Settlement of Debts Agreement (the “SDA Agreement”) with CSB and a two year term period promissory note with CSB’s creditor, a related party, Borneo Oil Corporation Sdn Bhd (the “Creditor”), to settle in full a total of US $675,888 of CSB’s account payable to the Creditor either in cash or by the issuance of new shares of our common stock. On August 16, 2024, we entered into a Supplementary Agreement to the SDA Agreement and Promissory Note with the Creditor to convert the total accounts payable of USD 675,888 into 9,655,542 shares of our common stock. A total of 9,655,542 shares of our common stock was issued on August 16, 2024, to Borneo Oil Berhad, the appointed nominee of the Creditor, to settle in full the total accounts payable to the Creditor.

Dissolution of Bio Resources Limited

Pursuant to an Intellectual Property Transfer Agreement dated October 15, 2025, Bio Resources Limited (“BRL”), a wholly owned subsidiary of the Company, transferred to Verde Resources Asia Pacific Limited (“VRAP”), another wholly owned subsidiary of the Company, all rights, title and interest in the intellectual property known as Catalytic BioFraction Process at its carrying value of $30,192,771 as of that date. Following the completion of the transfer, BRL was administratively dissolved by being struck off the registers of the Labuan Financial Services Authority on October 19, 2025.

Establishment of Verde Resources Asia Pacific Pte. Ltd.

On March 30, 2026, the Company established Verde Resources Asia Pacific Pte. Ltd., a private company limited by shares incorporated under the laws of the Republic of Singapore and a wholly owned subsidiary of the Company. The subsidiary’s primary activity is research and experimental development in biotechnology (excluding medical sciences). The establishment of Verde Resources Asia Pacific Pte. Ltd. follows several months of discussions with the Economic Development Board (“EDB”) and Land Transport Authority (“LTA”) of the Republic of Singapore and advances the Company’s previously stated strategy to license its Net Zero Blueprint and related technologies globally, beginning with Singapore as its Asia Pacific headquarters. This initiative is expected to support the future generation and trading of carbon removal credits and serve as a foundation for the Company’s expansion across the region.

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MANAGEMENT

Directors and Executive Officers

The following tables set forth the respective positions and ages of our directors and executive officers as of the date of this prospectus.

Name	Position Held with the Company	Age	Date First Elected or Appointed

Jack Wong	Chief Executive Officer and Chairman	42	October 1, 2022
Sherina Chui	Chief Financial Officer	49	May 1, 2025
Eric Bava	Chief Operating Officer and Director	46	October 1, 2023
Jeremy P. Concannon	Chief Growth Officer	48	August 1, 2024
Karl Strahl	Director	33	May 1, 2025
Raymond Lee “Buzz” Powell	Independent Director	60	July 3, 2025
Richard Rosenblum	Independent Director Nominee	67	(1)
Michelle Yanez	Independent Director Nominee	54	(1)
[●]	Independent Director #4	[●]	[●]

(1)	Appointment to be effective upon the effectiveness of the registration statement of which this prospectus forms a part.

Jack Wong, age 42, has served as our Chief Executive Officer and director since October 1, 2022, and was made our Chairman on October 23, 2025. Prior to joining our company, Mr. Wong was Chief Executive Officer of The Wision Project Sdn Bhd, a subsidiary of our company, since December 2020. Under his leadership, the division played an instrumental role in our strategic transition into the carbon sector. From 2008 to his joining The Wision Project Sdn Bhd in 2020, Mr. Wong was engaged in leadership roles for several businesses, including in the hospitality sector in Southeast Asia. Mr. Wong received his bachelor’s degree in business administration from Wichita State University in 2007. He also received a certificate in Life Cycle Assessment: Quantifying Environmental Impacts from the Massachusetts Institute of Technology in 2022.

Sherina Chui, age 49, brings over two decades of financial leadership experience spanning construction, industrial investments, and fast-moving consumer goods (FMCG). Ms. Chui has served as our Chief Financial Officer since May 2025. From March 2018 to March 2025, she served as a senior financial executive at Singbuild Construction Co., Ltd, a multinational company, where she led key initiatives in corporate restructuring, internal controls, and financial risk management. During her tenure, she was instrumental in driving financial stability, regulatory compliance, and operational improvements across multiple business units. Sherina has deep expertise in both International Financial Reporting Standards (IFRS) and U.S. GAAP, which will be critical as we scale our Net Zero Blueprint, expands U.S. operations, and licenses its technologies globally. Her strategic financial acumen and operational discipline will help reinforce our financial framework, ensure SEC compliance, and support long-term growth in an increasingly complex regulatory and market environment. Ms. Chui received her bachelor’s degree in accounting from RMIT University in 1998.

Eric Bava, age 46, is a highly accomplished business leader with a proven track record across multiple industries. Mr. Bava has served as our Chief Operating Officer and director since October 2023. Prior to that, Mr. Bava served as Co-Founder and Chief Operating Officer of Plantwise from July 2020 to September 2023, where he applied his deep expertise in manufacturing and distribution to streamline operations and elevate customer service standards, preserving the integrity and reputation of the Plantwise product line. Prior to founding Plantwise, from 2010 to 2020 Mr. Bava held executive positions related to operations for several businesses, including in the alcohol and cannabis industries. Mr. Bava received his bachelor’s degree in business management from Ball State University in 2002.

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Jeremy P. Concannon, age 48, has served as our Chief Growth Officer since August 2024. From 2012 to 2021, Jeremy served as President of Innovative Packaging Co., where he led a high-performing sales organization, recruited and onboarded top-tier talent, and implemented data-driven sales strategies that consistently delivered year-over-year growth and profitability. Following the acquisition of Innovative Packaging Co. by 360 Pack in 2021, Jeremy took on the role of Executive Vice President of Sales & Marketing at 360 Pack, a position he still holds today. There, he continues to demonstrate his expertise in scaling cohesive, results-driven teams and positioning businesses for sustained success. His leadership has consistently helped companies establish themselves as industry leaders through strategic growth and operational excellence. Mr. Concannon received his bachelor’s degree in business management from Loyola Marymount University in 2001.

Karl Strahl, age 33, has served on our Board since May 1, 2025, and is a respected executive in the biochar and carbon removal industry. He began his career at Tesla Solar in Albany, New York in 2016, where he developed a high-conversion passive sales strategy and earned multiple top sales awards. Since joining Oregon Biochar Solutions in 2018, Mr. Strahl has played a leading role in advancing the commercialization of biochar-based carbon credits in the United States. As Vice President of Sales & Marketing, he helped expand the company’s market reach across agriculture, environmental remediation, and sustainable building materials from 2018 to 2023. In 2023, he was promoted to Chief Operating Officer of Oregon Biochar Solutions, where he continues to drive strategic growth and innovation. Most recently, Mr. Strahl was instrumental in launching the world’s first insured biochar carbon removal credits in partnership with Oka, The Carbon Insurance Company, establishing a new benchmark for transparency and buyer assurance in the voluntary carbon market. Mr. Strahl also serves as a Board Member, Treasurer, and Standards Committee Member of the U.S. Biochar Coalition, a Washington, D.C.-based registered lobbying entity focused on policy advocacy, industry standards, and the promotion of pragmatic, biochar-based climate solutions nationwide. He received his bachelor’s degree in in Environmental Science from St. Lawrence University in 2016.

Dr. Raymond Lee “Buzz” Powell, age 60, has been a consultant to us regarding our national implementation since April 2024 and has been serving as a director since July 2025. He has worked in asphalt technology, construction, and research for more than 35 years. Since November 2023, Dr. Powell has been the Technical Director of the Asphalt Pavement Alliance where he is responsible for guiding research, technical initiatives, and industry collaboration. Dr. Powell has also held various positions at the NCAT at Auburn University, of which he has been a member since 1999, including Research Engineer, Assistant Director and Test Track Manager. Earlier in his career, Dr. Powell held various engineering roles at the Alabama Department of Transportation and worked as Principal Engineer at REGIS Engineering Solutions, Inc. Dr. Powell received a bachelor’s degree (1990), a master’s degree (1996) and a PhD (2006) in civil engineering from Auburn University. We believe that Dr. Powell is well qualified to serve as a member of our board of directors because of his extensive experience in asphalt pavement research, innovation, and industry collaboration.

Richard Rosenblum, age 67, has been, since its founding in 1994, Chief Executive Officer and Principal at Harborview Capital Advisors LLC, which provides strategic advisory services in the areas of capital formation, merchant banking and management consulting. Additionally, Mr. Rosenblum has been the owner of Harborview Property Management for over twenty-five years, where he invests and manages domestic and international commercial real estate, and multi-family real-estate assets. Since January 2026, he has served as Chief Operating Officer of Fering Technologies Limited, a developer of long-range hybrid electric vehicles for military and other applications.  From 2021 to January 2025, Mr. Rosenblum served as the President, Chief Financial Officer and a Director of Innovative Payment Solutions, Inc., a fintech provider of digital payment solutions. From 2008 to 2014, Mr. Rosenblum was a Director, President and Executive Chairman of Alliqua Biomedical Inc. (NASDAQ: ALQA), which developed and marketed hydrogel manufacturing technology in the wound care sector. In January 2022, Mr. Rosenblum was appointed as an independent director of Innoveren Scientific Inc. (ex:H-Cyte), a medical biosciences company.  His philanthropic and community-centered activities include being a founding board member of the Dr. David Feit Memorial Foundation, which for over 15 years raised money for the benefit and support of youth activities. Mr. Rosenblum graduated Summa Cum Laude from SUNY Buffalo with a B.A. in Finance & Accounting. We believe Mr. Rosenblum’s experience as a director and executive of publicly traded companies and his financial experience, including as an investor in publicly traded companies, provide him with the attributes that will make him a valuable member of our board of directors.

Michelle Yanez, age 54, has been a consultant to us regarding capital markets, finance and SEC compliance matters since March 2026. She is a senior financial executive with over 25 years of experience in public and privately held biotech, pharmaceutical, and life science companies, and an additional 4 years’ experience in financial services and manufacturing companies. Ms. Yanez’ experience includes a broad range of responsibilities in a highly complex and regulated market. She also brings deep corporate governance experience through her work with corporate boards, including audit, compensation, nominating & governance and finance committees. Ms. Yanez is currently Co-Founder and CFO of Santander Pharma Consulting, a privately held life sciences consulting firm that provides business development and commercial strategy services to pharmaceutical, medical device, and life science companies offering guidance throughout all stages of commercial development, from inception to product launch, since February 2024. Ms. Yanez previously served as the CFO of MIRA Pharmaceuticals (Nasdaq: MIRA) from April 2023 to June 2025, and from June 2024-June 2025, she also served as CFO of Telomir Pharmaceuticals (Nasdaq: TELO). Both companies were publicly traded clinical-stage pharmaceutical development companies. Ms. Yanez also serves as a non-employee director of Inhibitor Therapeutics, Inc. (OTCQB: INTI), a publicly traded pharmaceutical development company focused on therapeutics for certain cancers and non-cancerous proliferation disorders, since December 2022. Ms. Yanez earned her B.A. in Business Management from University South Florida and an MBA in Strategic Leadership from Rutgers School of Business, Cum Laude. We believe MS. Yanez’s experience as an accounting and finance executive of publicly traded companies and her knowledge of corporate governance provide her with the attributes that will make her a valuable member of our board of directors.

Director Independence and Committees of the Board of Directors

Director Independence

Of our directors and director nominees, we have determined that Dr. Raymond Lee Powell, Richard Rosenblum, Michelle Yanez and [●] are “independent” directors under the Nasdaq listing standards, while Jack Wong, Eric Bava, and Karl Strahl, our current directors, are not independent under such standards. We have also determined that each of the three prospective members of the Audit Committee is “independent” for purposes of Section 10A(m)(3) of the Exchange Act and the rules promulgated thereunder and under the Nasdaq listing standards. Further, the Board has determined that each of the three prospective members of both the Compensation Committee and the Nominating and Corporate Governance Committee is “independent” under the Nasdaq listing standards.

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Board Committees

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will have three standing committees of the Board: the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each of the board committees will act pursuant to a separate written charter adopted by our board of directors, each of which will be available on our website at www.verderesources.com upon the conclusion of this offering. Our board of directors may at any time or from time to time appoint certain other committees in its sole discretion as it deems necessary or appropriate to carry out its functions.

Audit Committee

The Audit Committee will consist of Richard Rosenblum (Chairman), [●], and [●]. The Board has determined that all of the prospective members of the Audit Committee are “independent,” as defined by the Nasdaq listing standards and by applicable SEC rules. In addition, the Board has determined that Richard Rosenblum is an audit committee financial expert, as that term is defined by the SEC rules, by virtue of having the following attributes through relevant experience: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals, and reserves; (iii) experience preparing, auditing, analyzing, or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.

The function of the Audit Committee relates to oversight of the auditors, the auditing, accounting, and financial reporting processes, and the review of our financial reports and information. In addition, the functions of the Audit Committee will include, among other things, recommending to the Board the engagement or discharge of independent auditors, discussing with the auditors their review of our quarterly results and the results of their audit, and reviewing our internal accounting controls.

Compensation Committee

The Compensation Committee will consist of [●] (Chairman), [●] and [●]. The Board has determined that all of the prospective members of the Compensation Committee are “independent,” as defined by Nasdaq listing standards. The responsibility of the Compensation Committee is to review and approve the compensation and other terms of employment of our President and Chief Executive Officer and our other executive officers, including all of the executive officers named in the Summary Compensation Table under the heading “Executive Compensation” below (the “named executive officers”). Among its other duties, the Compensation Committee oversees all significant aspects of our compensation plans and benefit programs. The Compensation Committee annually reviews and approves corporate goals and objectives for the President and Chief Executive Officer’s compensation and evaluates the Chief Executive Officer’s performance in light of those goals and objectives. The Compensation Committee also recommends to the Board the compensation and benefits for members of the Board. The Compensation Committee has also been appointed by the Board to administer our 2024 Equity Incentive Plan. The Compensation Committee does not delegate any of its authority to other persons.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee will be comprised of [●] (Chairman), [●] and [●]. The committee members are independent under applicable Nasdaq rules and regulations. The Nominating and Corporate Governance Committee is responsible for, among other things, considering potential board members, making recommendations to the full board as to nominees for election to the board, assessing the effectiveness of the board and implementing our corporate governance guidelines.

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Family Relationships

There are no family relationships among any of the directors or executive officers.

Code of Business Conduct and Ethics and Insider Trading Policy

Our board of directors has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) and an Insider Trading Policy, each of which are filed as exhibits to the registration statement of which this prospectus forms a part. You can review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. The Code of Ethics will also be available on our website at https://www.verderesources.com. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Risk Oversight

Our Audit Committee will be responsible for overseeing our risk management process. Our Audit Committee will focus on our general risk management policies and strategy, the most significant risks facing us, and oversee the implementation of risk mitigation strategies by management. Our Board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.

Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation, or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table sets forth the aggregate compensation we paid or accrued during the fiscal years ended June 30, 2026, and 2025 to our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (6)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jack Wong (1)(2)	2026	320,840	-	-	-	-	-	15,472	336,312
CEO and Chairman	2025	357,075	1,250,000	-	-	-	-	8,095	1,615,170

Eric Bava (3)(4)	2026	207,692	-	60,000	-	-	-	16,083	283,775
COO and Director	2025	167,554	-	181,235	-	-	-	6,435	355,224

Jeremy P.	2026	11,538	-	114,750	-	-	-	-	126,288
Concannon (5) Chief Growth Officer	2025	53,538	-	365,175	-	-	-	-	418,713

(1)	During fiscal year 2025, a special bonus of $1.25 million was awarded to Mr. Wong in recognition of his contributions in transforming our Company into a pioneer in the Net Zero building materials and carbon removal industry. Mr. Wong does not receive compensation for his service as a member of the Board.

(2)	Amounts reported in other compensation represent Company-paid life insurance premiums for Mr. Wong and his spouse, and the incremental cost to us associated with Mr. Wong’s personal use of two Company-provided vehicles

(3)	During fiscal years 2026 and 2025, we issued 1,036,269 and 670,000 shares of our Company’s common stock, respectively, to Mr. Bava as part of his compensation pursuant to the Bava Agreement (discussed below). Mr. Bava does not receive compensation for his service as a member of the Board.

(4)	Amounts reported in other compensation represent Company-paid life insurance premiums for Mr. Bava and his spouse, and the incremental cost to us associated with Mr. Bava’s personal use of a Company-provided vehicle.

(5)	During fiscal years 2026 and 2025, we issued tranche 1 and tranche 2 of 1,350,000 shares each of our Company’s common stock, respectively, to Mr. Concanon as part of the compensation package in the Concannon Agreement (described below). On September 1, 2025, Mr. Concannon transitioned from an employee of the Company to a consultant, and continuing as Chief Growth Officer in his new capacity. Mr. Concannon does not receive any cash compensation in his role as a consultant.

(6)	The reported amounts represent the aggregate grant date fair value of the awards computed in accordance with Financial Accounting Standards Board Account Standards (“FASB”) Codification Topic 718, Stock Compensation, as modified or supplemented, or FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the shares reported in this column are set forth in Note 21 to our Consolidated Financial Statements for the year ended June 30, 2025 included in our Annual Report.

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Employment Agreements

Jack Wong

On September 30, 2022, we entered in an offer letter with Mr. Jack Wong (the “Wong Offer Letter”) to serve as our Chief Executive Officer and President, beginning on October 1, 2022 for a period of five years, subject to further extension by us. We agreed to pay Mr. Wong an annual base salary of $287,650 as well as to provide Mr. Wong with the use of an executive vehicle, the potential for employee stock options, and reimbursement of all expenses incurred by Mr. Wong while performing work for us. The Wong Offer Letter further provides for Mr. Wong to be entitled to personal accident and medical insurance and thirty days of annual leave after one full year of service to us, and subjects Mr. Wong to confidentiality and non-compete covenants. Either we or Mr. Wong may terminate the agreement upon three months’ prior written notice or three months’ pay in lieu of notice.

On May 4, 2026, we entered into an amendment (the “Wong Amendment”) to the Wong Offer Letter, which amendment extended the term of the Wong Offer Letter for five additional years so that the term shall continue in effect until September 30, 2032.

Sherina Chui

On April 30, 2025, we entered into an Independent Employment Agreement with Ms. Sherina Chui (the “Chui Agreement”) to serve as the Company’s Chief Financial Officer, beginning on May 1, 2025. We agreed to pay Ms. Chui at an annual rate of $120,000, payable monthly. As an independent contractor, Ms. Chui is solely responsible for all federal, state, and local taxes and any applicable insurance or retirement contributions. Ms. Chui is not entitled to workers’ compensation, health, or other employment-related benefits.

The Chui Agreement shall expire on April 30, 2028, unless terminated earlier by Ms. Chui and the Company. Upon expiration, Ms. Chui and the Company may mutually agree to extend the relationship by renewal of the Chui Agreement or execution of a new agreement.

Eric Bava

On October 1, 2023, we entered into an Employment Agreement with Mr. Eric Bava (the “Bava Agreement”) to serve as our Chief Operating Officer, beginning on the same date. We agreed to pay Mr. Bava an initial annual base salary of $120,000, payable monthly, and subject to increase in accordance with the following schedule:

Annual Base Salary	Time Period
$120,000 ($10,000 per month)	October 2023—June 2024
$150,000 ($12,500 per month)	July 2024—March 2025
$180,000 ($15,000 per month)	April 2025—March 2026
$210,000 ($17,500 per month)	April 2026—October 2027

Mr. Bava is additionally eligible to receive additional annual compensation in the form of 670,000 shares of our common stock, subject to approval by our Board, as well as fifteen days of annual leave beginning after once a full year of service to us has been completed. The Bava Agreement further provides that Mr. Bava may take up other forms of employment during the term of the Bava Agreement, provided that such other employment is not involved in any commercial interests or businesses that may constitute a conflict of interest with his employment by us. The Bava Agreement shall terminate on September 30, 2027, subject to renewal by Mr. Bava and us. We or Mr. Bava may terminate the Bava Agreement upon sixty days’ prior notice.

On May 1, 2025, we entered into an addendum to the Bava Agreement with Mr. Bava (the “Bava Addendum”), effective as of October 1, 2024. Under the terms of the Bava Addendum, Mr. Bava’s equity compensation was adjusted from the issuance of 670,000 shares of our common stock annually to the issuance of $60,000 worth of shares of our common stock annually, with the number of shares to be determined based upon the fair market value of our common stock on the grant date each year.

On May 4, 2026, we entered into an amendment (the “Bava Amendment”) to the Bava Employment Agreement, which amendment extended the term of the Bava Employment Agreement for five additional years so that the term shall continue in effect until September 30, 2032.

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Jeremy P. Concannon

On July 29, 2024, we entered into an Employment Agreement with Mr. Jeremy P. Concannon (the “Concannon Agreement”) to serve as our Chief Growth Officer, beginning on the August 1, 2024. We agreed to pay Mr. Concannon an annual base salary of $60,000, payable monthly, as well as to reimburse Mr. Concannon for any reasonable travel expenses incurred in the course of his service to us, subject to prior written approval. The Concannon Agreement further provides that Mr. Concannon may take up other forms of employment during the term of the Concannon Agreement, provided that such other employment is not involved in any commercial interests or businesses that may constitute a conflict of interest with his employment by us. The Concannon Agreement shall terminate on September 30, 2027, subject to renewal by Mr. Concannon and us. We or Mr. Concannon may terminate the Concannon Agreement upon sixty days’ prior notice. The Concannon Agreement was terminated by mutual agreement between the parties on August 31, 2025.

On July 31, 2024, we entered into a Services Agreement with Mr. Concannon (the “Second Concannon Agreement”) related to his service as our Chief Growth Officer. In exchange for the services provided under the Second Concannon Agreement, we agreed to issue Mr. Concannon three tranches of 1,350,000 shares of our common stock each, with the first tranche issued on August 31, 2024, the second tranche on August 31, 2025, and the final tranche on August 31, 2026. The Second Concannon Agreement further provides that Mr. Concannon is prohibited from engaging in any commercial interests or businesses that may constitute a conflict of interest or be detrimental to our interests, and that Mr. Concannon shall be entitled to reimbursement of reasonable travel expenses. The Second Concannon Agreement shall terminate on September 30, 2027, subject to renewal by Mr. Concannon and us. We or Mr. Concannon may terminate the Second Concannon Agreement upon sixty days’ prior notice. On September 27, 2024, we entered into an addendum to the Second Concannon Agreement with Mr. Concannon to clarify the periods of service for which each tranche of shares would be issued as compensation.

Equity Incentive Plans

At the Company’s 2026 Annual Meeting of the Company, the shareholders approved the Verde Resource, Inc. 2026 Equity Incentive Plan, which is referred to herein as the “2026 Plan”. As of its effective date, a total of 129,422,477 shares were initially available for future awards under the 2026 Plan, which amount will increase annually pursuant to the 2026 Plan’s “evergreen” provision.

The following is a summary of the material features of the 2026 Plan. This summary is qualified in its entirety by the full text of the 2026 Plan, a copy of which is included as Exhibit 10.24 to this registration statement.

Purpose

The purpose of the 2026 Plan is to enhance the ability of the Company to attract, retain and motivate persons who make important contributions to the Company by providing these individuals with equity ownership opportunities and/or equity-linked compensatory opportunities. Equity awards and equity-linked compensatory opportunities are intended to assist in further aligning the interests of directors, employees, and consultants with those of our stockholders.

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Eligibility

The Administrator (as defined below) may grant awards to any director, employee or consultant of the Company or its subsidiaries. Only employees, consultants, and directors are eligible to receive incentive stock options. As of the date of this prospectus, approximately 23 individuals will be eligible to participate in the 2026 Plan, which includes approximately 1 non-employee directors, 12 full-time employees, 2 part-time employees, and 8 consultants.

Administration

The 2026 Plan will be administered by the Board or one or more committees or subcommittees of the Board, which will be comprised, unless otherwise determined by the Board, solely of not less than two members who will be non-employee directors (a “Committee”), or any officer that has been delegated administrative authority pursuant to the 2026 Plan for the duration such delegation is in effect (collectively, the “Administrator”). The Administrator, which initially will initially be the Board, and subsequently will be the Compensation Committee of our Board of Directors once such Compensation Committee has been established, will have full power to (i) designate participants; (ii) determine the type or types of awards to be granted to a participant; (iii) determine the number of shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, awards; (iv) determine the terms and conditions of any award; (v) determine whether, to what extent, and under what circumstances awards may be settled or exercised in cash, shares, other securities, other awards or other property, or canceled, forfeited, or suspended, and the method or methods by which awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, shares, other securities, other awards or other property and other amounts payable with respect to an award shall be made; (vii) interpret, administer, reconcile any inconsistency in, settle any controversy regarding, correct any defect in and/or complete any omission in the 2026 Plan and any instrument or agreement relating to, or award granted under, the 2026 Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the administrator shall deem appropriate for the proper administration of the 2026 Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, awards; (x) to reprice existing awards or to grant awards in connection with or in consideration of the cancellation of an outstanding award with a higher price; and (xi) make any other determination and take any other action that the administrator deems necessary or desirable for the administration of the 2026 Plan.

Share Reserve

The maximum aggregate number of shares of common stock that may be issued under the 2026 Plan is the sum of (A) 129,422,477, plus (B) an increase commencing on January 1, 2027, and continuing annually on each anniversary thereof through and including January 1, 2036, equal to the lesser of (i) 5% of the shares of common stock outstanding on the last day of the immediately preceding calendar year and (ii) such smaller number of shares of common stock as determined by the Board or the Committee.

129,422,477 shares of common stock may be issued upon the exercise of incentive stock options.

Shares issuable under the 2026 Plan may be authorized, but unissued, or reacquired. Shares underlying any awards under the 2026 Plan that are settled in cash, forfeited, canceled, repurchased, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding satisfied without the issuance of stock or otherwise terminated (other than by exercise) will be added back to the Shares available for issuance under the 2026 Plan, although shares shall not again become available for issuance as incentive stock options. Additionally, shares of common stock issued as “substitute awards” (as defined in the 2026 Plan) will not count against the 2026 Plan’s share limit, except substitute awards that are incentive stock options will count against the incentive stock option limit.

The share reserve described herein may be subject to certain adjustments in the event of certain changes in the capitalization of the Company (see Equitable Adjustments below).

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Annual Limitation on Awards to Non-Employee Directors.

The 2026 Plan contains a limitation whereby the value of all awards under the 2026 Plan and all other cash compensation paid by the Company to any non-employee director may not exceed $100,000 for the first calendar year a non-employee director is initially appointed to the Board, and $75,000 in any other calendar year.

Types of Awards

The 2026 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent awards, and other stock- or cash-based awards (collectively, “awards”).

Stock Options. The 2026 Plan permits the granting of both options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and options that do not so qualify. Options granted under the 2025 Plan will be nonqualified options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Nonqualified options may be granted to any persons eligible to receive awards under the 2025 Plan.

The exercise price of each option will be determined by the Administrator, but such exercise price may not be less than 100% of the fair market value of one share of common stock on the date of grant or, in the case of an incentive stock option granted to a 10% or greater stockholder, 110% of such share’s fair market value. The term of each option will be set by the Administrator and may not exceed ten (10) years from the date of grant (or five (5) years for an incentive stock option granted to a 10% or greater stockholder). The Administrator will determine at what time or times each option may be exercised, including the ability to accelerate the vesting of such options.

Upon exercise of an option, the exercise price must be paid in full either in cash, check or, with approval of the Administrator, by surrender of other shares of common stock that meet the conditions established by the Administrator to avoid adverse accounting consequences to the Company, by broker-assisted cashless exercise, by delivery of a notice of “net exercise” to the Company, such other consideration and method of payment to the extent permitted by applicable law, or any combination of the foregoing methods of payment.

Stock Appreciation Rights. The Administrator may award stock appreciation rights subject to such conditions and restrictions as it may determine. Stock appreciation rights entitle the recipient to shares of common stock or cash, equal to the value of the appreciation in the Company’s stock price over the exercise price, as set by the Administrator and which will be at least equal to the fair market value of a share of common stock on the grant date. The term of each stock appreciation right will be set by the Administrator and may not exceed ten years from the date of grant. The Administrator will determine at what time or times each stock appreciation right may be exercised, including the ability to accelerate the vesting of such stock appreciation rights.

Restricted Stock. A restricted stock award is an award of shares of common stock that vest in accordance with the terms and conditions established by the Administrator. The Administrator will determine the persons to whom grants of restricted stock awards are made, the number of restricted shares to be awarded, the price (if any) to be paid for the restricted shares, the time or times within which awards of restricted stock may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of restricted stock awards. Unless otherwise provided in the applicable award agreement, a participant generally will have the rights and privileges of a stockholder as to such restricted shares, including without limitation the right to vote such restricted shares and the right to receive cash dividends, if applicable.

Restricted Stock Units. Restricted stock units are the right to receive shares of common stock at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the Administrator. Restrictions or conditions could include, but are not limited to, the attainment of performance goals, continuous service with the Company or its subsidiaries, the passage of time or other restrictions or conditions. The Administrator determines the persons to whom grants of restricted stock units are made, the number of restricted stock units to be awarded, the time or times within which awards of restricted stock units may be subject to forfeiture, the vesting schedule, and rights to acceleration thereof, and all other terms and conditions of the restricted stock unit awards. The value of the restricted stock units may be paid in common stock, cash, other securities, other property, or a combination of the foregoing, as determined by the Administrator.

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The holders of restricted stock units will have no voting rights. Prior to settlement or forfeiture, restricted stock units awarded under the 2026 Plan may, at the Administrator’s discretion, provide for a right to dividend equivalents.

Performance Awards. The Administrator has the authority to grant stock options, stock appreciation rights, restricted stock, or restricted stock units as a performance award, which means that such awards vest at least in part upon the attainment of one or more specified performance criteria. For each performance period, the Administrator will have the sole authority to select the length of such performance period, the types of performance award to be granted, the performance criteria that will be used to establish the performance goals, and the level(s) of performance which shall result in a performance award being earned. At any time, the Administrator may adjust or modify the calculation of a performance goal for a performance period, to appropriately reflect any circumstance or event that occurs during a performance period and that in the Administrator’s sole discretion, warrants adjustment or modification. Depending on the type of performance award granted, the previously discussed terms and conditions will also apply to a performance award.

Performance criteria for a performance award may be based on the attainment of specific levels of performance of the Company (and/or one or more subsidiaries, divisions, business segments or operational units, or any combination of the foregoing) and may include, without limitation, any of the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) revenue or revenue growth (measured on a net or gross basis); (iv) gross profit or gross profit growth; (v) operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, net cash provided by operations and cash flow return on capital); (viii) financing and other capital raising transactions (including, but not limited to, sales of the Company’s equity or debt securities); (ix) earnings before or after taxes, interest, depreciation and/or amortization; (x) gross or operating margins; (xi) productivity ratios; (xii) share price (including, but not limited to, growth measures and total stockholder return); (xiii) expense targets; (xiv) margins; (xv) productivity and operating efficiencies; (xvi) customer satisfaction; (xvii) customer growth; (xviii) working capital targets; (xix) measures of economic value added; (xx) inventory control; (xxi) enterprise value; (xxii) sales; (xxiii) debt levels and net debt; (xxiv) combined ratio; (xxv) timely launch of new facilities; (xxvi) client retention; (xxvii) employee retention; (xxviii) timely completion of new product rollouts; (xxix) cost targets; (xxx) reductions and savings; (xxxi) productivity and efficiencies; (xxxii) strategic partnerships or transactions; and (xxxiii) personal targets, goals or completion of projects. Any one or more of the performance criteria may be used on an absolute or relative basis to measure the performance of the Company and/or one or more subsidiaries as a whole or any business unit(s) of the Company and/or one or more subsidiaries or any combination thereof, or any of the above performance criteria may be compared to the performance of a selected group of comparison or peer companies, or a published or special index that the Administrator deems appropriate, or as compared to various stock market indices.

Dividend Equivalents. An award of dividend equivalents entitles the holder to be credited with an amount equal to all dividends paid on one share of common stock while the holder’s tandem award is outstanding. Dividend equivalents may be paid currently or credited to an account for the participant, settled in cash or common stock, and subject to the same restriction on transferability and forfeitability as the award with respect to which the dividend equivalents are granted.

Other Stock- or Cash-Based Awards. Other stock-based awards may be granted either alone, in addition to, or in tandem with, other awards granted under the 2026 Plan and/or cash awards made outside of the 2026 Plan. The Administrator shall have authority to determine the service providers to whom and the time or times at which other stock-based awards shall be made, the amount of such other stock-based awards, and all other conditions of the other stock-based awards, including any dividend and/or voting rights. The Administrator may grant cash awards in such amounts and subject to such performance or other vesting criteria and terms and conditions as the Administrator may determine.

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Repricing

Notwithstanding anything to the contrary in the 2026 Plan, unless a repricing is approved by stockholders, in no case may the Administrator (i) amend an outstanding option or stock appreciation right to reduce the exercise price of the award, (ii) cancel, exchange, or surrender an outstanding option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (iii) cancel, exchange, or surrender an outstanding option or stock appreciation right in exchange for an option or stock appreciation right with an exercise price that is less than the exercise price of the original award.

Tax Withholding

Participants in the 2026 Plan are responsible for the payment of any federal, state, or local taxes that the Company or its subsidiaries are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Without limitation, the Administrator may, in its sole discretion, permit a participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of shares of common stock (which are not subject to any pledge or other security interest) owned by the participant having a fair market value equal to such withholding liability, (B) having the Company withhold from the number of shares of common stock otherwise issuable or deliverable pursuant to the exercise or settlement of the award a number of shares of common stock with a fair market value equal to such withholding liability, (C) deducting an amount sufficient to satisfy such withholding obligation from any payment of any kind otherwise due to a participant, (D) accepting a payment from the participant in cash, by wire transfer of immediately available funds, or by check made payable to the order of the Company, or (E) if there is a public market for the shares of common stock at the time the withholding obligation for a tax obligation is to be satisfied, selling shares issued pursuant to the award creating the withholding obligation. The amount withheld pursuant to any of the foregoing payment forms will be determined by the Company and may be up to (but not in excess of) the aggregate amount of such obligations based on the maximum statutory withholding rates in the participant’s jurisdiction for all tax obligations that are applicable to such taxable income.

Equitable Adjustments

In the event of a merger, consolidation, recapitalization, stock split, reverse stock split, reorganization, split-up, spin-off, combination, repurchase or other change in corporate structure affecting the common stock, the Administrator will adjust (i) the number and class of shares which may be delivered under the 2026 Plan (or number and kind of other securities or other property); (ii) the number, class and price (including the exercise or strike price of options and stock appreciation rights) of shares of common stock subject to outstanding awards, (iii) any applicable performance criteria, performance period, and other terms and conditions of outstanding performance awards, and (iv) the 2026 Plan’s numerical limits.

Change in Control

In the event of a change in control (as defined in the 2026 Plan), each outstanding award shall be treated in accordance with the applicable award agreement. If the applicable award agreement does not specify the treatment of the award in a change in control, the award shall be treated as determined by the Administrator in its sole discretion, and the Administrator shall not be obligated to treat all outstanding awards similarly.

Transferability of Awards

Unless determined otherwise by the Administrator, an award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, except to a participant’s estate or legal representative, and may be exercised, during the lifetime of the participant, only by the participant.

Term

The 2026 Plan became effective on February 25, 2026, the date of stockholder approval, and, unless terminated earlier, the 2026 Plan will continue in effect for a term of ten (10) years.

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Amendment and Termination

Our Board may amend, alter, suspend or terminate the 2026 Plan at any time. No amendment or termination of the 2026 Plan will materially impair the rights of any participant, unless mutually agreed otherwise between the participant and the Company. Approval of the stockholders shall be required for any amendment, where required by applicable law, as well as (i) to increase the number of shares of common stock available for issuance under the 2026 Plan and (ii) to change the persons or class of persons eligible to receive awards under the 2026 Plan.

Recoupment Policy

All awards granted under the 2026 Plan, all amounts paid under the 2026 Plan, and all shares of common stock issued under the 2026 Plan shall be subject to reduction, recoupment, clawback, or recovery by the Company in accordance with applicable laws and with Company policy

Form S-8

The Company intends to file with the SEC a registration statement on Form S-8 covering the shares of Company common stock issuable under the 2026 Plan.

Material United States Federal Income Tax Considerations

The following is a general summary under current law of the material U.S. federal income tax considerations related to awards and certain transactions under the 2026 Plan, based upon the current provisions of the Code and regulations promulgated thereunder. This summary deals with the general federal income tax principles that apply and is provided only for general information. It does not describe all federal tax consequences under the 2026 Plan, nor does it describe state, local, or foreign income tax consequences or federal employment tax consequences. The rules governing the tax treatment of such awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

The 2026 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness and the satisfaction of our tax reporting obligations.

Incentive Stock Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then generally (i) upon sale of such shares of common stock, any amount realized in excess of the option exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) neither the Company nor its subsidiaries will be entitled to any deduction for federal income tax purposes; provided that such incentive stock option otherwise meets all of the technical requirements of an incentive stock option. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If the shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares) over the option exercise price thereof, and (ii) the Company or its subsidiaries will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of common stock.

If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a nonqualified option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

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Nonqualified Options. No income is generally realized by the optionee at the time a nonqualified option is granted. Generally, (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option exercise price and the fair market value of the common stock issued on the date of exercise, and the Company or its subsidiaries receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the nonqualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value of the common stock over the exercise price of the option.

Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Dividend Equivalent Awards and Other Stock- and Cash-Based Awards. The current federal income tax consequences of other awards authorized under the 2026 Plan generally follow certain basic patterns: (i) stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified options; (ii) nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value of the common stock over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); and (iii) restricted stock units, dividend equivalents, and other stock- or cash-based awards are generally subject to tax at the time of payment. The Company or its subsidiaries generally should be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the participant at the time the participant recognizes such income.

The participant’s basis for the determination of gain or loss upon the subsequent disposition of shares of common stock acquired from a stock appreciation right, restricted stock, restricted stock unit, dividend equivalent award, or other stock-based award will be the amount paid for such shares plus any ordinary income recognized when the shares were originally delivered, and the participant’s capital gain holding period for those shares will begin on the day after they are transferred to the participant.

Performance Awards. The tax consequences of performance awards will generally mirror those of the underlying award type, each of which is discussed above.

Parachute Payments. The vesting of any portion of an award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause all or a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to either the Company or its subsidiaries, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Section 409A. The foregoing description assumes that Section 409A of the Code does not apply to an award under the 2026 Plan. In general, stock options and stock appreciation rights are exempt from Section 409A if the exercise price per share is at least equal to the fair market value per share of the underlying stock at the time the option or stock appreciation right was granted. Restricted stock awards are not generally subject to Section 409A. Restricted stock units are subject to Section 409A unless they are settled within two and one-half months after the end of the later of (1) the end of our fiscal year in which vesting occurs or (2) the end of the calendar year in which vesting occurs. If an award is subject to Section 409A and the provisions for the exercise or settlement of that award do not comply with Section 409A, then the participant would be required to recognize ordinary income whenever a portion of the award vested (regardless of whether it had been exercised or settled). This amount would also be subject to a 20% federal tax and premium interest in addition to the federal income tax at the participant’s usual marginal rate for ordinary income.

New Plan Benefits

No awards have been previously granted under the 2026 Plan and no awards have been granted that are contingent on stockholder approval of the 2026 Plan. The awards that are to be granted to any participant or group of participants are indeterminable at the date of this Proxy Statement because participation and the types of awards that may be granted under the 2026 Plan are subject to the discretion of the plan administrator. Consequently, no new plan benefits table is included in this Proxy Statement.

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Other than the 2026 Plan, there are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, and we have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock may be granted at the discretion of the Board of Directors or a committee thereof.

Director Compensation

The following table sets forth the aggregate compensation paid to our non-employee director for the fiscal year ended June 30, 2026.

Name and Principal Position	Year	Fees earned or paid in cash ($)	Stock awards ($) (3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Karl Strahl (1)	2026	-	-	-	-	-	-	-

Dr. Raymond Lee Powell (2)	2026	-	95,000	-	-	-	-	95,000

(1)	Mr. Strahl was appointed as a member of the Board on May 1, 2025.

(2)	Dr. Powell was appointed as a member of the Board on July 3, 2025. During fiscal year 2026, 1,000,000 shares of our Company’s common stock were issued to Dr. Powell at a weighted average price of $0.095 per share, as part of his services agreement.

(3)	The reported amounts represent the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the shares reported in this column are set forth in Note 21 to our Consolidated Financial Statements for the year ended June 30, 2025 included in our Annual Report.

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Director Compensation Agreements

Karl Strahl

Mr. Strahl was appointed as a member of the Board on May 1, 2025. On the day of his appointment, we entered into a formal agreement with Mr. Strahl for his service as a member of our Board. We agreed to pay Mr. Strahl pro-rated annual compensation of $35,000 payable in shares of our common stock, with such issuance to occur within 60 days of May 1, 2025. Accordingly, on June 1, 2025, 350,000 shares of our common stock were issued to Mr. Strahl at $0.946 per share. As of the date of this prospectus, we have not renewed the director compensation agreement with Mr. Strahl, though such renewal is in process.

Dr. Raymond Lee Powell

For his services to us as a consultant, we entered into a services agreement with Dr. Powell on April 20, 2024 (the “Powell Agreement”), pursuant to which Dr. Powell provides technical guidance on the development, validation, and large-scale implementation of our biochar-integrated asphalt technologies, helping our innovations meet rigorous performance and sustainability standards. Under the Powell Agreement, Dr. Powell receives compensation for the services provided in the form of shares of our common stock, to be issued in three tranches of one million shares each, with the first tranche issued on July 31, 2024, the second tranche on October 31, 2025, and the final tranche on October 31, 2026. The Powell Agreement additionally provides for reimbursement of certain travel expenses and a minimum time commitment of 32 hours per month to fulfill the agreed to services. The Powell Agreement terminates on the earlier of sixty (60) days’ advanced notice by either party and April 30, 2027, and additionally contains customary provisions regarding non-competition and non-disclosure.

Dr. Powell does not receive any compensation for his service to us as an independent director.

Michelle Yanez

On March 1, 2026, the Company, through VRI, entered into a services agreement (the “Yanez Agreement”) with Michelle Yanez to serve as a senior advisor to the Company on capital markets, finance, and SEC compliance matters, including advisory support in connection with a potential Nasdaq uplisting and related exchange requirements, monitoring of Nasdaq compliance and SEC reporting obligations, assistance with financial systems and internal controls, coordination with external auditors, and investor readiness support.

The Company agreed that 50% of the monthly salary will be paid in cash, with the remaining 50% to be settled in shares of the Company’s common stock. The equity portion is based on a fixed monthly value of $4,750, with the number of shares issued calculated based on the Company’s share price at the time of issuance, in accordance with the Yanez Agreement. The Yanez Agreement became effective on March 1, 2026 and continues on an ongoing basis.

During the nine months ended March 31, 2026, the Company recognized $9,500 of expense related to the Yanez Agreement, within selling, general and administrative expenses, including $4,750 of stock-based compensation expense associated with the equity-settled portion of the arrangement and $4,750 associated with the cash-settled portion of the consulting fees. As of the date of this prospectus, the shares have not been issued yet.

Ms. Yanez does not currently have any arrangement or receive any compensation for her anticipated service to us as an independent director.

Outstanding Equity Awards at Fiscal Year-End

None.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

We currently grant equity awards to our employees at the discretion of the Board. We do not have a written policy regarding the timing of equity awards, but we do not grant equity awards in anticipation of the release of material nonpublic information, nor do we time the release of material nonpublic information based on equity award grant dates.

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SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table lists information regarding the beneficial ownership of our equity securities as of the date of this prospectus by (1) each person whom we know to beneficially own 5% or more of the outstanding shares of our common stock or 5% or more of the outstanding Preferred Stock, (2) each director, (3) each officer named in the summary compensation table above, and (4) all directors and executive officers as a group. All information with respect to beneficial ownership has been furnished by the respective 5% or more shareholders, directors or executive officers, as the case may be. Unless otherwise indicated, the address of each officer and director is 8112 Maryland Avenue, Suite 400, St. Louis, Missouri, 63105.

Beneficial ownership of shares and percentage ownership are determined in accordance with the SEC’s rules. In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying options, warrants or restricted stock units held by that individual or entity that are either currently exercisable or exercisable within 60 days from the date hereof are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other individual or entity. Unless otherwise indicated and subject to community property laws where applicable, the individuals and entities named in the table above have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. The percentage of class is based on 1,304,292,407 shares of common stock issued and outstanding as of the date of this prospectus before giving effect to the planned Reverse Stock Split.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned
	Prior to the Offering		After the Offering
Directors and officers	Number	Percentage	Number	Percentage
Jack Wong (2)	221,093,217	16.95%	221,093,217	[●]	%
Sherina Chui	-	0%	-	0%
Eric J. Bava (3)	116,664,103	8.94%	116,664,103	[●]	%
Jeremy P. Concannon (4)	5,195,011	*	5,195,011	*
Karl Strahl (5)	350,000	*	350,000	*
Raymond Lee Powell(6)	2,000,000	*	2,000,000	*
All directors and officers as a group	345,302,331	26.47%	345,302,331	[●]	%

5% or greater shareholders
Taipan International Limited (7)	100,900,000	7.74%	100,900,000	[●]	%
Borneo Oil Berhad (8)	168,775,944	12.94%	168,775,944	[●]	%

* Less than 1%.

(1)	Applicable percentage ownership is based on 1,304,292,407 shares of common stock outstanding as of the date of this prospectus, before giving effect to the Reverse Stock Split. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise stated, the address of each noted person is 8112 Maryland Avenue, Suite 400, St. Louis, Missouri, 63105.

(2)	Jack Wong, our Chief Executive Officer and Chairman, directly owns 221,093,217 shares of our common stock.

(3)	Eric Bava, our Chief Operating Officer and director, directly owns 116,664,103 shares of our common stock.

(4)	Jeremy P. Concannon, our Chief Growth Officer, directly owns 5,195,011 shares of our common stock.

(5)	Karl Strahl, our director, directly owns 350,000 shares of our common stock.

(6)	Dr. Raymond Lee Powell, our director, directly owns 2,000,000 shares of our common stock.

(7)	Taipan International Limited directly owns 100,900,000 shares of our common stock. Its address is Level 1, Lot 7, Block F, Sauking Commercial Building, Jalan Patau-Patau Labuan F.T. 87000, Malaysia. The control person of Taipan International Limited is Khoo Yong Ai.

(8)	Borneo Oil Berhad directly owns 168,775,944 shares of our common stock. Its address is 1st & 2nd Floor, Victoria Point Jalan Okk Awang Besar W.P. Labuan 87007, Malaysia. The control person of Borneo Oil Berhad is Joseph Lee Yok Min.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Employment Agreements

See “Executive Compensation — Employment Agreements.”

Company Policies on Related Party Transactions

In general, our Board reviews and approves transactions with directors, officers and holders of five percent or more of our voting securities and their affiliates, each a related party. The material facts as to the related party’s relationship or interest in the transaction are disclosed to our Board prior to their consideration of such transaction, and the transaction was not considered approved by our Board unless a majority of the directors who are not interested in the transaction approved the transaction. Further, when shareholders are entitled to vote on a transaction with a related party, the material facts of the related party’s relationship or interest in the transaction were disclosed to the shareholders, who must approve the transaction in good faith.

Our Board intends to adopt a related party transactions policy. Pursuant to this policy, our Audit Committee will review all material facts of all related party transactions and either approve or disapprove entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a Related Party Transaction, our Audit Committee shall consider, among other factors, the following: (i) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and (ii) the extent of the Related Person’s interest in the transaction. Further, the policy will require that all related party transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

Related Party Transactions

Except as set forth below, there are no transactions during our three most recent fiscal years ended June 30, 2026, 2025, and 2024 or any currently proposed transaction, in which our Company was or to be participant and the amount exceeds the lesser of $120,000 or one percent of the average of our Company’s total assets at year end for our last three completed years, and in which any of our Directors, officers or principal stockholders, or any other related person as defined in Item 404 of Regulation S-K, had or have any direct or indirect material interest.

	For the Years ended
	June 30,
Related party transactions:	2026	2025	2024
Sale of property:
Mr. Jack Wong (1)	$-	$857,500	$-
Settlement of debt by shares:
BOC (2)	$-	$675,888	$-
Creative and technical services fee paid to:
Mr. Teo Zye Keun (3)	$38,712	$-	$-
Forgiveness of debts by:
Makin Teguh Sdn Bhd (4)	$19,379	$-	$-
J. Ambrose & Partners (5)	$11,293	$-	$-

	For the Years ended
	June 30,
Related party balances:	2026	2025	2024
Amount due to director:
Mr. Jack Wong (1)	$2,092	$209,640	$4,188
Promissory notes issued to related party:
BOC (2)	$-	$-	$591,170

(1)	Mr. Jack Wong is our Chief Executive Officer effective October 1, 2022. Further, Jack Wong was re-elected as our Director by Waiver and Consent of Shareholders, effective March 30, 2024. This represents sale of the property located at 1138 Wildhorse Parkway Drive, Chesterfield, Missouri 63005 (“Property”) owned by VRI, for a current market value of $857,500. A gain on disposal of $161,156 was recognized as a result of this transaction.

(2)	Borneo Oil Corporation Sdn. Bhd. (“BOC”) is a wholly owned subsidiary of Borneo Oil Berhad (“BOB”) (holding 13.4% of our issued and outstanding common stock as of June 30, 2025). On March 13, 2023, we and our former indirect wholly-owned subsidiary Champmark Sdn Bhd (“CSB”) entered into a Settlement of Debts Agreement (the “SDA Agreement”) for the settlement in full of CSB’s account payable to a related party, BOC by way of the issuance of a two year term promissory note with the principal amount of $675,888 and bearing 2% coupon interest. This promissory note was repayable by May 12, 2025, either in cash or by the issuance of our common stock at a price of $0.07 per share at the discretion of the holder. A total of 9,655,542 shares of our common stock were issued on August 16, 2024, to BOB, the appointed nominee of the creditor, to settle in full the total of $675,888 of CSB’s account payable to the creditor. BOB held approximately 12.94% of the Company’s issued and outstanding Common Stock as of June 30, 2026.

(3)	Teo Zye Keun is a Director of The Wision Project Sdn Bhd, a subsidiary of the Company.

(4)	Makin Teguh Sdn Bhd is an associate of BOB.

(5)	J. Ambrose & Partners is controlled by J Ambrose who is one of the shareholders of the Company, and he held 1.533% of the Company’s issued and outstanding Common Stock as of June 30, 2026. Ambrose is also the managing director and a substantial shareholder of BOB.

Biochar Solutions Supply Agreement and Amendment

As discussed above, on March 14, 2026, and as subsequently amended on June 30, 2026, Verde Renewables Inc. entered into the BSL Supply Agreement with BSL pursuant to which BSL will manufacture, supply, distribute, and white label engineered biochar for incorporation into Verde Renewables’ and its customers’ products. The Company anticipates purchasing more than $120,000 biochar per annum pursuant to the BSL Supply Agreement. Oregon Biochar Solutions, the subsidiary of BSL, is a related party as Karl Strahl, the Chief Operating Officer of Oregon Biochar Solutions, is also a member of our board of directors. For more information on the BSL Supply Agreement, see Prospectus Summary – Recent Developments - Biochar Solutions Supply Agreement and Amendment.

Indemnification Under Articles of Incorporation and Bylaws

Our directors and officers are indemnified as provided by Nevada corporate law and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act.

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DESCRIPTION OF SECURITIES

Before giving effect to the planned Reverse Stock Split, the aggregate number of shares that we are authorized to issue is 10,050,000,000, consisting of 10,000,000,000 shares of common stock, par value $0.001 per shares, and 50,000,000 shares of preferred stock, par value $0.001 per share. As of the date of this prospectus, there were 1,304,292,407 shares of common stock outstanding (before giving effect to the planned Reverse Stock Split) and there were no shares of preferred stock outstanding.

The following summary of the capital stock and our articles of incorporation and bylaws does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and our articles of incorporation and bylaws:

Listing

Our common stock is quoted on the OTCQB, under the ticker symbol “VRDR.” As of July 31, 2026, the last reported price of our common stock was $0.59 per share at market close. There is a limited public trading market for our common stock. You are urged to obtain current market quotations for the common stock. We have applied to list our common stock on Nasdaq. We will need to take certain actions to meet the initial listing criteria of Nasdaq, including the Reverse Stock Split, which could adversely effect the price of our common stock and, therefore, the price of this offering. We believe that upon completion of the offering contemplated by this prospectus, we will meet the standards for listing on Nasdaq. No assurance can be given that our application will be approved or that the trading prices of our common stock on the OTCQB will be indicative of the prices of our common stock if our common stock were traded on Nasdaq.

Common Stock

Voting Rights. Holders of shares of common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. Holders of shares of common stock have no cumulative voting rights.

Quorum. Our bylaws provide that the holders of not less than a majority of the outstanding shares of common stock entitled to vote constitutes a quorum. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the articles of incorporation or the bylaws, as amended, a majority of the outstanding shares of such class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and, except where otherwise provided by the statute or by the articles of incorporation or the bylaws, as amended, the affirmative vote of the majority of the votes cast, not including abstentions, by the holders of shares of such class or classes or series shall be the act of such class or classes or series.

Dividend Rights. Holders of shares of common stock are entitled to ratably receive dividends when and if declared by the board of directors out of funds legally available for that purpose, subject to the provisions of our articles of incorporation and bylaws, any statutory or contractual restrictions on the payment of dividends, and any prior rights and preferences that may be applicable to any outstanding preferred stock.

Liquidation Rights. Upon liquidation, dissolution, distribution of assets or other winding up, the holders of common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock.

Other Matters. The shares of common stock have no preemptive or preferential right to acquire any of our shares or securities, including shares or securities held in our treasury. All outstanding shares of our common stock are fully paid and non-assessable.

Securities Issuable Under the 2026 Plan

As of the date of this prospectus, a total of 129,422,477 shares are available for future awards under the 2026 Plan. For more information on the 2026 Plan, see Executive Compensation – Equity Incentive Plans herein.

Warrants Outstanding

Ergon Warrants

As of the date of this prospectus, warrants to purchase a total of 24,943,876 shares of the Company’s common stock are outstanding, which warrants are held by Ergon. The terms of these warrants are as follows:

Duration and Exercise Price

The Warrant has an exercise price per share equal to the Offering Price. The Warrant is exercisable until the fifth anniversary of the date of its issuance, or October 31, 2030, and was issued in certificated form. The exercise price and number of Warrant Shares issuable upon exercise are subject to customary adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the common stock, but are not subject to price-based anti-dilution protection.

Exercisability and Beneficial Ownership Limitation

The Warrant is exercisable in whole or in part for cash, except that if, at the time Ergon exercises the Warrant, a registration statement registering the resale of the Warrant Shares under the Securities Act of 1933, as amended (the “Securities Act”), is not then effective or available for the issuance of such Warrant Shares, then in lieu of making the cash exercise payment, Ergon may elect to exercise the Warrant on a “cashless” basis and receive a net number of Warrant Shares determined according to a formula set forth in the Warrant. In addition, Ergon may not exercise any portion of the Warrant to the extent that Ergon (collectively with its affiliates or other attribution parties) would beneficially own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from Ergon to the Company, Ergon may increase the amount of such beneficial ownership limitation to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise.

Fundamental Transactions

In the event of any Fundamental Transaction (as defined in the Warrant) involving the Company (such as a sale or merger of the Company or sale of its assets), then upon any subsequent exercise of the Warrant, Ergon will have the right to receive as alternative consideration, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the Warrant is exercisable immediately prior to such event. The Warrant does not contain a “Black-Scholes” put right or similar provisions.

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Transferability

Subject to applicable securities laws and conditions set forth in the Warrant, the Warrant may be transferred at the option of Ergon.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Warrant. Rather, the number of Warrant Shares to be issued will, at the Company’s election, either be rounded up to the next whole share or the Company will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price of the Warrant.

The foregoing descriptions of the material terms of the Warrant are not complete and are qualified in their entirety by reference to the full text of the form of Warrant, a copy of which is filed as Exhibit 4.1 to this registration statement.

Underwriter’s Warrants

We have agreed to issue to Maxim (or its permitted assignees) warrants to purchase up to a total of [●] shares of common stock (5% of the shares of common stock sold in the offering). The warrants will be exercisable at any time, and from time to time, in whole or in part, during the period commencing 180 days from the effective date of the registration statement of which this prospectus is a part, and expiring five years from the commencement of sales of the offering, which period is in compliance with FINRA Rule 5110(e). The warrants are exercisable at a per share price equal to $[●] per share, or 110% of the public offering price per unit in the offering. See “Underwriting – Underwriter’s Warrants”

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, our executive officers, directors and our existing stockholders prior to this offering holding five percent (5%) or more of our common stock and securities exercisable for or convertible into our common stock outstanding immediately upon the closing of this offering, have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any common stock or securities convertible into or exchangeable or exercisable for any common stock, whether currently owned or subsequently acquired, without the prior written consent of Maxim, for a period of six (6) months following the closing of the offering.

In addition, we have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any common stock or securities convertible into or exchangeable or exercisable for any common stock, whether currently owned or subsequently acquired, without the prior written consent of the of Maxim, for a period of six (6) months following the closing of the offering.

Nevada Anti-Takeover Provisions

Nevada law, NRS Sections 78.411 through 78.444, regulate business combinations with interested stockholders. Nevada law defines an interested stockholder as a beneficial owner (directly or indirectly) of 10% or more of the voting power of the outstanding shares of the corporation. Pursuant to Sections NRS 78.411 through 78.444, combinations with an interested stockholder remain prohibited for three years after the person became an interested stockholder unless (i) the transaction is approved by the board of directors or the holders of a majority of the outstanding shares not beneficially owned by the interested party, or (ii) the interested stockholder satisfies certain fair value requirements. NRS 78.434 permits a Nevada corporation to opt-out of the statute with appropriate provisions in its articles of incorporation. Our Articles of Incorporation establish that the Company elects not to be governed by NRS 78.411 to 78.444, inclusive.

NRS Sections 78.378 through 78.3793 regulates the acquisition of a controlling interest in an issuing corporation. An issuing corporation is defined as a Nevada corporation with 200 or more stockholders of record, of which at least 100 stockholders have addresses of record in Nevada and does business in Nevada directly or through an affiliated corporation. NRS Section 78.379 provides that an acquiring person and those acting in association with an acquiring person obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of the stockholders. Stockholders who vote against the voting rights have dissenters’ rights in the event that the stockholders approve voting rights. NRS Section 378 provides that a Nevada corporation’s articles of incorporation or bylaws may provide that these sections do not apply to the corporation. Our Articles of Incorporation establish that the Company elects not to be governed by NRS 78.378 through 78.3793, inclusive.

Removal of Directors; Vacancies

Under NRS 78.335, one or more of the incumbent directors may be removed from office by the vote of stockholders representing two-thirds or more of the voting power of the issued and outstanding stock entitled to vote. Our bylaws provide that any newly created position on the board of directors that results from an increase in the total number of directors and any vacancies on the board of directors will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum.

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No Cumulative Voting

The NRS does not permit stockholders to cumulate their votes other than in the election of directors, and then only if expressly authorized by the corporation’s articles of incorporation. Our Articles of Incorporation do not expressly authorize cumulative voting.

The combination of these provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

Transfer Agent and Registrar

The transfer agent and registrar of our common stock is Transhare Corporation. The transfer agent and registrar’s address is Bayside Center 1, 17755 US Highway 19 N, Suite 140, Clearwater, Florida 33764.

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SHARES ELIGIBLE FOR FUTURE SALE

Sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could adversely affect prevailing market prices of our common stock. Upon completion of this offering, we will have an aggregate of [●] shares of common stock issued and outstanding (before giving effect to the planned Reverse Stock Split), assuming the underwriter does not exercise its over-allotment option. Of these shares, all of the common stock sold in this offering will be freely transferable without restriction or further registration under the Securities Act, except that any shares purchased by one of our “affiliates,” as that term is defined in Rule 144 under the Securities Act, or Rule 144, may be sold only in compliance with the limitations described below. A portion of the remaining shares of common stock held by our existing shareholders are “restricted securities” as defined in Rule 144. Restricted shares may be sold in the public market only if registered under the Securities Act or if they qualify for an exemption from registration, including, among others, the exemptions provided by Rule 144. As a result of the contractual 6-month lock-up period described in “Underwriting” and the provisions of Rules 144, these shares will be available for sale in the public market as follows:

●	beginning on the date of this prospectus, the shares of common stock sold in this offering will be immediately available for sale in the public market;

●	beginning six months after the date of this prospectus respectively, [●] additional shares of common stock (before giving effect to the planned Reverse Stock Split) may become eligible for sale in the public market upon the satisfaction of certain conditions as set forth in “Lock-Up Agreements,” all of which shares would be held by our affiliates and subject to the volume and other restrictions of Rule 144, as described below;

●	the remainder of the shares of common stock will be eligible for sale in the public market from time to time thereafter, subject in some cases to the volume and other restrictions of Rule 144, as described below.

Rule 144

In general, under Rule 144, a person (or persons whose shares are aggregated) who is not an affiliate of ours and has not been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the restricted securities proposed to be sold for at least one year, including the holding period of any prior owner other than an affiliate, is entitled to sell his or her securities without registration and without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. In addition, under Rule 144, a person (or persons whose securities are aggregated) who is not an affiliate of ours and has not been one of our affiliates at any time during the three months preceding a sale, may sell his or her securities without registration, subject to the continued availability of current public information about us after only a six-month holding period. Any sales by affiliates under Rule 144, even after the applicable holding periods, are subject to requirements and/or limitations with respect to volume, manner of sale, notice and the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act, any of our shareholders who purchased shares from us in connection with a qualified compensatory stock plan or other written agreement before we became subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, is eligible to resell those shares in reliance on Rule 144. An affiliate of the issuer can resell shares in reliance on Rule 144 without having to comply with the holding period requirements of Rule 144, and a non-affiliate of the issuer can resell shares in reliance on Rule 144 without having to comply with the holding period requirements of Rule 144 and without regard to the volume of such sales or the availability of public information about the issuer.

Lock-up Agreements

All of our directors and executive officers and certain holders of our outstanding common stock will sign lock-up agreements in connection with this offering pursuant to which, subject to certain exceptions, they agreed not to offer, issue, sell, contract to sell, encumber, for the sale of or otherwise dispose of any securities of our company for a period of six months after this offering is completed without the prior written consent of Maxim.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership, and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of our common stock.

This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

●	U.S. expatriates and former citizens or long-term residents of the United States;
●	persons holding our common stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
●	banks, insurance companies, and other financial institutions;
●	brokers, dealers, or traders in securities;
●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
●	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
●	tax-exempt organizations or governmental organizations;
●	persons deemed to sell our common stock under the constructive sale provisions of the Code;
●	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;
●	tax-qualified retirement plans; and
●	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

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Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;
●	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;
●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
●	a trust that (1) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

As described in “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described under “—Sale or Other Taxable Disposition” below.

Subject to the discussion below regarding effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable tax treaties.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);
●	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
●	our common stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of such sale or other taxable disposition or the Non-U.S. Holder’s holding period for such securities sold or disposed of.

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Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our common stock, which may be offset by certain U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our common stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our common stock will not be subject to backup withholding, provided the Non-U.S. Holder certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above or the Non-U.S. Holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our common stock beginning on January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

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UNDERWRITING

Maxim Group LLC is acting as the sole underwriter and book-running manager of the offering. We will enter into an underwriting agreement with Maxim. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to Maxim and Maxim has agreed to purchase from us, all of the shares of common stock being sold in this offering at the public offering price per share of common stock less the underwriting discounts and commissions set forth on the cover page of this prospectus.

The underwriting agreement provides that Maxim’s obligation to purchase all of the shares of common stock being offered to the public is subject to specific conditions, including the absence of any material adverse change in our business or in the financial markets and the receipt of certain legal opinions, certificates and letters from us, our counsel and the independent auditors. The underwriting agreement also provides that if Maxim defaults, the offering may be terminated. Subject to the terms of the underwriting agreement, Maxim will purchase all of the shares of our common stock being offered to the public, other than those covered by the over-allotment option described below, if any of these Units are purchased.

Maxim is offering the shares of our common stock, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. Maxim reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted to Maxim an option, exercisable one or more times in whole or in part, not later than 45 days after the date of this prospectus, to purchase from us up to an (i) additional [●] shares of common stock at a price of $[●] per share, less the underwriting discounts and commissions set forth on the cover of this prospectus in any combination thereof to cover over-allotments, if any. We will be obligated, pursuant to the option, to sell these additional shares of common stock to Maxim to the extent the option is exercised. If any additional shares of common stock are purchased, Maxim will offer the additional shares of common stock on the same terms as those on which the other shares of common stock are being offered hereunder.

Discounts and Commissions; Expenses

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by Maxim of the over-allotment option.

	Per Share		Total Without Over- Allotment Option		Total With Full Over- Allotment Option
Public offering price	$	[●]	$	[●]	$	[●]
Underwriting discount (8%)	$	[●]	$	[●]	$	[●]
Proceeds, before expenses, to us	$	[●]	$	[●]	$	[●]

Maxim proposes to offer the shares of our common stock being offered by us to the public at the public offering price per share set forth on the cover of this prospectus. In addition, Maxim may offer some of the shares of common stock to other securities dealers at such price less a concession of $[●] per share. After the initial offering, the public offering price and concession to dealers may be changed.

We have agreed to reimburse Maxim for reasonable out-of-pocket expenses related to the offering, including legal fees, not to exceed $125,000 in the aggregate, including an advance of $25,000 anticipated out-of-pocket expenses in connection with this offering. Any portion of the $25,000 expense advance will be returned to us to the extent that offering expenses are not actually incurred by the underwriters in accordance with Financial Industry Regulation Authority (“FINRA”) Rule 5110(g)(4)(A). We estimate that total expenses payable by us in connection with this offering, other than the underwriting discount and corporate finance fee, will be approximately $[●].

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Discretionary Accounts

Maxim does not intend to confirm sales of the shares offered hereby to any accounts over which it has discretionary authority.

Indemnification

We have agreed to indemnify Maxim against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

Lock-Up Agreements

We and our directors, officers and certain shareholders have agreed with Maxim, for a period of six months after the closing of this offering, not to offer for sale, issue, sell, contract to sell, pledge grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of our common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without Maxim’s prior written consent, subject to certain exceptions. Holders of a total of [●] shares of our issued and outstanding common stock are subject to such lockup. Maxim may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Pricing of this Offering

The public offering price for our common stock was determined through negotiations between us and Maxim. Among the factors considered in these negotiations were prevailing market conditions, our financial information, market valuations of other companies that we and Maxim believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

We offer no assurances that the public offering price of our common stock will correspond to the price at which our common stock will trade in the public market subsequent to this offering or that an active trading market for our common stock will develop and continue after this offering.

Underwriter’s Warrants

We have agreed to issue to Maxim (or its permitted assignees) the Underwriter Warrants to purchase up to a total of [●] shares of common stock (5% of the shares of common stock in the offering). The warrants will be exercisable at any time, and from time to time, in whole or in part, during the period commencing 180 days from the effective date of the registration statement of which this prospectus is a part, and expiring five years from the commencement of sales of the offering, which period is in compliance with FINRA Rule 5110(e). The warrants are exercisable at a per share price equal to $[●] per share, or 110% of the public offering price per unit in the offering. The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. Maxim (or permitted assignees under Rule 5110(e)(2)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the commencement of sales of the offering. In addition, the warrants provide for certain demand and piggyback registration rights. The registration rights provided will not be greater than five years from the commencement of sales of the offering in compliance with FINRA Rule 5110(g)(8). We will bear all fees and expenses attendant to one demand and unlimited piggyback registration of the securities issuable on exercise of Maxim’s warrants. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

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Right of First Refusal and Certain Post-Offering Investments

Subject to the closing of this offering and certain conditions set forth in the underwriting agreement, for a period of 18 months after the commencement of sales of the offering, Maxim shall have a right of first refusal to act as sole underwriter and sole book-running manager and/or sole placement agent for any and all future public or private equity, equity-linked, convertible or debt (excluding commercial bank debt) offerings undertaken during such period by us, or any of our successors or subsidiaries, on terms customary to Maxim. Maxim, in conjunction with us, shall have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation. In addition, we have agreed that in the event any investor contacted by Maxim with respect to, or introduced to us by Maxim in this offering subsequently provides capital to us in any public or private financing during the 12 month period following the closing of this offering, we will pay Maxim a cash fee of 8% of the gross proceeds on any such investments and issue Maxim or its permitted designee the Underwriter Warrants in an amount 5% of the number of shares of common stock sold in such financing.

Trading; Nasdaq Capital Market Listing

Prior to this offering, our common stock was quoted on the OTCQB market under the symbol “VRDR.” We have applied to list our common stock on Nasdaq under the symbol “VRDR”. We believe that upon the completion of the offering contemplated by this prospectus, we will meet the standards for listing on Nasdaq. We cannot guarantee that we will be successful in listing our common stock on Nasdaq; however, we will not complete this offering unless we are so listed.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, Maxim may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

●	Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum.

●	Over-allotment involves sales by the underwriter of securities in excess of the number of securities the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriter is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriter may close out any covered short position by either exercising its over-allotment option and/or purchasing securities in the open market.

●	Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriter will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. A naked short position occurs if the underwriter sells more securities than could be covered by the over-allotment option. This position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in this offering.

●	Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when securities originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

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These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing a decline in the market price of the securities. As a result, the price of our shares of common stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor Maxim make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock. In addition, neither we nor Maxim make any representation that Maxim will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by Maxim, or by their affiliates. Other than this prospectus in electronic format, the information on Maxim’s website and any information contained in any other websites maintained by Maxim is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or Maxim in their capacity as underwriter, and should not be relied upon by investors.

Other

From time to time, Maxim and/or their affiliates may in the future provide, various investment banking and other financial services for us for which services it has received and, may in the future receive, customary fees. Except for the services provided in connection with this offering and other than as described below, Maxim has not provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus.

Offers Outside the United States

Other than in the United States, no action has been taken by us or Maxim that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Selling Restrictions

Canada. The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), Maxim is not required to comply with the disclosure requirements of NI 33-105 regarding its conflicts of interest (if any) in connection with this offering.

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European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●	To any legal entity which is a qualified investor as defined in the Prospectus Directive;

●	To fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of Maxim for any such offer; or

●	In any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us or Maxim of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Israel. This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

United Kingdom. Maxim has represented and agreed that:

●	It has communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the FSMA) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

●	It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Switzerland. The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

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Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.

Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (ASIC), in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Cayman Islands. No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

Taiwan. The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

Notice to Prospective Investors in Hong Kong. The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in the People’s Republic of China. This prospectus may not be circulated or distributed in the People’s Republic of China (PRC) and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

105

LEGAL MATTERS

The validity of the issuance of the common stock offered by us in this offering will be passed upon for us by Parsons Behle & Latimer, Reno, Nevada. Certain legal matters will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York. The underwriters are being represented by Thompson Hine LLP, New York, New York.

EXPERTS

The consolidated financial statements for the years ended June 30, 2025 and 2024, included in this prospectus will be so included in reliance on the report of J&S Associate PLT, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the SEC with respect to our common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make references in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

We currently are, and upon the closing of this offering we will continue to be, required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. These reports, proxy statements, and other information will be available on the website of the SEC referred to above.

Our SEC filings are available to the public on the SEC’s Internet site at http://www.sec.gov. We maintain a website at www.verderesources.com. Information contained in or accessible through our website is not and should not be considered a part of this prospectus and you should not rely on that information in deciding whether to invest in our common stock.

106

INDEX TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2024 AND 2025

VERDE RESOURCES, INC.

INDEX TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD ENDED MARCH 31, 2026

F-1

J&S ASSOCIATE PLT 202206000037 (LLP0033395-LCA) & AF002380 (Registered with PCAOB and MIA) B-11-14, Megan Avenue II 12,Jalan Yap Kwan Seng, 50450, Kuala Lumpur, Malaysia	Tel: +603-4813 9469 Email : info@jns-associate.com Website : jns-associate.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of

VERDE RESOURCES, INC.

Opinion on the Financial Statement

We have audited the accompanying consolidated balance sheet of Verde Resources, Inc. and its subsidiaries (the ‘Company’) as of June 30, 2025 and 2024, and the related consolidated statement of operations and comprehensive loss, changes in stockholders’ equity and cash flows for the years ended June 30, 2025 and 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2025 and 2024, and the results of its operations and its cash flows for the years ended June 30, 2025 and 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current year audit of the financial statements that were communicated or are required to be communicated to the audit committee, or in their absence, the directors, and that: (1) relate to accounts or disclosures that are material to the financial statements, and (2) involved especially challenging, subjective, or complex judgements. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Impairment Assessment of Intellectual Properties

As described in Note 8 to the consolidated financial statements, the intangible assets comprise intellectual properties acquired from third parties and were measured initially at fair value. The intellectual properties are classified as indefinite-lived intangible assets and are not being amortized. The Company’s evaluation of its acquired intellectual properties for potential impairment involved significant judgement. As disclosed in Note 8 to the financial statements, management performed a qualitative assessment to determine whether it is more likely than not that the intangible asset is impaired. This assessment considered various factors including macroeconomic conditions, industry and market trends, cost factors, overall financial performance, legal and regulatory environment factors and relevant internal reporting and management’s plans.

F-2

We identified the qualitative impairment assessment of the intellectual properties as a critical audit matter due to the subjective nature of management’s assumptions, the complexity of evaluating multiple qualitative factors, and the materiality of the asset to the financial statements. Auditing this matter required a high degree of auditor judgment and an increased extent of audit effort.

Our audit procedures related to the qualitative impairment assessment included the following:

i)	Evaluated the appropriateness of management’s qualitative assessment framework in accordance with ASC 350;
ii)	Discussions with key management of the Company to understand the future plans and direction of the Company;
iii)	Assessed the completeness and relevance of the qualitative factors considered by management;
iv)	Critically evaluated management’s assessment on a high level for their rationale and justification of the assumptions used and agreed these with external public data and signed agreements, where applicable;
v)	Interviewed operational personnel of the Company and corroborated the understanding of management’s future plans and their assumptions;
vi)	Obtained the internal forecasts prepared by management for the future direction of the Company and obtained an understanding of how the forecast indirectly related to the future use of the intellectual properties;
vii)	Reviewed the internal forecasts prepared by management including evaluation of the reasonableness of the assumptions used and agreed the key inputs to supporting documents;
viii)	Interviewed key management and a key supplier of the Company to confirm their commitment and readiness to support the Company in its plans;
ix)	Tested the mathematical accuracy of the internal forecasts prepared by management;
x)	Reviewed the disclosures in the consolidated financial statements to ensure compliance with the requirements of ASC 350.

/s/ J&S Associate PLT

Certified Public Accountants

Firm ID: 6743

We have served as the Company’s auditor since 2022.

Kuala Lumpur, Malaysia

October 23, 2025 except for Notes 2, 3, 6, 13, 15, 16, 21 and 24 to the financial statements, as to which the date is June 3, 2026.

F-3

VERDE RESOURCES, INC.

CONSOLIDATED BALANCE SHEETS

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	As of June 30,
	2025	2024
		(revised)
ASSETS
Current asset:
Cash and cash equivalents	$1,021,112	$279,137
Deposits with banks	1,276,484	2,000,000
Accounts receivable	188,415	66,749
Inventories	284,561	309,144
Amounts due from related party	100	100
Prepaid share-based compensation- nonemployees	455,291	135,144
Prepayments	46,605	26,507
Other receivables and deposits	15,647	6,862

	3,288,215	2,823,643

Assets held for sale	4,000	606,043

Total current assets	3,292,215	3,429,686

Non-current assets:
Property, plant and equipment, net	1,574,984	2,916,006
Right of use assets, net	518,375	509,482
Intangible assets	33,503,771	33,160,631
Security deposit	80,000	80,000
Prepaid share-based compensation- nonemployees	126,047	65,522

Total non-current assets	35,803,177	36,731,641

TOTAL ASSETS	$39,095,392	$40,161,327

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$55,092	$91,533
Other payables	545,963	461,012
Deposit and accrued liabilities	371,837	83,671
Accrued share-based compensation for nonemployee	44,288	139,191
Accrued share-based compensation for employee	44,877	135,679
Finance lease liabilities	-	22,323
Finance lease liabilities – assets held for sale	-	603,252
Current portion of operating lease liabilities	38,311	24,881
Bank loan	-	211,440
Promissory notes to related party	-	591,170
Amount due to a director	209,640	4,188
Amounts due to related parties	324,974	385,550

Total current liabilities	1,634,982	2,753,890

Non-current liabilities:
Finance lease liabilities	-	86,565
Operating lease liabilities, net of current portion	91,639	4,602

Total non-current liabilities	91,639	91,167

TOTAL LIABILITIES	1,726,621	2,845,057

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 50,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.001 par value; 10,000,000,000 shares authorized; 1,262,680,891 and 1,221,346,586 issued and outstanding as of June 30, 2025 and 2024	1,262,680	1,221,346
Additional paid-in capital	54,530,117	49,647,034
Accumulated other comprehensive income	(160,809)	(71,906)
Accumulated deficit	(18,263,181)	(13,480,204)
	37,368,807	37,316,270
Non-controlling interest	(36)	-
Stockholders’ equity	37,368,771	37,316,270

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$39,095,392	$40,161,327

See accompanying notes to consolidated financial statements.

F-4

VERDE RESOURCES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Currency expressed in United States Dollars (“US$”))

	Years ended June 30,
	2025	2024

Revenue, net	$133,202	$96,584

Cost of revenue	51,789	62,978

Gross profit	81,413	33,606

Operating expenses:
Selling, general and administrative expenses	5,889,024	2,882,376
Other operating expenses	214,410	237,047
Total operating expenses	6,103,434	3,119,423

LOSS FROM OPERATION	(6,022,021)	(3,085,817)

Other (expense) income:
Interest expense	(102,703)	(176,483)
Rental income	38,200	68,200
Gain from insurance claims	481,513	-
Unrealized foreign exchange gain	582,034	-
Gain on disposal of property, plant and equipment	164,624	-
Interest income	70,650	1,112
Other income	4,690	5,326
Total other income (expense), net	1,239,008	(101,845)

LOSS BEFORE INCOME TAXES	(4,783,013)	(3,187,662)

Income tax expense	-	(112)

NET LOSS	(4,783,013)	(3,187,774)

Net loss attributable to non-controlling interest	(36)	-
Net loss attributable to Verde Resources Inc., shareholders	(4,782,977)	(3,187,774)
	$(4,783,013)	$(3,187,774)

Other comprehensive (loss) income:
- Foreign currency adjustment (expense) income	(88,903)	7,286

COMPREHENSIVE LOSS	$(4,871,916)	$(3,180,488)

Net loss per share
- Basic and diluted	$(0.00)	$(0.00)

Weighted average common shares outstanding
- Basic and diluted	1,242,092,192	1,187,606,780

See accompanying notes to consolidated financial statements.

F-5

VERDE RESOURCES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Currency expressed in United States Dollars (“US$”))

	Years ended June 30,
	2025	2024
		(revised)
Cash flows from operating activities:
Net loss	$(4,783,013)	$(3,187,774)

Adjustments to reconcile net loss to net cash used in operating activities
Depreciation of property, plant and equipment	248,940	417,517
Amortization	102,857	115,359
Stock-based compensation-nonemployee	1,341,373	252,369
Stock-based compensation-employee	432,246	135,679
Stock-based compensation-director	5,534	-
Finance cost interest element of promissory notes (non-cash)	84,718	103,380
Operating lease expense	42,848	28,240
Deposit paid for acquisition of subsidiary written off	-	21,316
Impairment on accounts receivable	-	27,481
Impairment on other receivables	-	29,842
Impairment on property, plant and equipment	137,632	134,042
Impairment on advance to supplier	-	177,200
Impairment on assets held for sale	5,866	-
Write down of inventories	-	15,587
Unrealized foreign exchange gain	(582,034)	-
Gain from insurance claim	(481,513)	-
Loss on disposal of asset held for sale	2,877	-
Gain on disposal of property, plant and equipment	(164,624)	-
Inventories written off	-	5,978
Property, plant and equipment written off	-	3,979
Change in operating assets and liabilities:
Accounts receivable	(121,278)	(81,427)
Other receivables and deposits	(34,867)	(22,918)
Prepayments	(20,098)	(6,656)
Inventories	32,733	(235,677)
Accounts payables	(44,368)	19,725
Accrued liabilities and other payables	277,467	(38,160)
Advanced from director	205,581	(5,472)
Advanced from/to related parties	(61,206)	30,640
Repayment of operating lease liabilities	(38,442)	(28,240)
Net cash used in operating activities	(3,410,771)	(2,087,990)

Cash flows from investing activities:
Proceeds from disposal of assets held for sale	943,300	-
Proceeds from disposal of property, plant and equipment	947,995	-
Proceeds from insurance recoveries	541,221	-
Withdrawal of deposit with bank	750,000	-
Placement of deposit with bank	-	(2,000,000)
Purchase of property, plant and equipment	(378)	(16,646)
Net cash provided by (used in) investing activities	3,182,138	(2,016,646)

Cash flows from financing activities:
Repayment to lease liabilities	(712,140)	(138,156)
Proceeds of bank loan	-	50,000
Repayment of bank loan	(211,440)	(29,560)
Advanced from other payables	-	136,983
Proceeds from issuance of Common Stock	1,983,000	4,108,379
Refund from cancellation of Common Stock	(80,000)	-
Net cash provided by financing activities	979,420	4,127,646

Net change in cash and cash equivalent	750,787	23,010

Foreign currency translation adjustment	(8,812)	55,718

Net change in cash and cash equivalents	741,975	78,728

CASH AND CASH EQUIVALENTS, AT BEGINNING OF YEAR	279,137	200,409

CASH AND CASH EQUIVALENTS, AT END OF YEAR	$1,021,112	$279,137

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest	$16,247	$59,566

SUPPLEMENTAL NONCASH DISCLOSURE:
Share issuance for employee compensation	392,903	$-
Promissory Note to related party settled by Company’s Common Stock	675,888

See accompanying notes to consolidated financial statements.

F-6

VERDE RESOURCES, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(revised)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Common stock		Additional paid-in	Accumulated other comprehensive	Accumulated	Non- controlling	Total stockholders’
	No. of shares	Amount	capital	income (loss)	deficit	interest	equity

Balance as of July 1, 2023	1,176,200,278	$1,176,200	$45,415,958	$(79,192)	$(10,292,430)	$-	$36,220,536

Shares issued to service provider	1,000,000	1,000	133,000	-	-	-	134,000
Shares issued for private placement	44,651,232	44,651	4,273,556	-	-	-	4,318,207
Shares cancelled	(504,924)	(505)	(175,480)	-	-	-	(175,985)
Net loss for the year	-	-	-	-	(3,187,774)	-	(3,187,774)
Foreign currency translation adjustment	-	-	-	7,286	-	-	7,286

Balance as of June 30, 2024	1,221,346,586	$1,221,346	$49,647,034	$(71,906)	$(13,480,204)	-	$37,316,270

Balance as of July 1, 2024	1,221,346,586	$1,221,346	$49,647,034	$(71,906)	$(13,480,204)	-	$37,316,270

Share issued for private placement	21,202,213	21,202	1,961,798	-	-	-	1,983,000
Shares issued to service provider	8,856,550	8,856	1,808,091	-	-	-	1,816,947
Shares issued to employee	2,070,000	2,070	520,978	-	-	-	523,048
Shares issued for settlement of promissory notes	9,655,542	9,656	666,232	-	-	-	675,888
Shares cancelled	(800,000)	(800)	(79,200)	-	-	-	(80,000)
Shares issued to director	350,000	350	5,184	-	-	-	5,534
Net loss for the period	-	-	-	-	(4,782,977)	(36)	(4,783,013)
Foreign currency translation adjustment	-	-	-	(88,903)	-	-	(88,903)

Balance as of June 30, 2025	1,262,680,891	$1,262,680	$54,530,117	$(160,809)	$(18,263,181)	(36)	$37,368,771

See accompanying notes to consolidated financial statements.

F-7

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 1 - ORGANIZATION AND BUSINESS BACKGROUND

Verde Resources, Inc. (the “We” or “Company” or “VRDR”) was incorporated on April 22, 2010, in the State of Nevada, U.S.A.

The Company is a road construction and building materials company offering proprietary, environmentally sustainable materials, with the goal to drive innovations that enhance sustainability and advance environmental stewardship. By integrating biochar, a highly effective carbon sequester and performance enhancer, the Company intends to facilitate the industry’s transition to zero emissions. The Company believes its approach reduces greenhouse gas (“GHG”) emissions, optimizes the use of native soils and recycled materials, speeds installation, and improves efficiency while cutting costs. Since June 2023 the Company’s strategic focus has been on testing the Company’s biochar asphalt technology through the Company’s subsidiary, Verde Renewables Inc., at the National Center for Asphalt Technology (NCAT) test track. This endeavor with NCAT is rigorously testing the Company’s innovative biochar asphalt technology, which is intended to provide superior performance, environmental sustainability, and the generation of carbon removal and avoidance credits.

In December 2024, Verde Resources, in collaboration with C-Twelve, successfully demonstrated its pioneering biochar-asphalt technology at the NCAT test track in Auburn, Alabama. The project showcased the ability to retrofit an existing asphalt plant to produce cold-mix biochar asphalt under winter conditions without the use of heat, solvents, or odors, resulting in an estimated 50% increase in installation efficiency compared to conventional methods.

The demonstration sequestered approximately eight (8) tons of carbon, verified and certified under Puro.earth in collaboration with Oregon Biochar Solutions. This achievement marked what the Company believes to be the world’s first carbon removal credits generated through asphalt production and installation. The credits, issued and sold in April 2025, were pre-purchased by one of the world’s largest financial institutions focused on Carbon Dioxide Removals (CDRs). The Company refers to this integrated model of combining low-carbon materials, operational efficiency, and verified carbon removal credit generation as the “Verde Net Zero Blueprint.”

In July 2025 the Company received early validation based on performance results from NCAT which demonstrated consistent durability, particularly under low-volume roadway conditions. Further in September 2025, NCAT’s latest evaluation of Verde’s cold recycling mix using 100% reclaimed asphalt pavement (“RAP”) from laboratory testing demonstrated that Verde’s cold-recycled mix not only meets but exceeds industry specifications for cold-recycled asphalt. Results showed superior cohesion, high tensile strength ratio (“TSR”), and retained stability compared to standard cold mix benchmarks, validating its strength, durability, and moisture resistance.

Puro.earth, the crediting platform for durable carbon removal, has officially registered the Company as a Carbon Removal Credit supplier as part of its Accelerate program. This registration was formalized through a platform agreement signed in April 2023. The Company’s endeavors are positioned to potentially create additional revenue opportunities through the generation of carbon removal credits (CORCs). The Company believes that the generation of CORCs and the demand for CORCs incentivizes the broader adoption of climate technologies and enables the Company to supply these credits to companies seeking to offset their carbon footprint in pursuit of net-zero objectives. Simultaneously, this approach creates the potential for an additional and substantial revenue stream for the Company.

The Company’s current priority is the successful commercialization of its technology in North America, and if that commercialization is successful, the Company intends to introduce the same blueprint in Malaysia. Ongoing discussions with PLUS Malaysia, the country’s largest highway operator, signal a growing demand for biochar in the region. This demand, coupled with the certification, could enable the BioFraction™ plant to secure a reliable client, ensuring the resumption of normal operations in Malaysia with the potential for significant scale-up over time.

During the years ended June 30, 2025, and 2024, the Company achieved the following major milestones on its path to commercialization of its biochar-asphalt technology and achieving “net-zero”:

F-8

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

On June 27, 2024, the Company entered into an agreement with The National Center for Asphalt Technology at Auburn University (“NCAT”) to undertake a 3-year Performance Testing Project titled “Structural Capacity of Sustainable Pavement” (the “Project”). The Project, led by Dr. Nam Tran, Associate Director and Research Professor at NCAT, involved a comprehensive performance testing on the NCAT Test Track in Opelika, Alabama. This facility, sponsored by various state Departments of Transportation (DOTs) and in partnership with the Minnesota Road Research Facility (MnROAD), is dedicated to advancing sustainable pavement technologies. Success in this Project is expected to drive widespread adoption of a net-zero road construction blueprint by DOTs across the United States and the federal DOT. The Project commenced on June 24, 2024, and is expected to conclude on September 30, 2027, with the first draft of the final report expected in Spring 2027.

On August 14, 2024, the Company entered into a Memorandum of Understanding (the “NPI MOU”) with Nature Plus Inc. (“NPI”) to formalize the collaboration on the NCAT Project referred to above Test Track Project (the “Project”) and explore subsequent business opportunities arising from the successful completion of the Project. The Project involved the application of TerraZyme technology for the stability of subgrade and base layers, with the overarching goal of advancing road construction methodologies. The Company and NPI will jointly develop mixed designs and materials incorporating biochar, aimed at enhancing performance and promoting carbon sequestration. The NPI MOU shall be effective until December 31, 2026, or until replaced by a subsequent distributor agreement. Upon the successful completion of the Project, the Company and NPI intend to continue the collaboration on future initiatives, including soil stabilization and material development, carbon removal credits, certification and compliance, and exclusive rights to distributing TerraZyme.

On October 16, 2024, the Company formed a new subsidiary, VerdePlus Inc. (“VerdePlus”), a Missouri corporation in partnership with Nature Plus Inc. (“NPI”) for the purpose of conducting business on the production of low-carbon building materials by integrating the Company’s expertise with the innovative stabilization enzyme TerraZyme, an intellectual property of NPI to be injected into VerdePlus. The Company and NPI owned 55% and 45% of VerdePlus, respectively.

On October 18, 2024, the Company entered into a binding Term Sheet with C-Twelve Pty Ltd (“C-Twelve”), a corporation incorporated in Western Australia, granting the Company (i) an exclusive license to utilize its proprietary binder and biochar asphalt mixed designs (the “Licensed Technology”) for the production and commercialization of asphalt surfacing-related products (the “End Products”) within the United States of America and (ii) the first right of refusal to extend the exclusive licensing of the Licensed Technology to other countries and territories subject to terms and conditions to be mutually agreed upon. Subsequently on May 19, 2025, the Company and C-Twelve entered into a definitive agreement, namely the Joint Development Agreement (“C-Twelve Agreement”) which provides for a 10 year license commencing May 19, 2025.

On October 10, 2025, Verde Renewables entered into a license agreement with Ergon, pursuant to which the Company granted an exclusive, non-transferable license to use, manufacture, commercialize, market, sell and distribute any product that contains or is manufactured or formed by Ergon using Verde V24 in the United States, Canada, and Mexico, in exchange for Ergon agreeing to purchase Verde V24 at a fixed price (which is inclusive of all fees associated with the license, but subject to consumer price index adjustments) for use in Ergon’s asphalt road materials products.

As of June 30, 2025, the Company has the following subsidiaries:

Company name	Place of incorporation	Principal activities and place of operation	Effective interest held

Verde Resources Asia Pacific Limited (“VRAP”)	British Virgin Islands	Investment holding	100%

Verde Resources (Malaysia) Sdn Bhd (“Verde Malaysia”)	Malaysia	Manufacturing and distribution of renewable agricultural commodities, and provision of consultation services related thereto	100%

Verde Renewables, Inc. (“VRI”)	State of Missouri, U.S.A.	Trading of building materials and management of a processing and packaging facility	100%

VerdePlus Inc. (“VerdePlus”) *	State of Missouri, U.S.A.	Production of low-carbon building materials	55%

Verde Life Inc. (“VLI”)	State of Oregon, U.S.A.	Development of health and wellness products formulated with natural plant extracts derived from crops cultivated using biochar.	100%

The Wision Project Sdn Bhd (“Wision”)	Malaysia	Digital innovation, marketing & consulting service, PR, branding, influencer marketing, event management and media relations services	100%

Verde Estates LLC (“VEL”)	State of Missouri, U.S.A.	Holding real property	100%

Bio Resources Limited (“BRL”)	Labuan, Malaysia	Proprietor of pyrolysis technology	100%

*	On October 16, 2024, a new subsidiary, VerdePlus, Inc was incorporated in the State of Missouri, USA with an equity interest of 55%.

Unless context indicates otherwise, Verde Resources, Inc. and its subsidiaries are hereinafter referred to as the “Company.”

F-9

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying consolidated financial statements and notes.

Basis of Presentation

These accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the years presented. Significant accounting estimates reflected in the Company’s consolidated financial statements include the useful lives of plant and equipment, impairment of long-lived assets (including intangible assets), allowance for expected credit losses, revenue recognition, share based compensation, deferred taxes and uncertain tax position.

The inputs into the management’s judgments and estimates consider the geopolitical tension, inflationary and high-interest rate environment and other macroeconomic factors on the Company’s critical and significant accounting estimates. Actual results could differ from these estimates.

Basis of Consolidation

The consolidated financial statements include the financial statements of Verde Resources, Inc. and its subsidiaries. All significant inter-company balances and transactions within the Company and its subsidiaries have been eliminated upon consolidation. The Company accounts for acquisitions in accordance with guidance found in Accounting Standards Codification (“ASC”) 805, Business Combinations. The guidance requires consideration given, including contingent consideration, assets acquired, and liabilities assumed to be valued at their fair market values at the acquisition date.

Segment Reporting

During the fiscal year ended June 30, 2025, the Company reassessed its segment reporting conclusions in accordance with ASC Topic 280 and determined that it operates as a single operating and reportable segment. This reassessment reflects changes in how the business is managed and how financial information is reviewed by the Company’s Chief Operating Decision Maker (“CODM”).

The Company’s CODM is the Chief Executive Officer, who reviews financial information on a consolidated basis, including revenue, operating expenses and net income (loss), when evaluating operating performance and allocating resources. The CODM uses net income (loss) as the primary measure of performance and uses revenue as the primary measure for allocating resources.

This conclusion reflects the increased integration of the Company’s operations, including centralized decision-making, shared resources, and alignment of strategic objectives across the organization. In prior periods, the Company had evaluated its operations as potentially comprising multiple segments based on earlier organizational structures and the CODM had used sales and operating income as the primary measures of segment profit or loss to assess performance and make resource allocation decisions. The CODM assessed those metrics and compared actuals to budgeted and forecasted values to evaluate segment operating performance and allocate resources to the operating segments.

As a result of these changes, management now evaluates performance and allocates resources on a consolidated basis.

This change did not impact the Company’s consolidated financial statements but may affect the comparability of segment-related disclosures between periods. See Note 3 – Business Segment Information for additional information.

Concentration of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents, deposit with banks and accounts receivable. The Company places its cash and cash equivalents and bank deposits with financial institutions of high credit worthiness. At times, its cash and cash equivalents and bank deposits with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Risks and Uncertainties

The Company newly operates in the supply of net zero road constructions and building materials are subject to significant risks and uncertainties, including financial, operational, technological, and other risks associated with a production operation for renewable commodities, including the potential risk of business failure.

F-10

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash in banks, money market funds, which are readily convertible to known amounts of cash and that mature within three months or less from the date of purchase, which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company had $1,021,112 and $279,137 in cash and cash equivalents at June 30, 2025 and 2024.

At June 30, 2025, and 2024, cash and cash equivalents consisted of petty cash on hand and cash in banks.

Deposits with Banks

Deposits held for investments that are not debt securities are included in short-term investments in the consolidated balance sheets. Investments in time deposits with original maturities of more than three months but remaining maturities of less than one year are considered short-term investments. Investments held with the intent to reinvest or hold for longer than a year, or with remaining maturities of one year or more, are considered long-term investments.

Accounts Receivables

Accounts receivables are recognized and carried at amortized cost. The Company maintains an allowance for expected credit loss to provide for the estimated number of receivables that will not be collected. The Company considers several factors in its estimate of the allowance, including knowledge of a client’s financial condition, its historical collection experience, and other factors relevant to assessing the collectability of such receivables. Bad debts are written off against allowances. An allowance for doubtful accounts will be recorded in the period when a loss is probable based on an assessment of specific evidence indicating troubled collection, historical experience, accounts aging, ongoing business relation and other factors. Accounts are written off after exhaustive efforts at collection. If accounts receivable are to be provided for, or written off, they would be recognized in the consolidated statement of operations within operating expenses. As of June 30, 2025, and 2024, the longest credit term for certain customers are 60 to 90 days.

At June 30, 2025 and 2024, the allowance for expected credit loss for accounts receivables amounted to $0 and $27,481 respectively, and for other receivables amounted to $33,939 and $29,842 respectively.

Expected Credit Loss

The Company accounts for expected credit losses in accordance with ASU No. 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASC Topic 326 requires entities to use a current expected credit loss (“CECL”) methodology to estimate lifetime expected credit losses for certain financial assets measured at amortized cost, including accounts receivable and other financial instruments. The CECL methodology generally results in earlier recognition of credit losses than the previous incurred loss model. The Company maintains an allowance for expected credit losses based on a combination of quantitative and qualitative factors, including historical loss experience, customer-specific credit risk, aging of receivables, current economic conditions and reasonable and supportable forecasts of future conditions. Management applies significant judgment in identifying relevant risk factors, evaluating the impact of macroeconomic conditions, including inflation, interest rates and geopolitical uncertainty, and determining the appropriate expected loss rates. Changes in these assumptions or economic conditions could materially affect the timing and amount of credit loss provisions recognized in future periods.

No allowance for expected credit losses on accounts receivable was recognized for the financial years ended June 30, 2025 and 2024.

Inventories

Inventories are stated at the lower of cost or market value (net realizable value), cost being determined on a first-in-first-out method. Cost of raw materials include cost of materials and incidental costs in bringing the inventory to its current location. Costs of finished goods, on the other hand include material, labor and overhead costs. The Company provides inventory allowances based on excess and obsolete inventories determined principally by customer demand.

As of June 30, 2025, and 2024, the write down of inventories amounted to $0 and $15,587 respectively, and inventories written off amounted to $0 and $5,978 respectively.

Property, Plant and Equipment

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful life
Land and buildings	3-27.5 years
Plant and machinery	5-10 years
Office equipment	3 years
Computers	5 years
Motor vehicles	5 years
Furniture and fittings	5 years
Renovation	10 years

F-11

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

The estimated useful lives and depreciation methodology reflect management’s judgment based on historical experience, the nature of the assets, anticipated usage, and technological and economic factors. The Company periodically reviews the estimated useful lives of its property, plant and equipment and revises such estimates when events or changes in circumstances indicate that the estimates may no longer be appropriate.

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterment which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of income and other comprehensive income in other income or expenses.

The Company also evaluates property, plant and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. See Note 7 for details of property, plant and equipment and related depreciation expense.

Depreciation and Impairment of Plant and Machinery

●	Depreciation expense for the years ended June 30, 2025 and 2024: $248,940 and $417,517, respectively

●	As of June 30 2025, and 2024:

○	Impairment losses: $137,632 and $134,042, respectively, and plant and machinery

○	Write-offs: $0 and $3,979, respectively

Intangible Assets

The Company accounts for intangible assets in accordance with ASC Topic 350, Intangibles—Goodwill and Other, and accounts for impairment of long-lived assets in accordance with ASC Topic 360, Impairment or Disposal of Long-Lived Assets.

Intangible assets acquired from third parties are initially measured at fair value. Indefinite-lived intangible assets are not amortized and are evaluated for impairment at least annually, or more frequently if events or changes in circumstances indicate that the asset may be impaired.

In accordance with ASC Topic 360, Impairment or Disposal of Long-Lived Assets, the Company evaluates long-lived assets, including property, plant and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. Recoverability is assessed by comparing the carrying amount of the asset or asset group to the estimated undiscounted future cash flows expected to result from the use and eventual disposition of the asset. If the carrying amount exceeds the estimated undiscounted future cash flows, an impairment loss is recognized based on the excess of the carrying amount over the asset’s fair value.

To evaluate indefinite-lived intangible assets for impairment under ASC Topic 350, Intangibles—Goodwill and Other, the Company may first perform a qualitative assessment to determine whether it is more likely than not that the fair value of the asset is less than its carrying amount. Alternatively, the Company may bypass the qualitative assessment and perform a quantitative impairment test. The qualitative assessment considers factors including business performance, market conditions, macroeconomic trends, strategic plans, recent market transactions and projected future cash flows.

If a quantitative assessment is performed, the fair value of the indefinite-lived intangible asset is compared to its carrying amount. Fair value is generally determined using discounted cash flow models, appraised values or other valuation techniques, as appropriate, and requires management to make significant estimates and assumptions, including projected revenues, operating margins, future cash flows and discount rates. If the carrying amount exceeds fair value, an impairment loss is recognized for the excess carrying value.

These estimates are inherently subjective and sensitive to changes in assumptions and market conditions. Actual results or changes in estimates could result in material impairment charges in future periods. See Note 8 for details of intangible assets and related impairment write offs.

As of June 30, 2025, and 2024, the Company did not record an impairment on the intangible assets.

Assets Held for Sale

The Company classifies assets as held-for-sale (“disposal group”) in the period when all of the relevant criteria to be classified as held for sale are met. These criteria include management’s commitment to sell the disposal group in its present condition and the sale being deemed probable of being completed within one year. Assets held for sale are reported at the lower of their carrying value or fair value less cost to sell. The fair values of disposal groups are estimated using accepted valuation techniques, including indicative listing prices. The Company considers historical experience, guidance received from third parties, and all information available at the time the estimates are made to derive fair value. Any loss resulting from the measurement is recognized in the period when the held for sale criteria are met. The Company assesses the fair value of a disposal group, less any costs to sell, each reporting period it remains classified as held for sale and reports any subsequent changes as an adjustment to the carrying value of the disposal group, as long as the new carrying value does not exceed the initial carrying value of the disposal group. Assets held-for-sale are not amortized or depreciated.

The impairment loss on assets held for sale for the years ended June 30, 2025 and 2024 was $5,866 and $0 respectively.

Impairment of Long-lived Assets

In accordance with the provisions of ASC Topic 360, Impairment or Disposal of Long-Lived Assets, all long-lived assets such as property, plant and equipment owned and held by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

Advance to Supplier

Advance to supplier is provided for the provision of goods and services and they are secured either by a security deposit or a legally enforceable right to recover.

As of June 30, 2025, and 2024, the Company recorded a write-off of $0 and $177,200 respectively.

F-12

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Revenue Recognition

The Company accounts for revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers (“ASC Topic 606”), which establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers.

The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfils its obligations under each of its agreements:

●	identify the contract with a customer;
●	identify the performance obligations in the contract;
●	determine the transaction price;
●	allocate the transaction price to performance obligations in the contract; and
●	recognize revenue as the performance obligation is satisfied.

Revenue is recognized when the Company satisfies its performance obligation under the contract by transferring the promised product to its customer that obtains control of the product and collection is reasonably assured. A performance obligation is a promise in a contract to transfer a distinct product or service to a customer. Most of the Company’s contracts have a single performance obligation, as the promise to transfer products or services is not separately identifiable from other promises in the contract and, therefore, not distinct. Accordingly, the transaction price is allocated in its entirety to the single performance obligation and recognized upon its fulfilment.

The Company considers customer order confirmations, whether formal or otherwise, to be a contract with the customer. In determining the transaction price, the Company evaluates whether the price is subject to refund or adjustment to determine the net consideration to which the Company expects to be entitled.

The Company also follows the guidance provided in ASC 606, Revenue from Contracts with Customers, for determining whether the Company is the principal or an agent in arrangements with customers that involve another party that contributes to the provision of goods to a customer. In these instances, the Company determines whether it has promised to provide the goods itself (as principal) or to arrange for the specified goods to be provided by another party (as an agent). This determination is a matter of judgment that depends on the facts and circumstances of each arrangement. As such the Company derives its revenue from the sale of products and services in its role as a principal.

Rental income

Rental income is recognized on a straight line basis over the term of the respective lease agreement.

Cost of Revenue

Cost of revenue consists primarily of the cost of goods sold, which are directly attributable to the sales of products.

Leases

The Company determines if an arrangement is a lease or contains a lease at inception. Operating lease liabilities are recognized based on the present value of the remaining lease payments, discounted using the discount rate for the lease at the commencement date. The Company uses rate implicit in the lease to determine the present value of future lease payments to determine the present value of future lease payments. Operating lease right-of-use (“ROU assets”) assets represent the Company’s right to control the use of an identified asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets are generally recognized based on the amount of the initial measurement of the lease liability. Lease expense is recognized on a straight-line basis over the lease term. For lease terms of twelve months or fewer, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities.

ROU assets are reviewed for impairment when indicators of impairment are present. ROU assets from operating and finance leases are subject to the impairment guidance in ASC Topic 360, Property, Plant, and Equipment, as ROU assets are long-lived nonfinancial assets.

ROU assets are tested for impairment individually or as part of an asset group if the cash flows related to the ROU assets are not independent from the cash flows of other assets and liabilities. An asset group is the unit of accounting for long-lived assets to be held and used, which represents the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities.

The Company recognized no impairment of ROU assets as of June 30, 2025, and 2024.

The operating lease is included in operating lease right-of-use assets and operating lease liabilities as current and non-current liabilities in the consolidated balance sheets at June 30, 2025 and 2024.

F-13

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Leases that transfer substantially all the rewards and risks of ownership to the lessee, other than legal title, are accounted for as finance leases. Substantially all of the risks or benefits of ownership are deemed to have been transferred if any one of the five criteria is met: (i) transfer of ownership to the lessee at the end of the lease term, (ii) the lease containing a bargain purchase option, (iii) the lease term exceeding 75% of the estimated economic life of the leased asset, (iv) the present value of the minimum lease payments exceeding 90% of the fair value and v) the underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term. At the inception of a finance lease, we as the lessee records an asset and an obligation at an amount equal to the present value of the minimum lease payments. The leased asset is amortized over the shorter of the lease term or its estimated useful life if title does not transfer to us, while the leased asset is depreciated in accordance with our depreciation policy if the title is to eventually transfer to us. The periodic rent payments made during the lease term are allocated between a reduction in the obligation and interest element using the effective interest method in accordance with the provisions of ASC Topic 842.

Income Taxes

The Company adopted the ASC Topic 740, Income tax provisions of paragraph 740-10-25-13, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the consolidated financial statements. Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

In assessing the realizability of deferred tax assets, management evaluates both positive and negative evidence, including projected future taxable income, tax planning strategies, recent financial performance, economic trends and potential changes in tax laws. Judgment is required in determining whether valuation allowances are necessary and adjustments to such valuation allowances could materially impact income tax expense or benefit in future periods. See Note 17 for details related to income taxes.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the ASC Topic 740 provisions of Section 740-10-25 for the years ended June 30, 2025, and 2024.

Foreign Currencies Translation

The Company’s reporting currency is the United States dollar (“US$”) and the accompanying consolidated financial statements have been expressed in United States dollars. The Company and its subsidiaries in the United States have functional currency of US$ whereas the functional currency of the Company’s subsidiaries in Malaysia is Malaysian Ringgit (“MYR”). The functional currencies represent the primary currencies of the economic environment in which the respective companies’ operations are conducted.

Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the consolidated statement of operations.

For reporting purposes, in accordance with ASC Topic 830 “Translation of Financial Statements”, capital accounts of the consolidated financial statements are translated into United States dollars from MYR at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of balance sheet date. Income and expenditures are translated at the average exchange rate of the respective year. The gains and losses resulting from translation of financial statements subsidiaries to the reporting currency are recorded as a separate component of accumulated other comprehensive income within the statements of changes in stockholder’s equity.

Translation of MYR into U.S. dollars has been made at the following exchange rates for the following periods:-

	June 30, 2025	June 30, 2024
Year-end MYR:US$ exchange rate	0.23650	0.21199
Annualized average MYR:US$ exchange rate	0.22874	0.21316

Comprehensive Income

ASC Topic 220, Comprehensive Income, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying consolidated statements of changes in stockholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

F-14

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Non-controlling Interest

The Company accounts for non-controlling interest in accordance with ASC Topic 810-10-45, which requires the Company to present non-controlling interests as a separate component of total shareholders’ equity on the consolidated balance sheets and the consolidated net loss attributable to the non-controlling interest be clearly identified and presented on the face of the consolidated statements of operations and comprehensive loss.

Net Loss per Share

The Company calculates net loss per share in accordance with ASC Topic 260, Earnings per Share. Basic income per share is computed by dividing the net income by the weighted-average number of common shares outstanding during the period. Diluted net loss per share is computed similarly to basic net loss per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential Common Stock equivalents had been issued, if dilutive.

The Company’s share-based awards consist of common shares that are legally issued, fully vested, and nonforfeitable upon grant. Accordingly, such shares are included in the weighted-average shares outstanding from the date of issuance, and there are no unvested or forfeitable awards requiring separate consideration in the calculation of basic or diluted net loss per share.

For the years ended June 30, 2025 and 2024, diluted weighted-average common shares outstanding is equal to basic weighted average common shares, due to the Company’s net loss position. Hence no Common Stock equivalents were included in the computation of diluted net loss per shares since such inclusion would have been antidilutive.

Stock Cancellation and Reissuance Policy

In certain circumstances, after the Company grants fully vested and nonforfeitable share-based awards to nonemployees, the Company may enter into mutual agreements with the recipients to cancel shares associated with services not yet performed or no longer expected to be performed under the applicable arrangements. In such instances, the Company evaluates the substance of the arrangement in accordance with ASC 718-10-25-2 and ASC 718-10-35-1, which require that compensation cost be recognized based on the goods or services received. In accordance with ASC 718-10-45-3, the grant date fair value of these awards are initially recognized as a prepaid share-based compensation, which is recognized as compensation expense over the period in which the related goods or services are received. When mutual agreements are concluded to cancel shares associated with services which are not performed or are no longer expected to be performed, the Company reverses the remaining balance of the prepaid share-based compensation, which represents the value of services not yet performed. There are no reversals of previously recognized share-based compensation expense relating to services already performed under the applicable arrangements.

Treasury Stock Policy

The Company may also, if required, cancel shares of its Common Stock that have been repurchased or otherwise reacquired, including shares acquired through share repurchase programs or forfeited under equity compensation plans. Cancelled shares are retired and removed from the issued and outstanding share count in accordance with applicable corporate law and the Company’s Articles of Incorporation.

Upon cancellation, the par value of the shares is deducted from Common Stock, and any excess of repurchase cost over the par value is charged against additional paid-in capital (APIC) or retained earnings, as applicable. If the original issuance price is not known or determinable, the cost is first charged to APIC to the extent available, with any remaining amount charged to retained earnings.

The Company accounts for reissuance of treasury shares in accordance with ASC 505-30 – Equity: Treasury Stock. Treasury shares may be reissued for various purposes, including the settlement of employee equity awards, acquisitions, or other corporate purposes.

If treasury shares are reissued:

●	The proceeds received upon reissuance are credited to treasury stock at the cost of the shares.

●	Any difference between the reissuance price and the cost of the treasury shares is recorded as an adjustment to APIC.

○	If the reissuance price exceeds the cost, the excess is credited to APIC.

○	If the reissuance price is less than the cost and APIC related to treasury stock transactions is insufficient to absorb the difference, the remainder is charged to Retained Earnings.

The Company uses the cost method to account for treasury stock transactions. Reissued shares are included in the number of shares issued and outstanding as of the date of reissuance.

F-15

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

As of year-ended June 30, 2025, there have been no Treasury Stock purchases by the Company.

Stock Based Compensation Policy

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC Topic 718, Compensation—Stock Compensation, which requires the measurement and recognition of compensation expense for all share-based payment arrangements related to the acquisition of goods and services from both employees and nonemployees based on the fair value of the awards at grant date.

Grant Date and Measurement

The grant date represents the date on which all key terms and conditions of the award are approved and understood by both the Company and the recipient, which generally corresponds to the date of final board approval. The fair value of share-based awards is measured based on the closing market price of the Company’s Common Stock on the grant date.

The Company considers stock-based compensation to be a significant accounting estimate due to the judgment involved in determining the grant date, estimating the fair value of awards, evaluating the timing and recognition of compensation expense and assessing the substance of certain share-based arrangements. Because the Company issues Common Stock awards that are measured based on the market price of its Common Stock at the grant date, changes in the timing of grant approvals, service periods and the Company’s stock price, may impact the amount and timing of compensation expense recognized in future periods.

Fully Vested and Nonforfeitable Awards

The Company issues shares that are fully vested and nonforfeitable upon grant, and the Company does not retain the ability to cancel such shares. For these awards, the recipient has an unconditional right to the shares at the grant date.

When such awards are issued to nonemployees in advance of the receipt of goods or services, the Company records prepaid share-based compensation at the grant date in accordance with ASC 718-10-45-3. The prepaid amount represents the fair value of the goods or services to be received and is recognized as compensation expense over the period in which the related goods or services are received.

For employee awards, when shares are issued in advance of the receipt of services, the Company does not recognize a prepaid asset. Instead, consistent with ASC 718-10-25 and ASC 718-10-35, compensation cost is recognized over the requisite service period as the services are rendered.

Awards Without an Established Grant Date

For certain share-based payment arrangements, the service inception date precedes the establishment of the grant date. In such cases, compensation cost is recognized based on the best estimate of the fair value of the Company’s Common Stock at each reporting period until the grant date is established, with a corresponding liability recorded in accordance with ASC 718.

Once the grant date is established, the cumulative compensation cost is adjusted to reflect the grant-date fair value of the award.

Recognition of Compensation Expense

Share-based compensation cost is recognized over the requisite service period for employee awards and over the service period for nonemployee awards.

F-16

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Presentation Considerations

Awards that are fully vested and nonforfeitable are included in shares issued and outstanding at the grant date.

Accordingly:

●	for nonemployees - APIC, together with shares issued, is recognized at the grant date fair value of the awards, with a corresponding increase in prepaid share-based compensation, which is recognized as compensation expense over the period in which the related goods or services are received.

●	for employees - APIC is recognized to the extent that, together with shares issued, reflect the compensation cost for the requisite service period rendered as of the reporting date. Any remaining unrecognized compensation cost is recorded in APIC over the remaining requisite service period.

The impact of such awards on earnings per share is evaluated in accordance with ASC 718-10-45-1.

Stock-Based Compensation Expense

During the years ended June 30, 2025 and 2024, the Company recognized share-based compensation expense as follows:

●	Nonemployees: $1,341,373 and $252,369, respectively

●	Employees: $432,246 and $135,679, respectively

●	Directors: $5,534 and $0, respectively

In addition, the Company recorded $89,165 and $274,870 as accrued compensation cost for share-based arrangements for which the grant date had not yet been established during the years ended June 30, 2025 and 2024, respectively.

Retirement Plan Costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expenses in the accompanying statements of operation as the related employee service are provided.

Related Parties

The Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825-10-15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

F-17

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Commitments and Contingencies

The Company follows the ASC 450-20, Contingencies, to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a framework for measuring fair value in generally accepted accounting principles (GAAP) and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 of the FASB Accounting Standards Codification are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and cash equivalents, deposits with bank, loan and fee receivable, prepayments and other receivables, amounts due from related parties, accrued liabilities and other payables, loans payable, amounts due to related parties approximate their fair values because of the short maturity of these instruments.

F-18

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Recent Accounting Pronouncements

During the year ended June 30, 2025, there have been no new, or existing, recently issued accounting pronouncements that are of significance, or potential significance, that impact the Company’s consolidated financial statements.

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which requires the disclosure of additional segment information. The key amendments include annual and interim disclosures of significant expenses and other segment items that are regularly provided to the chief operating decision maker and included within each reported measure of profit or loss, as well as any other key measure of performance used for segment management decisions. This ASU also requires disclosure of key profitability measures used in assessing performance and how to allocate resources. The amendments in this ASU are effective for fiscal years beginning after December 15, 2023, and for interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company adopted this standard for the fiscal year beginning July 1, 2024 and this standard did not have a material impact on the Company’s results of operations, cash flows, financial condition, or disclosures.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which requires disaggregated information about a reporting entity’s income tax information, including jurisdictional information, by requiring consistent categories and greater disaggregation of information in both the rate reconciliation and income taxes paid disaggregated by jurisdiction. ASU No. 2023-09 is effective for annual periods beginning after December 15, 2024. The guidance is to be applied on a prospective basis with the option to apply the standard retrospectively; this ASU allows for early adoption. The Company is currently evaluating the effect of this pronouncement on its disclosures.

In March 2024, the FASB issued ASU No. 2024-01, Compensation-Stock Compensation (Topic 718): Scope Application of Profits Interest and Similar Awards, which provides illustrative guidance to help entities determine whether profits interest and similar awards should be accounted for as share based payment arrangements within the scope of ASC 718. ASU 2024-01 is effective for annual periods beginning after December 15, 2024, and interim periods within those annual periods. The Company is currently evaluating the effect of this pronouncement on its disclosures.

In November 2024, the FASB issued ASU No. 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”), and in January 2025, the FASB issued ASU No. 2025-01, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date (“ASU 2025 01”). ASU 2024-03 requires additional disclosure of the nature of expenses included in the income statement as well as disclosures about specific types of expenses included in the expense captions presented in the income statement. ASU 2024-03, as clarified by ASU 2025-01, is effective for annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. Both early adoption and retrospective application are permitted. The Company is currently evaluating the effect of this pronouncement on its disclosures.

In November 2024, the FASB issued ASU No. 2024-04, Induced Conversions of Convertible Debt Instruments (Topic 470), which clarifies the requirements for determining whether certain settlements of convertible debt instruments should be accounted for as an induced conversion. The amendments in this update are effective for all entities for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods, with early adoption permitted. The Company is currently evaluating the effect of this pronouncement on its disclosures.

F-19

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

In March 2025, the FASB issued ASU No. 2025-02, Liabilities (405): Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 122. The amendments in this Update are effective immediately and on a fully retrospective basis to annual periods beginning after December 15, 2024. The Company is currently evaluating the effect of this pronouncement on its disclosures.

In May 2025, the FASB issued ASU No. 2025-04, Compensation—Stock Compensation (Topic 718) and Revenue from Contracts with Customers (Topic 606). ASU 2025-04 revises the definition of the term performance condition for share-based consideration payable to a customer to incorporate conditions that are based on the volume or monetary amount of a customer’s purchases or potential purchases. ASU 2025-04 also eliminates the policy election to account for forfeitures as they occur for awards with service conditions. ASU 2025-04 also clarifies that ASC 606 variable consideration guidance does not apply to share-based payments to customers; instead, vesting probability should be assessed solely under ASC 718, Compensation—Stock Compensation. ASU 2025-04 is effective for the Company’s annual reporting periods beginning after December 15, 2026, and interim reporting periods within those annual reporting periods, with early adoption permitted. ASU 2025-04 may be applied on either a modified retrospective basis or on a retrospective basis. The Company is currently assessing the impact this standard will have on the Company’s consolidated financial statements.

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and believes the future adoption of any such pronouncements may not be expected to cause a material impact on its financial condition or the results of its operations.

F-20

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 3 - BUSINESS SEGMENT INFORMATION

The Company applies the provisions of ASC Topic 280, Segment Reporting, which requires disclosure of information about operating segments based on how management organizes the Company’s business activities for making operating decisions and assessing performance. The Company’s Chief Executive Officer serves as the CODM.

The CODM reviews consolidated financial information, including revenue, operating expenses and net income (loss), when evaluating performance and allocating resources. The CODM uses net income (loss) as the primary measure of performance and uses revenue as the primary measure for allocating resources.

During the fiscal year ended June 30, 2025, the Company reassessed its segment reporting conclusions in accordance with ASC Topic 280 due to changes in how the business is managed and how information is reviewed by the CODM.

Specifically, the Company’s operations have become more integrated, with centralized decision-making, shared resources, and aligned strategic objectives across the organization. As a result, the CODM no longer reviews discrete financial information for separate components of the business and instead evaluates performance and allocates resources based on consolidated financial information for the Company as a single segment.

Accordingly, the Company has determined that it operates as a single operating and reportable segment under ASC Topic 280. This conclusion reflects current-period facts and circumstances and differs from prior period assessments due to the evolution of the Company’s internal reporting structure and operational focus.

In prior periods, the Company had evaluated its operations as potentially comprising multiple segments based on earlier organizational structures and internal considerations and these segments were (i) trading and production of building materials and renewable commodities, (ii) holding of real property and (iii) licensor of proprietary pyrolysis technology. The CODM used sales and operating income as the primary measure of segment profit or loss to assess performance and allocate resources.

Because the Company operates as a single segment and the CODM reviews consolidated financial information, the significant expense categories reviewed by the CODM are reflected in the consolidated statements of operations. The presentation of the comparative information has been revised for comparability with the current year presentation. The CODM reviews on a consolidated financial information basis the significant expense categories as disclosed below.

	Consolidated June 30, 2025	Consolidated June 30, 2024 (revised)

Revenue	$133,202	$96,584
Cost of revenue	51,789	62,978
Gross profit	81,413	33,606
Operating expenses:
Depreciation and amortization	(351,797)	(532,876)
Impairment on property, plant and equipment	(137,632)	(134,042)
Impairment on advance to supplier	-	(177,200)
Payroll expenses	(2,615,348)	(960,155)
Consultant fees	(1,425,097)	(347,792)
Research and development expense	(472,090)	(100,000)
Legal and professional fees	(453,354)	(258,135)
Other segment expenses	(648,116)	(609,223)
Loss from operations	(6,022,021)	(3,085,817)
Interest expense	(102,703)	(176,483)
Rental income	38,200	68,200
Unrealized foreign exchange gains	582,034	-
Gain from insurance claim	481,513	-
Gain on disposal of property, plant and equipment	164,624	-
Interest income	70,650	1,112
Other income	4,690	5,326
Loss before income tax	(4,783,013)	(3,187,662)
Income tax	-	(112)
Net loss	$(4,783,013)	$(3,187,774)

Substantially all of the Company’s revenue is generated in the United States. Long-lived assets are located primarily in the United States and in its subsidiaries in Malaysia and the British Virgin Islands, with the Company’s key intellectual property held by its BVI subsidiary.

F-21

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 4 - DEPOSIT WITH BANKS

●	Interest rates: 1.98% to 4.64% and 4.64% per annum as of June 30, 2025 and 2024, respectively

●	Maturities: 120 to 270 days and 120 to 365 days as of June 30, 2025 and 2024, respectively

NOTE 5 - INVENTORIES

Inventories as of June 30, 2025 and 2024 consisted of the following:

	As of June 30,
	2025	2024

Manufactured bio produce	$77,399	$70,560
Trading goods	207,162	238,584
Total inventories	$284,561	$309,144

Trading goods represent bio asphalt products purchased from an external supplier.

NOTE 6 – OTHER RECEIVABLE, DEPOSITS AND PREPAYMENTS

Other receivables, deposits and prepayments as of June 30, 2025 and 2024 consisted of the following:

	As of June 30,
	2025	2024 (revised)

Deposits	6,781	4,775
Other receivables	41,976	31,929
	48,757	36,704
Less: impairment on other receivables	(33,110)	(29,842)
Other receivables and deposits, net	15,647	6,862
Prepayments	46,605	26,507
Prepaid share based compensation – nonemployees (current portion)	455,291	135,144
	$517,543	$168,513

Prepaid share based compensation – nonemployees (non-current portion)	$126,047	$65,522

The Company accounts for share-based compensation in accordance with ASC 718 based on the grant-date fair value of the awards. When awards are granted to nonemployees in advance of the related services, the Company records the fair value as prepaid share-based compensation and recognizes the expense over the service period. Share-based compensation for employees is recognized over the requisite service period without the recognition of a prepaid asset. The portion of prepaid share-based compensation to nonemployees expected to be recognized within twelve months is classified as a current asset, with the remainder classified as non-current. This classification reflects the expected timing of the underlying service periods as defined in the applicable agreements

NOTE 7 – PROPERTY, PLANT AND EQUIPMENT

A summary of property, plant and equipment at June 30, 2025 and 2024 is as follows:

	As of June 30,
	2025	2024

Land and building	$-	$1,258,360
Plant and machinery	1,843,774	1,875,761
Office equipment	6,161	6,168
Computers	14,233	13,908
Motor vehicles	4,240	140,989
Furniture and fittings	4,421	16,359
Renovation	4,431	4,431
	1,877,260	3,315,976
Less: accumulated depreciation	(480,820)	(382,141)
Foreign exchange adjustment	178,544	(17,829)
Total Property, plant and equipment	$1,574,984	$2,916,006

F-22

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Property, Plant and Equipment

●	Depreciation expense for the years ended June 30, 2025 and 2024: $248,940 and $417,517, respectively

●	Impairment losses for the years ended June 30, 2025 and 2024: $137,632 and $134,042, respectively, related to assets intended to be disposed and transferred to assets held for disposal at net carrying values of $350,000 and $606,043, respectively

●	Write-offs of plant and machinery for the years ended June 30, 2025 and 2024: $0 and $3,979, respectively

●	Assets pledged as collateral:

○ Land and buildings with a net carrying amount of $0 and $701,817 as of June 30, 2025 and 2024, respectively

●	Assets under financing arrangements:

○ Plant and machinery: $0 and $7,688 as of June 30, 2025 and 2024, respectively

○ Motor vehicles: $0 and $98,362 as of June 30, 2025 and 2024, respectively

On December 10, 2024, CEO Jack Wong entered into a Sale and Purchase Agreement (the “Wong Agreement”) with VRI to purchase the Property at the current market value of $857,500 with payment in equal installments over 26 pay cycles. Pursuant to the Agreement, VRI shall immediately transfer ownership of the Property to CEO Jack Wong by Warranty Deed, free of encumbrances except as specified in the Agreement. The transfer of title was completed on December 19, 2024.

NOTE 8 – INTANGIBLE ASSETS

The intangible assets comprise (i) a global intellectual property (“IP”) of $30,192,771 known as “Catalytic BioFraction Process”, whereby, subsidiary Bio Resources Limited (“BRL”) is the beneficial and/or registered proprietor and (ii) an exclusive license assigned to Verde Malaysia for the operation of the IP in the state of Sabah, Malaysia of MYR 14,000,000 ($3,311,000).

The “Catalytic BioFraction Process” is a slow pyrolysis process using a proprietary catalyst to depolymerize palm biomass waste (empty fruit bunches or palm kernel shells) in temperature range of 350 degrees Celsius to 500 degrees Celsius to yield commercially valuable bio products: bio-oil, wood vinegar (pyroligneous acid), biochar and bio-syngas. The intellectual property is a second-generation pyrolysis process where non-food feedstock like palm biomass waste is used as feedstock. Upon fulfilling UN’s (United Nations) ACM 22 protocol as well as LCA (Life Cycle Assessment) requirements, it is anticipated that the by-products from this IP would lead to certification and issuance of Carbon Avoidance Credits as well as Carbon Removal Credits to generate carbon revenue for the Company.

The Company has identified these intangible assets as indefinite life intangible assets as there are currently no legal, competitive, economic or other factors that materially limit the useful life of the Company’s intangible assets.

ASC 350-30-35, Intangibles - Goodwill and Other, provides for an option to first perform a qualitative assessment to determine whether it is more likely than not that an asset is impaired. If the qualitative assessment supports that it is more likely than not that the fair value of the asset exceeds its carrying value, a quantitative impairment test is not required. If the qualitative assessment does not support the fair value of the asset, then a quantitative assessment is performed. Our annual impairment assessment of our identifiable indefinite-lived intangible assets is performed as of the fourth quarter of each year. An assessment is performed at other times if an event occurs or circumstances change that would more likely than not reduce the fair value of the asset below its carrying value. If the carrying value of the intangible assets exceeds its fair value, an impairment loss is recognized in an amount equal to that excess.

As of June 30, 2025, the Company performed a qualitative assessment, during the fourth quarter of 2025, to determine whether it was more likely than not that the carrying amounts of its intangible assets were impaired. This assessment considered a number of qualitative factors, including but not limited to:

●	Macroeconomic conditions,
●	Industry and market trends,
●	Cost factors,
●	Overall financial performance of the asset,
●	Legal and regulatory environment, and
●	Relevant internal reporting and management’s plans.

Based on this qualitative assessment, management did not identify any events or changes in circumstances that would indicate that the carrying amounts of the Company’s intangible assets are not recoverable. The qualitative impairment assessment of the indefinite intangible assets indicated that the fair value of such assets exceeded their carrying value and therefore were not at risk of impairment. Accordingly, no quantitative impairment test was deemed necessary, and no impairment losses were recognized for the year ended June 30, 2025.

The Company performed a quantitative assessment during the fourth quarter of 2024. As of the date of the annual assessment for 2024, management’s impairment assessment of the indefinite intangible assets indicated that the estimated fair value of the Company’s intangible assets exceeded their carrying values and therefore no impairment losses were recognized for the year ended June 30, 2024.

F-23

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 9 – ASSETS HELD FOR SALE

At June 30, 2025 and 2024, assets held for sale are as follows:

	As of June 30,
	2025	2024

Plant and machinery	$-	$213,494
Motor vehicles	9,866	392,549
	9,866	606,043
Less: impairment	(5,866)	-
Total assets held for sale	$4,000	$606,043

The Company, through Verde Estates LLC, decided to sell its property located in La Belle, Missouri (the “La Belle Property”) and entered into discussions with a buyer to sell the La Belle Property prior to December 31, 2024. The La Belle Property has been presented separately in the balance sheet as assets held for sale as at December 31, 2024. On January 17, 2025, the Company entered into a Purchase and Sale Agreement (the “TAFleer Agreement”) with TAFleer Properties LLC, a Missouri limited liability company (the “Buyer”). Under the terms of the TAFleer Agreement, the proceeds for the sale of the La Belle Property were USD 350,000 paid in full by the Buyer at closing. The disposition of the La Belle Property was completed in January 2025.

On June 27, 2024, the Company, through its wholly-owned subsidiary Verde Renewables, Inc. (“VRI”), a company incorporated in the State of Missouri, U.S.A, entered into a Consignment Contract with ED’s Machinery LLC (“EDM”) to dispose plant and machinery and motor vehicles with a carrying amount of $606,043. The disposal was pending completion as at June 30, 2024, and thus the assets had been presented separately in the balance sheets as assets held for sale. The disposal of assets with carrying values totaling $596,176 was completed as of December 31, 2024. The remaining asset comprises a vehicle that will be sold for its parts, and accordingly, an impairment of $5,866 was recognized during the period.

Assets Held for Sale

●	Assets acquired under financing arrangements (as of June 30, 2025 and 2024):

	○	Plant and machinery: $0 and $168,994, respectively

	○	Motor vehicles: $0 and $350,217, respectively

●	Impairment loss on assets held for sale for the years ended June 30, 2025 and 2024: $5,866 and $0, respectively

NOTE 10 - DEPOSIT PAID

At June 30, 2025 and 2024, deposits consist of the following:

	As of June 30,
	2025	2024
Security deposit
- Factory site	$80,000	$80,000

On March 2, 2022, the Company, through VRAP, entered into a Commercial Lease Agreement and Option to Purchase (“Segama Lease Agreement”) the factory site from Segama Ventures for a lease term of seven (7) years (“Lease Term”) at a monthly rental of MYR 36,000 ($8,571). The rental for the entire Lease Term amounting to the sum of MYR 3,024,000 ($720,000) (the “Lease Payment”) was paid in advance upon commencement of the Segama Lease Agreement together with a payment of security deposit for the sum of MYR 336,000 ($80,000) (the “Security Payment”).

NOTE 11 – BANK LOAN

The bank loan as of June 30, 2024, represented a rolling facility to a maximum principal of $250,000 and was secured by deed of trusts from VRDR, land and building of VEL and a subsidiary who acts as guarantor for the performance of debts. The pledge was released on January 17, 2025, with the disposal of the land and building as mentioned in Note 9, and the full settlement of the loan. The interest on loan was fixed at the rate of 5.25%. per annum.

For the years ended June 30, 2025 and 2024, the interest expense amounted to $10,879 and $13,640 respectively.

F-24

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 12 - AMOUNTS DUE TO/FROM RELATED PARTIES AND DIRECTOR

The following breakdown of the balances due to related parties and director, consisted of:-

	As of June 30,
	2025	2024 (revised)
Amount due to related parties
Borneo Oil Corporation Sdn. Bhd (“BOC”) (2)	$72,869	$70,677
Borneo Oil Berhad (“BOB”) (1)	3,007	3,007
Taipan International Limited (3)	119,153	119,153
Borneo Energy Sdn Bhd (1)	16,356	14,599
Victoria Capital Sdn Bhd (4)	5,913	93,270
UnitiMart Sdn Bhd (1)	-	7,782
Makin Teguh Sdn Bhd (1)	19,379	19,379
J. Ambrose & Partners (5)	75,904	48,588
SB Resorts Sdn Bhd (2)	6,622	2,120
SB Supplies & Logistics Sdn Bhd (1)	4,612	5,936
Borneo Eco Food Sdn. Bhd. (1)	1,159	1,039
Total due to related parties	$324,974	$385,550

Amount due from a related party
Vetrolysis Limited (6)	$100	$100

Amount due to director
Mr. Jack Wong (7)	$209,640	$4,188

(1)	Borneo Oil Berhad (“BOB”) is the ultimate holding company of Borneo Eco Food Sdn. Bhd., Borneo Energy Sdn. Bhd., SB Supplies & Logistic Sdn. Bhd. and UnitiMart Sdn. Bhd., (holding 13.4% of the Company’s issued and outstanding Common Stock as of June 30, 2025). Makin Teguh Sdn Bhd is an associate of BOB. The advances are related to ordinary business transactions and bear no interest or collateral and are repayable on demand.

(2)	SB Resorts Sdn. Bhd. and Borneo Oil Corporation Sdn. Bhd. (“BOC”) are wholly owned subsidiaries of Borneo Oil Berhad (“BOB”) (holding 13.4% of the Company’s issued and outstanding Common Stock as of June 30, 2025). The advances are related to ordinary business transactions and bear no interest or collateral, repayable and renewable under normal business advancement terms.

(3)	Taipan International Limited is one of the shareholders of the Company and held 15.4% of the Company’s issued and outstanding Common Stock as of June 30, 2025. The advances are related to ordinary business transactions and bear no interest or collateral and are repayable on demand.

(4)	Victoria Capital Sdn. Bhd. is one of the shareholders of the BOB (holding 7.8% if BOB’s shares) and also is a direct shareholder of Company, holding 0.2% of the Company’s issued and outstanding Common Stock as of June 30, 2025. The advances are related to ordinary business transactions and bear no interest or collateral and are repayable on demand.

(5)	J. Ambrose & Partners is controlled by J Ambrose who is one of the shareholders of the Company, and he held 1.6% of the Company’s issued and outstanding Common Stock as of June 30, 2025. He is also a substantial shareholder of BOB. The advances are related to ordinary business transactions and bear no interest or collateral and are repayable on demand.

(6)	Encik Anuar bin Ismail, an indirect significant shareholder, is a director of Vetrolysis Limited.

(7)	Mr. Jack Wong is the Chief Executive Officer of the Company effective October 1, 2022. Further, Jack Wong was re-elected Director of the Company by Waiver and Consent of Shareholders, effective March 30, 2024. This represents remaining balance of the special bonus of $1.25 million to CEO Jack Wong approved by the Board of the Company on December 9, 2024. On December 10, 2024, CEO Jack Wong entered into the Wong Agreement to purchase the Property located at 1138 Wildhorse Parkway Drive, Chesterfield, Missouri 63005 owned by VRI, for a current market value of $857,500.The Board also approved the option for this amount to be repaid through monthly installments deducted from the bonus over 26 pay cycles starting from January 2025. This transaction shall be structured as a sale and purchase agreement between the Company and CEO Jack Wong, with no cash exchange involved. The remaining balance of the bonus shall be allocated to cover any taxes associated with the bonus on behalf of CEO Jack Wong

F-25

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 13 - PROMISSORY NOTE TO RELATED PARTY

	As of June 30,
	2025	2024

Promissory Note to related party	$-	$591,170

The following is a reconciliation of the beginning and ending balances of promissory notes payable using Level 3 inputs:

	As of June 30,
	2025	2024

Balance at the beginning of year	$591,170	$487,790
Accretion of liability	84,718	103,380
Converted to Company Common Stock	(675,888)	-
Balance at the end of year	$-	$591,170

On March 13, 2023, the Company and its former indirect wholly-owned subsidiary Champmark Sdn Bhd (“CSB”) entered into a Settlement of Debts Agreement (the “SDA Agreement”) for the settlement in full of CSB’s account payable to a related party, Borneo Oil Corporation Sdn Bhd (“BOC”) by way of the issuance of a two year term Promissory Note with the face value (principal) amount of $675,888 and bearing 2% coupon interest. The Note was repayable by May 12, 2025, either in cash or by the issuance of the Company’s Common Stock priced at $0.07 per share at the discretion of the holder of the Promissory Note. The fair value of the Promissory Note of $481,023 was calculated using the net present value of estimated future cash flows with the assumptions of risk free rate at 4.03%, credit spread of 11.6% and liquidity risk premium of 5.6%. On August 16, 2024, the Company entered into a Supplementary Agreement to the SDA Agreement and Promissory Note with the Creditor to convert the total amount of $675,888 into 9,655,542 shares of the Company’s Common Stock at the agreed conversion price of $0.07 per share for issuance on August 16, 2024. A total of 9,655,542 shares of the Company’s Common Stock were issued on August 16, 2024, to Borneo Oil Berhad, the appointed nominee of the Creditor, to settle in full the total of $675,888 of CSB’s account payable to the Creditor.

The Company determined the reacquisition price of the debt based on the fair value of the Company’s Common Stock issued to the Creditor. The fair value was determined using the closing quoted market price of $0.29 per share on August 16, 2024, the date the shares were issued, in accordance with ASC 470-50-40-3 and ASC 850. Because the debt holder was a related party shareholder, the Company evaluated the transaction under ASC 470-50-40-2 and ASC 850 to determine whether the extinguishment should be recognized in earnings or treated as a capital transaction. In making this determination, the Company considered that the creditor was an existing equity holder and accordingly, concluded that the transaction represented a transaction with an owner in their capacity as an equity holder, and therefore was accounted for as a restructuring of capital.

Based on this evaluation, the Company accounted for the transaction as a capital transaction. Accordingly, the liability was derecognized as its carrying amount, and the excess of the fair value of the shares issued over the carrying amount of the debt was recorded within APIC. No gain or loss on extinguishment of debt was recognized in the consolidated statements of operations. The issuance of equity in satisfaction of debt is classified as a non-cash financing activity and is disclosed as such in the consolidated statements of cash flows.

As of August 16, 2024, there were no remaining balances payable to or receivable from BOC related to this transaction.

Promissory Notes – Interest Expense

●	Accretion of liability (presented as interest expense) for the years ended June 30, 2025 and 2024: $84,718 and $103,380, respectively

●	Interest expense at 2% for the years ended June 30, 2025 and 2024: $1,738 and $13,536, respectively

NOTE 14 - LEASES

The Company adopted ASU No. 2016-02, Leases and determines whether an arrangement is a lease at inception. This determination generally depends on whether the arrangement conveys the right to control the use of an identified fixed asset explicitly or implicitly for a period of time in exchange for consideration. Control of an underlying asset is conveyed if we obtain the rights to direct the use of and to obtain substantially all of the economic benefit from the use of the underlying asset. Some of our leases include both lease and non-lease components which are accounted for as a single lease component as the Company has elected the practical expedient. Some of the operating lease agreements include variable lease costs, primarily taxes, insurance, common area maintenance or increases in rental costs related to inflation. Substantially all of our equipment leases and some of our real estate leases have terms of less than one year and, as such, are accounted for as short-term leases as we have elected the practical expedient.

Operating leases are included in the right-of-use lease assets, other current liabilities and long-term lease liabilities on the Consolidated Balance Sheet. Right-of-use assets and lease liabilities are recognized at each lease’s commencement date based on the present values of its lease payments over its respective lease term. When a borrowing rate is not explicitly available for a lease, the incremental borrowing rate is used based on information available at the lease’s commencement date to determine the present value of its lease payments. Operating lease payments are recognized on a straight-line basis over the lease term.

F-26

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

The table below presents the lease-related assets and liabilities recorded on the balance sheet.

	As of June 30,
	2025	2024

Assets
Right-of-use asset (1)	$720,000	$720,000
Right-of-use assets (2)	162,092	64,910
Total RoU assets	$882,092	$784,910
Less: Accumulated amortization	(363,717)	(275,428)
	$518,375	509,482

Liabilities
Current:
Operating lease liabilities	$38,311	$24,881
Finance lease liabilities	-	22,323
	38,311	47,204

Finance lease liabilities – assets held for sale	$-	$603,252
Total Current Lease Liabilities	$38,311	650,456

Non-current:
Operating lease liabilities	$91,639	$4,602
Finance lease liabilities	-	86,565
Total Non-current Lease Liabilities	91,639	91,167

Total lease liabilities	$129,950	$741,623

Leases

●	Right-of-use assets: $518,375 and $509,482 as of June 30, 2025 and 2024, respectively

●	Lease liabilities: $129,950 and $741,623 as of June 30, 2025 and 2024, respectively

●	Amortization of right-of-use assets for the years ended June 30, 2025 and 2024: $34,825 and $117,517, respectively

(1)	This leasing arrangement for the lease of the Segama factory amounting to $720,000 is for a lease term of seven (7) years and included an exclusive right and option to purchase the factory site, together with all its right title and interest, for a consideration to be mutually agreed between the parties at any time during the period of two years from the date of the Lease Agreement ended March 1, 2024. The option was not exercised and has lapsed.

There are no corresponding lease liabilities recorded as the lease payments for the entire lease period has been paid upfront upon inception of the agreement.

(2)	The Company through its wholly owned subsidiary VRI entered into various lease arrangements for the use of motor vehicles for lease term of three (3) to four (4) years which expire at various dates through 2029. Certain of the lease arrangements contain option to purchase at an agreed consideration as stated in the respective lease agreement. The Company’s lease agreements do not contain any material restrictive covenants.

The table below presents the information related to weighted average discount rate and the remaining lease term (years) of the operating leases.

	As of June 30,
	2025	2024
Operating leases
Weighted average discount rate	9.00%	18.20%
Weighted average remaining lease term (years)	3.10	1.17
Finance leases
Weighted average discount rate	NA	6.73%
Weighted average remaining lease term (years)	NA	3.66

The accretion of lease liability for the years ended June 30, 2025 and 2024, were $8,023 and $7,471, respectively.

F-27

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

The Company excludes short-term leases (those with lease terms of less than one year at inception) from the measurement of lease liabilities or right-of-use assets. The following tables summarize the lease expense for the years.

	Years ended June 30,
	2025	2024

Finance lease cost:
Interest on lease liabilities (per ASC 842)	$5,368	$45,926

Operating lease cost:
Operating lease expense (per ASC 842)	145,705	131,096

Total lease expense	$151,073	$177,022

Components of Lease Expense

The Company recognizes operating lease expense on a straight-line basis over the term of the operating leases, comprising interest expense determined using the effective interest method, and amortization of the right-of-use asset, as reported within “general and administrative” expense on the accompanying consolidated statement of operations.

Finance lease expense comprises of interest expenses determined using the effective interest method.

Future Contractual Lease Payments as of June 30, 2025

The table below summarizes our (i) minimum lease payments over the next five years, (ii) lease arrangement implied interest, and (iii) present value of future lease payments for the next three years and thereafter ending June 30:

Years ending June 30,	Operating and finance lease amount

2026	48,435
2027	48,435
2028	37,710
Thereafter	15,741
Total minimum lease liabilities payment	150,321
Less: imputed interest	(20,371)

Present value of lease liabilities	$129,950

F-28

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 15 - STOCKHOLDERS’ EQUITY

Authorized Stock

The Company has authorized 10,000,000,000 Common shares and 50,000,000 preferred shares, both with a par value of $0.001 per share. Each Common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Preferred stock outstanding

There are no preferred shares outstanding as of June 30, 2025, and 2024.

Common stock outstanding

As of June 30, 2025 and 2024, the Company had received proceeds and entered into binding subscription agreements for 7,744,445 shares and 21,988,335 shares respectively, that were issued shortly after year-end due to administrative timing. The Company had no remaining substantive performance obligations, and the investors were irrevocably committed to the transactions as of the balance sheet date, with no conditions precedent remaining. These 7,744,445 shares as of June 30, 2025 were subsequently issued in July 2025, and 21,988,335 shares as of June 30, 2024 were subsequently issued in July 2024 and August 2024.

Shares based awards represent unregistered securities and are subject to resale restrictions under Rule 144 of the Securities Act of 1933, as amended.

Stock cancellations and re-issuances

●	On September 8, 2023, the Company, through VRI, entered into a Service and Stock Cancellation Agreement with Steven Sorhus pursuant to the termination of his service resulting in the cancellation of 171,591 shares. The Service Agreement was dated December 1, 2022 for the first tranche of 300,000 shares of Common Stock which were issued at $0.20 per share on December 31, 2022 totaling $60,000.

The cancellation of the shares, were effected via the cancellation of the initial 300,000 shares which was completed on March 28, 2024 and the re-issuance of 128,409 shares of shares of Common Stock on May 24, 2024, to compensate his prior service.

●	On September 8, 2023, the Company, through VRI, entered into a Service and Stock Cancellation Agreement with EMGTA LLC to cancel the Service Agreement dated December 1, 2022, including the cancellation of 375,000 shares of Common Stock that were issued at $0.20 per share on December 31, 2022 totaling $75,000 as consideration for certain services. The cancellation is still in process.

●	On September 12, 2023, the Company, through VRI, entered into a Service and Stock Cancellation Agreement with Y M Tengku Chanela Jamidah Y A M Tengku Ibrahim pursuant to the termination of her service resulting in the cancellation of 333,333 shares. The Service Agreement was dated November 30, 2022 for the first tranche of 500,000 shares of Common Stock which were issued at $0.20 per share on December 31, 2022 totaling $100,000.

The cancellation of the shares were effected via the cancellation of the initial 500,000 shares, which was completed on March 28, 2024 and the re-issuance of 166,667 shares of shares of Common Stock on May 24, 2024, to compensate her prior service.

As such, the total number of cancelled shares of 504,924 shares and the number of shares remaining to be cancelled of 375,000 shares were measured at the grant-date fair value of $0.20 per share as per the original service agreements, and equity was reduced by $175,985 accordingly.

F-29

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Stock issued and stock cancelled to shareholders

●	On November 22, 2023, the Company issued a total of 14,931,624 shares of Common Stock comprising 11,538,461 shares of Common Stock for $1,050,000 at $0.091 per share to five non-U.S. shareholders, 100,000 shares of Common Stock for $10,000 at $0.10 per share to one non-U.S. shareholder, 1,943,163 shares of Common Stock for $176,828 at $0.091 per share to ten U.S. shareholders and 1,350,000 shares of Common Stock for $135,000 at $0.10 per share to nine U.S. shareholders.

●	On December 4, 2023, the Company issued a total of 1,238,889 shares of Common Stock comprising of 850,000 shares of Common Stock for $85,000 at $0.10 per share to four U.S. shareholders and 388,889 shares of Common Stock for $35,000 at $0.09 per share to one U.S. shareholders.

●	On April 12, 2024, shares that were committed to be issued as of March 31, 2024 were fully settled by way of issuance of 2,881,274 shares of Common Stock at $0.108 per share to four non-U.S. shareholders in settlement of $311,178 subscription amounts paid, and issuance of 200,000 shares of Common Stock on April 15, 2024 at $0.091 per share to one U.S. shareholder in settlement of $18,200 subscription amount paid.

●	On April 15, 2024, the Company issued a total of 3,055,555 shares of Common Stock to four U.S. shareholders, in which 2,300,000 shares of Common Stock were issued at $0.10 per share to two U.S. shareholders, 200,000 shares of Common Stock were issued at $0.091 per share to one U.S. shareholder, and 555,555 shares of Common Stock were issued at $0.09 per share to one U.S. shareholder.

●	On July 24, 2024, the Company issued 3,194,443 shares of Common Stock for $287,500 at $0.09 per share to four U.S. shareholders and 6,005,000 shares of Common Stock for $600,500 at $0.10 per share to twenty U.S. shareholders and one non-U.S. shareholder.

●	On August 9, 2024, the Company issued 888,888 shares of Common Stock for $80,000 at $0.09 per share to one U.S. shareholder and 11,840,000 shares of Common Stock for $1,184,000 at $0.10 per share to twenty-three U.S. shareholders and one non-U.S. shareholder.

●	On August 26, 2024, the Company issued 722,221 shares of Common Stock for $65,000 at $0.09 per share to three U.S. shareholders, 3,990,000 shares of Common Stock for $399,000 at $0.10 per share to six U.S. shareholders and two non-U.S. shareholders.

●	On September 16, 2024, the Company issued 222,222 shares of Common Stock for $20,000 at $0.09 per share to one U.S. shareholder and 350,000 shares of Common Stock for $35,000 at $0.10 per share to two U.S. shareholders.

●	On October 16, 2024, the Company issued 800,000 shares of Common Stock for $80,000 at $0.10 per share to three U.S. shareholders.

●	On November 27, 2024, the Company cancelled 450,000 shares of Common Stock that were previously issued to two U.S. shareholders.

●	On January 2, 2025, the Company issued a total of 3,277,775 shares of Common Stock, comprising 2,500,000 shares of Common Stock for $250,000 at $0.10 per share to seven U.S. shareholders and 777,775 shares of Common Stock for $70,000 at $0.09 per share to six U.S. shareholders.

F-30

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

●	On January 6, 2025, the Company cancelled 200,000 Common Shares that were previously issued to two U.S. shareholders.

●	On February 18, 2025, the Company issued a total of 3,905,555 shares of Common Stock, comprising 3,000,000 shares of Common Stock for $300,000 at $0.10 per share to one non-U.S. shareholder, 850,000 shares of Common Stock for $85,000 at $0.10 per share to seven U.S. shareholders and 55,555 shares of Common Stock for $5,000 at $0.09 per share to one U.S. shareholder.

●	On April 22, 2025, the Company cancelled 150,000 Common Shares that were previously issued to one U.S. shareholder.

●	On May 20, 2025, the Company issued 249,999 shares of Common Stock for $24,999.90 at $0.10 per share to one U.S. shareholder and one non-U.S. shareholder.

Stock issued to nonemployees and employees

●	On January 31, 2024, the Company issued 1,000,000 shares of the Company’s Common Stock to Donald R. Fosnacht. See Note 21 Shares Issued to Nonemployees and Employees, Fosnacht Agreement.

●	On July 31, 2024 the Company issued 1,000,000 shares each to Dr. Nam Tran and Dr. Raymond Powell. See Note 21 Shares Issued to Nonemployees and Employees, National Implementation Expert Agreements.

●	On August 8, 2024, the Company issued 700,000 shares of the Company’s Common Stock to Dale Ludwig. See Note 21 Shares Issued to Nonemployees and Employees, Ludwig Agreement.

●	On August 30, 2024, the Company issued 1,350,000 of the Company’s shares of Common Stock to Jeremy P. Concanon. See Note 21 Shares Issued to Nonemployees and Employees, Jeremy P. Concannon Chief Growth Officer.

●	On August 30, 2024, the Company issued 670,000 of the Company’s shares of Common Stock to Eric Bava. See Note 21 Shares Issued to Nonemployees and Employees, Eric Bava Chief Operating Officer.

●	On January 2, 2025, the Company issued 4,656,550 of the Company’s shares of Common Stock to Aegis Ventures Limited. See Note 21 Shares Issued to Nonemployees and Employees, AUM Capital Markets Advisory Agreement.

●	On January 3, 2025, the Company issued 50,000 of the Company’s Common Shares to Hannah Bruehl. See Note 21 Shares Issued to Nonemployees and Employees, Hannah Bruehl-Chief of Staff.

●	On June 1, 2025, the Company issued 350,000 of the Company’s shares of Common Stock to Karl Strahl. See Note 21 Shares Issued to Nonemployees and Employees, Karl Strahl Director.

●	On June 1, 2025, the Company issued 1,500,000 shares of the Company’s Common Stock to Sundeo Pty Ltd, an affiliate designated by C-Twelve. See Note 21 Shares Issued to Nonemployees and Employees, C-Twelve Joint Development and License Agreement.

F-31

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Debt settled in shares

●	On August 16, 2024, the Company issued 9,655,542 shares of the Company’s Common Stock at the price of $0.07 per share to Borneo Oil Berhad in relation to the Settlement of Debts Agreement (the “SDA Agreement”) and a two-year term period Promissory Note entered into with its former indirect wholly-owned subsidiary Champmark Sdn Bhd (“CSB”) and CSB’s creditor Borneo Oil Corporation Sdn Bhd (the “Creditor”) to settle in full a total of $675,888 of CSB’s account payable. On March 13, 2023, the Company and CSB entered into an SDA Agreement and a two-year term period Promissory Note with the Creditor to settle in full a total of $675,888 of CSB’s account payable to the Creditor either in cash or by the issuance of new shares of the Company’s Common Stock at a price of $0.07 per share. As set out in the SDA Agreement, the new shares for settlement of the account payable to the Creditor shall be issued to the Creditor or its nominee. On August 16, 2024, the Company entered into a Supplementary Agreement to the SDA Agreement and Promissory Note with the Creditor to convert the total amount of $675,888 into 9,655,542 shares of the Company’s Common Stock.

Not considering the commitment to cancel shares as above, there were 1,262,680,891 (including 7,744,445 shares which were issued for private placement subsequent to financial year end) and 1,221,346,586 (including 21,988,335 shares which were issued for private placement subsequent to financial year end) shares of Common Stock issued and outstanding at June 30, 2025 and 2024, respectively.

Apart from the Common Stock which was issued as disclosed in Note 22, the Company has no stock option plan, warrants, or other dilutive securities as at June 30, 2025. As of June 30, 2024, 2,700,000 and 670,000 were committed to be issued to nonemployees and one employee respectively.

NOTE 16 - NET LOSS PER SHARE

The following table sets forth the computation of basic and diluted net (loss) income per share for the respective years:

	Years ended June 30,
	2025	2024

Net loss	$(4,782,977)	$(3,187,774)
Less: Net loss attributable to non-controlling interest	36	-
Net loss attributable to Verde Resources, Inc. shareholders	$(4,783,013)	$(3,187,774)

Weighted average common shares outstanding:
- Basic and diluted	1,242,092,192	1,187,606,780

Net loss per share:
- Basic and diluted	$(0.00)	$(0.00)

# less than $0.005

For the years ended June 30, 2025, and 2024, diluted weighted-average common shares outstanding is equal to basic weighted-average common shares, due to the Company’s net loss position. Hence, no Common Stock equivalents were included in the computation of diluted net loss per share since such inclusion would have been antidilutive.

The Company evaluated all share-based awards in accordance with ASC 260 and ASC 718 to determine whether any awards represented contingently issuable shares for purposes of calculating basic and diluted net loss per share. Management considered whether any awards were subject to substantive service, performance, market, forfeiture, repurchase, clawback, or other contingent provisions.

The Company determined that the shares included in weighted-average Common Stock outstanding were legally issued, fully vested, and nonforfeitable upon issuance. Such shares were not subject to substantive service, market, or performance conditions and were not subject to contractual forfeiture, repurchase, clawback, or automatic cancellation provisions. Upon issuance, holders possessed the same rights as all other holders of the Company’s Common Stock, including voting, dividend and other ownership rights, and the shares were not subject to contractual restrictions on ownership, transfer or retention.

Management further considered that the shares were not subject to vesting schedules, repurchase rights, or other contractual mechanisms that would cause the shares to be treated as contingently issuable under ASC 260.

While certain shares were issued in advance of related service periods and compensation expense was recognized over those periods in accordance with ASC 718, management distinguished the accounting treatment of the related compensation expense from the determination of whether the shares were outstanding for purposes of calculating net loss per share. Because the shares were legally issued and outstanding and holders possessed the same rights as all other holders of the Company’s Common Stock, management concluded such shares did not represent contingently issuable shares under ASC 260 and were appropriately included in weighted-average Common Stock outstanding upon issuance.

F-32

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 17 - INCOME TAX

For the years ended June 30, 2025, and 2024, the local (“United States of America”) and foreign components of loss before income taxes were comprised of the following:

	Years ended June 30,
	2025	2024

Tax jurisdiction from:
- Local (US regime)	$(4,845,138)	$(2,444,654)
- Foreign, including
British Virgin Island	472,865	(160,538)
Malaysia	(398,431)	(578,231)
Labuan, Malaysia	(12,309)	(4,239)

Loss before income taxes	$(4,783,013)	$(3,187,662)

The provision for income taxes consisted of the following:

Years ended June 30,
	2025	2024

Current tax:	$-	$-
- Local	-	-
- Foreign	-	-

Deferred tax
- Local	-	-
- Foreign	-	-

Income tax expense (benefit)	$-	$-

The effective tax rate in the years presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate. The Company mainly operates in U.S. and Malaysia that is subject to taxes in the jurisdictions in which they operate, as follows:

United States of America

VRDR, VRI, VerdePlus and VLI are subject to the tax laws of United States of America. The U.S. corporate income tax rate is 21% effective January 1, 2018. The Company’s policy is to recognize accrued interest and penalties related to unrecognized tax benefits in its income tax provision. The Company has not accrued or paid interest or penalties which were not material to its results of operations for the periods presented.

The Company has provided for a full valuation allowance against the deferred tax assets of $2,090,801 on the expected future tax benefits from the net operating loss (“NOL”) carry forwards of $9,956,196 as the management believes it is more likely than not that these assets will not be realized in the future.

Net Operating Losses (NOLs) generated prior to January 1, 2018, are able to be carried forward up to twenty subsequent years. Any NOLs created for tax years subsequent to that may be carried forward indefinitely. However, any NOLs arising from tax years ending after December 31, 2020, can only be used to offset up to 80% of taxable income.

For the years ended June 30, 2025, and 2024, there were no operating income under the applicable U.S. tax regime.

BVI

Under the current BVI law, VRAP is not subject to tax on income.

Labuan

Under the current laws of the Labuan applicable to BRL, income derived from an intellectual property right is subject to tax under the Malaysian Income Tax Act 1967 (ITA) at 24% of its chargeable income. However, BRL is not subject to income tax, given that it was a net loss position during the current period presented. The losses are presently not able to be carried forward to offset against its future operation income as income generating activities have not yet been undertaken.

F-33

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Malaysia

The Company’s subsidiaries, Verde Malaysia and Wision is registered in Malaysia and are subject to the Malaysia corporate income tax at a standard income tax rate of 24% on chargeable income.

The operation in Malaysia incurred $1,041,549 of cumulative net operating losses as of June 30, 2025 which can be carried forward to offset future taxable income. The net operating loss are allowed to be carried forward up to a maximum of ten (10) years of assessments under the current tax legislation in Malaysia. The Company has provided for a full valuation allowance against the deferred tax assets of $249,972 on the expected future tax benefits from the net operating loss (“NOL”) carry forwards as the management believes it is more likely than not that these assets will not be realized in the future.

	Years ended June 30,
	2025	2024

Loss before income taxes	$(398,431)	$(578,231)
Statutory income tax rate	24%	24%
Income tax expense at statutory rate	(95,623)	(138,775)
Non-deductible items	50,953	47,265
Tax losses unable to be carried forward	2,954	1,017
Valuation allowance	41,716	90,493
Income tax expense	$-	$-

The following table sets forth the significant components of the deferred tax assets of the Company:

	As of June 30,
	2025	2024

Deferred tax assets:
Net operating loss carry forwards, from
US tax regime	$2,090,051	$1,439,384
Malaysia tax regime	249,972	205,026
Less: valuation allowance	(2,340,023)	(1,644,410)
Deferred tax assets, net	$-	$-

The Company has recorded valuation allowances for certain tax attribute carry forwards and other deferred tax assets due to uncertainty that exists regarding future realizability. If in the future the Company believes that it is more likely than not that these deferred tax benefits will be realized, the majority of the valuation allowances will be reversed in the consolidated statement of operations. The Company did not have uncertainty tax positions or events leading to uncertainty tax position within the next 12 months.

F-34

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 18 - RELATED PARTY TRANSACTIONS

	For the Years ended
	June 30,
	2025	2024
Related party transactions:
Sales to:
Borneo Eco Food Sdn Bhd (1)	$-	$4,071
SB Resorts Sdn Bhd (2)	$-	$25,441
Rental income:
Mr. Jack Wong (3)	$30,000	$60,000
Professional services provided by:
Warisan Khidmat Sdn Bhd (4)	$-	$17,905
Interest expense paid to:
BOC (5)	$1,738	$13,536
Rental expense paid to:
SB Resorts Sdn Bhd (2)	$3,431	$1,918
Sale of property:
Mr. Jack Wong (3)	$857,500	$-
Settlement of debts by issuance of Company’s Common Stock
BOC (2)	$675,888	$-

Related party balances (other than those disclosed in Note 12 and Note 13)

	As of June 30,
	2025	2024
Accounts payable
Warisan Khidmat Sdn Bhd (4)	$-	$1,484

(1)	Borneo Oil Berhad (“BOB”) is ultimate holding company of Borneo Eco Food Sdn. Bhd., and held 13.4% of the Company’s issued and outstanding Common Stock as of June 30, 2025.

(2)	SB Resorts Sdn Bhd and Borneo Oil Corporation Sdn Bhd (“BOC”) are wholly owned subsidiaries of Borneo Oil Berhad (“BOB”) (holding 13.4% of the Company’s issued and outstanding Common Stock as of June 30, 2025).

(3)	Mr. Jack Wong is the Chief Executive Officer of the Company effective October 1, 2022. By Waiver and Consent of Shareholders, Mr. Jack Wong was re-elected Director of the Company, effective March 30, 2024. This represents sale of the property located at 1138 Wildhorse Parkway Drive, Chesterfield, Missouri 63005 owned by VRI, for a current market value of $857,500. A gain on disposal of $161,156 was recognized as a result of this transaction.

(4)	Warisan Khidmat Sdn. Bhd. is a company whose shareholdings is entirely held by a Director of Verde Malaysia.

(5)	On August 16, 2024, BOC and the Company entered into an arrangement to settle the debt of $675,888 owing to BOC by way of the issuance of 9,655,542 shares of the Company’s Common Stock. The settlement was deemed to be a capital transaction which represented a distribution to an equity holder and therefore was not charged in earnings. Refer Note 13 for further details regarding this transaction.

Apart from the transactions and balances detailed elsewhere in these accompanying consolidated financial statements, the Company has no other significant or material related party transactions during the years presented.

F-35

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 19 - CONCENTRATIONS OF RISKS

The Company is subject to concentrations of credit risk primarily from customers and vendors. Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and accounts receivable. The Company performs ongoing credit evaluations of its customers and generally does not require collateral.

Major customers

For the years ended June 30, 2025 and 2024, the Company had one and two customers, respectively, whose revenue accounted for more than 10% of total revenue.

	Revenue
	June 30, 2025		June 30, 2024
	USD	%	USD	%

Customer A	$125,120	$94%	62,560	$64.8%
Customer B*	-	-	25,441	26.3%

Accounts Receivable Concentration

Accounts receivable concentrations from customers representing more than 10% of total accounts receivable were as follows:

	Account Receivable
	As of June 30,
	2025	2024

Customer A	$187,314	$62,560
Customer B*	$-	$25,441

*	impaired and represents a related party.

Major Vendors

The Company relies on a limited number of vendors for certain materials and services used in its operations.

For the years ended June 30, 2025 and 2024 the Company had one and two vendors respectively, whose purchases accounted for more than 10% of total direct costs included in cost of revenue.

	Direct Costs
	June 30, 2025		June 30, 2024
	USD	%	USD	%

Vendor A	$-	$-%	118,621	45%
Vendor B	$-	$-%	135,200	51%
Vendor C	$8,800	$14%	-	-%

Accounts Payable Concentration

Accounts payable concentrations from vendors representing more than 10% of total accounts payable were as follows:

	Account Payable
	As of June 30,
	2025	2024

Vendor A	$-	$118,621
Vendor B	$-	$-
Vendor C	$8,800	$-

Revenue by Geographic Location

The revenues below are based on the countries in which the Company’s customers are located. Summarized financial information concerning the geographic locations are shown in the following table:

	Years ended June 30,
	2025	2024

Malaysia	$4,782	$34,024
United States of America	128,420	62,560
	$133,202	$96,584

Economic and political risk

The Company’s primary operations are conducted in the U.S. and Malaysia. Accordingly, the political, economic, and legal environments in these jurisdictions, as well as broader macroeconomic conditions may influence the Company’s business, financial condition, and results of operations.

Further, the escalation tensions in the Middle East, including the continuing Russian – Ukraine conflict may impact the global economic situation, which indirectly may impact the Company’s operations.

Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain steady; therefore, there is a possibility that the Company could post the same amount of losses for two comparable periods and because of the fluctuating exchange rate actually post higher or lower profit depending on exchange rate of MYR converted to USD on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

F-36

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 20 - PENSION COSTS

The Company is required to make contribution to their employees under a government-mandated defined contribution pension scheme for its eligible full-times employees in Malaysia. The Company is required to contribute a specified percentage of the participants’ relevant income based on their ages and wages level. During the years ended June 30, 2025, and 2024, $5,275 and $10,064 contributions were made accordingly.

NOTE 21 – SHARES ISSUED TO NONEMPLOYEES AND EMPLOYEES

The Company enters into consulting, employment, and advisory agreements pursuant to which compensation may be paid, in whole or in part, through the issuance of shares of the Company’s Common Stock.

Share-based awards issued under these arrangements are generally structured as separate equity awards with distinct grant dates corresponding to final board approval. Shares are issued as fully vested and nonforfeitable upon grant; however, such awards are often granted in advance of the performance of the related services. For certain arrangements, shares are awarded based on tranches covering varying service periods within the entire service agreement. Each tranche represents a separate share-based award with a distinct grant date.

These awards are legally issued, fully vested and nonforfeitable upon issuance, and the recipients obtain the same ownership rights as all other holders of the Company’s Common Stock. Accordingly, the shares are recorded within stockholders’ equity upon issuance, while the related prepaid share-based compensation is recognized as an asset and amortized over the applicable service period, in accordance with ASC 718, as the related services are received.

If the related services are not completed, the Company evaluates the remaining unamortized prepaid share-based compensation and will reverse amounts associated with unperformed services. In such circumstances, the Company shall seek to negotiate the voluntary cancellation of shares previously issued; however, such shares are not subject to contractual forfeiture, repurchase, or automatic cancellation provisions.

Consulting and Advisory Agreements

Looi Pei See Agreement

On December 15, 2022, the Company entered into a Services Agreement with Looi Pei See (the “Looi Pei See Agreement”) to support the development of retail markets in Malaysia and Singapore.

Under the Looi Pei See Agreement, the Company issued 1,140,000 shares of the Company’s Common Stock on December 31, 2022. The shares had a grant date fair value of $228,000, based on a closing stock price of $ 0.20 per share on December 31, 2022 (date of final board approval and grant date).

The shares were issued in advance of the service period from December 15, 2022 through December 14, 2025. Accordingly, the Company recognizes the related compensation expense over the three-year service period.

During the year ended June 30, 2025, the Company recognized $74,082 of consulting expense related to this agreement, which is included in selling, general and administrative expenses.

Fosnacht Agreement

On October 23, 2023, the Company, through VRI, entered into a Services Agreement (the “Fosnacht Agreement”) with Donald R. Fosnacht to engage him as National Certification and Extensive BCR (Biochar Carbon Removal) Implementation Specialist to develop and implement a comprehensive strategy to obtain national and regional certification and endorsement for carbon net-negative construction products with high biochar content, encompassing asphalt, concrete, and soil stabilization as designated in the Agreement.

F-37

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Under the Fosnacht Agreement, the Company issued 1,000,000 shares of the Company’s Common Stock, on January 31, 2024. The shares had a grant-date fair value of $134,000, based on a closing stock price of $ 0.134 per share on January 31, 2024 (date of final board approval and grant date). The term of the Fosnacht Agreement expired on December 31, 2025.

The shares were issued in advance of the service period through December 31, 2025, and compensation expense is recognized over the service period.

During the year ended June 30, 2025, the Company recognized $61,061 of consulting expense related to this agreement.

National Implementation Expert Agreements

On April 20, 2024 and as amended on June 29, 2024, the Company entered into two Services Agreements (the “NIE Agreements”) with Dr. Nam Tran and Dr. Raymond Powell to serve as National Implementation Experts for VRI, to initiate connections with esteemed asphalt contractors, identify potential partners, explore potential collaborations through their extensive networks in the asphalt industry and recommend strategies to capitalize on emerging opportunities as designated in the NIE Agreements.

Under the NIE Agreements, each consultant is entitled to receive 3,000,000 shares of Common Stock, to be granted in three separate tranches of 1,000,000 shares each corresponding to successive twelve-month service periods beginning May 1, 2024. The term of the NIE Agreements will remain effective until April 30, 2027, and both parties may renew their respective agreement, or enter into a new agreement as may be mutually agreed on terms to be separately negotiated.

The first tranche of 1,000,000 shares for each consultant was approved and issued on July 31, 2024 and had a grant-date fair value of $360,000 per consultant based on a stock price of $0.36 per share on July 31, 2024 (date of final board approval and grant date).

As the second tranche of 1,000,000 shares to Dr. Raymond Powell were only approved and issued on July 1, 2025 (date of final board approval and grant date), the compensation expense for the service period for the two months ended June 30, 2025 was accrued for based on management’s best estimate of the fair value of the stock determined as the stock price as of grant date of $0.095 per share, for a total fair value of $95,000.

As the second tranche for Dr Nam Tran remained to be issued as of June 30, 2025, the accrual for the service period of two months ended June 30, 2025 was based on management’s best estimate of the fair value of 1,000,000 shares as of June 30, 2025, being $100,000, valued at $0.10 per share.

During the year ended June 30, 2025, the Company recognized $632,261 of consulting expenses related to the NIE Agreements, which includes accruals based on best estimate for two months ended June 30, 2025 for the second tranche of 1,000,000 shares each, and is recorded to selling, general and administrative expenses.

Ludwig Agreement

On June 1, 2024 and as amended June 29, 2024, the Company entered into a multi-year Services Agreement with Dale Ludwig (the “Ludwig Agreement”) to serve as a Strategic Advisor to maintain and build strong relationships with policymakers at both state and federal levels, collaborate with Missouri Department of Transportation, build relationships with MAPA members, collaborate with Missouri contractors to encourage the use of the Company’s technologies, identify current biochar producers in Missouri and engage with the Missouri Department of Economic Development.

The agreement provides for the issuance of 2,000,000 shares of Common Stock in three tranches (700,000, 700,000, and 600,000 shares), each representing separate awards corresponding to successive service periods, which begins 11 months from June 1, 2024 and 12 months from May 1, 2025, and May 1, 2026, respectively.

The first tranche of 700,000 shares was approved and issued on August 8, 2024 and had a grant-date fair value of $210,000, based on a stock price of $0.30 per share on August 8, 2024 (date of final board approval and grant date).

F-38

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

As the second tranche for Dale Ludwig remained to be issued as of June 30, 2025, the accrual for the service period of two months ended June 30, 2025 was based on management’s best estimate of the fair value of 700,000 shares as of June 30, 2025, being $70,000, valued at $0.10 per share.

During the year ended June 30, 2025, the Company recognized $202,836 of consulting expense related to the Ludwig Agreement, which includes accruals based on best estimate for two months, and is recorded to selling, general and administrative expenses.

AUM Capital Markets Advisory Agreement

On November 29, 2024, the Company, through VRI entered into a Consulting Services Agreement (the “AUM Agreement”) to engage AUM Media Inc (“AUM”), a Delaware corporation, to provide capital markets advisory, investor relations, and media relations services in connection with the Company’s planned equity financing and anticipated Nasdaq uplisting.

The AUM Agreement provides for:

●	a monthly cash fee of $6,000, and

●	the issuance of 9,313,100 shares (0.75% of the Company’s outstanding shares as of November 29, 2024)

The shares are issuable in two tranches:

●	4,656,550 shares upon execution of the agreement

●	4,656,550 shares upon Nasdaq listing

On January 2, 2025, the Company issued the first tranche of 4,656,550 shares to Aegis Ventures Limited, as designated by AUM.

The 4,656,550 shares had a grant-date fair value of $745,048, based on a grant date of November 29, 2024 and closing stock price of $0.16 per share. The shares were issued in advance of the service period from January 1, 2025 through December 31, 2025, and compensation expense is recognized over the service period.

During the year ended June 30, 2025, the Company recognized $369,462 of consulting expense related to the AUM Agreement and is recorded to selling, general and administrative expenses.

Employee and Director Share Compensation

Eric Bava – Chief Operating Officer

On October 1, 2023, the Company entered into an employment Agreement with Eric Bava, (the “Bava Employment Agreement”, as amended) with the Company’s Chief Operating Officer. The Company agreed to issue 670,000 of the Company’s Common Stock annually to Eric Bava, upon completion of each full year of service under the Bava Employment Agreement, as amended. The term of the Bava Employment Agreement will remain effective until September 30, 2027.

On August 30, 2024, the Company approved and issued 670,000 shares with a grant-date fair value of $181,235, based on a closing stock price of $0.2705 per share on August 30, 2024 (date of final board approval and grant date). These shares were related to service period from October 1, 2023 through September 30, 2024, and the related expense was accrued based on best estimate as of June 2024. The related expense for the year ended June 30, 2025 amounted to $45,556.

Pursuant to the addendum dated August 29, 2025, the grant-date fair value of the share-based compensation for the second year of service was established at $60,000. Prior to the establishment of the grant date, compensation expense was accrued based on management’s estimate of fair value in accordance with ASC 718-10-30-6. Accordingly, $44,877 was recognized over the requisite service period from October 1, 2024 through June 30, 2025.

During the year ended June 30, 2025, the Company recognized $90,433 of compensation expense. The expense is recorded to selling, general and administrative expenses.

F-39

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Jeremy P. Concannon – Chief Growth Officer

On July 31, 2024, VRI entered into Service Agreement with Jeremy P. Concannon, the Company’s Chief Growth Officer of the Company, effective from August 1, 2024 (the “Concannon Services Agreement”).

Pursuant to the Concannon Services Agreement, as amended on September 27, 2024, the Company agreed to issue a total of 4,050,000 shares of the Company’s Common Stock to Jeremy P. Concannon over three tranches of 1,350,000 shares, with each tranche of shares to be issued as compensation for each service period beginning 12 months from August 1, 2024, and 2025, and for 14 months from August 1, 2026, to September 30, 2027, respectively. The term of the Concannon Service Agreement will remain effective until September 30, 2027, and both parties may renew the agreement, or enter into a new agreement as may be mutually agreed on terms to be separately negotiated.

The first tranche of 1,350,000 shares was approved and issued on August 30, 2024, with a grant-date fair value of $365,175, based on a closing stock price of $0.2705 per share on August 30, 2024 (date of final board approval and grant date.

During the year ended June 30, 2025, the Company recognized $334,160 of compensation expense related to the Concannon Agreement, which is recorded to selling, general and administrative expenses. The second tranche of 1,350,000 shares of Common Stock due to be issued to Mr. Concannon on August 31, 2025, has not been issued as of the date of these financial statements.

Hannah Bruehl – Chief of Staff

The Company agreed to issue 50,000 shares of Common Stock to Hannah Bruehl, Chief of Staff of the Company for service period from September 3, 2024 to September 2, 2025, as part of the compensation package in the Employment Agreement signed on September 3, 2024.

The shares were approved and issued on January 3, 2025, and had a grant-date fair value of $9,280, based on a closing stock price of $0.1856 per share on January 3, 2025 (date of final board approval and grant date).

During the year ended June 30, 2025, the Company recognized $7,653 of compensation expense related to this award, which is recorded to selling, general and administrative expenses.

Karl Strahl – Director

On June 1, 2025, the Company approved and issued 350,000 shares of Common Stock to Karl Strahl under a director appointment agreement, dated May 1, 2025, covering the service period May 1, 2025 through April 30, 2026.

The shares had a grant-date fair value of $33,110, based on a stock price of $0.0946 per share on January 3, 2025 (date of final board approval and grant date).

During the year ended June 30, 2025, the Company recognized $5,534 director compensation expense related to this award, which is recorded as selling, general and administrative expenses.

License Agreement

C-Twelve Joint Development and License Agreement

On October 18, 2024, the Company entered into a binding Term Sheet with C-Twelve, pursuant to which C-Twelve agreed to grant the Company: (i) an exclusive license to utilize its proprietary binder and biochar asphalt mixed designs for the production and commercialization of asphalt surfacing-related products within the United States; and (ii) a first right of refusal to extend the exclusive licensing of the Licensed Technology to other countries and territories, subject to terms and conditions to be mutually agreed.

The Term Sheet, originally set to expire on February 28, 2025, was subsequently extended to May 31, 2025. On May 19, 2025, the Company and C-Twelve entered into the definitive Joint Development Agreement, which formalized the licensing and collaboration terms contemplated by the Term Sheet.

In consideration for the rights granted under the C-Twelve Agreement, the Company agreed to issue 1,500,000 shares of the Company’s Common Stock to C-Twelve within thirty (30) business days following the Effective Date. On June 1, 2025, the Company approved and issued 1,500,000 shares to Sundeo Pty Ltd, an affiliate designated by C-Twelve.

The shares had a grant-date fair value of $141,900, calculated based on the Company’s closing stock price of $0.0946 per share on June 1, 2025, which represents the date of final board approval and grant date.

The Company determined that the share issuance represents compensation for services and other performance obligations associated with the arrangement including licensing, development, and collaboration activities. Accordingly, the fair value of the shares is recognized as expense over the service period of May 19, 2025 through May 18, 2035, in accordance with ASC 718.

During the year ended June 30, 2025, the Company recognized $1,671 of licensing expense related to this agreement, which recorded in selling, general and administrative expenses.

F-40

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Unrecognized Stock-Based Compensation

Although shares are generally issued as fully vested upon grant, certain awards are granted in advance of the performance of services. Accordingly, the Company has unrecognized stock-based compensation cost related to services to be rendered in future periods.

As of June 30, 2025 and 2024:

●	Nonemployee awards: $581,338 and $200,666, respectively, to be recognized over a weighted-average period of 3.79 and 1.48, respectively.

●	Employee and director awards: $60,219 and $0, respectively, to be recognized over a weighted-average period of 0.60 and 0, respectively.

There was no income tax benefit recognized in connection with stock-based compensation expenses.

NOTE 22 - COMMITMENTS AND CONTINGENCIES

Future commitments with regards to repayment of lease liabilities are disclosed in Notes 14.

Apart from the above, as of June 30, 2025, the Company had the following commitments:

a) commitment to issue shares of Common Stock to the following service providers on or before October 31, 2025 and 2026, subject to final board approval for the second and third tranches respectively as below, for services to be performed pursuant to the Service Agreements signed with nonemployees as disclosed in Note 15 and Note 21:

Number of shares to be issued
Financial year ended June 30, 2026
Nam Tran	1,000,000
Raymond Powell #	1,000,000
Dale Ludwig	700,000
2,700,000
Financial year ended June 30, 2027:
Nam Tran	1,000,000
Raymond Powell	1,000,000
Dale Ludwig	600,000
2,600,000

#	issued on July 1, 2025.

F-41

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

b) commitment to cancel 375,000 shares of Common Stock pursuant to the Service Agreement signed and Service and Stock Cancellation Agreement as disclosed in Note 15.

c) quarterly committed payments, to be paid in advance of $62,500 for period from July 2025 to September 2026 to support a 3-year Performance Testing Project titled “Structural Capacity of Sustainable Pavement” pursuant to an agreement entered with The National Center for Asphalt Technology at Auburn University (“NCAT”) on June 27, 2024.

d) commitment to issue 4,656,550 shares of Common Stock to Aegis Ventures Limited pursuant to the terms of the consulting services agreement that the Company through its wholly-owned subsidiary Verde Renewables, Inc. entered into with AUM on November 29, 2024, within three days following the Company’s listing on the Nasdaq.

e) commitment to issue shares of Common Stock, comprising of 7,744,445 shares of Common Stock, comprising 4,444,445 shares of Common Stock for $400,000 at $0.09 per share to one non-U.S. shareholder and 3,300,000 shares of Common Stock for $264,000 at $0.08 per share to one non-U.S. shareholder and seven U.S. shareholders and the committed common shares was subsequently issued on July 1, 2025.

f) Commitment to pay C-Twelve the remaining 50% of the sign-on fee or $150,000 on or before September 30, 2025 pursuant to the terms of the C-Twelve Agreement that the Company through its wholly-owned subsidiary Verde Renewables, Inc. entered into with C-Twelve on May 19, 2025. Pursuant to the terms of the C-Twelve Agreement, the Company will also allocate to C-Twelve a royalty equal to three percent (3%) of all future carbon removal credits generated through the use of Verde-C12 IPs, provide a loan to C-Twelve in an amount not less than USD $2,000,000 (the Loan), with interest accruing at the lowest applicable federal rate and pay the Loan to C-Twelve within 30 days following the Company’s successful uplisting from OTC to a National Exchange.

As of June 30, 2025, the Company has no material contingencies.

NOTE 23 - SUBSEQUENT EVENTS

Share Issuances

On July 1, 2025, the Company issued a total of 7,744,445 shares of Common Stock, comprising 4,444,445 shares of Common Stock for $400,000 at $0.09 per share to one non-U.S. shareholder and 3,300,000 shares of Common Stock for $264,000 at $0.08 per share to one non-U.S. shareholder and seven U.S. shareholders.

On July 1, 2025, the Company issued the second tranche of 1,000,000 of the Company’s shares of Common Stock to Dr. Raymond Powell as part of the compensation package in the NIE agreement.

On July 28, 2025, the Company issued a total of 187,500 shares of Common Stock for $15,000 at $0.08 per share to one U.S. shareholder.

On September 12, 2025, the Company issued a total of 5,412,500 shares of Common Stock for $433,000 at a price of $0.08 per share to three non-U.S. shareholders.

Appointment of Director

Effective July 3, 2025, by resolution of the Board, Dr. Raymond Powell was appointed as a member of the board of directors of the Company.

Test Results

In July 2025, Verde Resources Inc. received encouraging preliminary performance results from the National Center for Asphalt Technology (NCAT) regarding its Cold-Mix Biochar-Asphalt test section at NCAT’s Test Track—installed in December 2024. After approximately 50,000 equivalent single axle loads (ESALs) of heavy truck traffic, the asphalt surface remained flexible and demonstrated consistent durability, particularly under low-volume roadway conditions, as confirmed by NCAT’s Assistant Director for Test Track Research, Mr. Nathan Moore. This demonstration marks the world’s first deployment of a carbon-sequestering asphalt material engineered to maintain competitive strength and flexibility for road applications. Verde announced this milestone in a press release on July 28, 2025.

F-42

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

In September 2025, NCAT’s latest evaluation of Verde’s cold recycling mix using 100% RAP further validated the testing results of our proprietary formulation. Laboratory testing conducted in accordance with ASTM D6927 (Marshall Stability and Flow), ASTM D6931 (Indirect Tensile Strength), and AASHTO T283 (Moisture Susceptibility) demonstrated that Verde’s cold-recycled mix not only meets but exceeds industry specifications for cold-recycled asphalt. Results showed superior cohesion, high TSR, and retained stability compared to standard cold mix benchmarks, validating its strength, durability, and moisture resistance.

Addendum to C-Twelve Agreement

Effective October 8, 2025, the Company entered into an addendum to the Joint Development Agreement (the “C-Twelve Addendum”) with C-Twelve pursuant to which (i) C-Twelve approved the Company’s entry into the License Agreement with Ergon, (ii) the exclusive territory granted to Verde under the Joint Development Agreement is expanded to comprise the United States of America (including all states, territories, and regions thereof), Canada and Mexico, (iii) the Company agreed to pay an additional $1 million in exclusive licensing fees for the expanded territories of Canada and Mexico, which shall be paid concurrently with the $2 million loan previously agreed upon under the Joint Development Agreement (the “C-Twelve Loan”) and (iv) the Company agreed to a potential conditional fee payment to C-Twelve in 2027 based on agreed to minimum amounts of liters of Verde 24 which the Company may purchase from C-Twelve. The Company is required to fund the C-Twelve Loan and the additional $1 million fee to C-Twelve (the proceeds of which are expected to be used by C-Twelve in part to enhance its Verde 24 manufacturing capability) within thirty (30) days of closing of a transaction in which our Common Stock becomes listed on a U.S. national exchange, provided that if such funding is not achieved by July 31, 2026, C-Twelve shall have the right, on ten (10) business days’ notice, to hold us in breach of the Joint Development Agreement.

Ergon License

On October 10, 2025, Verde Renewables entered into a license agreement with Ergon, pursuant to which the Company has granted Ergon an exclusive, non-transferable license to use, manufacture, commercialize, market, sell and distribute any product that contains or is manufactured or formed by Ergon using the Company’s proprietary cold mix biochar asphalt emulsifying agent, Verde V24, in the United States (including its territories), Canada and Mexico, in exchange for Ergon agreeing to purchase Verde V24 from the Company at a fixed price (which is inclusive of all fees associated with the license, but subject to consumer price index adjustments) for use in Ergon’s asphalt road materials products.

The Company has agreed with Ergon to an initial fifteen (15) month “go-to-market period”, during which there will be no minimum purchase requirements for Ergon’s purchases of Verde V24. For each calendar year beginning January 1, 2027, Ergon has agreed to negotiate with the Company in good faith towards the establishment of possible minimum purchase amounts based on certain customary factors. The Company has also agreed with Ergon that if minimum purchase amounts are agreed to for any given calendar year, the Company and Ergon will agree in good faith to new minimum purchase amounts for each subsequent year, subject to consideration of customary factors.

The Company has also agreed to provide Ergon with forty percent (40%) of its share of the carbon removal credits generated from the mixing of the final carbon sequestering BioAsphalt™ surface material, so long as:

(a) the carbon removal credits are generated from bulk mixing or packaged mixed product, and

(b) the mixing of the final BioAsphalt™ surface material includes biochar purchased from the Company.

The Ergon License additionally grants Ergon the right to use the Company’s trademarks and access to ongoing technical services to facilitate the monitoring, reporting, and verification process of each ton of carbon dioxide sequestered.

The term of the Ergon License is ten (10) years, with an automatic renewal for additional ten (10) year periods, subject to a minimum of six (6) months’ notice of cancellation prior to renewal. The Ergon License may be terminated in the event of non-payment of amounts due, initiation of bankruptcy proceedings, or under other customary terms. Additionally, Ergon may terminate the Ergon License upon sixty (60) days’ prior written notice in the event that our Chief Executive Officer, Jack Wong, or our Chief Operating Officer, Eric Bava, are removed from their respective positions with the Company for reasons other than termination for cause or voluntary resignation. The Ergon License additionally contains provisions regarding confidentiality, indemnification, and representations and warranties of the parties that are customary for such an agreement.

Entry into Non-binding Term Sheet for an Equity Financing

On October 10, 2025, the Company entered into a non-binding term sheet with Ergon for a $2 million investment by Ergon in the Company.

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before consolidated financial statements are issued, the Company has evaluated all events or transactions that occurred after June 30, 2025, up through the date the Company issued the audited consolidated financial statements.

F-43

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 24 – REVISIONS OF PRIOR-YEAR COMPARATIVE AMOUNTS

During the preparation of the consolidated financial statements for the year ended June 30, 2025, management identified errors in the classification of certain share-based compensation arrangements and equity balances in the previously issued consolidated financial statements for the year ended June 30, 2024. As a result, the Company has revised certain prior-year comparative amounts to correct these errors.

The Company evaluated these adjustments in accordance with ASC 250-10-45-22 through 45-26 and concluded that the revision was required to correct errors in the application of ASC 718, specifically related to the classification of certain equity-related balances.

Management determined that certain share-based compensation arrangements for which the service inception period had commenced, but the grant-date criteria under ASC 718 had not yet been established, were previously presented within stockholders’ equity. Under ASC 718, when the grant date has not occurred but services have begun, the related cost attribution should be recognized as a liability until the grant-date criteria are satisfied. Accordingly, the Company has revised the comparative balance sheet as of June 30, 2024 to reclassify the related accrued share-based compensation amounts from stockholders’ equity to current liabilities. In addition, the Company adjusted the presentation of certain equity-related accounts to reflect their appropriate classification in accordance with U.S. GAAP.

The Company further evaluated whether the identified errors were material to the previously issued financial statements in accordance with ASC 250 and Staff Accounting Bulletin No. 99. Based on this evaluation, the Company determined that the errors were not material, either individually or in the aggregate, to the prior period financial statements and did not materially impact trends in results of operations, compliance with regulatory requirements, or key financial metrics. Accordingly, the Company concluded that a revision of prior period financial statements (commonly referred to as a “little r” revision) was appropriate and has revised the prior period financial statements in the current filing to correct these errors and enhance transparency.

Equity and Share-Based Compensation Presentation

(i) Certain balances previously presented as Common Stock to be issued were combined with Common Stock issued in the consolidated statements of changes in stockholders’ equity to reflect issued share capital on a consistent basis.

(ii) Balances previously presented as Common Stock to be cancelled and Common Stock subject to forfeiture were reclassified within APIC to appropriately reflect their nature as equity adjustments, for issued fully vested and non-forfeitable stocks issued, which were mutually agreed to be cancelled as of the year end.

(iii) Share-based compensation arrangements for which the service inception period had commenced but the grant-date criteria under ASC 718 had not yet been met were previously presented within stockholders’ equity. Management determined that the related cost attribution should be presented as a current liability until the grant-date criteria are satisfied. Accordingly, these balances have been reclassified from stockholders’ equity to current liabilities in the consolidated balance sheet as of June 30, 2024.

The revisions described above had no impact on previously reported net loss, earnings per share, total assets, or total cash flows. However, it resulted in changes to the classification and presentation of certain line items within the consolidated balance sheet and consolidated statements of changes in stockholders’ equity.

F-44

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Summary of Restated Comparative Amounts (June 30, 2024)

Consolidated balance sheet line item	As previously reported	Revisions	As revised

Accrued share-based compensation for nonemployee	$-	$139,191	$139,191
Accrued share-based compensation for employee	$-	135,679	135,679
Total current liabilities	$2,478,231	$275,659	$2,753,890
Total liabilities	$2,569,398	$275,659	$2,845,057

Common stock	$1,199,358	$21,988	$1,221,346
Common stock to be issued	$22,887	$(22,887)	$-
Common stock to be cancelled	$(375)	$375	$-
Additional paid-in capital	$49,921,380	$(274,346)	$49,647,034
Total equity	$37,591,140	$(274,870)	$37,316,270
Total equity and liabilities	$40,160,538	$789	$40,161,327

Consolidated statements of changes in stockholders’ equity line item

	Common stock		Common stock to be	Common stock to be	Additional paid-in
	No. of shares	Amount	issued	cancelled	capital	Total
Shares issued for private placement
- As previously reported	22,662,899	$22,663	$-	$-	$2,128,544	$2,151,207
- Revisions	21,988,333	$21,988	$-	$-	$2,145,012	$46,818,232
- As revised	44,651,232	$44,651	$-	$-	$4,273,556	$48,969,439
Shares to be issued for private placement
- As previously reported	21,988,335	$-	$21,988	$-	$2,145,012	$2,167,000
- Revisions	(21,988,335)	$-	$(21,988)	$-	$(2,145,012)	$(2,167,000)
- As revised	-	$-	$-	$-	$-	$-
Common stock subject to forfeiture
- As previously reported	-	$-	$-	$(1,175)	$(175,105)	$(176,280)
- Revisions	-	$-	$-	$1,175	$175,105	$176,280
- As revised	-	$-	$-	$-	$-	$-
Shares cancelled

- As previously reported	(800,000)	$800	$-	$800	$-	$-
- Revisions	295,076	$295	$-	$(800)	$(175,480)	$(175,985)
- As revised	(504,924)	$(505)	$-	$-	$(175,480)	$(175,985)
Shares to be issued to service providers
- As previously reported	397,108	$-	$397	$-	$138,794	$139,191
- Revisions	(397,108)	$-	$(397)	$-	$(138,794)	$(139,191)
- As revised	-	$-	$-	$-	$-	$-
Shares to be issued to employee
- As previously reported	501,580	$-	$502	$-	$135,177	$135,679
- Revisions	(501,580)	$-	$(502)	$-	$(135,177)	$(135,679)
- As revised	-	$-	$-	$-	$-	$-
Reissued shares previously cancelled to service providers
- As previously reported	295,076	$295	$-	$-	$-	$295
- Revisions	(295,076)	$(295)	$-	$-	$-	$(295)
- As revised	-	$-	$-	$-	$-	$-
Balance as of June 30, 2024
- As previously reported	1,222,245,276	$1,199,358	$22,887	$(375)	$49,921,380	$37,591,140
- Revisions	(898,690)	$21,988	$(22,887)	$375	$(274,346)	$(274,870)
- As revised	1,221,346,586	$1,221,346	$-	$-	$49,647,034	$37,316,270

F-45

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Summary of Restated Comparative Amounts (June 30, 2024)

The revised presentation reflects the correction of classification errors described above, as well as related adjustments to improve the consistency and comparability of the Company’s financial statement presentation between periods.

In connection with the revisions, the Company made the following adjustments to the presentation of certain line items in the consolidated financial statements as of and for the year ended June 30, 2024:

(i)	The Company reclassified certain related party balances within the consolidated balance sheet to reflect their appropriate classification.

(ii)	The Company reclassified prepaid share-based compensation related to nonemployees to a separate financial statement line item within assets on the consolidated balance sheet to enhance transparency and consistency of presentation.

(iii)	The Company reclassified certain cash flow amounts related to leases within the consolidated statements of cash flows to conform to the current year presentation.

As a result of the above adjustments, comparative amounts for the year ended June 30, 2024 have been revised to reflect the correction of classification errors and to conform to the current year presentation.

Consolidated balance sheet line item	As previously reported	Revisions	As revised

Accounts receivables	$65,960	$789	$66,749
Prepaid share-based compensation-nonemployees	$-	$135,144	$135,144
Prepayments	$222,173	$(200,666)	$26,507
Total current assets	$3,494,419	$(64,733)	$3,429,686

Prepaid share-based compensation-nonemployees	$-	$65,522	$65,522
Total non-current assets	$36,666,119	$65,522	$36,731,641
Total assets	$40,160,538	$789	$40,161,327

Accounts payable	$92,250	$(717)	$91,533
Other payables	$517,189	$(56,177)	$461,012
Amount due to related parties	$327,867	$57,683	$385,550
Total current liabilities	$2,478,231	$275,659	$2,753,890
Total liabilities	$2,569,398	$275,659	$2,845,057

The revisions of the consolidated statements of cash flows includes the correction of classification errors related to certain lease-related cash flows, which were previously misclassified between operating and financing activities. These amounts have been reclassified in accordance with the appropriate guidance under ASC 842, Leases. This correction did not impact the total net change in cash for the period.

Consolidated statements of cash flows line item	As previously reported	Revisions	As revised

Operating lease expense	$45,926	$(17,686)	$28,240
Repayment of operating lease liabilities	$-	$(28,240)	$(28,240)
Total cash flows from operating activities	$(2,042,064)	$(45,926)	$(2,087,990)

Lease interest paid	$(45,926)	$45,926	$-
Total cash flows from financing activities	$4,081,720	$45,926	$4,127,646

In addition, certain narratives within the notes to the consolidated financial statements included in this Amendment No. 1 on Form 10-K/A have been updated to enhance presentation, formatting, consistency, and disclosure clarity, including updates made in response to SEC Staff comments. These revisions did not result in any changes to the Company’s previously reported assets, liabilities, stockholders’ equity, results of operations, net cash flows, or net loss per share.

F-46

VERDE RESOURCES, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	March 31, 2026	June 30, 2025
ASSETS		Audited
Current assets:
Cash and cash equivalents	$2,129,576	$1,021,112
Short-term investments	-	1,276,484
Accounts receivable	465,029	188,415
Inventories	287,045	284,561
Amount due from related party	-	100
Prepaid share-based compensation-nonemployees	140,604	455,291
Prepayments	85,154	46,605
Other receivables and deposits	9,675	15,647
	3,117,083	3,288,215

Assets held for sale	4,000	4,000

Total current assets	3,121,083	3,292,215

Non-current assets:
Property, plant and equipment, net	1,478,370	1,574,984
Right of use assets, net	407,069	518,375
Intangible assets	33,665,611	33,503,771
Deposits paid	80,000	80,000
Prepaid share-based compensation- nonemployees	187,829	126,047

Total non-current assets	35,818,879	35,803,177

TOTAL ASSETS	$38,939,962	$39,095,392

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$54,423	$55,092
Other payables	350,125	545,963
Deposit and accrued liabilities	48,483	371,837
Accrued share-based compensation for nonemployee	4,750	44,288
Accrued share-based compensation for employee	78,271	44,877
Current portion of operating lease liabilities	40,877	38,311
Amount due to a director	3,033	209,640
Amounts due to related parties	295,457	324,974

Total current liabilities	875,419	1,634,982

Non-current liabilities:
Operating lease liabilities, net of current portion	60,658	91,639

Total non-current liabilities	60,658	91,639

TOTAL LIABILITIES	936,077	1,726,621

Commitments and contingencies	-	-

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 50,000,000 shares authorized, none-issued and outstanding	-	-
Common stock, $0.001 par value; 10,000,000,000 shares authorized; 1,302,942,407 and 1,262,680,891 issued and outstanding as of March 31, 2026 and June 30, 2025	1,302,942	1,262,680
Additional paid-in capital	57,553,229	54,530,117
Accumulated other comprehensive loss	(222,369)	(160,809)
Accumulated deficit	(20,627,172)	(18,263,181)
	38,006,630	37,368,807
Non-controlling interest	(2,745)	(36)
Stockholders’ equity	38,003,885	37,368,771

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$38,939,962	$39,095,392

See accompanying notes to unaudited condensed consolidated financial statements.

F-47

VERDE RESOURCES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Three months ended March 31,		Nine months ended March 31,
	2026	2025	2026	2025
Revenue, net	$460,005	$697	$466,953	$128,690

Cost of revenue	296,093	155	298,314	59,303

Gross profit	163,912	542	168,639	69,387

Operating expenses:
Selling, general and administrative expenses	814,904	1,170,355	2,830,308	4,369,233
Other operating expenses	59,000	46,457	172,137	152,273
Total operating expenses	873,904	1,216,812	3,002,445	4,521,506

LOSS FROM OPERATION	(709,992)	(1,216,270)	(2,833,806)	(4,452,119)

Other income (expense):
Interest expense	-	(1,343)	-	(102,703)
Rental income	-	4,100	-	38,200
Gain from insurance claims	-	-	-	481,513
Unrealized foreign exchange gain	24,617	43,808	276,351	320,488
Gain on disposal of property, plant and equipment	-	2,488	-	163,644
Gain on forgiveness of debts	162,266	-	162,266	-
Interest income	9,666	21,533	21,489	60,342
Other income (expense)	374	(696)	7,000	4,641
Total other income, net	196,923	69,890	467,106	966,125

LOSS BEFORE INCOME TAXES	(513,069)	(1,146,380)	(2,366,700)	(3,485,994)

Income tax expense	-	-	-	-

NET LOSS	(513,069)	(1,146,380)	(2,366,700)	(3,485,994)

Net loss attributable to non-controlling interest	(9)	(9)	(2,709)	(36)
Net loss attributable to Verde Resources Inc., shareholders	(513,060)	(1,146,371)	(2,363,991)	(3,485,958)

	$(513,069)	$(1,146,380)	$(2,366,700)	$(3,485,994)

Other comprehensive loss:
Foreign currency adjustment loss	(13,899)	(9,717)	(61,560)	(48,739)

COMPREHENSIVE LOSS	$(526,968)	$(1,156,097)	$(2,428,260)	$(3,534,733)
Net loss per share, basic and diluted	$0.00	$0.00	$0.00	$0.00
Weighted average common stock outstanding, basic and diluted (revised)	1,300,484,563	1,250,825,325	1,283,714,014	1,238,271,472

See accompanying notes to unaudited condensed consolidated financial statements.

F-48

VERDE RESOURCES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Currency expressed in United States Dollars (“US$”))

	Nine months ended March 31,
	2026	2025
		(revised)
Cash flows from operating activities:
Net loss	$(2,366,700)	$(3,485,994)

Adjustments to reconcile net loss to net cash used in operating activities
Depreciation of property, plant and equipment	170,611	194,347
Amortization	77,143	77,143
Stock-based compensation-nonemployee	708,367	997,468
Stock-based compensation-employee	128,913	294,012
Stock-based compensation-director	24,855	-
Finance cost interest element of promissory notes (non-cash)	-	84,718
Operating lease expense	42,310	27,214
Impairment on property	-	137,632
Impairment on assets held for sale	-	5,867
Gain on forgiveness of debts	(162,266)	-
Unrealized foreign exchange gain	(276,351)	(320,488)
Gain from insurance claim	-	(481,513)
Loss from disposal of asset held for sale	-	2,876
Gain on disposal of property, plant and equipment	-	(163,644)
Changes in operating assets and liabilities:
Accounts receivable	(276,547)	(121,401)
Other receivables (deposits)	6,496	(51,237)
Prepayments	(38,549)	(10,130)
Inventories	1,299	31,358
Accounts payables	(3,000)	(11,408)
Accrued liabilities and other payables	(397,911)	(8,643)
Advances (to) from director	(206,319)	327,169
Advances from (to) related parties	943	(89,390)
Repayment of operating lease liabilities	(36,319)	(27,214)
Net cash used in operating activities	(2,603,025)	(2,591,258)

Cash flows from investing activities:
Proceeds from disposal of assets held for sale	-	943,300
Proceeds from disposal of property, plant and equipment	-	947,015
Proceeds from insurance recoveries	-	541,221
Withdrawal of short-term investments, net	1,276,484	250,000
Purchase of property, plant and equipment	-	(361)
Net cash provided by investing activities	1,276,484	2,681,175

Cash flows from financing activities:
Repayments of lease liabilities	-	(712,140)
Repayments of bank loan	-	(211,440)
Proceeds from issuance of common stock	2,448,000	1,319,000
Cash outflow arising from cancellation of common stock	-	(65,000)
Net cash provided by financing activities	2,448,000	330,420

Net cash provided by operating, investing and financing	1,121,459	420,337

Foreign currency translation adjustment	(12,995)	(10,111)

Net change in cash and cash equivalents	1,108,464	410,226

CASH AND CASH EQUIVALENTS, AT BEGINNING OF PERIOD	1,021,112	279,137

CASH AND CASH EQUIVALENTS, AT END OF PERIOD	$2,129,576	$689,363

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$16,247

SUPPLEMENTAL NONCASH DISCLOSURE:
Shares issuance for employee compensation	$18,000	$294,012
Promissory note to related party settled by Company’s common stock	$-	$675,888

See accompanying notes to unaudited condensed consolidated financial statements.

F-49

VERDE RESOURCES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF
CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE THREE AND NINE MONTHS ENDED MARCH 31, 2026

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Common stock		Additional paid-in	Accumulated other comprehensive	Accumulated	Non controlling	stockholders’
	No. of shares	Amount	capital	loss	losses	interest	equity

Balance as of July 1, 2025	1,262,680,891	$1,262,680	$54,530,117	$(160,809)	$(18,263,181)	$(36)	$37,368,771

Shares issued for private placement	30,543,876	30,544	2,417,456	-	-	-	2,448,000
Share based compensation to employee	-	-	32,642	-	-	-	32,642
Share based compensation to director	-	-	16,691	-	-	-	16,691
Shares issued to service provider	1,000,000	1,000	94,000	-	-	-	95,000
Net loss for the period	-	-	-		(1,850,931)	(2,700)	(1,853,631)
Foreign currency translation adjustment	-	-	-	(47,661)	-	-	(47,661)

Balance as of December 31, 2025	1,294,224,767	$1,294,224	$57,090,906	(208,470)	$(20,114,112)	$(2,736)	$38,059,812
Share based compensation to director	-	-	8,164	-	-	-	8,164
Shares issued to employee	1,122,624	1,123	61,754	-	-	-	62,877
Shares issued to service provider	7,595,016	7,595	392,405	-	-	-	400,000
Net loss for the period	-	-	-	-	(513,060)	(9)	(513,069)
Foreign currency translation adjustment	-	-	-	(13,899)	-	-	(13,899)

Balance as of March 31, 2026	1,302,942,407	1,302,942	57,553,229	(222,369)	(20,627,172)	(2,745)	38,003,885

See accompanying notes to unaudited condensed consolidated financial statements.

F-50

VERDE RESOURCES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF
CHANGES IN STOCKHOLDERS’ EQUITY (REVISED)

FOR THE THREE AND NINE MONTHS ENDED MARCH 31, 2025

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Common stock		Additional paid-in	Accumulated other comprehensive	Accumulated	Non controlling	Total stockholders’
	No. of shares	Amount	capital	loss	losses	interest	equity

Balance as of July 1, 2024	1,221,346,586	$1,221,346	$49,647,034	$(71,906)	$(13,480,204)	$-	$37,316,270

Shares issued for private placement	9,302,214	9,302	894,698	-	-	-	904,000
Shares issued to service provider	7,356,550	7,356	1,667,692	-	-	-	1,675,048
Shares issued to employee	2,070,000	2,070	243,245	-	-	-	245,315
Shares issued as settlement of promissory notes	9,655,542	9,656	666,232	-	-	-	675,888
Share based compensation to employee	-	-	92,044	-	-	-	92,044
Shares cancelled	(450,000)	(450)	(44,550)				(45,000)
Net loss for the period	-	-	-	-	(2,339,587)	(27)	(2,339,614)
Foreign currency translation adjustment	-	-	-	(39,022)	-	-	(39,022)

Balance as of December 31, 2024	1,249,280,892	1,249,280	53,166,395	(110,928)	(15,819,791)	(27)	38,484,929

Shares issued for private placement	4,088,888	4,089	410,911		-	-	415,000
Share based compensation to employee	-	-	92,331	-	-	-	92,331
Shares cancelled	(200,000)	(200)	(19,800)				(20,000)
Net loss for the period	-	-	-	-	(1,146,371)	(9)	(1,146,380)
Foreign currency translation adjustment	-	-	-	(9,717)	-	-	(9,717)

Balance as of March 31, 2025	1,253,169,780	1,253,169	53,649,837	(120,645)	(16,966,162)	(36)	37,816,163

See accompanying notes to unaudited condensed consolidated financial statements.

F-51

VERDE RESOURCES, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED MARCH 31, 2026 AND 2025

(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 1 - ORGANIZATION AND BUSINESS BACKGROUND

Core Business & Technology Overview

Verde Resources, Inc. was incorporated under the laws of the state of Nevada on April 22, 2010.

The Company is a road construction and building materials company offering proprietary, environmentally sustainable materials, designed to drive innovations that enhance sustainability and advance environmental stewardship. By integrating biochar, a carbon sequestering material and performance enhancer, the Company aims to facilitate the industry’s transition toward lower-emission infrastructure solutions. The Company believes its approach reduces greenhouse gas (“GHG”) emissions, optimizes the use of native soils and recycled materials, accelerates installation timelines, improves operational efficiency, and reduces overall project costs. The Company’s strategic focus has shifted toward the commercialization of its biochar asphalt technology through its wholly owned subsidiary, Verde Renewables Inc. (“Verde Renewables”). As part of this initiative, the Company has collaborated with the National Center for Asphalt Technology (“NCAT”) to deploy and evaluate its biochar asphalt technology at the NCAT test track. This endeavor is intended to validate the technology’s performance characteristics, environmental sustainability attributes, and potential to support the generation of carbon removal and avoidance credits.

Environmental Attributes and Carbon Credits

Puro.earth, a crediting platform for durable carbon removal, has officially registered the Company as a Carbon Removal Credit supplier as part of its Accelerate program. This registration was formalized through a platform agreement signed in April 2023. The Company’s endeavors are positioned to potentially create additional revenue opportunities through the generation of carbon removal credits (“CORCs”). The Company believes that the generation of CORCs and the demand for CORCs incentivizes the broader adoption of climate technologies and enables the Company to supply these credits to companies seeking to offset their carbon footprint in pursuit of net-zero objectives. Simultaneously, this approach creates the potential for an additional and substantial revenue stream for the Company.

In addition, on March 9, 2026, the Company engaged with Isometric (a leading certifier of carbon removal) in connection with the audit and verification of the Company’s BioFraction™ facility in Borneo to support the production of biochar and the potential generation of carbon removal credits associated with the use of engineered carbon in the Company’s road technologies. The Company views Isometric as a complementary carbon registry and methodology provider alongside Puro.earth and believes maintaining relationships with multiple registries may support future commercialization and expansion efforts across North America and other international markets.

Technology Development and Validation

On June 27, 2024, the Company entered into an agreement with NCAT at Auburn University to undertake a 3-year Performance Testing Project titled “Structural Capacity of Sustainable Pavement” (the “Project”). The Project, led by Dr. Nam Tran, Associate Director and Research Professor at NCAT, involved a comprehensive performance testing on the NCAT Test Track in Opelika, Alabama. This facility, sponsored by various state Departments of Transportation (DOTs) and in partnership with the Minnesota Road Research Facility (MnROAD), is dedicated to advancing sustainable pavement technologies. Success in this Project is expected to drive widespread adoption of a net-zero road construction blueprint by DOTs across the United States and the federal DOT. The Project commenced on June 24, 2024, and includes ongoing field demonstrations, performance evaluations and laboratory testing of the Company’s cold-mix BioAsphalt™ technologies at NCAT. The Project is expected to conclude on September 30, 2027, with the first draft of the final report expected in Spring 2027.

As part of the Project, in December 2024, in collaboration with C-Twelve Pty Ltd, a corporation incorporated in Western Australia (“C-Twelve”), the Company successfully demonstrated its biochar-asphalt technology utilizing C-Twelve’s proprietary emulsion at the NCAT test track in Auburn, Alabama. The Project showcased the ability to retrofit an existing asphalt plant to produce cold-mix biochar asphalt under winter conditions without the use of heat, solvents, or odors, resulting in an estimated 50% increase in installation efficiency compared to conventional methods.

The demonstration sequestered approximately eight (8) tons of carbon, verified and certified under Puro.earth in collaboration with Oregon Biochar Solutions, a related party of the Company through Karl Strahl, Chief Operating Officer of Oregon Biochar Solutions, who was appointed as a director of the Company in May 2025. This achievement marked what the Company believes to be the world’s first carbon removal credits generated through asphalt production and installation. The credits, issued and sold in April 2025, were pre-purchased by one of the world’s largest financial institutions focused on Carbon Dioxide Removals (“CDRs”). The Company refers to this integrated model of combining low-carbon materials, operational efficiency, and verified carbon removal credit generation as the “Verde Net Zero Blueprint.”

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As part of the ongoing Project evaluation, in July 2025, the Company received encouraging preliminary performance results from NCAT regarding its BioAsphalt™ test section installed in December 2024 at NCAT’s Test Track. After approximately 50,000 equivalent single axle loads (ESALs) of heavy truck traffic, the asphalt surface remained flexible and demonstrated consistent durability, particularly under low-volume roadway conditions, as confirmed by NCAT’s Assistant Director for Test Track Research, Mr. Nathan Moore, providing early validation of the technology’s performance.

Further, as part of the Project, NCAT’s September 2025 evaluation of the Company’s cold recycling mix using 100% reclaimed asphalt pavement (“RAP”) further validated the results of its proprietary formulation. Laboratory testing conducted in accordance with ASTM D6927 (Marshall Stability and Flow), ASTM D6931 (Indirect Tensile Strength), and AASHTO T283 (Moisture Susceptibility) demonstrated that the Company’s cold-recycled mix not only meets but exceeds industry specifications for cold-recycled asphalt. Results showed superior cohesion, high tensile strength ratio (“TSR”), and retained stability compared to standard cold mix benchmarks, supporting its strength, durability, and moisture resistance. This demonstration represents the first deployment of a carbon sequestering asphalt material engineered to maintain competitive strength and flexibility for road applications.

Strategic Collaborations

On August 14, 2024, the Company entered into a Memorandum of Understanding (the “NPI MOU”) with Nature Plus Inc. (“NPI”) to formalize the collaboration on the NCAT Project referred to above and explore subsequent business opportunities arising from the successful completion of the Project. The Project involved the application of TerraZyme technology for the stability of subgrade and base layers, with the overarching goal of advancing road construction methodologies. The testing of the efficacy and exploration of potential applications of the TerraZyme technology at NCAT is still underway as of the date of this Quarterly Report.

Under the NPI MOU, the Company and NPI agreed to jointly develop mixed designs and materials incorporating biochar, aimed at enhancing performance and promoting carbon sequestration. The NPI MOU shall be effective until December 31, 2026, or until replaced by a subsequent distributor agreement. Upon the completion of the Project, if successful, the Company and NPI intend to continue the collaboration on future initiatives, including soil stabilization and material development, carbon removal credits, certification and compliance, and exclusive rights to distributing TerraZyme.

On October 16, 2024, the Company formed a new subsidiary, VerdePlus Inc. (“VerdePlus”), a Missouri corporation in partnership with NPI for the purpose of conducting business on the production of low-carbon building materials by integrating the Company’s expertise and the innovative intellectual property of NPI. The Company and NPI owned 55% and 45% of VerdePlus, respectively.

The Company’s current priority is the successful commercialization of its technology in North America, and if that commercialization is successful, the Company intends to introduce the same blueprint in Southeast Asia. Ongoing discussions with PLUS Malaysia, the country’s largest highway operator, as well as discussions with the Economic Development Board (“EDB”) and Land Transport Authority (“LTA”) of the Republic of Singapore, signal a growing demand for biochar in the region. This demand, coupled with the certification, could enable the Company’s BioFraction™ facility in Borneo to secure a reliable client and resume normal operations in Malaysia with the potential for significant scale-up over time.

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Licensing and Commercial Agreements

C-Twelve License

On October 18, 2024, the Company entered into a binding Term Sheet with C-Twelve granting the Company (i) an exclusive license to utilize C-Twelve’s proprietary binder and biochar asphalt mixed designs (the “Licensed Technology”) for the production and commercialization of asphalt surfacing-related products (the “End Products”) within the United States of America and (ii) the first right of refusal to extend the exclusive licensing of the Licensed Technology to other countries and territories subject to terms and conditions to be mutually agreed upon.

Subsequently on May 19, 2025, the Company and C-Twelve entered into a definitive agreement, namely the Joint Development Agreement (“C-Twelve Agreement”) which provides for a 10 year license commencing May 19, 2025.

Effective October 8, 2025, the Company entered into an addendum to the C-Twelve Agreement (the “C-Twelve Addendum”) with C-Twelve pursuant to which (i) C-Twelve approved the Company’s entry into the License Agreement with Ergon (as described below), (ii) the exclusive territory granted to the Company under the C-Twelve Agreement is expanded to comprise the United States (including all states, territories, and regions thereof), Canada and Mexico, (iii) the Company agreed to pay an additional $1 million in exclusive licensing fees for the expanded territories of Canada and Mexico, which shall be paid concurrently with the $2 million loan previously agreed upon under the C-Twelve Agreement (the “C-Twelve Loan”) and (iv) the Company agreed to a potential conditional fee payment to C-Twelve in 2027 based on agreed minimum amounts of liters of Verde V24 which the Company may purchase from C-Twelve. The Company is required to fund the C-Twelve Loan and the additional $1 million fee to C-Twelve (the proceeds of which are expected to be used by C-Twelve in part to enhance its Verde V24 manufacturing capability) within thirty (30) days of closing of a transaction in which the Company’s common stock becomes listed on a U.S. national exchange, provided that if such funding is not achieved by July 31, 2026, C-Twelve shall have the right, on ten (10) business days’ notice, to hold the Company in breach of the C-Twelve Agreement.

Ergon License

On October 10, 2025, Verde Renewables entered into the Ergon License, pursuant to which the Company granted Ergon an exclusive, non-transferable license to use, manufacture, commercialize, market, sell and distribute any product that contains or is manufactured or formed by Ergon using the Company’s proprietary cold mix biochar asphalt emulsifying agent, Verde V24, (which the Company exclusively licenses in North America from C-Twelve) in the United States (including its territories), Canada and Mexico, in exchange for Ergon agreeing to purchase Verde V24 from the Company at a fixed price (which is inclusive of all fees associated with the license, but subject to consumer price index adjustments) for use in Ergon’s asphalt road materials products.

The Company has agreed with Ergon to an initial fifteen (15) month “go-to-market period”, during which there will be no minimum purchase requirements for Ergon’s purchases of Verde V24. For each calendar year beginning January 1, 2027, Ergon has agreed to negotiate with the Company in good faith towards the establishment of possible minimum purchase amounts based on certain customary factors. The Company has also agreed with Ergon that if minimum purchase amounts are agreed to for any given calendar year, the Company and Ergon will agree in good faith to new minimum purchase amounts for each subsequent year, subject to consideration of customary factors.

The Company has also agreed to provide Ergon with forty percent (40%) of its share of the carbon removal credits generated from the mixing of the final carbon sequestering BioAsphalt™ surface material, so long as:

(a) the carbon removal credits are generated from bulk mixing or packaged mixed product, and

(b) the mixing of the final BioAsphalt™ surface material includes biochar purchased from the Company.

The Ergon License additionally grants Ergon the right to use the Company’s trademarks and access to ongoing technical services to facilitate the monitoring, reporting, and verification process of each ton of carbon dioxide sequestered.

The term of the Ergon License is ten (10) years, with an automatic renewal for additional ten (10) year periods, subject to a minimum of six (6) months’ notice of cancellation prior to renewal. The Ergon License may be terminated in the event of non-payment of amounts due, initiation of bankruptcy proceedings, or under other customary terms. Additionally, Ergon may terminate the Ergon License upon sixty (60) days’ prior written notice in the event that our Chief Executive Officer, Jack Wong, or our Chief Operating Officer, Eric Bava, are removed from their respective positions with the Company for reasons other than termination for cause or voluntary resignation.

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Biochar Solutions LLC

On March 14, 2026, Verde Renewables Inc., a wholly owned subsidiary of Verde Resources Inc., entered into a supply agreement with Biochar Solutions LLC to formalize and expand their existing collaboration into a structured commercial supply and intellectual property framework. Under this agreement, Biochar Solutions LLC will manufacture, supply, distribute, and white label engineered biochar for incorporation into Verde’s products, supporting both performance and carbon credit generation objectives. The agreement is intended to serve as the foundation for a binding long term commercial arrangement governing biochar supply, joint technology development, and carbon credit revenue sharing between the parties. Following an initial operating period, both parties intend to evaluate the commercial performance of the relationship and may update or modify the terms of the agreement based on operational experience and market conditions.

Commercial Activity

On February 10, 2026, the Company received its first two purchase orders from Ergon for the Company’s proprietary, licensed cold mix biochar asphalt emulsifying agent, Verde V24, the sale of which occurred during the quarter ending March 31, 2026. The gross revenue generated from these purchase orders was approximately $460,000 and the related receivable was fully collected from Ergon in April 2026. This event represents the Company’s first commercial transaction following the execution of its 10-year exclusive licensing agreement with Ergon in October 2025 and is the first step in the Company and Ergon’s combined go to market strategy for the Company’s cold mix BioAsphaltTM in North America.

Geographic Expansion

On March 30, 2026, the Company established Verde Resources Asia Pacific Pte. Ltd., a private company limited by shares incorporated under the laws of the Republic of Singapore and a wholly owned subsidiary of the Company. The subsidiary’s primary activity is research and experimental development in biotechnology (excluding medical sciences).The establishment of Verde Resources Asia Pacific Pte. Ltd. follows several months of discussions with the EDB and LTA of the Republic of Singapore and advances the Company’s previously stated strategy to license its Net Zero Blueprint and related technologies globally, beginning with Singapore as its Asia Pacific headquarters. This initiative is expected to support the future generation and trading of carbon removal credits and serve as a foundation for the Company’s expansion across the region.

Corporate Structure Changes

Pursuant to an Intellectual Property Transfer Agreement dated October 15, 2025, Bio Resources Limited (“BRL”), a wholly owned subsidiary of the Company, transferred to Verde Resources Asia Pacific Limited (“VRAP”), another wholly owned subsidiary of the Company, all rights, title and interest in the intellectual property known as Catalytic Biofraction Process at its carrying value of $30,192,771 as of that date. Following the completion of the transfer, BRL was administratively dissolved by being struck off the registers of the Labuan Financial Services Authority on October 19, 2025.

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As of March 31, 2026, the Company has the following subsidiaries:

Company name	Place of incorporation	Principal activities and place of operation	Effective interest held

Verde Resources Asia Pacific Limited (“VRAP”)	British Virgin Islands	Investment holding	100%

Verde Resources (Malaysia) Sdn Bhd (“Verde Malaysia”)	Malaysia	Manufacturing and distribution of renewable agricultural commodities, and provision of consultation services related thereto	100%

Verde Renewables, Inc.	State of Missouri	Trading of building materials and management of a processing and packaging facility	100%

VerdePlus Inc.	State of Missouri	Production of low-carbon building materials	55%

Verde Life Inc. (“VLI”)	State of Oregon	Development of health and wellness products formulated with natural plant extracts derived from crops cultivated using biochar.	100%

The Wision Project Sdn Bhd (“Wision”)	Malaysia	Digital innovation, marketing & consulting service, PR, branding, influencer marketing, event management and media relations services	100%

Verde Estates LLC (“VEL”)	State of Missouri	Holding real property	100%

Verde Resources Asia Pacific Pte. Ltd. (“VRAPPL”)	Republic of Singapore	Research and experimental development on biotechnology (excluding medical science)	100%

* Bio Resources Limited (“BRL”), a former subsidiary of the Company, was administratively dissolved by being struck off the registers of the Labuan Financial Services Authority, effective October 19, 2025.

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NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited condensed consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying unaudited condensed consolidated financial statements and notes.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements, which include the accounts of the Company and those of its wholly owned subsidiaries and variable interest entities, are unaudited and have been prepared on a basis substantially consistent with the Company’s audited financial statements and notes as of and for the year ended June 30, 2025 included in the Company’s Annual Report on Form 10-K (the “2025 Form 10-K”). These unaudited condensed consolidated financial statements are prepared in conformity with accounting principles generally accepted (“GAAP”) in the United States of America (“U.S. GAAP”) and follow the requirements of the SEC for interim reporting. In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments (consisting only of adjustments of a normal and recurring nature) considered necessary for a fair statement of its financial position, operating results and cash flows for the periods presented. The condensed consolidated balance sheet at June 30, 2025 has been derived from audited consolidated financial statements, but does not contain all of the footnote disclosures from the 2025 Form 10-K. The results of the Company’s operations for any interim period are not necessarily indicative of the results of the Company’s operations for any other interim period or for a full fiscal year. The statements should be read in conjunction with the audited consolidated financial statements and related notes included in the 2025 Form 10-K as filed with SEC on October 23, 2025.

Use of Estimates and Assumptions

The preparation of unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the years presented. Significant accounting estimates reflected in the Company’s condensed consolidated financial statements include the useful lives of plant and equipment, impairment of long-lived assets (including intangible assets), allowance for expected credit losses, revenue recognition, share based compensation, classification of warrants, deferred taxes and uncertain tax position.

The inputs into the management’s judgments and estimates consider the geopolitical tension, inflationary and high-interest rate environment and other macroeconomic factors on the Company’s critical and significant accounting estimates. Actual results could differ from these estimates.

Basis of Consolidation

The unaudited condensed consolidated financial statements include the financial statements of Verde Resources, Inc. and its subsidiaries. All significant inter-company balances and transactions within the Company and its subsidiaries have been eliminated upon consolidation. The Company accounts for acquisitions in accordance with guidance found in Accounting Standards Codification (“ASC”) 805, Business Combinations. The guidance requires consideration given, including contingent consideration, assets acquired, and liabilities assumed to be valued at their fair market values at the acquisition date.

Segment Reporting

During the fiscal year ended June 30, 2025, the Company reassessed its segment reporting conclusions in accordance with ASC Topic 280 and determined that it operates as a single operating and reportable segment. This reassessment reflects changes in how the business is managed and how financial information is reviewed by the Company’s Chief Operating Decision Maker (“CODM”).

The Company’s CODM is the Chief Executive Officer, who reviews financial information on a consolidated basis, including revenue, operating expenses and net income (loss), when evaluating operating performance and allocating resources. The CODM uses net income (loss) as the primary measure of performance and uses revenue as the primary measure for allocating resources.

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This conclusion reflects the increased integration of the Company’s operations, including centralized decision-making, shared resources, and alignment of strategic objectives across the organization. In prior periods, the Company had evaluated its operations as potentially comprising multiple segments based on earlier organizational structures and the CODM had used sales and operating income (loss) as the primary measures of segment profit or loss to assess performance and make resource allocation decisions. The CODM assessed those metrics and compared actuals to budgeted and forecasted values to evaluate segment operating performance and allocate resources to the operating segments.

As a result of these changes, management now evaluates performance and allocates resources on a consolidated basis.

This change did not impact the Company’s consolidated financial statements but may affect the comparability of segment-related disclosures between periods. See Note 4 – Business Segment Information for additional information.

Concentration of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents, short-term investments and accounts receivable. The Company maintains its cash and cash equivalents and short-term investments with high-credit-quality financial institutions. At times, such balances may exceed federally insured limits. The Company monitors the creditworthiness of financial institutions and counterparties and believes its exposure to credit risk is not significant.

Risks and Uncertainties

The Company’s operations in the supply of net zero road constructions and building materials are subject to significant risks and uncertainties, including financial, operational, technological, and other risks associated with a production operation for renewable commodities, including the potential risk of business failure.

Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash in banks, money market funds, which are readily convertible to known amounts of cash and that mature within three months or less from the date of purchase, which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company had $2,129,576 and $1,021,112 in cash and cash equivalents at March 31, 2026 and June 30, 2025.

At March 31, 2026, and June 30, 2025, cash and cash equivalents consisted of petty cash on hand and cash in banks.

Short-Term Investments

Deposits held for investments that are not debt securities are included in short-term investments in the unaudited condensed consolidated balance sheets. Investments in short-term investments with original maturities of more than three months but remaining maturities of less than one year are considered short-term investments. Investments held with the intent to reinvest or hold for longer than a year, or with remaining maturities of one year or more, are considered long-term investments.

Accounts Receivable

Accounts receivable are recognized and carried at amortized cost. The Company maintains an allowance for expected credit loss to provide for the estimated number of receivables that will not be collected. The Company considers several factors in its estimate of the allowance, including knowledge of a client’s financial condition, its historical collection experience, and other factors relevant to assessing the collectability of such receivables. Bad debts are written off against allowances. An allowance for doubtful accounts will be recorded in the period when a loss is probable based on an assessment of specific evidence indicating troubled collection, historical experience, accounts aging, ongoing business relation and other factors. Accounts are written off after exhaustive efforts at collection. If accounts receivable are to be provided for, or written off, they would be recognized in the unaudited condensed consolidated statement of operations within operating expenses. As of March 31, 2026, and June 30, 2025, the longest credit term for certain customers are 30 to 90 days.

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At March 31, 2026, and June 30, 2025, there has been no allowance for expected credit loss for accounts receivable, and for other receivables, the allowance for expected credit loss amounted to $34,728 and $33,939 respectively. There was no allowance for expected credit loss for the three and nine months ended March 31, 2026 and 2025.

Expected Credit Loss

The Company accounts for expected credit losses in accordance with ASU No. 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASC Topic 326 requires entities to use a current expected credit loss (“CECL”) methodology to estimate lifetime expected credit losses for certain financial assets measured at amortized cost, including accounts receivable and other financial instruments. The CECL methodology generally results in earlier recognition of credit losses than the previous incurred loss model.

The Company maintains an allowance for expected credit losses based on a combination of quantitative and qualitative factors, including historical loss experience, customer-specific credit risk, aging of receivables, current economic conditions and reasonable and supportable forecasts of future conditions.

Management applies significant judgment in identifying relevant risk factors, evaluating the impact of macroeconomic conditions, including inflation, interest rates and geopolitical uncertainty, and determining the appropriate expected loss rates. Changes in these assumptions or economic conditions could materially affect the timing and amount of credit loss provisions recognized in future periods.

No allowance for expected credit losses on accounts receivable was recognized during the nine months ended March 31, 2026 and 2025.

Inventories

Inventories are stated at the lower of cost or market value (net realizable value), with cost being determined on a first-in-first-out method. Cost of raw materials include cost of materials and incidental costs in bringing the inventory to its current location. Costs of finished goods, on the other hand include material, labor and overhead costs. The Company provides inventory allowances based on excess and obsolete inventories determined principally by customer demand.

As of March 31, 2026, and June 30, 2025, there was no write down and no write off of inventories.

Property, Plant and Equipment

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful life
Plant and machinery	5-10 years
Office equipment	3 years
Computers	5 years
Motor vehicles	5 years
Furniture and fittings	5 years
Renovation	10 years

The estimated useful lives and depreciation methodology reflect management’s judgment based on historical experience, the nature of the assets, anticipated usage, and technological and economic factors. The Company periodically reviews the estimated useful lives of its property, plant and equipment and revises such estimates when events or changes in circumstances indicate that the estimates may no longer be appropriate.

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and improvements that substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any resulting gain or loss is recognized in the unaudited condensed consolidated statements of income (loss) and other comprehensive income (loss) in other income or expenses.

The Company also evaluates property, plant and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. See Note 8 for details of property, plant and equipment and related depreciation expense.

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Intangible Assets and Impairment of Long-Lived Assets

The Company accounts for intangible assets in accordance with ASC Topic 350, Intangibles—Goodwill and Other, and accounts for impairment of long-lived assets in accordance with ASC Topic 360, Impairment or Disposal of Long-Lived Assets.

Intangible assets acquired from third parties are initially measured at fair value. Indefinite-lived intangible assets are not amortized and are evaluated for impairment at least annually, or more frequently if events or changes in circumstances indicate that the asset may be impaired.

In accordance with ASC Topic 360, Impairment or Disposal of Long-Lived Assets, the Company evaluates long-lived assets, including property, plant and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. Recoverability is assessed by comparing the carrying amount of the asset or asset group to the estimated undiscounted future cash flows expected to result from the use and eventual disposition of the asset. If the carrying amount exceeds the estimated undiscounted future cash flows, an impairment loss is recognized based on the excess of the carrying amount over the asset’s fair value.

To evaluate indefinite-lived intangible assets for impairment under ASC Topic 350, Intangibles—Goodwill and Other, the Company may first perform a qualitative assessment to determine whether it is more likely than not that the fair value of the asset is less than its carrying amount. Alternatively, the Company may bypass the qualitative assessment and perform a quantitative impairment test. The qualitative assessment considers factors including business performance, market conditions, macroeconomic trends, strategic plans, recent market transactions and projected future cash flows.

If a quantitative assessment is performed, the fair value of the indefinite-lived intangible asset is compared to its carrying amount. Fair value is generally determined using discounted cash flow models, appraised values or other valuation techniques, as appropriate, and requires management to make significant estimates and assumptions, including projected revenues, operating margins, future cash flows and discount rates. If the carrying amount exceeds fair value, an impairment loss is recognized for the excess carrying value.

These estimates are inherently subjective and sensitive to changes in assumptions and market conditions. Actual results or changes in estimates could result in material impairment charges in future periods. See Note 9 for details of intangible assets and related impairment write offs.

Assets Held for Sale

The Company classifies assets as held-for-sale (“disposal group”) in the period when all of the relevant criteria to be classified as held for sale are met. These criteria include management’s commitment to sell the disposal group in its present condition and the sale being deemed probable of being completed within one year. Assets held for sale are reported at the lower of their carrying value or fair value less cost to sell. The fair values of disposal groups are estimated using accepted valuation techniques, including indicative listing prices. The Company considers historical experience, guidance received from third parties, and all information available at the time the estimates are made to derive fair value. Any loss resulting from the measurement is recognized in the period when the held for sale criteria are met. The Company assesses the fair value of a disposal group, less any costs to sell, each reporting period it remains classified as held for sale and reports any subsequent changes as an adjustment to the carrying value of the disposal group, as long as the new carrying value does not exceed the initial carrying value of the disposal group. Assets held-for-sale are not amortized or depreciated.

Revenue Recognition

The Company accounts for revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers (“ASC Topic 606”), which establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers.

The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfils its obligations under each of its agreements:

●	identify the contract with a customer;

●	identify the performance obligations in the contract;

●	determine the transaction price;

●	allocate the transaction price to performance obligations in the contract; and

●	recognize revenue as the performance obligation is satisfied.

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Revenue is recognized when the Company satisfies its performance obligation under the contract by transferring the promised product to its customer that obtains control of the product and collection is reasonably assured. A performance obligation is a promise in a contract to transfer a distinct product or service to a customer. Most of the Company’s contracts have a single performance obligation, as the promise to transfer products or services is not separately identifiable from other promises in the contract and, therefore, not distinct. Accordingly, the transaction price is allocated in its entirety to the single performance obligation and recognized upon its fulfilment.

The Company considers customer order confirmations, whether formal or otherwise, to be a contract with the customer. In determining the transaction price, the Company evaluates whether the price is subject to refund or adjustment to determine the net consideration to which the Company expects to be entitled.

The Company also follows the guidance provided in ASC 606, Revenue from Contracts with Customers, for determining whether the Company is the principal or an agent in arrangements with customers that involve another party that contributes to the provision of goods to a customer. In these instances, the Company determines whether it has promised to provide the goods itself (as principal) or to arrange for the specified goods to be provided by another party (as an agent). This determination is a matter of judgment that depends on the facts and circumstances of each arrangement. As such, the Company derives its revenue from the sale of products and services in its role as a principal.

Rental income

Rental income is recognized on a straight-line basis over the term of the respective lease agreement.

Cost of Revenue

Cost of revenue consists primarily of the cost of goods sold, which are directly attributable to the sales of products.

Leases

The Company determines if an arrangement is a lease or contains a lease at inception. Operating lease liabilities are recognized based on the present value of the remaining lease payments, discounted using the discount rate for the lease at the commencement date. The Company uses rate implicit in the lease to determine the present value of future lease payments to determine the present value of future lease payments. Operating lease right-of-use (“ROU assets”) assets represent the Company’s right to control the use of an identified asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets are generally recognized based on the amount of the initial measurement of the lease liability. Lease expense is recognized on a straight-line basis over the lease term. For lease terms of twelve months or fewer, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities.

ROU assets are reviewed for impairment when indicators of impairment are present. ROU assets from operating and finance leases are subject to the impairment guidance in ASC Topic 360, Property, Plant, and Equipment, as ROU assets are long-lived non-financial assets.

ROU assets are tested for impairment individually or as part of an asset group if the cash flows related to the ROU assets are not independent from the cash flows of other assets and liabilities. An asset group is the unit of accounting for long-lived assets to be held and used, which represents the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities.

The Company recognized no impairment of ROU assets as of March 31, 2026, and June 30, 2025.

The operating lease is included in operating lease right-of-use assets and operating lease liabilities as current and non-current liabilities in the unaudited condensed consolidated balance sheets as of March 31, 2026, and June 30, 2025.

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Leases that transfer substantially all the rewards and risks of ownership to the lessee, other than legal title, are accounted for as finance leases. Substantially all of the risks or benefits of ownership are deemed to have been transferred if any one of the five criteria is met: (i) transfer of ownership to the lessee at the end of the lease term, (ii) the lease containing a bargain purchase option, (iii) the lease term exceeding 75% of the estimated economic life of the leased asset, (iv) the present value of the minimum lease payments exceeding 90% of the fair value and (v) the underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term. At the inception of a finance lease, the Company as the lessee records an asset and an obligation at an amount equal to the present value of the minimum lease payments. The leased asset is amortized over the shorter of the lease term or its estimated useful life if title does not transfer to us, while the leased asset is depreciated in accordance with our depreciation policy if the title is to eventually transfer to us. The periodic rent payments made during the lease term are allocated between a reduction in the obligation and interest element using the effective interest method in accordance with the provisions of ASC Topic 842.

Income Taxes

The Company adopted the ASC Topic 740, Income tax provisions of paragraph 740-10-25-13, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the unaudited condensed consolidated financial statements. Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the unaudited condensed consolidated financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

In assessing the realizability of deferred tax assets, management evaluates both positive and negative evidence, including projected future taxable income, tax planning strategies, recent financial performance, economic trends and potential changes in tax laws. Judgment is required in determining whether valuation allowances are necessary and adjustments to such valuation allowances could materially impact income tax expense or benefit in future periods. See Note 17 for details related to income taxes.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the ASC Topic 740 provisions of Section 740-10-25 for the three and nine months ended March 31, 2026 and 2025.

Foreign Currencies Translation

The Company’s reporting currency is the United States dollar (“US$”) and the accompanying unaudited condensed consolidated financial statements have been expressed in United States dollars. The Company and its subsidiaries in the United States have functional currency of US$ whereas the functional currency of the Company’s subsidiaries in Malaysia is Malaysian Ringgit (“MYR”). The functional currencies represent the primary currencies of the economic environment in which the respective companies’ operations are conducted.

Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the unaudited condensed consolidated statement of operations.

For reporting purposes, in accordance with ASC Topic 830 “Translation of Financial Statements”, capital accounts of the unaudited condensed consolidated financial statements are translated into United States dollars from MYR at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of balance sheet date. Income and expenditures are translated at the average exchange rate of the respective year. The gains and losses resulting from translation of financial statements subsidiaries to the reporting currency are recorded as a separate component of accumulated other comprehensive income (loss) within the statements of changes in stockholder’s equity.

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Translation of MYR into U.S. dollars has been made at the following exchange rates for the following periods:-

	March 31, 2026	March 31, 2025
Period-end MYR:US$ exchange rate	0.24806	0.22551
Average period MYR:US$ exchange rate	0.24390	0.22696

Comprehensive Income (Loss)

ASC Topic 220, Comprehensive Income, establishes standards for reporting and display of comprehensive income (loss), its components and accumulated balances. Comprehensive income (loss) as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive loss, as presented in the accompanying unaudited condensed consolidated statements of changes in stockholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive loss is not included in the computation of income tax expense or benefit.

Non-controlling Interest

The Company accounts for non-controlling interest in accordance with ASC Topic 810-10-45, which requires the Company to present non-controlling interests as a separate component of total shareholders’ equity on the unaudited condensed consolidated balance sheets and the unaudited condensed consolidated net loss attributable to the non-controlling interest being clearly identified and presented on the face of the unaudited condensed consolidated statements of operations and comprehensive loss.

Net Loss per Share

The Company calculates net loss per share in accordance with ASC Topic 260, Earnings per Share. Basic loss per share is computed by dividing the net loss by the weighted-average number of shares of common stock outstanding during the period. Diluted net loss per share is computed similarly to basic net loss per share, except that the denominator is increased to include the number of additional shares of common stock that would have been outstanding if the potential common stock equivalents had been issued, if dilutive.

The Company’s share-based awards consist of shares of common stock that are legally issued, fully vested, and nonforfeitable upon grant. Accordingly, such shares are included in the weighted-average shares outstanding from the date of issuance, and there are no unvested or forfeitable awards requiring separate consideration in the calculation of basic or diluted net loss per share.

For the three and nine months ended March 31, 2026 and 2025, diluted weighted-average shares of common stock outstanding is equal to basic weighted average shares of common stock, due to the Company’s net loss position. Hence no common stock equivalents were included in the computation of diluted net loss per shares since such inclusion would have been antidilutive.

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Stock Cancellation and Reissuance Policy

In certain circumstances, after the Company grants fully vested and nonforfeitable share-based awards to nonemployees, the Company may enter into mutual agreements with the recipients to cancel shares associated with services not yet performed or no longer expected to be performed under the applicable arrangements. In such instances, the Company evaluates the substance of the arrangement in accordance with ASC 718-10-25-2 and ASC 718-10-35-1, which require that compensation cost be recognized based on the goods or services received. In accordance with ASC 718-10-45-3, the grant date fair value of these awards are initially recognized as prepaid share-based compensation, which is recognized as compensation expense over the period in which the related goods or services are received. When mutual agreements are concluded to cancel shares associated with services which are not performed or are no longer expected to be performed, the Company reverses the remaining balance of the prepaid share-based compensation, which represents the value of services not yet performed. There are no reversals of previously recognized share-based compensation expense relating to services already performed under the applicable arrangements.

Treasury Stock Policy

The Company may also, if required, cancel shares of its common stock that have been repurchased or otherwise reacquired, including shares acquired through share repurchase programs. Canceled shares are retired and removed from the issued and outstanding share count in accordance with applicable corporate law and the Company’s Articles of Incorporation.

Upon cancellation, the par value of the shares is deducted from common stock, and any excess of repurchase cost over the par value is charged against additional paid-in capital (APIC) or retained earnings, as applicable. If the original issuance price is not known or determinable, the cost is first charged to APIC to the extent available, with any remaining amount charged to retained earnings.

The Company accounts for reissuance of treasury shares in accordance with ASC 505-30 – Equity: Treasury Stock. Treasury shares may be reissued for various purposes, including the settlement of employee equity awards, acquisitions, or other corporate purposes.

If treasury shares are reissued:

●	The proceeds received upon reissuance are credited to treasury stock at the cost of the shares.

●	Any difference between the reissuance price and the cost of the treasury shares is recorded as an adjustment to APIC.

○	If the reissuance price exceeds the cost, the excess is credited to APIC.

○	If the reissuance price is less than the cost and APIC related to treasury stock transactions is insufficient to absorb the difference, the remainder is charged to Retained Earnings.

The Company uses the cost method to account for treasury stock transactions. Reissued shares are included in the number of shares issued and outstanding as of the date of reissuance.

As of the date of this Quarterly Report, there have been no Treasury Stock purchases by the Company.

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Stock Based Compensation Policy

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC Topic 718, Compensation—Stock Compensation, which requires the measurement and recognition of compensation expense for all share-based payment arrangements related to the acquisition of goods and services from both employees and nonemployees based on the fair value of the awards at grant date.

Grant Date and Measurement

The grant date represents the date on which all key terms and conditions of the award are approved and understood by both the Company and the recipient, which generally corresponds to the date of final board approval. The fair value of share-based awards is measured based on the closing market price of the Company’s common stock on the grant date.

The Company considers stock-based compensation to be a significant accounting estimate due to the judgment involved in determining the grant date, estimating the fair value of awards, evaluating the timing and recognition of compensation expense and assessing the substance of certain share-based arrangements. Because the Company issues common stock awards that are measured based on the market price of its common stock at the grant date, changes in the timing of grant approvals, service periods and the Company’s stock price, may impact the amount and timing of compensation expense recognized in future periods.

Fully Vested and Nonforfeitable Awards

The Company issues shares that are fully vested and nonforfeitable upon grant, and the Company does not retain the ability to cancel such shares. For these awards, the recipient has an unconditional right to the shares at the grant date.

When such awards are issued to nonemployees in advance of the receipt of goods or services, the Company records prepaid share-based compensation at the grant date in accordance with ASC 718-10-45-3. The prepaid amount represents the fair value of the goods or services to be received and is recognized as compensation expense over the period in which the related goods or services are received.

For employee awards, when shares are issued in advance of the receipt of services, the Company does not recognize a prepaid asset. Instead, consistent with ASC 718-10-25 and ASC 718-10-35, compensation cost is recognized over the requisite service period as the services are rendered.

Awards Without an Established Grant Date

For certain share-based payment arrangements, the service inception date precedes the establishment of the grant date. In such cases, compensation cost is recognized based on the best estimate of the fair value of the Company’s common stock at each reporting period until the grant date is established, with a corresponding liability recorded in accordance with ASC 718.

Once the grant date is established, the cumulative compensation cost is adjusted to reflect the grant-date fair value of the award.

Recognition of Compensation Expense

Share-based compensation cost is recognized over the requisite service period for employee awards and over the service period for nonemployee awards.

Presentation Considerations

Awards that are fully vested and nonforfeitable are included in shares issued and outstanding at the grant date.

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Accordingly:

●	for nonemployees - APIC, together with shares issued, is recognized at the grant date fair value of the awards, with a corresponding increase in prepaid share-based compensation, which is recognized as compensation expense over the period in which the related goods or services are received; and

●	for employees - APIC is recognized to the extent that, together with shares issued, reflect the compensation cost for the requisite service period rendered as of the reporting date. Any remaining unrecognized compensation cost is recorded in APIC over the remaining requisite service period.

The impact of such awards on earnings per share is evaluated in accordance with ASC 718-10-45-1.

Stock-Based Compensation Expense

During the three and nine months ended March 31, 2026, the Company recognized share-based compensation expense as follows:

●	Nonemployees: $106,384 and $708,367, respectively.

●	Employees: $10,848 and $128,913, respectively.

●	Directors: $8,164 and $24,855, respectively.

During the three and nine months ended March 31, 2025, the Company recognized share-based compensation expense as follows:

●	Nonemployees: $451,609 and $997,468, respectively.

●	Employees: $92,331 and $294,012, respectively.

In addition, the Company recorded $83,021 and $89,165 as accrued compensation cost for share-based arrangements for which the grant date had not yet been established as of March 31, 2026 and June 30, 2025, respectively.

Retirement Plan Costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expenses in the accompanying statements of operation as the related employee service are provided.

Related Parties

The Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825-10-15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

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The unaudited condensed consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income (loss) statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income (loss) statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitments and Contingencies

The Company follows the ASC 450-20, Contingencies, to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s unaudited condensed consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Warrant

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC Topic 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC Topic 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of our control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

Equity-classified

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of equity at the time of issuance. Warrants classified as equity instruments are initially recognized at fair value within APIC and are not subsequently remeasured. The warrants have been assessed to meet the requirements for equity classification and accounted for as equity. Upon exercise of the warrants, the Company will record the proceeds received, together with the carrying value of the warrants, as an increase to common stock and APIC. Warrants that expire unexercised will be derecognized with no impact on the statement of operations.

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Liability-classified

For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as liabilities at their initial fair value on the date of issuance and are remeasured at each reporting date until settlement. Changes in fair value is recognized as a component of change in fair value of warrant liability in the condensed consolidated statements of operations and as a non-cash gain or loss in the condensed consolidated statement of comprehensive loss. Transaction costs allocated to warrants that are presented as a liability are immediately expensed in the consolidated statements of operations and comprehensive loss.

No liability classified warrants have been issued as of March 31, 2026.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a framework for measuring fair value in generally accepted accounting principles (GAAP) and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 of the FASB Accounting Standards Codification are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and cash equivalents, short-term investments, loan and fee receivable, prepayments and other receivables, amounts due from related parties, accrued liabilities and other payables, loans payable, amounts due to related parties approximate their fair values because of the short maturity of these instruments.

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Recent Accounting Pronouncements

During the nine months ended March 31, 2026, there have been no new, or existing, recently issued accounting pronouncements that are of significance, or potential significance, that impact the Company’s unaudited condensed consolidated financial statements.

In July 2025, the FASB issued ASU No. 2025-05, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses for Account Receivable and Contract Assets. This update introduces a practical expedient for all entities when estimating expected credit losses on current accounts receivable and current contract assets arising from revenue transactions accounted for under Topic 606. The expedient allows entities to assume current conditions as of the balance sheet date remain unchanged over the remaining life of the asset. The amendments are required to be applied prospectively and are effective for annual and interim periods beginning after December 15, 2025. Early adoption is permitted. The Company is currently evaluating the effect of this pronouncement on its disclosures.

In September 2025, the FASB issued ASU No. 2025-06, Intangibles—Goodwill and Other— Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software. This update provides amendments to clarify and modernize the accounting for costs incurred to develop or acquire internal-use software. The amendments address the capitalization of implementation costs by utilizing a principles-based approach and consolidates website development guidance under Subtopic 350-40. The amendments can be applied prospectively, modified prospectively, or retrospectively and are effective for annual and interim periods beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the effect of this pronouncement on its disclosures.

In September 2025, the FASB issued ASU No. 2025-07, Derivatives and Hedging (Topic 815) and Revenue from Contracts with Customers (Topic 606): Derivatives Scope Refinements and Scope Clarification for Share-Based Noncash Consideration from a Customer in a Revenue Contract. This update introduces a scope exception to derivative accounting for certain contracts with underlyings tied to operations or activities specific to one of the parties. Additionally, the update clarifies that share-based noncash consideration received from a customer should be accounted for under Topic 606 until the right to receive or retain the consideration becomes unconditional. The amendments can be applied prospectively or modified retrospectively and are effective for annual and interim periods beginning after December 15, 2026. While the Company has assessed that there is no significant impact to the condensed consolidated financial statements, the impact of this pronouncement on disclosures contained in notes thereto is being evaluated.

In December 2025, the FASB issued ASU No. 2025-11, Interim Reporting (Topic 270): Narrow-Scope Improvements. This update clarifies the applicability, form and content, and interim disclosure requirements in ASC Topic 270 and enhances navigability of the interim reporting guidance. The amendments are effective for interim reporting periods within annual reporting periods beginning after December 15, 2027, for public business entities and after December 15, 2028, for entities other than public business entities. Early adoption is permitted. The Company is currently evaluating the effect of this pronouncement on its disclosures.

In December 2025, the FASB issued ASU 2025-12, “Codification Improvements,” which updates the FASB Accounting Standards Codification to clarify, correct errors, and improve the overall usability of GAAP. The improvements consist of narrow-scope amendments, technical corrections, clarification of existing guidance, and updates to clarify the appropriate scope and application of certain disclosure requirements. ASU 2025-12 is effective for annual and interim periods beginning after December 15, 2026. Early adoption is permitted. The Company is currently evaluating the effect this pronouncement has had on the disclosures contained in the notes to the condensed consolidated financial statements.

The Company is currently reviewing all recently issued, but not yet effective, accounting pronouncements and is evaluating the impact of these pronouncements on the relevant disclosures. The Company believes the future adoption of any such pronouncements may not be expected to have a material impact on its financial condition or the results of its operations.

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NOTE 3 – REVISION OF PRIOR PERIOD FINANCIAL STATEMENTS

Certain prior period amounts for the nine months ended March 31, 2025 have been revised to reflect corrections identified by management relating to the Company’s previously issued financial statements for the year ended June 30, 2025, which the Company expects to address in an amendment to its Annual Report on Form 10-K for the year ended June 30, 2025.

The Company evaluated the materiality of these corrections and concluded that they were not material to the previously issued interim financial statements. Accordingly, the Company has revised the prior period amounts in the accompanying unaudited condensed consolidated financial statements.

The revisions had no impact on previously reported net loss, earnings per share, total assets or total cash flows. However, as disclosed in Note 24, the revisions resulted in changes to the classification and presentation of certain line items within the consolidated balance sheet and consolidated statements of changes in stockholders’ equity. See Note 24 for the nature of the revisions, including the impacted financial statement line items and reporting periods, in accordance with ASC 250-10-50-7 through 50-12.

NOTE 4 – BUSINESS SEGMENT INFORMATION

The Company applies the provisions of ASC Topic 280, Segment Reporting, which requires disclosure of information about operating segments based on how management organizes the Company’s business activities for making operating decisions and assessing performance. The Company’s Chief Executive Officer serves as the Chief Operating Decision Maker (“CODM”).

The CODM reviews consolidated financial information, including revenue, operating expenses and net loss, when evaluating performance and allocating resources. The CODM uses net loss as the primary measure of performance and uses revenue as the primary measure for allocating resources.

During the fiscal year ended June 30, 2025, the Company reassessed its segment reporting conclusions in accordance with ASC Topic 280 due to changes in how the business is managed and how information is reviewed by the CODM.

Specifically, the Company’s operations have become more integrated, with centralized decision-making, shared resources, and aligned strategic objectives across the organization. As a result, the CODM no longer reviews discrete financial information for separate components of the business and instead evaluates performance and allocates resources based on consolidated financial information for the Company as a single segment.

Accordingly, the Company has determined that it operates as a single operating and reportable segment under ASC Topic 280. This conclusion reflects current-period facts and circumstances and differs from prior period assessments due to the evolution of the Company’s internal reporting structure and operational focus.

In prior periods, the Company had evaluated its operations as potentially comprising multiple segments based on earlier organizational structures and internal considerations and these segments were (i) trading and production of building materials and renewable commodities, (ii) holding of real property and (iii) licensor of proprietary pyrolysis technology. The CODM used sales and operating loss as the primary measure of segment profit or loss to assess performance and allocate resources.

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Because the Company operates as a single segment and the CODM reviews consolidated financial information, the significant expense categories reviewed by the CODM are reflected in the consolidated statements of operations. The presentation of the comparative information has been revised for comparability with the current year presentation. The CODM reviews on a consolidated financial information basis the significant expense categories as disclosed below.

	Three months ended March 31,
	2026	2025
		(revised)
Revenue	$460,005	$697
Cost of revenue	296,093	155
Gross profit	163,912	542
Operating expenses:
Depreciation and amortization	84,649	82,686
Impairment on assets held for sales	-	5,867
Payroll expenses	307,604	363,401
Consultant fees	110,442	484,866
Research and development expense	62,500	72,090
Legal and professional fees	125,276	57,700
Other segment expenses	183,433	150,202
Loss from operations	(709,992)	(1,216,270)
Interest expense	-	(1,343)
Rental income	-	4,100
Unrealized foreign exchange gains	24,617	43,808
Gain on forgiveness of debts	162,266	-
Gain on disposal of property, plant and equipment	-	2,488
Interest income	9,666	21,533
Other income	374	(696)
Loss before income tax	(513,069)	(1,146,380)
Income tax	-	-
Net loss	$(513,069)	(1,146,380)

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	Nine months ended March 31,
	2026	2025
		(revised)
Revenue	$466,953	$128,690
Cost of revenue	298,314	59,303
Gross profit	168,639	69,387
Operating expenses:
Depreciation and amortization	247,754	271,490
Impairment on property, plant and equipment	-	137,632
Impairment on assets held for sales	-	5,867
Payroll expenses	918,653	2,214,214
Consultant fees	745,911	1,047,909
Research and development expense	187,500	122,090
Legal and professional fees	409,125	171,667
Other segment expenses	493,502	550,637
Loss from operations	(2,833,806)	(4,452,119)
Interest expense	-	(102,703)
Rental income	-	38,200
Unrealized foreign exchange gains	276,351	320,488
Gain from insurance claim	-	481,513
Gain on forgiveness of debts	162,266	-
Gain on disposal of property, plant and equipment	-	163,644
Interest income	21,489	60,342
Other income	7,000	4,641
Loss before income tax	(2,366,700)	(3,485,994)
Income tax	-	-
Net loss	$(2,366,700)	(3,485,994)

Substantially all of the Company’s revenue is generated in the United States. Long-lived assets are located primarily in the United States and in its subsidiaries in Malaysia and the British Virgin Islands, with the Company’s key intellectual property held by its BVI subsidiary.

NOTE 5 – SHORT-TERM INVESTMENTS

●	Interest rates: 1.98% to 4.64% per annum as of June 30, 2025.

●	Maturities: 120 to 270 days as of June 30, 2025.

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NOTE 6 – INVENTORIES

Inventories as of March 31, 2026, and June 30, 2025, consisted of the following:

	March 31, 2026	June 30, 2025

Manufactured bio produce	$81,178	$77,399
Trading goods	205,867	207,162
Total inventories	$287,045	$284,561

Trading goods represent bio asphalt products purchased from an external supplier.

NOTE 7 – OTHER RECEIVABLES, DEPOSITS AND PREPAYMENTS

Other receivables, deposits and prepayments as of March 31, 2026, and June 30, 2025, consist of the following:

	March 31, 2026	June 30, 2025

Deposits	$6,921	$6,781
Other receivables	37,482	41,976
	$44,403	$48,757
Less: impairment on other receivables	(34,728)	(33,110)
Other receivables and deposits, net	$9,675	$15,647
Prepayments	85,154	46,605
Prepaid share based compensation - nonemployees (current portion)	140,604	455,291
	$235,433	$517,543

Prepaid share based compensation - nonemployees (non-current portion)	$187,829	$126,047

The Company accounts for share-based compensation in accordance with ASC 718 based on the grant-date fair value of the awards. When awards are granted to nonemployees in advance of the related services, the Company records the fair value as prepaid share-based compensation and recognizes the expense over the service period. Share-based compensation for employees is recognized over the requisite service period without the recognition of a prepaid asset. The portion of prepaid share-based compensation to nonemployees expected to be recognized within twelve months is classified as a current asset, with the remainder classified as non-current. This classification reflects the expected timing of the underlying service periods as defined in the applicable agreements.

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NOTE 8 – PROPERTY, PLANT AND EQUIPMENT

A summary of property, plant and equipment as of March 31, 2026, and June 30, 2025, is as follows:

	March 31, 2026	June 30, 2025

Plant and machinery	$2,056,949	$1,843,774
Office equipment	6,239	6,161
Computers	15,837	14,233
Motor vehicles	4,730	4,240
Furniture and fittings	4,932	4,421
Renovation	4,943	4,431
	2,093,630	1,877,260
Less: accumulated depreciation	(689,257)	(480,820)
Foreign exchange adjustment	73,997	178,544
Total Property, plant and equipment	$1,478,370	$1,574,984

●	Depreciation Expense:

○	Three months ended March 31, 2026 and 2025: $58,935 and $56,972, respectively.

○	Nine months ended March 31, 2026 and 2025: $170,611 and $194,347, respectively.

●	Impairment:

○	Three months ended March 31, 2026 and 2025: $0 and $137,632, respectively.

○	Nine months ended March 31, 2026 and 2025: $0 and 137,632, respectively.

NOTE 9 –INTANGIBLE ASSETS

	March 31, 2026	June 30, 2025

Catalytic Biofraction Process	$30,192,771	$30,192,771
License for the Catalytic Biofraction Process	3,472,840	3,311,000
	$33,665,611	$33,503,771

The intangible assets comprise (i) intellectual property in the form of proprietary trade secrets (“IP”) with a value of $30,192,771 known as “Catalytic Biofraction Process”, whereby, the Company’s subsidiary VRAP is the beneficial and/or registered proprietor pursuant to an Intellectual Property Transfer Agreement dated October 15, 2025 between BRL and VRAP and (ii) an exclusive license for the Catalytic Biofraction Process assigned to Verde Malaysia by VRAP for the operation of the IP in the state of Sabah, Malaysia of MYR 14,000,000 ($3,472,840).

The “Catalytic Biofraction Process” is a slow pyrolysis process using a proprietary catalyst to depolymerize palm biomass waste (empty fruit bunches or palm kernel shells) in temperature range of 350 degrees Celsius to 500 degrees Celsius to yield commercially valuable bio products: bio-oil, wood vinegar (pyroligneous acid), biochar and bio-syngas. The intellectual property is a second-generation pyrolysis process where non-food feedstock like palm biomass waste is used as feedstock. Upon fulfilling UN’s (United Nations) ACM 22 protocol as well as LCA (Life Cycle Assessment) requirements, it is anticipated that the by products from this IP would lead to certification and issuance of Carbon Avoidance Credits as well as Carbon Removal Credits to generate carbon revenue for the Company.

The Company has identified these intangible assets as indefinite life intangible assets as there are currently no legal, competitive, economic or other factors that materially limit the useful life of the Company’s intangible assets.

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As of June 30, 2025, the Company performed a qualitative assessment, during the fourth quarter of 2025, to determine whether it was more likely than not that the carrying amounts of its intangible assets were impaired. This assessment considered a number of qualitative factors, including but not limited to:

●	Macroeconomic conditions,

●	Industry and market trends,

●	Cost factors,

●	Overall financial performance of the asset,

●	Legal and regulatory environment, and

●	Relevant internal reporting and management’s plans.

Based on this qualitative assessment, management did not identify any events or changes in circumstances that would indicate that the carrying amounts of the Company’s intangible assets are not recoverable. The qualitative impairment assessment of the indefinite intangible assets conducted in June 2025 indicated that the fair value of such assets exceeded their carrying value and therefore were not at risk of impairment. Accordingly, no quantitative impairment test was deemed necessary, and no impairment losses were recognized for the year ended June 30, 2025. The management evaluated the situation for the nine months ended March 31, 2026, and determined that no significant changes had occurred. Accordingly, it is concluded that no impairment is required.

NOTE 10 – ASSETS HELD FOR SALE

At March 31, 2026, and June 30, 2025, assets held for sale are as follows:

	March 31, 2026	June 30, 2025

Motor vehicles	$9,866	$9,866
Less: impairment	(5,866)	(5,866)
	$4,000	$4,000

On June 27, 2024, the Company, through its wholly-owned subsidiary Verde Renewables, a company incorporated under the laws of the State of Missouri, entered into a Consignment Contract with ED’s Machinery LLC (“EDM”) to dispose plant and machinery and motor vehicles with a carrying amount of $606,043. The disposal was pending completion as at June 30, 2024, and thus the assets had been presented separately in the balance sheets as assets held for sale. The disposal of assets with carrying values totaling $596,176 was completed as of June 30, 2025. The remaining asset comprises a vehicle that will be sold for its parts, and accordingly, an impairment of $0 and $5,866 were recognized during the financial period/year ended March 31, 2026 and June 30, 2025.

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NOTE 11 – DEPOSIT PAID

At March 31, 2026, and June 30, 2025, security deposit consists of the following:

	March 31, 2026	June 30, 2025
Security deposit
- Factory site	$80,000	$80,000

On March 2, 2022, the Company, through VRAP, entered into a Commercial Lease Agreement and Option to Purchase (“Segama Lease Agreement”) the factory site from Segama Ventures for a lease term of seven (7) years (“Lease Term”) at a monthly rental of MYR 36,000 ($8,571). The rental for the entire Lease Term amounting to the sum of MYR 3,024,000 ($720,000) (the “Lease Payment”) was paid in advance upon commencement of the Segama Lease Agreement together with a payment of security deposit for the sum of MYR 336,000 ($80,000) (the “Security Payment”).

NOTE 12 – AMOUNTS DUE TO/FROM RELATED PARTIES (INCLUDING CHAIRMAN AND CHIEF EXECUTIVE OFFICER)

The following breakdown of the balances due to/from related parties and director, consisted of:

	March 31, 2026	June 30, 2025

Amount due to related parties
Borneo Oil Corporation Sdn (“BOC”) (#2)	$72,818	$72,869
Borneo Oil Berhad (“BOB”) (#1)	3,007	3,007
Taipan International Limited (#3)	119,153	119,153
Borneo Energy Sdn Bhd (#1)	16,298	16,356
Victoria Capital Sdn Bhd (#4)	6,202	5,913
Makin Teguh Sdn Bhd (#1)	-	19,379
J. Ambrose & Partners (#5)	64,981	75,904
SB Resorts Sdn Bhd (#2)	6,946	6,622
SB Supplies & Logistics Sdn Bhd (#1)	4,837	4,612
Borneo Eco Food Sdn. Bhd (#1)	1,215	1,159
	$295,457	$324,974

Amount due from a related party
Vetrolysis Limited (#6)	$-	$100

Amount due to director
Mr. Jack Wong (#7)	$3,033	$209,640

(#1)	BOB is the ultimate holding company of Borneo Eco Food Sdn. Bhd., Borneo Energy Sdn. Bhd. and SB Supplies & Logistic Sdn. Bhd. and held 12.95% of the Company’s issued and outstanding common stock as of March 31, 2026. Makin Teguh Sdn Bhd is an associate of BOB. The advances are related to ordinary business transactions and bear no interest or collateral and are repayable on demand. On March 26, 2026, Makin Teguh Sdn Bhd entered into a debt release agreement with the Company, pursuant to which all outstanding obligations owed by the Company in the amount of $19,379 were fully extinguished.

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(#2)	SB Resorts Sdn. Bhd. and BOC are wholly owned subsidiaries of BOB (holding 12.95% of the Company’s issued and outstanding common stock as of March 31, 2026). The advances are related to ordinary business transactions and bear no interest or collateral, repayable and renewable under normal business advancement terms.

(#3)	Taipan International Limited is one of the shareholders of the Company and held 7.74% of the Company’s issued and outstanding common stock as of March 31, 2026. The advances are related to ordinary business transactions and bear no interest or collateral and are repayable on demand.

(#4)	Victoria Capital Sdn. Bhd. is one of the shareholders of the Company and held 0.2% of the Company’s issued and outstanding common stock as of March 31, 2026. The advances are related to ordinary business transactions and bear no interest or collateral and are repayable on demand.

(#5)	J. Ambrose & Partners is controlled by J Ambrose who is one of the shareholders of the Company, and he held 1.535% of the Company’s issued and outstanding common stock as of March 31, 2026. Ambrose is also the managing director and a substantial shareholder of BOB. The advances are related to ordinary business transactions and bear no interest or collateral and are repayable on demand. On March 26, 2026, J. Ambrose & Partners entered into a debt release agreement with the Company, pursuant to which $11,219 owed by the Company was fully extinguished.

(#6)	Encik Anuar bin Ismail, an indirect significant shareholder, is a director of Vetrolysis Limited.

(#7)	This amount represent expenses incurred and paid by Jack Wong on behalf of the Company. The balance as of June 30, 2025 represented the remaining balance of the special bonus of $1.25 million to the Company’s Chairman and Chief Executive Officer Jack Wong, approved by the Board of the Company on December 9, 2024. On December 10, 2024, Mr. Wong entered into a Sale and Purchase Agreement to purchase the property located at 1138 Wildhorse Parkway Drive, Chesterfield, Missouri 63005 owned by Verde Renewables, for a current market value of $857,500. The Board also approved the option for this amount to be repaid through monthly installments deducted from the bonus over 26 pay cycles starting from January 2025. This transaction was structured as a sale and purchase agreement between the Company and Mr. Wong, with no cash exchange involved. The remaining balance of the bonus was allocated to cover any taxes associated with the bonus on behalf of Mr. Wong and was fully settled as of March 31, 2026.

NOTE 13 - LEASES

The Company adopted ASU No. 2016-02, Leases and determines whether an arrangement is a lease at inception. This determination generally depends on whether the arrangement conveys the right to control the use of an identified fixed asset explicitly or implicitly for a period of time in exchange for consideration. Control of an underlying asset is conveyed if we obtain the rights to direct the use of and to obtain substantially all of the economic benefit from the use of the underlying asset. Some of our leases include both lease and non-lease components which are accounted for as a single lease component as the Company has elected the practical expedient. Some of the operating lease agreements include variable lease costs, primarily taxes, insurance, common area maintenance or increases in rental costs related to inflation. Substantially all of our equipment leases and some of our real estate leases have terms of less than one year and, as such, are accounted for as short-term leases as we have elected the practical expedient.

Operating leases are included in the right-of-use lease assets, other current liabilities and long-term lease liabilities on the unaudited condensed consolidated balance sheet. Right-of-use assets and lease liabilities are recognized at each lease’s commencement date based on the present values of its lease payments over its respective lease term. When a borrowing rate is not explicitly available for a lease, the incremental borrowing rate is used based on information available at the lease’s commencement date to determine the present value of its lease payments. Operating lease payments are recognized on a straight-line basis over the lease term.

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The table below presents the lease-related assets and liabilities recorded on the balance sheet.

	March 31, 2026	June 30, 2025

Assets
Right-of-use asset (1)	$720,000	$720,000
Right-of-use asset (2)	162,335	162,092
Total RoU assets	882,335	882,092
Less: Accumulated amortization	(475,266)	(363,717)
	$407,069	$518,375

Liabilities
Current:
Operating lease liabilities	$40,877	$38,311

Non-current:
Operating lease liabilities	60,658	91,639

Total lease liabilities	$101,535	$129,950

●	Leases:

○	Right-of-use assets and lease liabilities:

■	As of March 31, 2026: $407,069 and $101,535, respectively.

■	As of June 30, 2025: $518,375 and $129,950, respectively.

○	Amortization of right-of-use assets:

■	Three months ended March 31, 2026 and 2025: $37,193 and $34,962, respectively.

■	Nine months ended March 31, 2026 and 2025: $111,549 and $98,270, respectively.

●	Lease Arrangements:

○	(1) The lease of the Segama factory has total contractual lease payments of $720,000 over a seven-year term, commencing March 2, 2022. There are no corresponding lease liabilities recorded, as the lease payments for the entire lease period have been paid upfront upon inception of the agreement.

○	(2) The Company, through its wholly owned subsidiary VRI, has entered into various motor vehicle lease arrangements with terms ranging from three to four years, expiring at various dates through 2029. Certain lease arrangements include purchase options at agreed-upon prices as specified in the respective agreements. The Company’s lease agreements do not contain any material restrictive covenants.

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The table below presents the information related to weighted average discount rate and the remaining lease term (years) of the operating leases.

	March 31, 2026	June 30, 2025
Operating leases
Weighted average discount rate	9.08%	9.00%
Weighted average remaining lease term (years)	2.35	3.10

Accretion of Lease Liability:

●	Three and nine months ended March 31, 2026: $2,424 and $7,904, respectively.

●	Three and nine months ended March 31, 2025: $3,845 and $6,086, respectively.

The Company excludes short-term leases (those with lease terms of less than one year at inception) from the measurement of lease liabilities or right-of-use assets. The following tables summarize the lease expense for the periods.

	Nine months ended March 31,
	2026	2025

Finance lease cost:
Interest on lease liabilities (per ASC 842)	$-	$5,368

Operating lease cost:
Operating lease expense (per ASC 842)	119,453	104,356

Total lease expense	$119,453	$109,724

Components of Lease Expense

The Company recognizes operating lease expense on a straight-line basis over the term of the operating leases, comprising interest expense determined using the effective interest method, and amortization of the right-of-use asset, as reported within “general and administrative” expense on the accompanying unaudited condensed consolidated statement of operations.

Finance lease expense comprises of interest expenses determined using the effective interest method.

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Future Contractual Lease Payments as of March 31, 2026

The below table summarizes (i) minimum lease payments over the next five years, (ii) lease arrangement implied interest, and (iii) present value of future lease payments for the next three years and thereafter ending March 31:

Years ending March 31,	Operating lease amount
2026	$48,442
2027	43,072
2028	22,487

Total minimum lease liabilities payment	114,001
Less: imputed interest	(12,466)
Present value of lease liabilities	$101,535

Representing:
Current liabilities	$40,877
Non-current liabilities	60,658
Present value of lease liabilities	$101,535

NOTE 14 – WARRANTS

On October 31, 2025, the Company entered into a securities purchase agreement (the “Ergon Purchase Agreement”) with Ergon, pursuant to which Ergon purchased a total of 24,943,876 shares (the “Ergon Shares”) of the Company’s common stock and a warrant (the “Warrant”) to purchase 24,943,876 shares of common stock (the “Warrant Shares”), at a combined purchase price of $0.08018 per share (the “Offering Price”), which represents a five percent (5%) discount to the volume-weighted average price of the Company’s common stock for the thirty (30) trading days immediately preceding the closing of the offering of the Ergon Shares and Warrant by the Company to Ergon (the “Offering”). No warrants have been exercised from the date of issuance through March 31, 2026.

The unregistered Warrant is exercisable beginning on October 31, 2025 and expires on October 31, 2030, and was issued in certificated form. The exercise price of $0.08018 per share and number of Warrant Shares issuable upon exercise are subject to customary adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the common stock, but are not subject to price-based anti-dilution protection.

The Warrant is exercisable in whole or in part for cash, except that if, at the time the holder exercises the Warrant, a registration statement registering the resale of the Warrant Shares under the Securities Act of 1933, as amended (the “Securities Act”), is not then effective or available for the issuance of such Warrant Shares, then in lieu of making the cash exercise payment, the holder may elect to exercise the Warrant on a “cashless” basis and receive a net number of Warrant Shares determined according to a formula set forth in the common stock Purchase Warrant.

The Company evaluated the Warrant in accordance with ASC 815-40 and determined that they are indexed to the Company’s own stock and meet the criteria for equity classification. Accordingly, the Warrant was recorded in additional paid-in capital at their issuance-date fair value and are not subsequently remeasured.

The Warrant was issued in connection with common stock and the proceeds were allocated between the warrant and the related financial instrument based on their relative fair values within additional paid-in capital.

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NOTE 15 - STOCKHOLDERS’ EQUITY

Authorized Stock

The Company has authorized 10,000,000,000 shares of common stock and 50,000,000 shares of preferred stock, both with a par value of 0.001 per share. Each share of common stock entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Preferred stock outstanding

There are no shares of preferred stock outstanding as of March 31, 2026, and June 30, 2025.

Ergon Private Placement

On October 31, 2025, the Company entered into a securities purchase agreement (the “Ergon Purchase Agreement”) with Ergon, pursuant to which Ergon purchased a total of 24,943,876 unregistered shares (the “Ergon Shares”) of the Company’s common stock and an unregistered warrant (the “Warrant”) to purchase 24,943,876 shares of common stock (the “Warrant Shares”), at a combined purchase price of $0.08018 per share (the “Offering Price”), which represents a five percent (5%) discount to the volume-weighted average price of the Company’s common stock for the thirty (30) trading days immediately preceding the closing of the offering of the Ergon Shares and Warrant by the Company to Ergon (the “Offering”).

The Company received gross proceeds of $2 million from the Offering, excluding proceeds, if any, from the exercise of the Warrant. The Company intends to use the proceeds of the Offering for working capital and general corporate purposes.

Under the terms of the Ergon Purchase Agreement, Ergon is prohibited from selling any shares of common stock acquired in the Offering without the Company’s prior written consent until 180 days (the “Standstill Period”) after the closing of a firm commitment public offering of the common stock and concurrent uplisting to a national market exchange by the Company (the “Uplist”); provided that if the Uplist has not occurred by September 30, 2026, the prohibition on sales will terminate. The Ergon Purchase Agreement additionally grants Ergon (i) the right to appoint a non-voting observer to the Company’s board of directors for so long as Ergon holds one third (1/3) of the shares of common stock acquired in the Offering and so long as the Ergon License has not expired or been terminated in accordance with its terms, (ii) certain “piggyback” registration rights, whereby, subject to certain exceptions, following the Standstill Period, if the Company files a registration statement for the public offer and sale of its securities, Ergon has the right to have the Ergon Shares and Warrant Shares included in such registration statement for public resale, and (iii) subject to customary exemptions, a three (3) year right of participation in any issuance by the Company of common stock or common stock Equivalents (as defined in the Ergon Purchase Agreement) in a Company financing transaction, whereby Ergon has the right to participate in such transaction up to its then-current percentage holdings of the outstanding common stock as determined by dividing the number of shares of common stock then held by Ergon by the number of shares of common stock then outstanding.

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The Warrant was evaluated in accordance with applicable accounting guidance and was determined to be equity classified. Accordingly, the fair value of the Warrant was recorded in APIC.

Common stock outstanding

As of June 30, 2025, the Company had received proceeds and entered into binding subscription agreements for 7,744,445 shares, that were issued shortly after year-end due to administrative timing. The Company had no remaining substantive performance obligations, and the investors were irrevocably committed to the transactions as of the balance sheet date, with no conditions precedent remaining. These 7,744,445 shares as of June 30, 2025 were subsequently issued in July 2025.

Share based awards represent unregistered securities and are subject to resale restrictions under Rule 144 of the Securities Act of 1933, as amended.

Stock cancellations and re-issuances

●	On September 8, 2023, the Company, through VRI, entered into a Service and Stock Cancellation Agreement with EMGTA LLC to cancel the Service Agreement dated December 1, 2022, including the cancellation of 375,000 shares of common stock that were issued at $0.20 per share on December 31, 2022 totaling $75,000 as consideration for certain services. As of the date of this Quarterly Report, the cancellation is still in process.

Stock issued and stock cancelled to shareholders

●	On July 24, 2024, the Company issued 3,194,443 shares of common stock for $287,500 at $0.09 per share to four U.S. shareholders and 6,005,000 shares of common stock for $600,500 at $0.10 per share to twenty U.S. shareholders and one non-U.S. shareholder.

●	On August 9, 2024, the Company issued 888,888 shares of common stock for $80,000 at $0.09 per share to one U.S. shareholder and 11,840,000 shares of common stock for $1,184,000 at $0.10 per share to twenty-three U.S. shareholders and one non-U.S. shareholder.

●	On August 26, 2024, the Company issued 722,221 shares of common stock for $65,000 at $0.09 per share to three U.S. shareholders, 3,990,000 shares of common stock for $399,000 at $0.10 per share to six U.S. shareholders and two non U.S. shareholders.

●	On September 16, 2024, the Company issued 222,222 shares of common stock for $20,000 at $0.09 per share to one U.S. shareholder and 350,000 shares of common stock for $35,000 at $0.10 per share to two U.S. shareholders.

●	On October 16, 2024, the Company issued 800,000 shares of common stock for $80,000 at $0.10 per share to three U.S. shareholders.

●	On November 27, 2024, the Company cancelled 450,000 shares of common stock that were previously issued to two U.S. shareholders.

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●	On January 2, 2025, the Company issued a total of 3,277,775 shares of common stock, comprising 2,500,000 shares of common stock for $250,000 at $0.10 per share to seven U.S. shareholders and 777,775 shares of common stock for $70,000 at $0.09 per share to six U.S. shareholders.

●	On January 6, 2025, the Company cancelled 200,000 shares of common stock that were previously issued to two U.S. shareholders.

●	On February 18, 2025, the Company issued a total of 3,905,555 shares of common stock, comprising 3,000,000 shares of common stock for $300,000 at $0.10 per share to one non-U.S. shareholder, 850,000 shares of common stock for $85,000 at $0.10 per share to seven U.S. shareholders and 55,555 shares of common stock for $5,000 at $0.09 per share to one U.S. shareholder.

●	On April 22, 2025, the Company cancelled 150,000 shares of common stock that were previously issued to one U.S. shareholder.

●	On May 20, 2025, the Company issued 249,999 shares of common stock for $24,999.90 at $0.10 per share to one U.S. shareholder and one non-U.S. shareholder.

●	On July 1, 2025, the Company issued a total of 7,744,445 shares of common stock which were committed to be issued as of June 30, 2025, comprising 4,444,445 shares of common stock for $400,000 at $0.09 per share to one non-U.S. shareholder and 3,300,000 shares of common stock for $264,000 at $0.08 per share to one non-U.S. shareholder and seven U.S. shareholders.

●	On July 28, 2025, the Company issued a total of 187,500 shares of common stock for $15,000 at $0.08 per share to one U.S. shareholder.

●	On September 12, 2025, the Company issued a total of 5,412,500 shares of common stock for $433,000 at a price of $0.08 per share to three non-U.S. shareholders.

Stock issued to nonemployees and employees

●	On July 31, 2024, the Company issued 1,000,000 shares of the Company’s common stock to each of Dr. Nam Tran and Dr. Raymond Powell. See Note 21 Shares Issued to Nonemployees and Employees, National Implementation Expert Agreements.

●	On August 8, 2024, the Company issued 700,000 shares of the Company’s common stock to Dale Ludwig. See Note 21 Shares Issued to Nonemployees and Employees, Ludwig Agreement.

●	On August 30, 2024, the Company issued 1,350,000 shares of the Company’s common stock to Jeremy P. Concanon. See Note 21 Shares Issued to Nonemployees and Employees, Jeremy P. Concannon – Chief Growth Officer

●	On August 30, 2024, the Company issued 670,000 shares of the Company’s common stock to Eric Bava. See Note 21 Shares Issued to Nonemployees and Employees, Eric Bava-Chief Operating Officer.

●	On January 2, 2025, the Company issued 4,656,550 shares of the Company’s common stock to Aegis Ventures Limited. See Note 21 Shares Issued to Nonemployees and Employees, AUM Capital Markets Advisory Agreement.

●	On January 3, 2025, the Company issued 50,000 shares of the Company’s common stock to Hannah Bruehl. See Note 21 Shares Issued to Nonemployees and Employees, Hannah Bruehl-Chief of Staff.

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●	On June 1, 2025, the Company issued 1,500,000 shares of the Company’s common stock to Sundeo Pty Ltd, an affiliate designated by C-Twelve. See Note 21 Shares Issued to Nonemployees and Employees, C-Twelve Joint Development and License Agreement.

●	On June 1, 2025, the Company issued 350,000 shares of the Company’s common stock to Karl Strahl. See Note 21 Shares Issued to Nonemployees and Employees, Karl Strahl – Director.

●	On July 1, 2025, the Company issued 1,000,000 shares of the Company’s common stock to Dr. Raymond Powell. See Note 21 Shares Issued to Nonemployees and Employees, National Implementation Expert Agreements.

●	On January 5, 2026, the Company issued 1,727,115 shares of the Company’s common stock to Dr. Nam Tran. See Note 21 Shares Issued to Nonemployees and Employees, National Implementation Expert Agreements.

●	On January 5, 2026, the Company issued 1,727,115 shares of the Company’s common stock to Dale Ludwig. See Note 21 Shares Issued to Nonemployees and Employees, Ludwig Agreement.

●	On January 5, 2026, the Company issued 1,036,269 shares of the Company’s common stock to Eric Bava. See Note 21 Shares Issued to Nonemployees and Employees, Eric Bava-Chief Operating Officer.

●	On January 5, 2026, the Company issued 86,355 shares of the Company’s common stock to Hannah Bruehl. See Note 21 Shares Issued to Nonemployees and Employees, Hannah Bruehl-Chief of Staff.

●	On February 19, 2026, the Company issued 3,975,155 shares of the Company’s common stock to Technologies Apex, LLC. See Note 21 Shares Issued to Nonemployees and Employees, Apex Agreement.

●	On February 19, 2026, the Company issued 165,631 shares of the Company’s common stock to Christopher David Poorman. See Note 21 Shares Issued to Nonemployees and Employees, Poorman Agreement.

Debt settled in shares

●	On August 16, 2024, the Company issued 9,655,542 shares of the Company’s common stock at the price of $0.07 per share to Borneo Oil Berhad in relation to the Settlement of Debts Agreement (the “SDA Agreement”) and a two-year term period promissory note entered into with its former indirect wholly-owned subsidiary Champmark Sdn Bhd (“CSB”) and CSB’s creditor Borneo Oil Corporation Sdn Bhd (the “Creditor”) to settle in full a total of $675,888 of CSB’s account payable. On March 13, 2023, the Company and CSB entered into an SDA Agreement and a two-year term period promissory note with the Creditor to settle in full a total of $675,888 of CSB’s account payable to the Creditor either in cash or by the issuance of new shares of the Company’s common stock at a price of $0.07 per share. As set out in the SDA Agreement, the new shares for settlement of the account payable to the Creditor shall be issued to the Creditor or its nominee. On August 16, 2024, the Company entered into a Supplementary Agreement to the SDA Agreement and promissory note with the Creditor to convert the total amount of $675,888 into 9,655,542 shares of the Company’s common stock.

Not considering the commitment to cancel shares as above, there were 1,302,942,407 shares of common stock issued and outstanding at March 31, 2026 and 1,262,680,891 shares of common stock issued and outstanding at June 30, 2025 (including 7,744,445 shares which were issued for private placement subsequent to financial year end).

Apart from the common stock, which was issued as disclosed in Note 21, the Company has no stock option plan, warrants, or other dilutive securities as at March 31, 2026. As of March 31, 2026, the Company had committed to issue common stock with an aggregate value of $264,750 to nonemployees. In addition, the Company had committed to issue 1,350,000 shares of common stock for each of the second and third tranches to an employee, as disclosed in Note 22 (b).

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NOTE 16 - NET LOSS PER SHARE

The following table sets forth the computation of basic and diluted net loss per share for the respective years:

	Three Months ended March 31,		Nine months ended March 31,
	2026	2025	2026	2025
		(revised)
Net loss	$(513,069)	$(1,146,380)	$(2,366,700)	$(3,485,994)
Less: Net loss attributable to non-controlling interest	9	9	2,709	36
Net loss attributable to Verde Resources, Inc. shareholders	$(513,060)	$(1,146,371)	$(2,363,991)	$(3,485,958)

Weighted average common stock outstanding, basic and diluted (revised)	1,300,484,563	1,250,825,325	1,283,714,014	1,238,271,472

Net loss per share, basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

For the three and nine months ended March 31, 2026, diluted weighted-average shares of common stock outstanding is equal to basic weighted-average shares of common stock, due to the Company’s net loss position. Hence, no common stock equivalents were included in the computation of diluted net loss per share since such inclusion would have been antidilutive.

The Company evaluated all share-based awards in accordance with ASC 260 and ASC 718 to determine whether any awards represented contingently issuable shares for purposes of calculating basic and diluted net loss per share. Management considered whether any awards were subject to substantive service, performance, market, forfeiture, repurchase, clawback, or other contingent provisions.

The Company determined that the shares included in weighted-average Common Stock outstanding were legally issued, fully vested, and nonforfeitable upon issuance. Such shares were not subject to substantive service, market, or performance conditions and were not subject to contractual forfeiture, repurchase, clawback, or automatic cancellation provisions. Upon issuance, holders possessed the same rights as all other holders of the Company’s Common Stock, including voting, dividend and other ownership rights, and the shares were not subject to contractual restrictions on ownership, transfer or retention.

Management further considered that the shares were not subject to vesting schedules, repurchase rights, or other contractual mechanisms that would cause the shares to be treated as contingently issuable under ASC 260.

While certain shares were issued in advance of related service periods and compensation expense was recognized over those periods in accordance with ASC 718, management distinguished the accounting treatment of the related compensation expense from the determination of whether the shares were outstanding for purposes of calculating net loss per share. Because the shares were legally issued and outstanding and holders possessed the same rights as all other holders of the Company’s Common Stock, management concluded such shares did not represent contingently issuable shares under ASC 260 and were appropriately included in weighted-average Common Stock outstanding upon issuance.

NOTE 17 - INCOME TAX

For the nine months ended March 31, 2026 and 2025, the local (US) and foreign components of loss before income taxes consisted of the following:

	Nine months ended March 31,
	2026	2025
Tax jurisdiction from:
- Local (US regime)	$(2,384,348)	$(3,424,317)
- Foreign, including
British Virgin Islands	204,556	237,051
Malaysia	(207,511)	(296,259)
Labuan, Malaysia	20,603	(2,469)

Loss before income taxes	$(2,366,700)	$(3,485,994)

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The provision for income taxes consisted of the following:

Nine months ended March 31,
	2026	2025
Current tax:
- Local	$-	$-
- Foreign	-	-

Deferred tax
- Local	-	-
- Foreign	-	-

Income tax expense (benefit)	$-	$-

The effective tax rate in the periods presented reflects the impact of losses incurred across various tax jurisdictions, each with different applicable income tax rates.

The Company mainly operates in the United States and Malaysia and is subject to taxes in the jurisdictions in which they operate, as follows:

United States of America

The Company, VRI, VerdePlus and VLI are subject to the tax laws of United States of America. The U.S. corporate income tax rate is 21% effective January 1, 2018. The Company’s policy is to recognize accrued interest and penalties related to unrecognized tax benefits in its income tax provision. The Company has not accrued or paid interest or penalties which were not material to its results of operations for the periods presented.

The Company has provided for a full valuation allowance against the deferred tax assets of $2,403,068 on the expected future tax benefits from the net operating loss (“NOL”) carry forwards of $11,443,181 as the management believes it is more likely than not that these assets will not be realized in the future.

Net Operating Losses (NOLs) generated prior to January 1, 2018, are able to be carried forward up to twenty subsequent years. Any NOLs created for tax years subsequent to that may be carried forward indefinitely. However, any NOLs arising from tax years ending after December 31, 2020, can only be used to offset up to 80% of taxable income.

For the nine months ended March 31, 2026 and 2025, there was no operating income under the U.S. tax regime.

BVI

Under current BVI law, VRAP is not subject to tax on income.

Labuan

Under the current laws of the Labuan applicable to BRL, income derived from an intellectual property right is subject to tax under the Malaysian Income Tax Act 1967 (ITA) at 24% of its chargeable income. However, BRL is not subject to income tax, given that it was a net loss position during the current period presented. BRL was administratively dissolved by being struck off the registers of the Labuan Financial Services Authority on October 19, 2025.

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Malaysia

The Company’s subsidiaries, Verde Malaysia and Wision, are registered in Malaysia and are subject to the Malaysian corporate income tax at a standard income tax rate of 24% on chargeable income.

The operation in Malaysia incurred $1,079,271 of cumulative net operating losses as of March 31, 2026, which can be carried forward to offset future taxable income. The net operating losses are allowed to be carried forward up to a maximum of ten (10) years of assessments under the current tax legislation in Malaysia. The Company has provided for a full valuation allowance against the deferred tax assets of $259,025 on the expected future tax benefits from the net operating loss carry forwards as the management believes it is more likely than not that these assets will not be realized in the future.

	Nine months ended March 31,
	2026	2025

Loss before income taxes	$(207,511)	$(296,259)
Statutory income tax rate	24%	24%
Income tax expense at statutory rate	(49,803)	(71,102)
Non-deductible items	40,749	42,987
Tax losses unable to be carried forward	(4,945)	593
Valuation allowance	13,999	27,522
Income tax expense	$-	$-

Singapore

The Company operates in Singapore through its wholly owned subsidiary, Verde Resources Asia Pacific Pte. Ltd. Income earned by the Singapore subsidiary is subject to the statutory corporate income tax rate of 17%.

The following table sets forth the significant components of the deferred tax assets of the Company:

	March 31, 2026	June 30, 2025

Deferred tax assets:
Net operating loss carryforwards, from
US tax regime	$2,403,068	$2,090,051
Malaysia tax regime	259,025	249,972
Less: valuation allowance	(2,662,093)	(2,340,023)
Deferred tax assets, net	$-	$-

The Company has recorded valuation allowances for certain tax attribute carry forwards and other deferred tax assets due to uncertainty that exists regarding future realizability. If in the future the Company believes that it is more likely than not that these deferred tax benefits will be realized, the majority of the valuation allowances will be reversed in the unaudited condensed consolidated statement of operations. The Company did not have uncertainty tax positions or events leading to uncertainty tax position within the next 12 months.

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NOTE 18 - RELATED PARTY TRANSACTIONS

	Nine months ended
	March 31,
	2026	2025
Related party transactions:
Rental income:
Mr. Jack Wong (1)	$-	$30,000
SB Resorts Sdn Bhd (2)	$-	$2,724
Interest expense paid to:
BOC (2)	$-	$1,738
Sale of property:
Mr. Jack Wong (1)	$-	$857,500
Creative and technical services fee paid to:
Mr. Teo Zye Keun (3)	$34,458	$-
Forgiveness of debts by:
Makin Teguh Sdn Bhd (2)	$19,379	$-
J. Ambrose & Partners (2)	$11,219	$-

Related party balances are disclosed in Note 12.

(1)	Related Party Transaction – Property Sale:

●	Jack Wong serves as Chief Executive Officer and Chairman of the Company and was elected to the Board of Directors effective March 30, 2024.

●	The Company completed the sale of property located at 1138 Wildhorse Parkway Drive, Chesterfield, Missouri 63005, owned by VRI, for a current market value of $857,500 on December 19, 2024.

●	A gain on disposal of $161,156 was recognized for the nine months ended March 31, 2025.

(2)	Related Party Ownership:

●	SB Resorts Sdn Bhd and BOC are wholly owned subsidiaries of BOB.

●	Makin Teguh Sdn Bhd is an associate of BOB

●	BOB held approximately 12.95% of the Company’s issued and outstanding common stock as of March 31, 2026.

●	J. Ambrose & Partners is controlled by J Ambrose who is one of the shareholders of the Company, and he held 1.535% of the Company’s issued and outstanding common stock as of March 31, 2026. Ambrose is also the managing director and a substantial shareholder of BOB.

(3)	Related Party – Director Relationship:

●	Teo Zye Keun is a Director of The Wision Project Sdn Bhd, a subsidiary of the Company.

Apart from the transactions and balances detailed elsewhere in these accompanying unaudited condensed consolidated financial statements, the Company has no other significant or material related party transactions during the periods presented

NOTE 19 - CONCENTRATIONS OF RISK

The Company is subject to concentrations of credit risk primarily from customers and vendors. Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and accounts receivable. The Company performs ongoing credit evaluations of its customers and generally does not require collateral.

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Major Customers

For the nine months ended March 31, 2026 and 2025, there was one single customer in each period whose revenue exceeded 10% of the revenue.

	Revenue
	March 31, 2026		March 31, 2025
	USD	%	USD	%

Customer A	$-	$-%	125,120	$97%
Customer B	$460,000	99%	-	-%

Accounts Receivable Concentration

Accounts receivable concentrations from customers representing more than 10% of total accounts receivable were as follows:

	Account Receivable
	March 31, 2026	June 30, 2025

Customer A	$-	$187,314
Customer B	$460,000	$-

Major Vendors

The Company relies on a limited number of vendors for certain materials and services used in its operations.

For the nine months ended March 31, 2026 and 2025, the Company had one vendor in each period, whose purchases accounted for more than 10% of total direct costs included in cost of revenue.

	Direct Costs
	March 31, 2026		March 31, 2025
	USD	%	USD	%

Vendor A	$-	$-%	$8,800	18%
Vendor B	296,000	99%	-	-%

Accounts Payable Concentration

Accounts payable concentrations from vendors representing more than 10% of total accounts payable were as follows:

	Account Payable
	March 31, 2026	June 30, 2025

Vendor A	$4,400	$8,800

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Revenue by Geographic Location

The revenues below are based on the countries in which the customer is located. Summarized financial information concerning the geographic segments is shown in the following tables:

	Three Months ended March 31,		Nine months ended March 31,
	2026	2025	2026	2025

Malaysia	$5	$697	$292	$3,570
United States of America	460,000	-	466,661	125,120
	$460,005	$697	$466,953	$128,690

Geopolitical and Political Risk

The Company’s operations are primarily conducted in the United States and Malaysia, with intended expansion into Mexico and Canada. Accordingly, the political, economic, and legal environments in the United States, Mexico, Canada, and Malaysia, as well as general economic conditions in these regions, may influence the Company’s business, financial condition, and results of operations.

In addition, ongoing geopolitical developments, including the armed conflict involving Iran and military actions in the Middle East, the conflict between Russia and Ukraine, and broader global trade uncertainties, have increased volatility in global economic conditions. The Middle East conflict has involved direct military strikes, retaliatory actions, and disruptions to key global trade routes and energy infrastructure, contributing to fluctuations in energy prices, inflationary pressures, and supply chain disruptions.

The extent and duration of these geopolitical and economic uncertainties remain unpredictable, and any resulting adverse developments could have a material impact on the Company’s business, financial condition, and results of operations.

Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain steady; therefore, there is a possibility that the Company could post the same amount of losses for two comparable periods and because of the fluctuating exchange rate actually post higher or lower profit depending on exchange rate of MYR converted to US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

NOTE 20 - PENSION COSTS

The Company is required to make contribution to their employees under a government-mandated defined contribution pension scheme for its eligible full-time employees in Malaysia. The Company is required to contribute a specified percentage of the participants’ relevant income based on their ages and wage level. During the nine months ended March 31, 2026, and 2025, $3,061 and $4,322 contributions were made accordingly.

NOTE 21 - SHARES ISSUED TO NONEMPLOYEE, EMPLOYEE AND DIRECTOR

The Company enters into consulting, employment, and advisory agreements pursuant to which compensation may be paid, in whole or in part, through the issuance of shares of the Company’s common stock.

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Share-based awards issued under these arrangements are generally structured as separate equity awards with distinct grant dates corresponding to final board approval. Shares are issued as fully vested and nonforfeitable upon grant; however, such awards are often granted in advance of the performance of the related services.

For certain arrangements, shares are awarded based on tranches covering varying service periods within the entire service agreement. Each tranche represents a separate share-based award with a distinct grant date. Shares issued under each tranche are fully vested and nonforfeitable upon grant; however, the awards are granted in advance of the related service periods. As such, if the requisite services are not completed, the Company may cancel the related shares and reverse any previously recognized share-based compensation expense associated with unperformed services.

Accordingly, although the shares are legally issued and fully vested upon grant, the Company recognizes the related share-based compensation expense over the requisite service period in accordance with ASC 718, as the services are performed.

These awards are evaluated based on their substantive terms and conditions to determine the appropriate accounting treatment under ASC 718.

Consulting and Advisory Agreements

Looi Pei See Agreement

On December 15, 2022, the Company entered into a services agreement with Looi Pei See (the “Looi Pei See Agreement”) to support the development of retail markets in Malaysia and Singapore.

Under the Looi Pei See Agreement, the Company issued 1,140,000 shares of the Company’s common stock on December 31, 2022. The shares had a grant-date fair value of $228,000, based on a closing stock price of $0.20 per share on December 31, 2022 (date of final board approval and grant date).

The shares were issued in advance of the service period from December 15, 2022 through December 14, 2025. Accordingly, the Company recognizes the related compensation expense over the three-year service period.

During the nine months ended March 31, 2026, the Company recognized $34,741 of consulting expense related to the Looi Pei See Agreement, which is included in selling, general and administrative expenses.

Fosnacht Agreement

On October 23, 2023, the Company, through VRI, entered into a services agreement (the “Fosnacht Agreement”) with Donald R. Fosnacht to engage him as National Certification and Extensive BCR (Biochar Carbon Removal) Implementation Specialist to develop and implement a comprehensive strategy to obtain national and regional certification and endorsement for carbon net-negative construction products with high biochar content, encompassing asphalt, concrete, and soil stabilization as designated in the Fosnacht Agreement.

Under the Fosnacht Agreement, the Company issued 1,000,000 shares of the Company’s common stock, on January 31, 2024. The shares had a grant-date fair value of $134,000, based on a closing stock price of $0.134 per share on January 31, 2024 (date of final board approval and grant date). The term of the Fosnacht Agreement expired on December 31, 2025.

The shares were issued in advance of the service period through December 31, 2025, and compensation expense is recognized over the service period.

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During the nine months ended March 31, 2026, the Company recognized $30,782 of consulting expense related to the Fosnacht Agreement.

National Implementation Expert Agreements

On April 20, 2024 and as amended on June 29, 2024, the Company entered into two services agreements (the “NIE Agreements”) with Dr. Nam Tran and Dr. Raymond Powell to serve as National Implementation Experts for VRI, to initiate connections with esteemed asphalt contractors, identify potential partners, explore potential collaborations through their extensive networks in the asphalt industry and recommend strategies to capitalize on emerging opportunities as designated in the NIE Agreements.

Under the NIE Agreements, each consultant is entitled to receive 3,000,000 shares of common stock, to be granted in three separate tranches of 1,000,000 shares each corresponding to successive twelve-month service periods beginning May 1, 2024. The term of the NIE Agreements will remain effective until April 30, 2027, and both parties may renew their respective agreement, or enter into a new agreement as may be mutually agreed on terms to be separately negotiated.

The first tranche of 1,000,000 shares for each consultant was approved and issued on July 31, 2024 and had a grant-date fair value of $360,000 per consultant, based on a stock price of $0.36 per share on July 31, 2024 (date of final board approval and grant date).

As the second tranche of 1,000,000 shares to Dr. Raymond Powell were only approved and issued on July 1, 2025 (date of final board approval and grant date), the compensation expense for the service period for the two months ended June 30, 2025 was accrued for based on management’s best estimate of the fair value of the stock determined as the stock price as of grant date of $0.095 per share, for a total fair value of $95,000.

The Company agreed that as part of the compensation package in the addendum to the NIE Agreement with Nam Tran, dated December 27, 2025 the share issuance shall be based on a fixed dollar amount of $100,000 as set forth in the NIE Agreement, with the number of shares calculated based on the applicable share price at the time of issuance.

On January 5, 2026, the Company issued 1,727,115 shares of the Company’s common stock to Dr. Nam Tran, for the service period from May 1, 2025, and April 30, 2026, based on a stock price of $0.0579 per share on January 5, 2026 (date of final board approval and grant date).

During the nine months ended March 31, 2026, the Company recognized $146,384 of consulting expenses related to the NIE Agreements, which is included in selling, general and administrative expenses.

Ludwig Agreement

On June 1, 2024 and as amended June 29, 2024, the Company entered into a multi-year services agreement with Dale Ludwig (the “Ludwig Agreement”) to serve as a strategic advisor to maintain and build strong relationships with policymakers at both state and federal levels, collaborate with Missouri Department of Transportation, build relationships with MAPA members, collaborate with Missouri contractors to encourage the use of the Company’s technologies, identify current biochar producers in Missouri and engage with the Missouri Department of Economic Development.

The Ludwig Agreement provides for the issuance of 2,000,000 shares of common stock in three tranches (700,000, 700,000, and 600,000 shares), each representing separate awards corresponding to successive service periods, which begins 11 months from June 1, 2024 and 12 months from May 1, 2025, and May 1, 2026, respectively.

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The first tranche of 700,000 shares was approved and issued on August 8, 2024 and had a grant-date fair value of $210,000, based on a stock price of $0.30 per share on August 8, 2024 (date of final board approval and grant date).

The Company agreed that as part of the compensation package in the addendum to the Ludwig Agreement, dated December 27, 2025, the share issuance shall be based on a fixed dollar amount of $60,000 as set forth in the Ludwig Agreement, with the number of shares calculated based on the applicable share price at the time of issuance.

On January 5, 2026, the Company issued 1,727,115 shares of the Company’s common stock to Dale Ludwig for the service period from May 1, 2025 to May 1, 2026, based on a stock price of $0.0579 per share on January 5, 2026 (date of final board approval and grant date).

During the nine months ended March 31, 2026, the Company recognized $80,082 of consulting expense related to the Ludwig Agreement, which is included in selling, general and administrative expenses.

AUM Capital Markets Advisory Agreement

On November 29, 2024, the Company, through VRI entered into a consulting services agreement (the “AUM Agreement”) to engage AUM Media Inc (“AUM”), a Delaware corporation, to provide capital markets advisory, investor relations, and media relations services in connection with the Company’s planned equity financing and anticipated Nasdaq uplisting.

The AUM Agreement provides for:

●	a monthly cash fee of $6,000, and

●	the issuance of 9,313,100 shares (0.75% of the Company’s outstanding shares as of November 29, 2024).

The shares are issuable in two tranches:

●	4,656,550 shares upon execution of the agreement, and

●	4,656,550 shares upon Nasdaq listing.

On January 2, 2025, the Company issued the first tranche of 4,656,550 shares to Aegis Ventures Limited, as designated by AUM.

The 4,656,550 shares had a grant-date fair value of $745,048, based on a grant date of November 29, 2024 and closing stock price of $0.16 per share. The shares were issued in advance of the service period from January 1, 2025 through December 31, 2025, and compensation expense is recognized over the service period.

During the nine months ended March 31, 2026, the Company recognized $375,586 of consulting expense related to the AUM Agreement and is recorded to selling, general and administrative expenses.

Poorman Agreement

On January 2, 2026, the Company, through VRI, entered into a services agreement (the “Poorman Agreement”) with Christopher David Poorman to engage him as Logistic & Deployment Consultant to the Company and its affiliates, including operational strategy, scaling, process development, and safety, compliance, and risk management.

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Under the Poorman Agreement, the Company issued 165,631 shares of the Company’s common stock on February 19, 2026. The shares had a grant-date fair value of $8,000, based on a closing stock price of $0.0483 per share on February 19, 2026 (date of final board approval and grant date).

The shares were issued in advance of the service period from January 2, 2026 through December 31, 2026. Accordingly, the Company recognizes the related compensation expense over the service period.

During the nine months ended March 31, 2026, the Company recognized $1,956 of consulting expense related to the Poorman Agreement, which is included in selling, general and administrative expenses.

Apex Agreement

On January 2, 2026, the Company, through VRI, entered into a services agreement (the “Apex Agreement”) with Technologies Apex, LLC for business development and packaging strategy advisory services, including packaging optimization and design, marketing and branding, sales enablement, and related strategic support.

Under the Apex Agreement, the Company issued 3,975,155 shares of the Company’s common stock on February 19, 2026. The shares had a grant-date fair value of $192,000, based on a closing stock price of $0.0483 per share on February 19, 2026 (date of final board approval and grant date).

The shares were issued in advance of the service period from January 2, 2026 through January 1, 2027. Accordingly, the Company recognizes the related compensation expense over the two-year service period.

During the nine months ended March 31, 2026, the Company recognized $23,440 of consulting expense related to the Apex Agreement, which is included in selling, general and administrative expenses.

Michelle Yanez – Senior Advisor Capital Markets, Finance & SEC Compliance

On March 1, 2026, the Company, through VRI, entered into a services agreement (the “Yanez Agreement”) with Michelle Yanez to serve as a senior advisor to the Company on capital markets, finance, and SEC compliance matters, including advisory support in connection with a potential Nasdaq uplisting and related exchange requirements, monitoring of Nasdaq compliance and SEC reporting obligations, assistance with financial systems and internal controls, coordination with external auditors, and investor readiness support.

The Company agreed that 50% of the monthly salary will be paid in cash, with the remaining 50% to be settled in shares of the Company’s common stock. The equity portion is based on a fixed monthly value of $4,750, with the number of shares issued calculated based on the Company’s share price at the time of issuance, in accordance with the Yanez Agreement. The Yanez Agreement became effective on March 1, 2026 and continues on an ongoing basis.

During the nine months ended March 31, 2026, the Company recognized $9,500 of expense related to the Yanez Agreement, within selling, general and administrative expenses, including $4,750 of stock-based compensation expense associated with the equity-settled portion of the arrangement and $4,750 associated with the cash-settled portion of the consulting fees. As of the date of this Quarterly Report, the shares have not been issued yet.

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Employee and Director Share Compensation

Eric Bava – Chief Operating Officer

On October 1, 2023, the Company entered into an employment agreement with Eric Bava, (the “Bava Employment Agreement”, as amended) with the Company’s Chief Operating Officer. The Company agreed to issue 670,000 of the Company’s common stock annually to Eric Bava, upon completion of each full year of service under the Bava Employment Agreement, as amended. The term of the Bava Employment Agreement will remain effective until September 30, 2027.

On August 30, 2024, the Company approved and issued 670,000 shares with a grant-date fair value of $181,235, based on a closing stock price of $0.2705 per share on August 30, 2024 (date of final board approval and grant date). These shares were related to the service period from October 1, 2023 through September 30, 2024.

Pursuant to the addendum to the Bava Employment Agreement dated August 29, 2025, the grant-date fair value of the share-based compensation for the second year of service was established at $60,000. Prior to the establishment of the grant date, compensation expense was accrued based on management’s estimate of fair value in accordance with ASC 718-10-30-6. Accordingly, $44,877 was recognized over the requisite service period from October 1, 2024 through June 30, 2025.

On January 5, 2026, the Company issued 1,036,269 shares of the Company’s common stock to Eric Bava, for the service period from October 1, 2024 to September 30, 2025, based a stock price of $0.0579 per share on January 5, 2026 date of final board approval and grant date).

During the nine months ended March 31, 2026, the Company recognized $45,041 of compensation expense related to the Bava Employment Agreement, which includes accruals based on best estimate, and is recorded to selling, general and administrative expenses.

Jeremy P. Concannon – Chief Growth Officer

On July 31, 2024, VRI entered into a service agreement with Jeremy P. Concannon, the Company’s Chief Growth Officer of the Company, effective from August 1, 2024 (the “Concannon Services Agreement”).

Pursuant to the Concannon Services Agreement, as amended on September 27, 2024, the Company agreed to issue a total of 4,050,000 shares of the Company’s common stock to Jeremy P. Concannon over three tranches of 1,350,000 shares, with each tranche of shares to be issued as compensation for each service period beginning 12 months from August 1, 2024, and 2025, and for 14 months from August 1, 2026, to September 30, 2027, respectively. The term of the Concannon Service Agreement will remain effective until September 30, 2027, and both parties may renew the agreement, or enter into a new agreement as may be mutually agreed on terms to be separately negotiated.

The first tranche of 1,350,000 shares was approved and issued on August 30, 2024, with a grant-date fair value of $365,175, based on a closing stock price of $0.2705 per share on August 30, 2024 (date of final board approval and grant date).

During the nine months ended March 31, 2026, the Company recognized $79,368 of compensation expense related to the Concannon Services Agreement, which is recorded to selling, general and administrative expenses. The second tranche of 1,350,000 shares of common stock due to be issued to Mr. Concannon on August 31, 2025, has not been issued as of the date of this Quarterly Report.

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Hannah Bruehl – Chief of Staff

The Company agreed to issue 50,000 shares of common stock to Hannah Bruehl, Chief of Staff of the Company for the service period from September 3, 2024 to September 2, 2025, as part of the compensation package in the employment agreement signed on September 3, 2024 (the “Bruehl Agreement”).

The shares were approved and issued on January 3, 2025, and had a grant-date fair value of $9,280, based on a closing stock price of $0.1856 per share on January 3, 2025 (date of final board approval and grant date).

The Company agreed that as part of the compensation package in the addendum to the Bruehl Agreement, dated December 27, 2025, the share issuance shall be based on a fixed dollar amount of $5,000 as set forth in the Bruehl Agreement, with the number of shares calculated based on the applicable share price at the time of issuance.

On January 5, 2026, the Company issued 86,355 shares of the Company’s common stock to Hannah Bruehl for the service period from September 3, 2025 to September 2, 2026, based on a stock price of $0.0579 per share on January 5, 2026 (based on date of final board approval and grant date).

During the nine months ended March 31, 2026, the Company recognized $4,504 of compensation expense related to this award, which is recorded to selling, general and administrative expenses.

Karl Strahl – Director

On June 1, 2025, the Company approved and issued 350,000 shares of common stock to Karl Strahl pursuant to a director appointment agreement, dated May 1, 2025, by and between the Company and Karl Strahl, covering the service period May 1, 2025 through April 30, 2026.

The shares had a grant-date fair value of $33,110, based on a stock price of $0.0946 per share on January 3, 2025 (date of final board approval and grant date).

During the nine months ended March 31, 2026, the Company recognized $24,855 of director compensation expense related to this award, which is recorded as selling, general and administrative expenses.

License Agreement

C-Twelve Joint Development and License Agreement

On October 18, 2024, the Company entered into a binding term sheet with C-Twelve (the “C-Twelve Term Sheet”), pursuant to which C-Twelve agreed to grant the Company: (i) an exclusive license to utilize its proprietary binder and biochar asphalt mixed designs for the production and commercialization of asphalt surfacing-related products within the United States; and (ii) a first right of refusal to extend the exclusive licensing of the Licensed Technology (as defined in the C-Twelve Term Sheet) to other countries and territories, subject to terms and conditions to be mutually agreed.

The C-Twelve Term Sheet, originally set to expire on February 28, 2025, was subsequently extended to May 31, 2025. On May 19, 2025, the Company and C-Twelve entered into the C-Twelve Agreement, which formalized the licensing and collaboration terms contemplated by the C-Twelve Term Sheet.

In consideration for the rights granted under the C-Twelve Agreement, the Company agreed to issue 1,500,000 shares of the Company’s common stock to C-Twelve within thirty (30) business days following the effective date of the C-Twelve Agreement. On June 1, 2025, the Company approved and issued 1,500,000 shares to Sundeo Pty Ltd, an affiliate designated by C-Twelve.

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The shares had a grant-date fair value of $141,900, calculated based on the Company’s closing stock price of $0.0946 per share on June 1, 2025, which represents the date of final board approval and grant date.

The Company determined that the share issuance represents compensation for services and other performance obligations associated with the arrangement including licensing, development, and collaboration activities. Accordingly, the fair value of the shares is recognized as expense over the service period of May 19, 2025 through May 18, 2035, in accordance with ASC 718.

During the nine months ended March 31, 2026, the Company recognized $10,646 of licensing expense related to the C-Twelve Agreement, which was recorded in selling, general and administrative expenses.

Unrecognized Stock-Based Compensation

Although shares are generally issued as fully vested upon grant, certain awards are granted in advance of the performance of services. Accordingly, the Company has unrecognized stock-based compensation cost related to services to be rendered in future periods.

As of March 31, 2026 and June 30, 2025:

●	Nonemployee awards: $328,433 and $581,338, respectively, of unrecognized compensation expense to be recognized over a weighted-average period of 3.51 years and 3.79 years, respectively.

●	Employee and director awards: $4,845 and $60,219, respectively, of unrecognized compensation expense to be recognized over a weighted-average period of 0.27 years and 0.60 years, respectively.

There was no income tax benefit recognized in connection with stock-based compensation expenses.

NOTE 22 - COMMITMENTS AND CONTINGENCIES

Future commitments with regards to repayment of lease liabilities are disclosed in Note 13.

Apart from the above, as of March 31, 2026, the Company had the following capital commitment:

a)	commitment to issue shares of common stock to the following service providers on or before October 31, 2026, subject to final board approval for the second and third tranches equivalent to the fixed dollar amounts as below, for services to be performed pursuant to each individual’s respective service agreement and related addendum signed with the nonemployees as disclosed in Note 21:

Financial year ended June 30, 2027:
Nam Tran	100,000
Raymond Powell	100,000
Dale Ludwig	60,000
260,000

b)	commitment to issue 1,350,000 shares of the Company’s shares of common stock to Jeremy P. Concannon, an employee, for the second tranche for a twelve-month service period from August 1, 2025, which was due on or before August 31, 2025 and the third tranche of 1,350,000 shares of common stock for a fourteen-month period commencing August 1, 2026, both being subject to final board approval and pursuant to the service agreement signed as disclosed in Note 21.

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c)	commitment to cancel 375,000 shares of common stock pursuant to a service agreement and a service and stock cancellation agreement with EMGTA LLC as disclosed in Note 15.

d)	quarterly committed payments of $62,500, to be paid in advance for the period from April 2026 to December 2026 to support a 3-year performance testing project titled “Structural Capacity of Sustainable Pavement” pursuant to an agreement entered with NCAT at Auburn University on June 27, 2024.

e)	commitment to issue 4,656,550 shares of common stock to Aegis Ventures Limited pursuant to the terms of the consulting services agreement that the Company through its wholly-owned subsidiary Verde Renewables entered into with AUM on November 29, 2024, within three days following the Company’s listing on the NASDAQ.

f)	commitment pursuant to the terms of the C-Twelve Agreement dated May 19, 2025 and its’ addendum dated October 8, 2025 entered into by the Company’s wholly-owned subsidiary, Verde Renewables, with C-Twelve, (i) to allocate to C-Twelve a royalty equal to three percent (3%) of all future carbon removal credits generated through the use of Verde-C-Twelve intellectual properties, (ii) to pay an additional license fee of $1,000,000 for the expanded territories of Mexico and Canada, and (iii) to provide a loan to C-Twelve in an amount not less than $2,000,000 (the “C-Twelve Loan”), with interest accruing at the lowest applicable federal rate, within thirty (30) days of our common stock being successfully listed on a U.S. national exchange, provided that if such funding is not achieved by July 31, 2026, C-Twelve shall have the right, on ten (10) business days’ notice, to hold us in breach of the Joint Development Agreement.

g)	commitment to provide Ergon with forty percent (40%) of its share of the carbon removal credits generated from the mixing of the final carbon sequestering BioAsphalt™ surface material, so long as the carbon removal credits are generated from bulk mixing or packaged mixed product, and the mixing of the final BioAsphalt™ surface material includes biochar purchased from the Company.

h)	Commitment to issue shares to Michelle Yanez based on a monthly fixed dollar amount of $4,750, subject to final board approval and pursuant to the Yanez Agreement as disclosed in Note 21.

As of March 31, 2026, the Company has no material contingencies.

NOTE 23 - SUBSEQUENT EVENTS

On May 4, 2026, the Board of Directors, by unanimous written consent, extended the employment terms of Jack Wong, the Company’s Chief Executive Officer and Eric Bava, the Company’s Chief Operating Officer, for an additional five-year period commencing upon the expiration of their current employment agreements on September 30, 2027, and continuing through September 30, 2032, to support leadership continuity in connection with the Company’s anticipated uplisting to the Nasdaq Capital Market and ongoing strategic growth initiatives. The extensions will be on terms consistent with each executive’s existing compensation arrangements and will be subject to the Company’s post-uplisting executive compensation framework previously approved by the Board in April 2025.

In accordance with ASC Topic 855, Subsequent Events, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before unaudited condensed consolidated financial statements are issued, the Company has evaluated all events or transactions that occurred after March 31, 2026, up through the date the Company issued the unaudited condensed consolidated financial statements.

NOTE 24 – REVISIONS OF PRIOR-YEAR COMPARATIVE AMOUNTS

During the preparation of the consolidated financial statements for the year ended June 30, 2025, management identified errors in the classification of certain share-based compensation arrangements and equity balances in the previously issued unaudited condensed consolidated financial statements for the period ended March 31, 2025. As a result, the Company has revised certain prior-year comparative amounts to correct these errors. The Company evaluated these adjustments in accordance with ASC 250-10-45-22 through 45-26 and concluded that the revision was required to correct errors in the application of ASC 718, specifically related to the classification of certain equity-related balances. Management determined that certain share-based compensation arrangements for which the service inception period had commenced, but the grant-date criteria under ASC 718 had not yet been met, were previously presented within stockholders’ equity. Under ASC 718, when the grant date has not occurred but services have begun, the related cost attribution should be recognized as a liability until the grant-date criteria are satisfied. Accordingly, the Company has revised the comparative Statement of Changes in Equity as of March 31, 2025 to reclassify the related accrued share-based compensation amounts from stockholders’ equity to current liabilities.

In addition, the Company adjusted the presentation of certain equity related accounts to reflect their appropriate classification in accordance with U.S. GAAP. The Company further evaluated whether the identified errors were material to the previously issued unaudited condensed financial statements in accordance with ASC 250 and Staff Accounting Bulletin No. 99. Based on this evaluation, the Company determined that the errors were not material, either individually or in the aggregate, to the prior period financial statements and did not materially impact trends in results of operations, compliance with regulatory requirements, or key financial metrics. Accordingly, the Company concluded that a revision of certain comparatives included in the current filing relating to prior period unaudited condensed financial statements (commonly referred to as a “little ‘r’ restatement”) was appropriate and has revised the prior period unaudited condensed financial statements in the current filing to correct these errors and enhance transparency.

F-98

Equity and Share-Based Compensation Presentation

Certain balances previously presented as common stock to be issued were combined with common stock issued and common stock to be cancelled were combined within additional paid-in capital in the unaudited condensed consolidated statements of changes in stockholders’ equity to reflect issued share capital on a consistent basis.

Certain share-based compensation arrangements with a non-employee for which the service inception period had not yet commenced, but for which the grant-date criteria under ASC 718 had been satisfied as of December 31, 2024, were previously presented within stockholders’ equity as deferred stock-based compensation as at December 31, 2024. Upon further evaluation, management determined that the related compensation cost should be classified as prepaid share-based compensation as at December 31, 2024 as the grant-date criteria was met as at that reporting date and the shares were committed to be issued. Accordingly, these amounts previously included as deferred stock-based compensation in stockholders’ equity as of December 31, 2024 were reclassified to prepaid share-based compensation in the consolidated balance sheet as at December 31, 2024, resulting in a corresponding change to the stockholders’ equity balance as at December 31, 2024.

Certain share-based compensation arrangements for which the service inception period had commenced, but for which the grant-date criteria under ASC 718 had not yet been satisfied, were previously presented within stockholders’ equity. Upon further evaluation, management determined that the related compensation cost should be classified as a current liability until the grant-date criteria are met. Accordingly, certain amounts previously included in stockholders’ equity as of July 1, 2024 (June 30, 2024) were reclassified to current liabilities in the consolidated balance sheet, resulting in a corresponding change to the opening stockholders’ equity balance.

The revisions described above had no impact on previously reported net loss, earnings per share, total assets, or total cash flows. However, it resulted in changes to the classification and presentation of certain line items within the consolidated statements of changes in stockholders’ equity.

Consolidated statements of changes in stockholders’ equity line item

	Common stock		Common stock to be	Common stock to be	Deferred stock-based	Additional paid-in
	No. of shares	Amount	issued	cancelled	compensation	capital	Total
Balance as of July 1, 2024
- As previously reported	1,222,245,276	$1,199,358	$22,887	$(375)	$-	$49,921,380	$37,591,140
- Revisions	(898,690)	$21,988	$(22,887)	$375	$-	$(274,346)	$(274,870)
- As revised	1,221,346,586	$1,221,346	$-	$-	$-	$49,647,034	$37,316,270
Shares issued for private placement
- As previously reported	6,024,439	$6,024	$-	$-	$-	$577,976	$584,000
- Revisions	3,277,775	$3,278	$-	$-	$-	$316,722	$320,000
- As revised	9,302,214	$9,302	$-	$-	$-	$894,698	$904,000
Share issued for previously committed private placement
- As previously reported	-	$21,988	$(21,988)	$-	$-	$-	$-
- Revisions	-	$(21,988)	$21,988	$-	$-	$-	$-
- As revised	-	$-	$-	$-	$-	$-	$-
Shares issued to service provider
- As previously reported	2,302,890	$2,303	$-	$-	$-	$788,506	$790,809
- Revisions	5,053,660	$5,053	$-	$-	$-	$879,186	$884,239
- As revised	7,356,550	$7,356	$-	$-	$-	$1,667,692	$1,675,048
Shares issued for previously committed issued to service provider
- As previously reported	-	$397	$(397)	$-	$-	$-	$-
- Revisions	-	$(397)	$397	$-	$-	$-	$-
- As revised	-	$-	$-	$-	$-	$-	$-
Shares issued for previously committed issued to employee
- As previously reported	-	$502	$(502)	$-	$-	$-	$-
- Revisions	-	$(502)	$502	$-	$-	$-	$-
- As revised	-	$-	$-	$-	$-	$-	$-
Shares issued to employee
- As previously reported	1,518,420	$1,518	$-	$-	$-	$409,213	$410,731
- Revisions	551,580	$552	$-	$-	$-	$(165,968)	$(165,416)
- As revised	2,070,000	$2,070	$-	$-	$-	$243,245	$245,315
Shares to be issued for private placement
- As previously reported	3,277,775	$-	$3,278	$-	$-	$316,722	$320,000
- Revisions	(3,277,775)	$-	$(3,278)	$-	$-	$(316,722)	$(320,000
- As revised	-	$-	$-	$-	$-	$-	$-
Shares to be issued to service provider
- As previously reported	4,656,550	$-	$4,656	$-	$(745,048)	$740,392	$-
- Revisions	(4,656,550)	$-	$(4,656)	$-	$745,048	$(740,392)	$-
- As revised	-	$-	$-	$-	$-	$-	$-
Shares to be issued to employee
- As previously reported	50,000	$-	$50	$-	$-	$9,230	$9,280
- Revisions	(50,000)	$-	$(50)	$-	$-	$(9,230)	$(9,280)
- As revised	-	$-	$-	$-	$-	$-	$-
Share based compensation to employee
- As previously reported	-	$-	$-	$-	$-	$-	$-
- Revisions	-	$-	$-	$-	$-	$92,044	$92,044
- As revised	-	$-	$-	$-	$-	$92,044	$92,044
Balance as of December 31, 2024
- As previously reported	1,249,280,892	$1,241,296	$7,984	$(375)	$(745,048)	$53,385,101	$37,958,212
- Revisions	-	$7,984	$(7,984)	$375	$745,048	$(218,706)	$526,717
- As revised	1,249,280,892	$1,249,280	$-	$-	$-	$53,166,395	$38,484,929
Shares issued for private placement
- As previously reported	3,905,555	$3,906	$-	$-	$-	$386,094	$390,000
- Revisions	183,333	$183	$-	$-	$-	$24,817	$25,000
- As revised	4,088,888	$4,089	$-	$-	$-	$410,911	$415,000
Share issued for previously committed private placement
- As previously reported	-	$3,278	$(3,278)	$-	$-	$-	$-
- Revisions	-	$(3,278)	$3,278	$-	$-	$-	$-
- As revised	-	$-	$-	$-	$-	$-	$-
Shares issued for previously committed issued to service provider
- As previously reported	-	$4,656	$(4,656)	$-	$745,048	$-	$745,048
- Revisions	-	$(4,656)	$4,656	$-	$(745,048)	$-	$(745,048)
- As revised	-	$-	$-	$-	$-	$-	$-
Shares issued for previously committed issued to employee
- As previously reported	-	$50	$(50)	$-	$-	$-	$-
- Revisions	-	$(50)	$50	$-	$-	$-	$-
- As revised	-	$-	$-	$-	$-	$-	$-
Shares to be issued for private placement
- As previously reported	183,333	$-	$183	$-	$-	$24,817	$25,000
- Revisions	(183,333)	$-	$(183)	$-	$-	$(24,817)	$(25,000)
- As revised	-	$-	$-	$-	$-	$-	$-
Share based compensation to employee
- As previously reported	-	$-	$-	$-	$-	$-	$-
- Revisions	-	$-	$-	$-	$-	$92,331	$92,331
- As revised	-	$-	$-	$-	$-	$92,331	$92,331
Balance as of March 31, 2025
- As previously reported	1,253,169,780	$1,252,986	$183	$(375)	$-	$53,776,212	$37,942,163
- Revisions	-	$183	$(183)	$375	$-	$(126,375)	$(126,000)
- As revised	1,253,169,780	$1,253,169	$-	$-	$-	$53,649,837	$37,816,163

The revised presentation reflects the correction of classification errors described above, as well as related adjustments to improve the consistency and comparability of the Company’s financial statement presentation between periods.

In the consolidated statements of operations and comprehensive loss, the weighted average shares of common stock outstanding for the three months ended March 31, 2025 were also revised compared to the amounts previously reported in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2025.

In connection with the revisions, the Company also reclassified certain lease-related and stock-based compensation cash flow amounts within the consolidated statements of cash flows to conform to the current year presentation. These revisions include the correction of classification errors related to certain lease-related cash flows previously misclassified between operating and financing activities, revisions to the classification of stock-based compensation between non-employee and employee categories, and expanded supplemental cash flow disclosures, including interest paid and noncash investing and financing activities.

These revisions were made in accordance with ASC 842, Leases, ASC 718, Compensation-Stock Compensation, and ASC 230, Statement of Cash Flows, and did not impact the total net change in cash for the period.

Consolidated statements of cash flows line item	As previously reported	Revisions	As revised

Stock-based compensation-nonemployee	$1,002,807	$(5,339)	$997,468
Stock-based compensation-employee	$288,673	$5,339	$294,012
Operating lease expense	$5,368	$21,846	$27,214
Repayment of operating lease liabilities	$-	$(27,214)	$(27,214)
Total cash flows from operating activities	$(2,585,890)	$(5,368)	$(2,591,258)

Lease interest paid	$(5,368)	$5,368	$-
Total cash flows from financing activities	$325,052	$(5,368)	$330,420
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$-	$16,247	$16,247
SUPPLEMENTAL NONCASH DISCLOSURE:
Share issuance for employee compensation	$-	$294,011	$294,011
Promissory note to related party settled by Company’s common stock	$-	$675,888	$675,888

During the preparation of the condensed consolidated financial statements for the nine-months ended March 31, 2026, management restated the weighted average number of shares (basic and diluted) for the three-months ended March 31, 2025.

Consolidated statements of operations	As previously reported	Revisions	As revised

Weighted average common stock outstanding
- Basic and diluted	1,238,271,472	12,553,853	1,250,825,325
F-99

Verde Resources, Inc.

[●] Shares of Common Stock

Underwriter Warrants to Purchase up to [●] Shares of Common Stock

[●] Shares of Common Stock Underlying the Underwriter Warrants

PROSPECTUS

Maxim Group LLC

, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fees payable to the SEC.

Item	Amount to be Paid
SEC registration fee	$837.75
FINRA filing fee	$1,409.94
Nasdaq listing fee	$50,000.00
Legal fees and expenses	$250,000.00
Accounting fees and expenses	$125,000.00
Miscellaneous expenses	$158,110.90
Total	$580,358.00

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Revised Statutes (“NRS”) 78.138(7) provides that, subject to limited statutory exceptions and unless the articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, a director or officer is not individually liable to a corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (i) the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (ii) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. NRS 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

II-1

NRS 78.7502(3) provides that any discretionary indemnification pursuant to NRS 78.7502 (unless ordered by a court or advanced pursuant to NRS 78.751(2)), may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances. The determination must be made (i) by the stockholders; (ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. NRS 78.751(2) provides that the corporation’s articles of incorporation or bylaws, or an agreement made by the corporation, may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation.

Under the NRS, the indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to NRS 78.751:

●	Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to NRS 78.751(2), may not be made to or on behalf of any director or officer if a final adjudication establishes that the director’s or officer’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

●	Continues for a person who has ceased to be a director, officer, employee, or agent and inures to the benefit of the heirs, executors and administrators of such a person.

A right to indemnification or to advancement of expenses arising under a provision of the articles of incorporation or any bylaw is not eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

Our governing documents provide that to the fullest extent permitted under the NRS (including, without limitation, to the fullest extent permitted under NRS 78.7502 and 78.751(3)) and other applicable law, that we shall indemnify our directors and officers in their respective capacities as such and in any and all other capacities in which any of them serves at our request.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we issued securities that were not registered under the Securities Act as set forth below. The following is a summary of transactions from July 1, 2023, until the date of this prospectus involving issuances of our securities that were not registered under the Securities Act and does not give effect to the planned Reverse Stock Split. The offers, sales and issuances of the securities described below were exempt from registration either (i) under Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder in that the transactions were between an issuer and sophisticated investors or members of its senior executive management and did not involve any offering within the meaning of Section 4(a)(2), or (ii) under Regulation S promulgated under the Securities Act in that offers, sales and issuances were not made to persons in the United States and no directed selling efforts were made in the United States, or (iii) under Rule 144A under the Securities Act in that the shares were offered and sold by the initial purchasers to qualified institutional buyers, or (iv) under Rule 701 promulgated under the Securities Act in that the transactions were under compensatory benefit plans and contracts relating to compensation.

II-2

●	On November 22, 2023, we issued a total of 14,931,624 shares of our common stock to twenty-five investors pursuant to private placement agreements. The private placements in which the 14,931,624 shares of common stock were issued were comprised of (1) 11,538,461 shares of common stock issued to five non-U.S. investors for aggregate gross proceeds of $1,050,000, at a price of $0.091 per share, (2) 100,000 shares of common stock issued to a non-U.S. investor for gross proceeds of $10,000, at a price of $0.10 per share, (3) 1,943,163 shares of common stock issued to ten U.S. investors for aggregate gross proceeds of $176,828, at a price of $0.091 per share, and (4) 1,350,000 shares of common stock issued to nine U.S. investors for aggregate gross proceeds of $135,000 at, a price of $0.10 per share.

●	On December 4, 2023, we issued a total of 1,238,889 shares of our common stock to five investors pursuant to private placement agreements. The private placements in which the 1,238,889 shares of common stock were issued were comprised of (1) 850,000 shares of common stock issued to four U.S. investors for aggregate gross proceeds of $85,000, at price of $0.10 per share, and (2) 388,889 shares of common stock issued to one U.S. investor for gross proceeds of $35,000, at a price of $0.09 per share.

●	On January 31, 2024, we issued 1,000,000 shares of our common stock as compensation to a corporate consultant pursuant to the terms of a services agreement.

●	On February 26, 2024, we issued 555,555 shares of our common stock to one U.S. investor for gross proceeds of $50,000, at a price of $0.09 per share pursuant to a private placement agreement.

●	On April 12, 2024, we issued a total of 2,881,274 shares of our common stock to four non-U.S. investors for aggregate gross proceeds of $311,178, at a price of $0.108 per share pursuant to private placement agreements.

●	On April 15, 2024, we issued a total of 3,055,555 shares of our common stock to four investors pursuant to private placement agreements. The private placements in which the 3,055,555 shares of common stock were issued were comprised of (1) 200,000 shares of common stock issued to one U.S. investor for gross proceeds of $18,200, at a price of $0.091 per share, (2) 2,300,000 shares of common stock issued to two U.S. investors for aggregate gross proceeds of $230,000, at a price of $0.10 per share, and (3) 555,555 shares of common stock issued to one U.S. investor for gross proceeds of $50,000, at a price of $0.09 per share.

●	On May 24, 2024, pursuant to the Service and Stock Cancellation Agreements with two corporate consultants, we issued a total of 297,076 shares of our common stock to the two corporate consultants for their services rendered until cancellation. Pursuant to the Service and Stock Cancellation Agreements, a total of 800,000 shares of our common stock were cancelled on February 28, 2024.

●	On July 24, 2024, we issued a total of 9,199,443 shares of our common stock to twenty-five investors pursuant to private placement agreements. The private placements in which the 9,199,443 shares of our common stock were issued were comprised of (1) 3,194,443 shares of common stock issued to four U.S. investors for aggregate gross proceeds of $287,500, at a price of $0.09 per share, and (2) 6,005,000 shares of common stock issued to twenty U.S. investors and one non-U.S. investor for aggregate gross proceeds of $600,500, at a price of $0.10 per share.

●	On July 31, 2024, we issued a total of 2,000,000 shares of our common stock to two corporate consultants as part of the compensation package in their services agreements.

●	On August 8, 2024, we issued 700,000 shares of our common stock to a corporate consultant as part of the compensation package in a services agreement.

●	On August 9, 2024, we issued a total of 12,728,888 shares of our common stock to twenty-five investors pursuant to private placement agreements. The private placements in which the 12,728,888 shares of our common stock were issued were comprised of (1) 888,888 shares of common stock issued to a U.S. investor for gross proceeds of $80,000, at a price of $0.09 per share, and (2) 11,840,000 shares of common stock issued to twenty-three U.S. investors and one non-U.S. investor for aggregate gross proceeds of $1,184,000, at a price of $0.10 per share.

II-3

●	On August 16, 2024, we issued 9,655,542 shares of our common stock to a creditor as settlement of a promissory note with an aggregate amount outstanding of $675,888.

●	On August 26, 2024, we issued a total of 4,712,221 shares of our common stock to eleven investors pursuant to private placement agreements. The private placements in which the 4,712,221 shares of our common stock were issued were comprised of (1) 722,221 shares of common stock issued to three U.S. investors for aggregate gross proceeds of $65,000, at a price of $0.09 per share, and (2) 3,990,000 shares of common stock issued to six U.S. investors and two non-U.S. investors for aggregate gross proceeds of $399,000, at a price of $0.10 per share.

●	On August 30, 2024, we issued 1,350,000 shares of our common stock to our Chief Growth Officer as part of the compensation package in a services agreement.

●	On August 30, 2024, we issued 670,000 shares of our common stock to our Chief Operating Officer as part of the compensation package in an employment agreement.

●	On September 16, 2024, we issued a total of 572,222 shares of our common stock to three U.S. investors pursuant to private placement agreements. The private placements in which the 572,222 shares of our common stock were issued were comprised of (1) 222,222 shares of common stock issued to a U.S. investor for aggregate gross proceeds of $20,000, at a price of $0.09 per share, and (2) 350,000 shares of common stock issued to two U.S. investors for aggregate gross proceeds of $35,000, at a price of $0.10 per share.

●	On October 16, 2024, we issued a total of 800,000 shares of our common stock to three U.S. investors for aggregate gross proceeds of $80,000, at a price of $0.10 per share pursuant to private placement agreements.

●	On January 2, 2025, we issued an aggregate of 4,656,550 shares of our common stock as compensation to a consultant pursuant to a consulting services agreement.

●	On January 2, 2025, we issued a total of 3,277,775 shares of our common stock to thirteen U.S. investors pursuant to private placement agreements. The private placements in which the 3,277,775 shares of our common stock were issued were comprised of (1) 2,500,000 shares of common stock issued to seven U.S. investors for aggregate gross proceeds of $250,000, at a price of $0.10 per share, and (2) 777,775 shares of common stock issued to six U.S. investors for aggregate gross proceeds of $70,000, at a price of $0.09 per share.

●	On January 3, 2025, we issued 50,000 shares of our common stock to our Chief of Staff as part of the compensation package in an employment agreement.

●	On February 18, 2025, we issued a total of 3,905,555 shares of our common stock to nine investors pursuant to private placement agreements. The private placements in which the 3,905,555 shares of our common stock were issued were comprised of (1) 3,000,000 shares of common stock issued to a non-U.S. investor for gross proceeds of $300,000, at a price of $0.10 per share, (2) 850,000 shares of common stock issued to seven U.S. investors for aggregate gross proceeds of $85,000, at a price of $0.10 per share, and (3) 55,555 shares of common stock issued to a U.S. investor for aggregate gross proceeds of $5,000, at a price of $0.09 per share.

●	On May 20, 2025, we issued a total of 249,999 shares of our common stock to one U.S. investor and one non-U.S. investor for aggregate gross proceeds of $24,999.90, at a price of $0.10 per share pursuant to private placement agreements.

●	On June 1, 2025, we issued an aggregate of 1,500,000 shares of our common stock as consideration to C- Twelve Pty Ltd. pursuant to the terms of a joint development agreement.

●	On June 1, 2025, we issued 350,000 shares of our common stock to our director, Karl Strahl, pursuant to his director appointment agreement.

●	On July 1, 2025, we issued a total of 1,000,000 shares of our common stock to a corporate consultant as part of the compensation package in their services agreements.

●	On July 1, 2025, we issued 4,444,445 shares of our common stock to one non-U.S. investor for gross proceeds of $400,000, at a price of $0.09 per share.

●	On July 1, 2025, we issued 3,300,000 shares of our common stock to one non-U.S. investor and seven U.S. investors for aggregate gross proceeds of $264,000, at a price of $0.08 per share.

●	On July 28, 2025, we issued a total of 187,500 shares of our common stock to one U.S. investor for gross proceeds of $15,000, at a price of $0.08 per share.

●	On September 12, 2025, we issued a total of 5,412,500 shares of our common stock to three non-U.S. shareholders for aggregate gross proceeds of $433,000, at a price of $0.08 per share.

●	On October 31, 2025, we issued 24,943,876 shares of our common stock and a warrant to purchase 24,943,876 shares of our common stock to Ergon at a combined purchase price of $0.08018 per share for gross proceeds of approximately $2 million.

●	On January 5, 2026, we issued 1,036,269 shares of our common stock to Eric Bava, our Chief Operating Officer, as part of the compensation package in his employment agreement.

●	On January 5, 2026, we issued a total of 3,454,230 shares of our common stock to two corporate consultants as part of the compensation package in their services agreements.

●	On January 5, 2026, we issued 86,355 shares of our common stock to an employee as part of the compensation package in her employment agreement.

●	On February 19, 2026, we issued a total of 4,140,786 shares of our common stock to two corporate consultants as part of the compensation package in their services agreements.

●	On June 5, 2026, the we issued 1,350,000 shares of our common stock to Jeremy Concannon, our Chief Growth Officer, as part of the compensation package in his services agreement.

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ITEM 16. EXHIBITS

The following is a list of exhibits filed as a part of this registration statement:

Exhibit No.	Exhibit Description
1.1**	Form of Underwriting Agreement
2.1	Share Sale Agreement dated March 13, 2023, by and between Verde Resources Asia Pacific Limited and Jusra Mining Merapoh Sdn Bhd (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on March 13, 2023).
2.2	Share Sale Agreement dated March 23, 2023, by and between Verde Resources (Malaysia) Sdn Bhd and Murugesu A/L M. Narasimha and Deivamalar A/P Kandiah (incorporated by reference to Exhibit 1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 29, 2023).
3.1**	Amended and Restated Articles of Incorporation of the Registrant.
3.2**	Amended and Restated Bylaws of the Registrant.
4.1	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on November 4, 2025).
4.2**	Form of Underwriter’s Warrant
5.1**	Opinion of Parsons Behle & Latimer as to the legality of the securities being registered
10.1*#+†	License Agreement, dated October 10, 2025, by and between Verde Renewables, Inc. and Ergon Asphalt & Emulsions, Inc.
10.2	Securities Purchase Agreement, dated October 31, 2025, by and between Verde Renewables, Inc. and Ergon Asphalt & Emulsions, Inc. (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on November 4, 2025).
10.3	Joint Development Agreement between Verde Resources, Inc. and C-Twelve Pty Ltd dated May 19, 2025 (incorporated by reference to Exhibit 10.1 of the Registrant’s Second Amendment to its Current Report on Form 8-K, filed with the SEC on May 22, 2025).
10.4*†	Addendum to Joint Development Agreement, effective October 8, 2025, by and between Verde Resources, Inc. and C-Twelve Pty Ltd.
10.5	Purchase and Sale Agreement dated January 17, 2025, by and between Verde Estates LLC and TAFleer Properties LLC (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on January 24, 2025).
10.6	Consulting Services Agreement dated November 29, 2024, by and between Verde Renewables, Inc. and AUM Media Inc. (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on December 5, 2024).
10.7	Service Agreement dated October 22, 2024, by and between Verde Resources, Inc. and GECA Environnement (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on October 23, 2024).
10.8	Settlement of Debts Agreement dated March 13, 2023, by and between Verde Resources, Inc., Champmark Sdn Bhd, and Borneo Oil Corporation Sdn Bhd. (incorporated by reference to Exhibit 10 of the Registrant’s Current Report on Form 8-K, filed with the SEC on March 16, 2023).
10.9	Promissory Note of Verde Resources, Inc. dated March 13, 2023 (incorporated by reference to Exhibit 10 of the Registrant’s Current Report on Form 8-K, filed with the SEC on March 16, 2023).
10.10	Supplementary Agreement dated August 16, 2024, to that certain Settlement of Debts Agreement dated June 13, 2023, by and between Verde Resources, Inc. and Borneo Oil Corporation Sdn Bhd (incorporated by reference to Exhibit 10 of the Registrant’s First Amendment to its Current Report on Form 8-K, filed with the SEC on August 19, 2024).

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10.11	Fixed Price Research Agreement dated June 27, 2024, by and between Verde Renewables, Inc. and Auburn University (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on July 1, 2024).
10.12*	Services Agreements dated April 20, 2024, by and between Verde Resources, Inc. and Dr. Nam Tran.
10.13	Services Agreement dated October 23, 2023, by and between Verde Renewables, Inc. and Donald R. Fosnacht (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on October 26, 2023).
10.14	Services Agreement dated December 15, 2022, by and between Verde Resources, Inc. and Looi Pei See (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on December 19, 2022).
10.15	Product Distribution Agreement dated November 22, 2022, by and between Verde Life Inc. and Country Farms Sdn Bhd (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on November 25, 2022).
10.16	Offer Letter dated September 30, 2022, by and between Verde Resources, Inc. and Jack Wong (incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on October 6, 2022).
10.17+	Employment Agreement dated October 1, 2023, by and between Verde Renewables, Inc. and Eric Joseph Brava (incorporated by reference to Exhibit 10.15 of the Registrant’s Annual Report on Form 10-K, filed with the SEC on October 23, 2025).
10.18+	Employment Agreement dated July 29, 2024, by and between Verde Renewables Inc. and Jeremy P. Concannon. (incorporated by reference to Exhibit 10.17 of the Registrant’s Annual Report on Form 10-K, filed with the SEC on October 23, 2025).
10.19+	Addendum to Services Agreement dated September 27, 2024, by and between Verde Renewables Inc. and Jeremy P. Concannon (incorporated by reference to Exhibit 10.18 of the Registrant’s Annual Report on Form 10-K, filed with the SEC on October 23, 2025).
10.20+	Employment Agreement dated April 30, 2025, by and between Verde Renewables Inc. and Sherina Chui. (incorporated by reference to Exhibit 10.19 of the Registrant’s Annual Report on Form 10-K, filed with the SEC on October 23, 2025).
10.21	Director Appointment Agreement dated May 1, 2025, by and between the Registrant and Karl Strahl (incorporated by reference to Exhibit 10.20 of the Registrant’s Annual Report on Form 10-K, filed with the SEC on October 23, 2025).
10.22+	Services Agreement dated July 31, 2024, by and between the Registrant and Jeremy P. Concannon (incorporated by reference to Exhibit 10.21 of the Registrant’s Annual Report on Form 10-K, filed with the SEC on October 23, 2025).
10.23	Addendum to Employment Agreement dated May 1, 2025, by and between the Registrant and Eric Joseph Bava (incorporated by reference to Exhibit 10.22 of the Registrant’s Annual Report on Form 10-K, filed with the SEC on October 23, 2025).
10.24*	Verde Resources, Inc. 2026 Equity Incentive Plan
10.25	Supply Agreement, dated March 14, 2026, by and between the Company and Biochar Solutions LLC (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on March 19, 2026).
10.26	Amendment to Employment Offer Letter, dated May 4, 2026, between the Company and Jack Wong (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on May 11, 2026).
10.27	Amendment to Employment Agreement, dated May 4, 2026, between the Company and Eric Bava (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K, filed with the SEC on May 11, 2026).
10.28†	Master Commercialization and Collaboration Agreement, dated July 1, 2026, by and between Verde Renewables, Inc and Ergon Asphalt & Emulsions, Inc. (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on July 6, 2026).
10.29	Amendment No. 1 to Supply Agreement, dated June 30, 2026, between Verde Renewables, Inc and Biochar Solutions LLC (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K, filed with the SEC on July 6, 2026).
10.30*	Services Agreement, dated March 1, 2026, between Verde Renewables, Inc. and Michelle Yanez
10.31*	Services Agreement dated April 20, 2024, by and between Verde Resources, Inc. and Dr. Raymond Powell
10.32*	Addendum No. 1 to Services Agreement, dated October 27, 2025, by and between Verde Resources, Inc. and Dr. Raymond Powell
10.33*	Addendum No. 1 to Services Agreement, dated October 27, 2025, by and between Verde Resources, Inc. and Dr. Nam Tran
10.34*	Addendum No. 2 to Services Agreement, dated December 27, 2025, by and between Verde Resources, Inc. and Dr. Raymond Powell
10.35*	Addendum No. 2 to Services Agreement, dated December 27, 2025, by and between Verde Resources, Inc. and Dr. Nam Tran
21.1*	List of Subsidiaries
23.1*	Consent of J&S Associate PLT
23.2**	Consent of Parsons Behle & Latimer (contained in Exhibit 5.1)
24.1***	Power of Attorney (included on signature page of this Registration Statement)
99.1	Executive Compensation Clawback Policy (incorporated by reference to Exhibit 97.1 of the Registrant’s Annual Report on Form 10-K, filed with the SEC on October 23, 2025).
99.2**	Audit Committee Charter
99.3**	Compensation Committee Charter
99.4**	Nominating and Corporate Governance Committee Charter
99.5	Code of Business Conducts and Ethics (incorporated by reference to Exhibit 14.1 of the Registrant’s Annual Report on Form 10-K, filed with the SEC on October 23, 2025).
99.6	Insider Trading Policies and Procedures (incorporated by reference to Exhibit 19.1 of the Registrant’s Annual Report on Form 10-K, filed with the SEC on October 23, 2025).
99.7*	Director Consent
99.8*	Director Consent
99.9**	Director Consent
101*	Interactive Data File (Inline XBRL).
107***	Filing Fee Table

* Filed herewith.

** To be filed by amendment.

*** Previously filed.

† Certain portions of this exhibit (indicated by “[**]”) have been omitted pursuant to Item 601(b)(10)(iv). The Company hereby agrees to furnish supplementally an unredacted copy of the exhibit to the SEC upon its request.

+ Certain portions of this exhibit (indicated by “[*]”) have been omitted pursuant to Item 601(a)(6) of Regulation S-K.

# Certain annexes, schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.

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ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

If the registrant is relying on Rule 430B (§230.430B):

(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) [§230.424(b)(3)] shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) [§230.424(b)(2), (b)(5), or (b)(7)] as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) [§230.415(a)(1)(i), (vii), or (x)] for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C (§230.430C), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned registrant hereby undertakes that:

(i)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of St. Louis, in the State of Missouri on August 5, 2026.

VERDE RESOURCES, INC.

By:	/s/ Jack Wong
Name:	Jack Wong
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jack Wong	Chief Executive Officer and Chairman	August 5, 2026
Jack Wong	(Principal Executive Officer)

/s/ Sherina Chui	Chief Financial Officer	August 5, 2026
Sherina Chui	(Principal Financial and Accounting Officer)

*	Director	August 5, 2026
Karl Strahl
*	Director and Chief Operating Officer	August 5, 2026
Eric Joseph Bava
*	Director	August 5, 2026
Dr. Raymond Lee Powell

*By:	/s/ Jack Wong
Name:	Jack Wong
Title:	Attorney-in-fact

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